PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 22, 2002

                                  $437,881,983
                                  (Approximate)
               Mortgage Pass-Through Certificates, Series 2002-HE

                               GSAMP TRUST 2002-HE
                                     Issuer
                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

                             OCWEN FEDERAL BANK FSB
                                    Servicer


========================================

Consider carefully the Risk Factors
beginning on page S-10 in this
prospectus supplement and page 6 in the
accompanying prospectus.

The certificates will represent
interests in GSAMP Trust 2002-HE and
will not represent interests in or
obligations of GS Mortgage Securities
Corp., Goldman, Sachs & Co., the
Servicer, the Trustee or any of their
respective affiliates.

This prospectus supplement may be used
to offer and sell the offered
certificates only if accompanied by the
prospectus.

========================================


The Issuer will issue the following securities:

             APPROXIMATE INITIAL      ANNUAL
               CLASS PRINCIPAL      CERTIFICATE
   CLASS           BALANCE         INTEREST RATE        TYPE
--------------------------------------------------------------------------------
A-1             $212,364,000         Variable (1)      Senior
A-2A            $103,788,000         Variable (2)      Senior
A-2B             $47,456,000         Variable (3)      Senior
M-1              $27,714,000         Variable (4)    Subordinate
M-2              $23,280,000         Variable (5)    Subordinate
B-1              $14,411,000         Variable (6)    Subordinate
B-2               $4,434,000         Variable (7)    Subordinate
B-3               $4,434,983         Variable (8)    Subordinate


GSAMP Trust 2002-HE will issue eight classes of offered certificates. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial certificate balance, certificate rate, and special characteristics of each class.

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates will be approximately 99.95% of the certificate balance of the offered certificates before deducting expenses. Goldman, Sachs & Co.'s commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              GOLDMAN, SACHS & CO.

          The date of this prospectus supplement is November 22, 2002.

------------

(1) The Class A-1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.450% (0.900% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group I Loan Cap, as described in this prospectus supplement, and (iii) the WAC Cap, as described in this prospectus supplement.

(2) The Class A-2A certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.240% (0.480% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group II Loan Cap, as described in this prospectus supplement, and
     (iii) the WAC Cap, as described in this prospectus supplement.

(3) The Class A-2B certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus 0.600% (1.200% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Group II Loan Cap, as described in this prospectus supplement, and
     (iii) the WAC Cap, as described in this prospectus supplement.

(4) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.250% (1.875% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(5) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 2.300% (3.450% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(6) The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 3.000% (4.500% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(7) The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 2.800% (4.200% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

(8) The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 3.250% (4.875% after the first distribution date on which the optional clean-up call is exercisable), and
     (ii) the WAC Cap, as described in this prospectus supplement.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

          IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

          You can find a listing of the pages where certain terms appearing in bold face used in this prospectus supplement and in the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page S-92 in this prospectus supplement and under the caption "Glossary" beginning on page 128 of the prospectus. Terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                                TABLE OF CONTENTS


SUMMARY INFORMATION ....................................................... s-6
RISK FACTORS .............................................................. s-10
TRANSACTION OVERVIEW ...................................................... s-23
  Parties ................................................................. s-23
  The Transaction ......................................................... s-23
THE MORTGAGE LOAN POOL .................................................... s-23
  General ................................................................. s-24
  Prepayment Premiums ..................................................... s-25
  Adjustable-Rate Mortgage Loans .......................................... s-26
  The Index ............................................................... s-26
  WMC Underwriting Guidelines ............................................. s-26
  FNBN Underwriting Guidelines ............................................ s-31
  The Group I Mortgage Loans .............................................. s-33
  The Group II Mortgage Loans ............................................. s-34
  Credit Scores ........................................................... s-35
THE SERVICER .............................................................. s-36
  General ................................................................. s-36
THE TRUSTEE ............................................................... s-39
DESCRIPTION OF THE CERTIFICATES ........................................... s-39
  Book-Entry Registration ................................................. s-39
  Definitive Certificates ................................................. s-43
  Assignment of the Mortgage Loans ........................................ s-43
  Delivery of Mortgage Loan Documents ..................................... s-43
  Representations and Warranties Relating to the Mortgage Loans ........... s-45
  Payments on the Mortgage Loans .......................................... s-49
  Distributions ........................................................... s-51
  Priority of Distributions Among Certificates ............................ s-51
  Distributions of Interest and Principal ................................. s-51
  Allocation of Principal Payments to Class A Certificates ................ s-55
  Calculation of One-Month LIBOR .......................................... s-55
  Excess Reserve Fund Account ............................................. s-55
  The Interest Rate Cap Agreement ......................................... s-56
  Overcollateralization Provisions ........................................ s-56
  Reports to Certificateholders ........................................... s-57
  Amendment ............................................................... s-58
THE POOLING AND SERVICING AGREEMENT ....................................... s-58
  Servicing Standard ...................................................... s-58
  Servicing, Credit Risk Manager and Trustee Fees and
    Other Compensation and Payment of Expenses ............................ s-58
  P&I Advances and Servicer Advances ...................................... s-59
  Prepayment Interest Shortfalls .......................................... s-60
  Servicer Reports ........................................................ s-60
  Collection and Other Servicing Procedures ............................... s-60
  Credit Risk Manager ..................................................... s-61
  Hazard Insurance ........................................................ s-61
  Realization Upon Defaulted Mortgage Loans ............................... s-62
  Optional Repurchase of Delinquent Mortgage Loans ........................ s-62
  Removal and Resignation of the Servicer ................................. s-62
  Termination; Optional Clean-up Call ..................................... s-64
  Primary Mortgage Insurance .............................................. s-64
  Certain Matters Regarding the Depositor, the Servicer and the Trustee ... s-65
PREPAYMENT AND YIELD CONSIDERATIONS ....................................... s-66
  Structuring Assumptions ................................................. s-66
  General ................................................................. s-69
  Defaults in Delinquent Payments ......................................... s-69
  Prepayment Considerations and Risks ..................................... s-69
  Overcollateralization Provisions ........................................ s-71
  Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates ... s-71
  Weighted Average Lives of the Offered Certificates ...................... s-72
  Decrement Tables ........................................................ s-72
  Prepayment Scenarios .................................................... s-73
  Group I Loan Cap, Group II Loan Cap and WAC Cap ......................... s-78
  Last Scheduled Distribution Date ........................................ s-86
FEDERAL INCOME TAX CONSEQUENCES ........................................... s-87
  General ................................................................. s-87
  Taxation of Regular Interests ........................................... s-87
  Status of the Offered Certificates ...................................... s-88
  The Cap Contract Component .............................................. s-88
  Other Matters ........................................................... s-88
STATE TAXES ............................................................... s-89
ERISA CONSIDERATIONS ...................................................... s-89
LEGAL INVESTMENT .......................................................... s-90
METHOD OF DISTRIBUTION .................................................... s-91
LEGAL MATTERS ............................................................. s-91
RATINGS ................................................................... s-91
GLOSSARY OF TERMS ......................................................... s-92
ANNEX I - GLOBAL CLEARANCE, SETTLEMENT AND
  TAX DOCUMENTATION PROCEDURES ............................................ I-1
ANNEX II - INTEREST RATE CAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE ........ II-1
SCHEDULE A - MORTGAGE LOAN STATISTICAL INFORMATION:
  MORTGAGE LOANS IN THE AGGREGATE ......................................... A-1
SCHEDULE B - MORTGAGE LOAN STATISTICAL INFORMATION:
  THE AGGREGATE GROUP I MORTGAGE LOANS .................................... B-1

SCHEDULE C - MORTGAGE LOAN STATISTICAL INFORMATION:
  THE AGGREGATE GROUP II MORTGAGE LOANS .................................... C-1
SCHEDULE D - MORTGAGE LOAN STATISTICAL INFORMATION:
  THE MORTGAGE LOANS IN THE AGGREGATE-CREDIT SCORES ........................ D-1
SCHEDULE E - MORTGAGE LOAN STATISTICAL INFORMATION:
  GROUP I-CREDIT SCORES .................................................... E-1
SCHEDULE F - MORTGAGE LOAN STATISTICAL INFORMATION:
  GROUP II-CREDIT SCORES ................................................... F-1
SCHEDULE G - STRUCTURAL AND COLLATERAL TERM SHEET .......................... G-1

                               SUMMARY INFORMATION

     THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THE OFFERED CERTIFICATES

     The GSAMP Trust 2002-HE will issue the Mortgage Pass-Through Certificates, Series 2002-HE. Eight classes of the certificates, the Class A-1 certificates, the Class A-2A certificates, the Class A-2B certificates, the Class M-1 certificates, the Class M-2 certificates, the Class B-1 certificates, the Class B-2 certificates and the Class B-3 certificates are being offered to you by this prospectus supplement.

THE OTHER CERTIFICATES

     The trust will also issue three other classes of certificates, the Class X, Class P and Class R certificates, that will not be offered under this prospectus supplement.

     The Class X certificates will have an initial certificate principal balance of approximately $5,542,810, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates initially evidence an interest of approximately 1.25% of the unpaid principal balance of the mortgage loans in the trust.

     The Class P certificates will not have a certificate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

     The Class R certificates are not expected to receive any distributions.

     The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

CLOSING DATE

     On or about November 27, 2002.

CUT-OFF DATE

     November 1, 2002.

DISTRIBUTIONS

     Distributions on the certificates will be made on the 20th day of each month, or, if the 20th day is not a business day, on the next business day, beginning in December 2002, to the holders of record on the preceding record date.

     The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last day of the month immediately preceding the related distribution date (or, if such day is not a business day, on the immediately preceding business day).

PAYMENTS OF INTEREST

     The pass-through rates for each class of offered certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

PAYMENTS OF PRINCIPAL

     Principal will be paid on the certificates on each distribution date as described under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

     o    an initial overcollateralization amount of 1.25%,

     o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to build or maintain overcollateralization,

     o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

     o the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

INTEREST RATE CAP AGREEMENT

     The offered certificates, other than the Class A-1 certificates, will have the benefit of an interest rate cap agreement provided by Goldman Sachs Capital Markets LP, as the cap provider. The long-term unsecured debt obligations of the guarantor of the cap provider, The Goldman Sachs Group, Inc., are rated Aa3 by Moody's, A+ by S&P and AA- by Fitch. The cap provider is an affiliate of the depositor and the underwriter. All obligations of the depositor under the interest rate cap agreement will be paid on or prior to the closing date.

     The interest rate cap agreement will have an initial notional amount of $96,939,323. In connection with each distribution date, the cap provider will be obligated to pay to the trustee, for deposit into the excess reserve fund account, an amount equal to the product of (a) the number of basis points by which one-month LIBOR exceeds 8.00% and (b) the amount set forth on the interest rate cap notional amount amortization schedule attached to the interest rate cap agreement, as applicable to that date, based on an "actual/360" accrual. The interest rate cap notional amount amortization schedule is attached as annex II.

     Amounts, if any, payable under the cap agreement with respect to any distribution date will be used solely to cover shortfalls in payments of interest on the offered certificates, other than the Class A-1 certificates, if the pass-through rates on those certificates are limited for any of the first 60 distribution dates due to the caps on their pass-through rates.

     The cap provider's obligations under the interest rate cap agreement will terminate following the distribution date in November 2007.

THE MORTGAGE LOANS

     The mortgage loans to be included in the trust will be primarily fixed- and adjustable-rate sub-prime mortgage loans secured by first and second mortgages or deeds of trust on residential real properties. If a mortgage loan in the trust is secured by a second lien on the mortgaged property, the mortgage loan secured by a first lien on the same mortgaged property will also be included in the trust. All of the mortgage loans were purchased by an affiliate of the depositor from WMC Mortgage Corp. and First National Bank of Nevada. WMC Mortgage Corp. and First National Bank of Nevada have each made or will make certain representations and warranties relating to their respective mortgage loans.

     On the closing date, the trust will purchase the mortgage loans. The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $443,424,792. Approximately 69.35% of the mortgage loans are adjustable-rate and approximately 30.65% are fixed-rate.

     The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 339 months and have the following approximate characteristics as of the cut-off date:

SELECTED MORTGAGE LOAN POOL DATA(1)
---------------------------------------------- --------------------------- --------------------------- --------------
                                                        GROUP I                     GROUP II
                                               --------------------------- ---------------------------   AGGREGATE
                                                ADJUSTABLE    FIXED RATE    ADJUSTABLE    FIXED RATE
                                                   RATE                        RATE
---------------------------------------------- ------------- ------------- ------------- ------------- --------------
SCHEDULED PRINCIPAL BALANCE:                   $220,922,167  $38,058,829   $86,586,136   $97,857,660    $443,424,792
NUMBER OF MORTGAGE LOANS:                             1,337          582           226           666           2,811
AVERAGE SCHEDULED PRINCIPAL BALANCE:               $165,237      $65,393      $383,124      $146,933        $157,746
WEIGHTED AVERAGE GROSS COUPON:                        8.14%        9.96%         7.90%         8.86%           8.41%
WEIGHTED AVERAGE NET COUPON:                          7.61%        9.43%         7.37%         8.33%           7.88%
WEIGHTED AVERAGE FICO SCORE:                            633          645           643           663             643
WEIGHTED AVERAGE TOTAL POOL LTV RATIO(2):            91.26%       90.46%        92.08%        88.58%          90.76%
WEIGHTED AVERAGE FIRST LIEN LTV RATIO(3):            83.51%       55.37%        82.56%        73.43%          78.69%
% OF LOANS WITH FIRST LIEN LTV RATIO > 80%:          38.80%       26.60%        34.63%        49.73%          39.35%
% OF LOANS WITH FIRST LIEN LTV RATIO > 80% WITH
PMI(4):                                               0.00%       17.72%         0.00%        39.19%          10.17%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):        358          266           358           306             339
WEIGHTED AVERAGE SEASONING (MONTHS):                      2            3             2             3               2
WEIGHTED AVERAGE MONTHS TO ROLL(5):                      23          N/A            23           N/A              23
WEIGHTED AVERAGE GROSS MARGIN(5):                     6.27%          N/A         6.08%           N/A           6.22%
WEIGHTED AVERAGE INITIAL RATE CAP(5):                 1.59%          N/A         1.59%           N/A           1.59%
WEIGHTED AVERAGE PERIODIC RATE CAP(5):                1.00%          N/A         1.00%           N/A           1.00%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE(5):     14.63%          N/A        14.39%           N/A          14.57%
---------------------------------------------- ------------- ------------- ------------- ------------- --------------

----------

(1) All percentages calculated in this table are percentages of scheduled principal balance unless otherwise noted.

(2) Total Pool LTV reflects the first lien loans and, if applicable, any companion second lien loan at origination.

(3)  First Lien LTV reflects the first lien loans at origination.

(4) All mortgage loans originated by First National Bank of Nevada with an LTV over 80% are covered by loan-level mortgage insurance policies. These policies provide coverage down to an effective weighted average loan-to-value ratio of 61.12% for these mortgage loans.

(5) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.


     For purposes of calculating principal distributions on the Class A certificates and for purposes of calculating the allocation of certain interest shortfalls to the offered certificates, in each case as described in detail in this prospectus supplement, the mortgage loans have been divided into two subpools, designated as "group I mortgage loans" and as "group II mortgage loans." The group I mortgage loans consist only of those mortgage loans with principal balances that conform to Freddie Mac and Fannie Mae guidelines. The group II mortgage loans consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "THE MORTGAGE LOAN POOL" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans, and the Class A-2A and Class A-2B certificates generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates represent interests in all the mortgage loans.

     After an initial fixed rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and, in each case, the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "THE MORTGAGE LOAN POOL--THE INDEX" in this prospectus supplement.

     For the adjustable-rate mortgage loans, the first adjustment date generally will occur only after an initial period of approximately two or three years, as more fully described under "THE MORTGAGE LOAN POOL" in this prospectus supplement.

     For additional information regarding the mortgage loans, see "THE MORTGAGE LOAN POOL" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

     Ocwen Federal Bank FSB will act as servicer and will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

OPTIONAL TERMINATION OF THE TRUST

     The depositor, as owner of the servicing rights with respect to the mortgage loans, may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

ADVANCES

     The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance), unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.

ERISA CONSIDERATIONS

     Subject to the conditions described under "ERISA CONSIDERATIONS" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

FEDERAL TAX ASPECTS

     Cadwalader, Wickersham & Taft acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

     o portions of the trust will be treated as two real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

     o the Class A-1, Class A-2A, Class A-2B, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction. Each interest in basis risk interest carryover payments will be treated as an interest rate cap contract for federal income tax purposes.

     We expect this interest in certain basis risk interest carryover payments to have at closing a DE MINIMIS value.

LEGAL INVESTMENT

     The offered certificates will NOT constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no representation as to the appropriate characterization of the certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in the offered certificates. See "RISK FACTORS--LACK OF LIQUIDITY" in this prospectus supplement and "LEGAL INVESTMENT" in this prospectus supplement and in the prospectus.

RATINGS

     In order to be issued, the certificates must be assigned ratings not lower than the following by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

CLASS                     MOODY'S      S&P
-----                     -------      ---
A-1.....................    Aaa        AAA
A-2A....................    Aaa        AAA
A-2B....................    Aaa        AAA
M-1.....................    Aa2         AA
M-2.....................     A2         A
B-1.....................    Baa1       BBB+
B-2.....................    Baa2       BBB
B-3.....................    Baa3       BBB-


A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate cap agreement.

                                  RISK FACTORS

     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.


LESS STRINGENT UNDERWRITING      The mortgage loans were made, in part, to
STANDARDS AND THE RESULTANT      borrowers who, for one reason or another, are
POTENTIAL FOR DELINQUENCIES ON   not able, or do not wish, to obtain financing
THE MORTGAGE LOANS COULD LEAD    from traditional sources. These mortgage loans
TO LOSSES ON YOUR SECURITIES     may be considered to be of a riskier nature
                                 than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

                                 The underwriting standards used in the
                                 origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF      Different geographic regions of the United
THE MORTGAGE LOANS IN            States from time to time will experience weaker
PARTICULAR JURISDICTIONS MAY     regional economic conditions and housing
RESULT IN GREATER LOSSES IF      markets, and, consequently, may experience
THOSE JURISDICTIONS EXPERIENCE   higher rates of loss and delinquency on
ECONOMIC DOWNTURNS               mortgage loans generally. Any concentration of
                                 the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

                                 In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

                                           GROUP I MORTGAGE LOANS

                                                  California
                                                    51.20%

                                           GROUP II MORTGAGE LOANS

                                       California   New York     Illinois
                                         47.19%        8.66%      5.27%

                                 Because of the relative geographic
                                 concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

EFFECT ON YIELDS CAUSED BY       Mortgagors may prepay their mortgage loans in
PREPAYMENTS, DEFAULTS            whole or in part at any time. We cannot predict
AND LOSSES                       the rate at which mortgagors will repay their
                                 mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

                                 If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                 If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                 The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

                                 The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                                 Approximately 86.07% of the group I mortgage loans and approximately 76.25% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                                 The responsible parties (WMC Mortgage Corp., and/or First National Bank of Nevada), or, in limited circumstances, GS Mortgage Securities Corp., may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

                                 The depositor, as owner of the servicing rights with respect to the mortgage loans, may purchase all of the mortgage loans when the aggregate unpaid principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate principal balance of all of the mortgage loans as of the cut-off date.

                                 IF THE RATE OF DEFAULT AND THE AMOUNT OF LOSSES ON THE MORTGAGE LOANS IS HIGHER THAN YOU EXPECT, THEN YOUR YIELD MAY BE LOWER THAN YOU EXPECT.

                                 As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

                                 The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

                                 The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates do not receive (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in December 2005. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates may continue (unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. The weighted average lives of the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

                                 THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED IF THE RATE OF DEFAULT OR THE AMOUNT OF LOSSES ARE HIGHER THAN EXPECTED.

                                 If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                                 NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE
                                 LIKELY TO DEFAULT, WHICH MAY CAUSE LOSSES ON
                                 THE OFFERED CERTIFICATES.

                                 Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 4 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                                 THE CREDIT ENHANCEMENT FEATURES MAY BE
                                 INADEQUATE TO PROVIDE PROTECTION FOR THE
                                 OFFERED CERTIFICATES.

                                 The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M-1 and Class M-2 certificates and, to a lesser degree, the Class B-1, Class B-2 and Class B-3 certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                                 If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE        The weighted average of the interest rates on
MORTGAGE LOANS MAY BE            the mortgage loans is expected to be higher
INSUFFICIENT TO CREATE OR        than the pass-through rates on the offered
MAINTAIN THE REQUIRED LEVEL      certificates. The mortgage loans are expected
OF OVERCOLLATERALIZATION         to generate more interest than is needed to pay
                                 interest owed on the offered certificates and to pay certain fees and expenses of the trust.
                                 Any remaining interest generated by the
                                 mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

                                 Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

                                 Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                                 If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

                                 The adjustable-rate mortgage loans have
                                 interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 94.01% of the adjustable-rate mortgage loans will not occur until two years after the date of origination. The first adjustment of the interest rates for approximately 5.86% of the adjustable-rate mortgage loans will not occur until three years after the date of origination. The first adjustment of the interest rates for approximately 0.13% of the adjustable-rate mortgage loans will not occur until six months after the date of origination. As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the offered certificates cannot exceed the weighted average coupon of the mortgage loan pool, less fees and expenses.

                                 If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                                 Investors in the offered certificates, and particularly the Class B-1, Class B-2 and Class B-3 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE RATES AND     The offered certificates accrue interest at
OTHER FACTORS ON THE             pass-through rates based on the one-month LIBOR
PASS-THROUGH RATES OF THE        index plus specified margins, but are subject
OFFERED CERTIFICATES             to certain limitations. Those limitations on
                                 the pass-through rates for the offered
                                 certificates are, in part, based on the
                                 weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust.

                                 A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

                                 The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and 0.18% of the adjustable-rate mortgage loans in group I will have the first adjustment to their mortgage rates after six-months, with the remainder having their first adjustment two years or three years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

                                 Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

                                 The pass-through rates for the offered
                                 certificates adjust monthly while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

                                 If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

                                 If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of one of the two loan groups, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. These shortfalls suffered by the offered certificates, other than the Class A-1 certificates, may also be covered by amounts payable under the cap agreement, to the extent that with respect to any of the first 60 distribution dates one-month LIBOR as of the reset date under the cap agreement exceeds 8.00%.

PREPAYMENTS ON THE MORTGAGE      When a voluntary principal prepayment in full
LOANS COULD LEAD TO SHORTFALLS   is made by the mortgagor on a mortgage loan
IN THE DISTRIBUTION OF           (excluding any payments made upon liquidation
INTEREST ON YOUR CERTIFICATES    of any mortgage loan), the mortgagor is charged
                                 interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which the prepayment was received by the servicer. The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a prepayment in full and thirty days' interest on the mortgage loan, but only to the extent of a portion of the monthly servicing fee representing 0.25% per annum for that calendar month.

                                 If the servicer fails to make such
                                 distributions or the shortfall exceeds the portion of the monthly servicing fee representing 0.25% per annum for that calendar month, there will be less funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

ADDITIONAL RISKS ASSOCIATED      The weighted average lives of, and the yields
WITH THE CLASS M-1, CLASS M-2,   to maturity on, the certificates AND CLASS B-3
CLASS B-1, CLASS B-2 Class M-1, will be progressively more sensitive, in that Class M-2, Class B-1, Class B-2 order, to the rate and timing of mortgagor
and Class B-3 CERTIFICATES       defaults and the severity of ensuing losses on
                                 the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B-3 certificates, the Class B-2 certificates, the Class B-1 certificates, the Class M-2 certificates and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

                                 Once a realized loss is allocated to a
                                 certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement. Any such funds will be allocated to the Class X certificates to the extent provided in the pooling and servicing agreement.

                                 Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates will not be entitled to any principal distributions until at least December 2005 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M-1, Class M-2, Class B-1, Class B-2 and B-3 certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

                                 In addition, the multiple class structure of the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

DELAY IN RECEIPT OF LIQUIDATION  Substantial delays could be encountered in
PROCEEDS; LIQUIDATION PROCEEDS   connection with the liquidation of delinquent
MAY BE LESS THAN THE MORTGAGE    mortgage loans. Further, reimbursement of
LOAN BALANCE                     advances made on a mortgage loan, liquidation
                                 expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS        Mortgage loans with higher loan-to-value ratios
INCREASE RISK OF LOSS            may present a greater risk of loss than
                                 mortgage loans with loan-to-value ratios of 80% or below. Approximately 91.15% and 90.22% of the group I mortgage loans and the group II mortgage loans, respectively, had total pool loan-to-value ratios in excess of 80%. Although
                                 2.60% and 20.79% of the group I mortgage loans and group II mortgage loans, respectively, with loan-to-value ratios of 80% or greater, have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those mortgage loans.

                                 Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

PAYMENTS IN FULL OF A            Approximately 9.61% of the mortgage loans will
BALLOON LOAN DEPEND ON THE       not be fully amortizing over their terms to
BORROWER'S ABILITY TO REFINANCE  maturity and, thus, will require substantial
THE BALLOON LOAN OR SELL THE     principal payments, i.e., balloon payments, at
MORTGAGED PROPERTY               their stated maturity. Mortgage loans with
                                 balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                 o the level of available mortgage rates at the time of sale or refinancing;

                                 o    the borrower's equity in the related
                                      mortgaged property;

                                 o    the financial condition of the mortgagor;

                                 o    tax laws;

                                 o    prevailing general economic conditions;
                                      and

                                 o    the availability of credit for single
                                      family real properties generally.

VIOLATION OF VARIOUS FEDERAL     There has been an increased focus by state and
AND STATE LAWS MAY RESULT IN     federal banking regulatory agencies, state
LOSSES ON THE MORTGAGE LOANS     attorneys general offices, the Federal Trade
                                 Commission, the U.S. Department of Justice, the
                                 U.S. Department of Housing and Urban
                                 Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                                 Applicable state laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                                 The mortgage loans are also subject to federal laws, including:

                                 o    the Federal Truth in Lending Act and
                                      Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;


                                 o    the Equal Credit Opportunity Act and
                                      Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and


                                 o    the Fair Credit Reporting Act, which
                                      regulates the use and reporting of
                                      information related to the mortgagor's
                                      credit experience.

                                 Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of the Federal Truth in Lending Act, as implemented by Regulation Z, could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                                 Each of the responsible parties will represent that each mortgage loan originated or acquired by it is in compliance with applicable federal and state laws and regulations. In addition, WMC Mortgage Corp. will also represent that not more than 0.17% of the mortgage loans sold by it are subject to the Home Ownership and Equity Protection Act of 1994. First National Bank of Nevada will represent that none of the mortgage loans sold by it are subject to the Home Ownership and Equity Protection Act of 1994. In the event of a breach of any of such representations, the related selling party will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

WMC MORTGAGE CORP. AND/OR FIRST WMC Mortgage Corp. and First National Bank of NATIONAL BANK OF NEVADA MAY NOT Nevada have each made various representations BE ABLE TO REPURCHASE DEFECTIVE and warranties related to the mortgage loans.
MORTGAGE LOANS                   Those representations are summarized in
                                 "DESCRIPTION OF THE CERTIFICATES--
                                 REPRESENTATIONS AND WARRANTIES RELATING TO THE
                                 MORTGAGE LOANS" in this prospectus supplement.

                                 If WMC Mortgage Corp. or First National Bank of Nevada fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then WMC Mortgage Corp. or First National Bank of Nevada, as applicable, would be required to repurchase or substitute for the defective mortgage loan. It is possible that WMC Mortgage Corp. and/or First National Bank of Nevada may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of WMC Mortgage Corp. and/or First National Bank of Nevada to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

THE INTEREST RATE CAP AGREEMENT  The assets of the trust include an interest
IS SUBJECT TO COUNTERPARTY RISK. rate cap agreement which will require the cap provider to make certain payments for the benefit of the holders of the offered certificates, other than the Class A-1 certificates. To the extent that payments on the offered certificates, other than the Class A-1 certificates, depend in part on payments to be received by the trustee under the interest cap agreement, the ability of the trustee to make such payments on such certificates will be subject to the credit risk of the cap provider.

RECENT DEVELOPMENTS MAY          On September 11, 2001, the United States was
INCREASE THE RISK OF LOSS ON     subjected to multiple terrorist attacks,
THE MORTGAGE LOANS               resulting in the loss of many lives and massive
                                 property damage and destruction in the New York and Washington, D.C. metropolitan areas. It is possible (although we cannot predict the likelihood) that other terrorism events involving the United States could have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in areas of the United States affected by such events.

                                 As a result of the terrorist attacks, President Bush has authorized the placement of approximately 51,358 military reservists and members of the National Guard on active duty status as of November 13, 2002. To the extent that any such person is a borrower under a loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the loan during the period of active duty. Among the potential impacts of this legislation are a reduction in interest payments made on the loans and a delay in any applicable foreclosure proceedings, both of which would limit the funds available to pay certificateholders. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act. See "LEGAL ASPECTS OF THE MORTGAGE LOANS--SOLDIERS' AND SAILORS' CIVIL RELIEF ACT" in the prospectus and "--RECENT DEVELOPMENTS--CALIFORNIA LEGISLATION" below.

RECENT DEVELOPMENTS--            In June 2002, the California Military and
CALIFORNIA LEGISLATION           Veterans Code was amended to provide protection
                                 equivalent to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940 to
                                 California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty.

                                 The amendment could result in shortfalls in interest and could affect the ability of the servicer to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Soldiers' and Sailors' Civil Relief Act of 1940, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. None of the depositor or the servicer has undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Soldiers' and Sailors' Civil Relief Act of 1940.

THE CERTIFICATES ARE OBLIGATIONS The certificates will not represent an interest
OF THE TRUST ONLY                in or obligation of the depositor, the
                                 servicer, the responsible parties, the cap provider, the credit risk manager, the trustee or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the interest rate cap agreement for the benefit of the offered certificates other than the Class
                                 A-1 certificates) will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the servicer, the responsible parties, the cap provider, the credit risk manager, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

LACK OF LIQUIDITY                The underwriter intends to make a secondary
                                 market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue.
                                 Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                 The secondary markets for asset-backed
                                 securities have experienced periods of
                                 illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, commonly referred to as SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities may not be able to invest in the offered certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the offered certificates.

REDUCTION OR WITHDRAWAL          Each rating agency rating the offered
OF RATINGS                       certificates may change or withdraw its initial
                                 ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED       The offered certificates are not suitable
CERTIFICATES AS INVESTMENTS      investments for any investor that requires a
                                 regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                              TRANSACTION OVERVIEW


PARTIES

     THE DEPOSITOR. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

     THE RESPONSIBLE PARTIES. WMC Mortgage Corp., a California corporation ("WMC"). The principal executive office of WMC is located at 6320 Canoga Avenue, Woodland Hills, California 91367, and its telephone number is (800) 662-3032. See "THE MORTGAGE LOAN POOL--WMC UNDERWRITING GUIDELINES" in this prospectus supplement. First National Bank of Nevada, a national banking association ("FNBN"). The principal executive office of FNBN is located at 6275 Neil Road, Reno Nevada 89511, and its telephone number is (888) 796-4663. See "THE MORTGAGE LOAN POOL--FNBN UNDERWRITING GUIDELINES" in this prospectus supplement.

     THE SERVICER. Ocwen Federal Bank FSB, a bank chartered under the laws of the United States. The principal executive office of the servicer is located at 1675 Palm Beach Lakes Blvd., West Palm Beach, Florida 33401, and its telephone number is (561) 682-8000. For a description of the servicer, see "THE SERVICER" in this prospectus supplement.

     THE TRUSTEE. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, and its telephone number is
(714) 247-6000. For a description of the trustee, see "THE TRUSTEE" in this prospectus supplement.

     THE CAP PROVIDER. Goldman Sachs Capital Markets LP., a Delaware limited partnership.

     THE CREDIT RISK MANAGER. The Murrayhill Company, a Colorado corporation. The principal executive office of the credit risk manager is located at 1670 Broadway, Suite 3450, Denver, Colorado 80202, and its telephone number is (720) 947-6947. For a description of the credit risk manager, see "THE POOLING AND SERVICING AGREEMENT--CREDIT RISK MANAGER" in this prospectus supplement.

     THE RATING AGENCIES. Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., will issue ratings with respect to the certificates.

THE TRANSACTION

     ISSUANCE OF THE CERTIFICATES. GSAMP Trust 2002-HE will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of November 1, 2002 by and among the depositor, the servicer, WMC and the trustee.

                             THE MORTGAGE LOAN POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is November 1, 2002. With respect to the mortgage loan pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

GENERAL

     The trust will primarily consist of approximately 2,811 conventional, sub-prime, adjustable- and fixed-rate, fully-amortizing, first lien and second lien residential mortgage loans with original terms to maturity from the first due date of the scheduled payment of not more than 30 years, having a cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $443,424,792. If a mortgage loan in the trust is secured by a second lien on the mortgaged property, the mortgage loan secured by a first lien on the same mortgaged property will also be included in the trust. Approximately 2,450 (or 86.51%) of the mortgage loans in the trust were acquired by Goldman Sachs Mortgage Company, an affiliate of the depositor, from WMC Mortgage Corp. ("WMC MORTGAGE LOANS") and approximately 361 (or 13.49%) of the mortgage loans were acquired from First National Bank of Nevada ("FNBN MORTGAGE LOANS"), each of whom originated or acquired the mortgage loans.

     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--WMC UNDERWRITING GUIDELINES" and "--FNBN UNDERWRITING GUIDELINES" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     Approximately 1,248 (or 30.65%) of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 1,563 (or 69.35%) are adjustable-rate mortgage loans, as described in more detail under "--ADJUSTABLE-RATE MORTGAGE LOANS" below. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first or second liens, respectively, on residential properties consisting of one- to four-family dwelling units, individual condominium units, manufactured housing, townhouses or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 77.71% of the mortgage loans have loan-to-value ratios (or total pool loan-to-value ratios, in the case of mortgage loans secured by second liens in the mortgage pool) in excess of 80%. The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property or its Appraised Value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. The "TOTAL POOL LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the ratio of the (a) sum of (i) the principal balance of the first lien loan at the date of determination and (ii) the principal balance at the date of determination of any companion loan in the mortgage pool that is junior or equal in priority to the first lien loan and secured by the same mortgaged property to (b) the Appraised Value of the mortgaged property at the time the mortgage loan is originated. 100.00% of the FNBN mortgage loans with loan-to-value ratios at origination greater than 80%, representing 10.17% of the mortgage loans, are covered by loan-level primary mortgage insurance policies. The primary mortgage insurance policies provide limited protection against losses on defaulted mortgage loans, generally covering losses on the applicable mortgage loan down to a percentage of the original mortgage loan balance plus allowable recoverable costs (such as accrued and unpaid interest, foreclosure costs and property management expenses), until the policy is terminated pursuant to the Homeowners Protection Act of 1998. See "THE POOLING AND SERVICING AGREEMENT--PRIMARY MORTGAGE INSURANCE" in this prospectus supplement. This percentage on these mortgage loans ranges from 25% to 35% (with a weighted average coverage for all of these mortgage loans of approximately 34.43%). This PMI coverage effectively provides coverage down to a weighted average loan-to-value ratio of 61.12% for all of these mortgage loans. Of the mortgage loans that have primary mortgage insurance (sometimes referred to as "PMI"), the mortgage insurance policies are provided by Radian Guaranty (82.40%), Mortgage Guaranty Insurance Corporation (16.32%) and Republic Mortgage Insurance Company (1.28%).

     Approximately 90.39% of the mortgage loans are fully amortizing, and approximately 9.61% of the mortgage loans are balloon loans.

     The pool of mortgage loans is expected to have the following approximate aggregate characteristics as of the cut-off date(1):

Scheduled Principal Balance:                                        $443,424,792
Number of Mortgage Loans:                                                  2,811
Average Scheduled Principal Balance:                                    $157,746
Weighted Average Gross Coupon:                                             8.41%
Weighted Average Net Coupon:                                               7.88%
Weighted Average FICO Score:                                                 643
Weighted Average Total Pool LTV Ratio(2):                                 90.76%
Weighted Average First Lien LTV Ratio(3):                                 78.69%
% of Loans with First Lien LTV Ratio > 80%:                               39.35%
% of Loans with First Lien LTV Ratio > 80% with PMI(4):                   10.17%
Weighted Average Stated Remaining Term (months):                             339
Weighted Average Seasoning (months):                                           2
Weighted Average Months to Roll(5):                                           23
Weighted Average Gross Margin(5):                                          6.22%
Weighted Average Initial Rate Cap(5):                                      1.59%
Weighted Average Periodic Rate Cap(5):                                     1.00%
Weighted Average Gross Maximum Lifetime Rate(5):                          14.57%

----------
(1) All percentages calculated in this table are percentages of scheduled principal balance unless otherwise noted.

(2) Total Pool LTV reflects the value of the first lien loans and the companion second liens at origination.

(3)  First Lien LTV reflects the value of the first lien loans at origination.

(4) All FNBN originated mortgage loans with an LTV over 80% are covered by loan-level mortgage insurance policies. These policies provide coverage down to an effective weighted average loan-to-value ratio of 61.12% for these mortgage loans.

(5) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

     The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

PREPAYMENT PREMIUMS

     Approximately 81.99% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note; generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a Prepayment Premium for a term in excess of 5 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the offered certificates.

     The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable law.

ADJUSTABLE-RATE MORTGAGE LOANS

     All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on Six-Month LIBOR (as described below under "--THE INDEX") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "ADJUSTMENT DATE"). The first such adjustment for approximately 94.01% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28 ADJUSTABLE-RATE MORTGAGE LOANS"; in the case of approximately 5.86% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 ADJUSTABLE-RATE MORTGAGE LOANS"); in the case of approximately 0.13% of the adjustable-rate mortgage loans, six months following origination. On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable LIBOR index and a fixed percentage amount (the "GROSS MARGIN"), provided, that, in the substantial majority of cases, the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage of 1.00% as specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "MINIMUM RATE"). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "INITIAL CAP"); the Initial Caps range from 1.00% to 3.00% for substantially all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable LIBOR index and the related Gross Margin, rounded as described in this prospectus supplement. See "--THE INDEX" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

THE INDEX

     The Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note ("SIX-MONTH LIBOR") and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

WMC UNDERWRITING GUIDELINES

     GENERAL. WMC is a mortgage banking company incorporated in the State of California. Established in 1955, WMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative sub-prime mortgage loans in each of the regions in which it competes. WMC historically originated both prime-quality mortgage loans and sub-prime-quality mortgage loans. WMC sold its prime mortgage loan origination business in 1998 and originates prime mortgage loans only on a very limited basis. WMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of Apollo Management, L.P., a private investment firm.

     Until March 2000, WMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMC changed its business model to underwrite and process 100% of its loans on the Internet via "WMC Direct" resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. WMC's headquarters are currently located in Woodland Hills, California, where substantially all of its business operations are presently conducted. WMC's originations come primarily through its broker relationships. WMC has approximately 500 employees including approximately 108 business development representatives and associates who are responsible for recruiting and managing the independent broker network.

     UNDERWRITING STANDARDS. The WMC mortgage loans in the mortgage loan pool have been originated or acquired generally in accordance with underwriting guidelines (the "WMC GUIDELINES") established by WMC. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, which mortgage loans are not included among those sold to the trust as described in this prospectus supplement. The WMC Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio ("DEBT RATIO"), good mortgage payment history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

     The WMC mortgage loans in the trust will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Documentation, Stated Verified Assets Documentation and Express Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the WMC Guidelines as mortgage loans with original principal balances of between $500,000 and $600,000.

     Under the WMC Guidelines, WMC verifies the loan applicant's eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the WMC Guidelines. The WMC Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC's in-house collateral auditors (who are typically licensed appraisers), which audit may in certain circumstances consist of a second appraisal, a field review or a desk review.

     The WMC Guidelines permit mortgage loans with loan-to-value ratios and combined loan-to-value ratios (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards will have higher loan-to-value ratio and combined loan-to-value ratio limits across all risk categories. Under the WMC Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans.

     All mortgage loans originated or purchased under the WMC Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC.

     The WMC Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a credit report on the related applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In certain instances, WMC verifies the credit report submitted by the loan broker against credit data obtained by WMC from the credit bureaus. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the WMC Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with loan-to-value ratio, (2) two most recent pay stubs and one or two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only one or two years of bank statements are required (depending upon the loan-to-value ratio) and telephonic verification of employment. Under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Verified Assets Documentation category, WMC requires disclosure of income and verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Documentation and Stated Verified Assets Documentation categories, the WMC Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application. Under the Express Documentation program, certain borrowers with credit grades of "A-" and above and established employment history, WMC Guidelines require (1) one pay check stub showing at least 3 months year-to-date earnings, and (2) telephonic verification of employment.

     The general collateral requirements in the WMC Guidelines specify that a mortgaged property not have a condition rating of lower than "average". Deferred maintenance costs may generally not exceed $1,500. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the WMC Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

     The WMC Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability and in certain other respects. Mortgagors who qualify under the WMC Guidelines generally have payment histories and Debt Ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The WMC Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

     WMC requires that all mortgage loans have title insurance and be secured by liens on real property. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

     RISK CATEGORIES. Under the WMC Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, maximum loan amount and the allowed use of loan proceeds given the borrower's mortgage payment history, the borrower's consumer credit history, the borrower's liens/charge-offs/bankruptcy history, the borrower's Debt Ratio, the borrower's use of proceeds (purchase or refinance), the documentation type and other factors.

     In general, higher credit risk mortgage loans are graded in categories which require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The WMC Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of Jumbo loans up to $600,000 and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum FICO scores of 620, a maximum Debt Ratio of 45% and who satisfy other requirements as set forth in the WMC Guidelines.

     RISK CATEGORY "AA". Maximum Loan Amount: $500,000 for Full Documentation, Full Alternative Documentation, Limited Documentation, Lite Documentation and Express Documentation; $400,000 for Stated Documentation and Stated Verified Asset Documentation; $400,000 for Full Documentation, Full Alternative Documentation, Limited Documentation, Lite Documentation and Express Documentation, non-owner-occupied mortgaged property; $300,000 for Stated Documentation and Stated Verified Asset Documentation, non-owner-occupied mortgaged property. Mortgage payment history: no delinquency during the preceding 12 months. Consumer credit history: minimum FICO score of 620. Liens/charge-offs: All state and federal liens must be paid, up to $5,000 in collections and charge-offs in the last 12 months (or $10,000 with a FICO score of 660 or above) are allowed. Bankruptcy: permitted if discharged two years or more prior to loan application (for borrowers with a FICO score above 640, a shorter bankruptcy seasoning is allowed). Notice of Default ("NOD")/foreclosures: permitted if discharged two years or more prior to loan application. Maximum loan-to-value ratio: 100% for Full Documentation and Full-Alternative Documentation, owner-occupied mortgaged property with a maximum loan amount of $500,000 and a FICO score of 620 and above; 100% for Limited Documentation, Lite Documentation and Express Documentation, owner-occupied mortgaged property with a maximum loan amount of $300,000 and a credit score of 640 and above; 100% for Stated Documentation and Stated Verified Assets Documentation owner-occupied mortgaged property with a maximum loan amount of $300,000 and a credit score of 660 and above; 95% for Full Documentation, Full Alternative Documentation, Limited Documentation, Lite Documentation and Express Documentation, owner-occupied mortgaged property with a maximum loan amount of $500,000 and a minimum FICO score of 640; 95% for Stated Documentation and Stated Verified Assets Documentation, owner-occupied mortgaged property with a maximum loan amount of $400,000 and a minimum FICO score of 640; 90% for Full Documentation and Full-Alternative Documentation non-owner-occupied mortgaged property; 85% for Limited Documentation non-owner-occupied mortgaged property; 80% for Lite Documentation, Stated Documentation and Stated Verified Assets Documentation non-owner-occupied mortgaged property. Maximum debt ratio is limited to 55% (45% for loan-to-value ratio above 90% or Stated Documentation or Stated Verified Assets Documentation).

     RISK CATEGORY "A". Maximum Loan Amount: $500,000 for Full Documentation, Full Alternative Documentation and Express Documentation; $400,000 for Limited Documentation and Lite Documentation; $350,000 for Stated Documentation and Stated Verified Assets Documentation; $300,000 for Full Documentation, Full Alternative Documentation and Express Documentation, non-owner-occupied mortgaged property; $250,000 for Lite Documentation and Limited Documentation, non-owner-occupied mortgaged property; $200,000 for Stated Documentation and Stated Verified Assets Documentation, non-owner-occupied mortgaged property. Mortgage payment history: not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding

12 months (no 30-day delinquencies during preceding 12 months permitted for loan-to-value ratio of 95% or greater). Consumer credit history: minimum FICO score of 600. Liens/charge-offs: All state and federal liens must be paid, up to $5,000 in collections and charge-offs in the last 12 months ($10,000 with a FICO score of 660 or higher) are allowed. Bankruptcy: permitted if discharged two years or more prior to loan application. NOD/foreclosures: permitted if discharged two years or more prior to loan application. Maximum loan-to-value ratio: 95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Express Documentation, owner-occupied mortgaged property; 90% for Lite Documentation, Stated Documentation and Stated Verified Assets Documentation, owner-occupied mortgaged property; 85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation non-owner-occupied mortgaged property; 80% for Lite Documentation, non-owner-occupied mortgaged property; 75% for Stated Documentation and Stated Verified Assets Documentation, non-owner-occupied mortgage property. Maximum debt ratio is limited to 55% (45% for loan-to-value ratio above 90%, or Stated Documentation or Stated Verified Asset Documentation).

     RISK CATEGORY "A-". Maximum loan amount: $400,000 for Full Documentation, Full Alternative Documentation, Express Documentation, Lite Documentation and Limited Documentation; $350,000 for Stated Documentation and Stated Verified Assets Documentation; $300,000 for non-owner-occupied mortgaged property Full, Full-Alternative and Express Documentation, $250,000 for non-owner-occupied mortgaged property Lite and Limited Documentation, and $200,000 for non-owner-occupied Stated Documentation and Stated Verified Assets Documentation. Mortgage payment history: not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency) and no-60 day delinquencies during the preceding 12 months; no 30-day delinquencies permitted for loan-to-value ratio of 95% or higher. Consumer credit history: Minimum FICO score of 580; minimum 2 year credit history with activity on at least one trade account in the last 12 months; Liens/charge-offs: All state and federal liens must be paid, up to $5,000 in collections and charge-offs in the last 12 months (or $10,000 with a FICO score of 660 or greater) months are allowed. Bankruptcy: permitted if discharged two years or more prior to loan application. NODs/foreclosures: permitted if discharged two years or more prior to application. Maximum loan-to-value ratio:
95% for Full Documentation and Full-Alternative Documentation, owner-occupied mortgaged property; 90% for Limited Documentation and Lite Documentation owner-occupied mortgaged property; 80% for Stated Documentation and Stated Verified Assets Documentation, owner-occupied mortgaged property; 85% for Full Documentation, Full-Alternative Documentation and Limited Documentation, non-owner-occupied mortgaged property; 80% for Lite Documentation non-owner-occupied mortgaged property; 75% for Stated Documentation and Stated Verified Assets Documentation and non-owner-occupied mortgaged property. Maximum Debt Ratio is limited to 50% (45% for loan-to-value ratio above 90% or Stated Documentation or Stated Verified Assets Documentation).

     RISK CATEGORY "B+". Maximum Loan Amount: $400,000 for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation; $350,000 for Lite Documentation; $300,700 for Stated and Stated Verified Assets Documentation; $250,000 for non-owner-occupied Full, Full-Alternative and Express Documentation, $200,000 for non-owner-occupied Limited Documentation, Lite Documentation, Stated Documentation and Stated Verified Assets Documentation. Mortgage payment history: not more than three (two for an loan-to-value ratio of 90% or greater) 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency) and no 60-day delinquencies during the preceding 12 months. Consumer credit history:
Minimum FICO score of 550. Liens/charge-offs: All state and federal liens must be paid, up to $5,000 in collections and charge-offs in the last 24 months are allowed. Bankruptcy: permitted if discharged 18 months or more prior to loan application. NODs/foreclosures: permitted if discharged 18 months or more prior to application. Maximum loan-to-value ratio: 90% for Full Documentation, Full-Alternative Documentation, and Limited Documentation owner-occupied mortgaged property; 80% for Lite Documentation owner-occupied mortgaged property; 75% for Stated Documentation and Stated Verified Assets Documentation owner-occupied mortgaged property; 75% for Full Documentation, Full-Alternative Documentation and Limited Documentation, non-owner-occupied mortgaged property; 70% for Lite Documentation and non-owner-occupied mortgaged property; 65% for Stated Documentation Stated Verified Assets Documentation and non-owner-occupied mortgaged property. Maximum debt ratio is limited to 50%.

     RISK CATEGORY "B". Maximum loan amount: $400,000 for Full and Full-Alternative Documentation; $350,000 for Limited Documentation; $300,700 for Lite Documentation, Stated Documentation, Stated Verified Assets Documentation; $250,000 for non-owner-occupied Full and Full-Alternative Documentation; $200,000 for non-owner-occupied Limited, Lite, Stated and Stated Verified Documentation. Mortgage payment history: one 60-day delinquency during the preceding 12 months; Consumer credit history: Minimum FICO score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for loan-to-value ratio of 85%). Liens/charge-offs: All state and federal liens must be paid, up to $5,000 in collections and charge-offs in the last 24 months are allowed.
Bankruptcy: permitted if discharged 12 months or more prior to loan application. NODs/foreclosures: permitted if discharged 12 months or more prior to loan application. Maximum loan-to-value ratio: 80% for Full, Full-Alternative and Limited Documentation, owner-occupied mortgaged property (85% maximum loan-to-value ratio if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum FICO score of 520); 75% for Lite Documentation owner-occupied mortgaged property; 70% for Stated Documentation and Stated Verified Assets Documentation owner-occupied mortgaged property; 70% for Full, Full-Alternative and Limited Documentation non-owner-occupied mortgaged property; 65% for Lite Documentation, Stated Documentation and Stated Verified Assets Documentation non-owner-occupied mortgaged property. Maximum debt ratio is limited to 50%.

     RISK CATEGORY "C". Maximum Loan Amount: $300,700 for all documentation types (owner-occupied); $250,000 for non-owner-occupied Full and Full-Alternative Documentation; $200,000 for Limited, Lite, Stated and Stated Verified Assets Documentation. Mortgage payment history: No more than two 60-day and one 90-day delinquencies are allowed in the preceding 12 months (rolling 30-day lates are accepted). Consumer credit history: Minimum FICO of 500 with 2 year credit history and one reported trade account with activity in the last 12 months. Liens/charge-offs: All state and federal liens must be paid, up to $5,000 in collections and charge-offs in the last 24 months are allowed.
Bankruptcy: permitted if discharged 12 months or more prior to loan application. NODs/foreclosures: permitted if discharged 12 months or more prior to loan application. Maximum loan-to-value ratio: 75% for Full, Full-Alternative and Limited Documentation owner-occupied mortgaged property (80% maximum loan-to-value ratio if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months); 70% for Lite, Stated and Stated Verified Assets Documentation owner-occupied mortgaged property; 70% for Full, Full-Alternative and Limited Documentation non-owner-occupied mortgaged property; 60% for Lite Documentation non-owner-occupied mortgaged property. No non-owner-occupied Stated or Stated Verified Assets Documentation program is available. Maximum debt ratio is limited to 50%.

FNBN UNDERWRITING GUIDELINES

     GENERAL. FNBN is a national banking association engaged in the business of originating, purchasing and selling, on a whole loan basis for cash, non-conforming and, to a lesser extent, conforming, residential mortgage loans secured by one-to-four family residences. The term "non-conforming loans" as used herein means (i) non-conforming loan products for primarily high credit borrowers whose credit scores equal or exceed levels required for the sale of their mortgage loans to Fannie Mae or Freddie Mac, but where the loan itself fails to meet conventional mortgage guidelines, such as the principal balance exceeds the maximum loan limit or the loan structure documentation does not conform to agency requirements; and (ii) sub-prime loans, which are loans made to borrowers who are unable or unwilling to obtain mortgage financing from conventional mortgage sources, whether for reasons of credit impairment, income qualification, credit history or desire to receive funding on an expedited basis. FNBN's loans are made primarily to purchase one - to four - family residences, consolidate other debt, finance home improvements, and to a lesser extent, to refinance existing mortgages.

     FNBN currently sells all of its mortgage loans to institutional purchasers such as investment banks, real estate investment trusts and other large mortgage bankers for cash through whole loan sales.

     FNBN has ten branches in Las Vegas, Carson City and Reno, as well as an exclusive for the Super Walmart banking branches in the State of Nevada. FNBN has $309 million in assets and a net worth of $26.8 million as of September 30, 2002. FNBN is part of the First National Bank Holding Company.

     UNDERWRITING STANDARDS. The FNBN mortgage loans in the mortgage loan pool were generally underwritten in accordance with the following guidelines (the "FNBN GUIDELINES").

     The FNBN Underwriting Guidelines generally conform to the Fannie Mae or Freddie Mac guidelines. The FNBN Underwriting Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to these underwriting standards are permitted where compensating factors are present.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and to meet monthly housing expenses and other financial obligations, FNBN generally considers the ratio of these amounts to the proposed borrower's monthly gross income. The required ratio varies depending on a number of underwriting criteria, including loan-to-value ratios, and is determined on a loan-by-loan basis.

     FNBN originates or purchases loans which have been originated under one of four documentation programs: "FULL/ALTERNATE DOCUMENTATION", "STATED INCOME DOCUMENTATION", "NO RATIO" and "NO DOC" programs.

     Under the full/alternate documentation program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the full/alternate documentation program. The full/alternate documentation program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

     Under the stated income documentation and the no ratio programs, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The stated income documentation program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The no ratio program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The no ratio program does not require prospective borrowers to provide information regarding their income.

     Under the no doc program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets, income or employment under the no doc program. Mortgage loans underwritten under each of the stated income documentation, the no ratio and the no doc programs are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.

THE GROUP I MORTGAGE LOANS

     The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date(1):

                                                                 GROUP I MORTGAGE
                                                                   LOANS IN THE          GROUP I ARM       GROUP I FIXED RATE
                                                                     AGGREGATE          MORTGAGE LOANS       MORTGAGE LOANS
Scheduled Principal Balance:                                       $258,980,996            $220,922,167         $38,058,829
Number of Mortgage Loans:                                                 1,919                   1,337                 582
Average Scheduled Principal Balance:                                   $134,956                $165,237             $65,393
Weighted Average Gross Coupon:                                            8.41%                   8.14%               9.96%
Weighted Average Net Coupon:                                              7.88%                   7.61%               9.43%
Weighted Average FICO Score:                                                635                     633                 645
Weighted Average Total Pool LTV Ratio(2):                                91.15%                  91.26%              90.46%
Weighted Average First Lien LTV Ratio(3):                                79.38%                  83.51%              55.37%
% of Loans with First Lien LTV Ratio > 80%:                              37.01%                  38.80%              26.60%
% of Loans with First Lien LTV Ratio > 80% with PMI(4):                   2.60%                   0.00%              17.72%
Weighted Average Stated Remaining Term (months):                            344                     358                 266
Weighted Average Seasoning (months):                                          2                       2                   3
Weighted Average Months to Roll(5):                                          23                      23                 N/A
Weighted Average Gross Margin(5):                                         6.27%                   6.27%                 N/A
Weighted Average Initial Rate Cap(5):                                     1.59%                   1.59%                 N/A
Weighted Average Periodic Rate Cap(5):                                    1.00%                   1.00%                 N/A
Weighted Average Gross Maximum Lifetime Rate(5):                         14.63%                  14.63%                 N/A

----------
(1) All percentages calculated in this table are percentages of scheduled principal balance unless otherwise noted.

(2) Total Pool LTV reflects the first lien loans and, if applicable, any companion second lien loan at origination.

(3)  First Lien LTV reflects the first lien loans at origination.

(4) All FNBN originated mortgage loans with an LTV over 80% are covered by loan-level mortgage insurance policies. These policies provide coverage down to an effective weighted average loan-to-value ratio of 61.12% for these mortgage loans.

(5) Represents the weighted average of the adjustable rate mortgage loans in the group I loans.

     The scheduled principal balances of the group I mortgage loans range from approximately $14,127 to approximately $374,544. The group I mortgage loans had an average scheduled principal balance of approximately $134,956.

     The weighted average total pool loan-to-value ratio at origination of the group I mortgage loans is approximately 91.15% and approximately 78.37% of the group I mortgage loans have total pool loan-to-value ratios at origination exceeding 80.00%.

     93.79% of the group I mortgage loans are secured by first liens.

     6.21% of the group I mortgage loans are secured by second liens, with a weighted average original total pool loan-to-value ratio of 99.48%.

     No more than approximately 0.95% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

     No more than approximately 0.11% of the group I mortgage loans are 30 days or more delinquent.

     None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994, and no mortgage loan is in violation of that act or any comparable state law.

     None of the mortgage loans were originated on or after October 1, 2002.

     WMC will represent with respect to the WMC mortgage loans and FNBN will represent with respect to the FNBN mortgage loans that:

     o none of the mortgage loans have prepayment penalty periods in excess of five years; and

     o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.

     See "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

     The tables on Schedule B set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

THE GROUP II MORTGAGE LOANS

     The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date(1):

                                                          GROUP II
                                                       MORTGAGE LOANS                       GROUP II
                                                           IN THE        GROUP II ARM      FIXED RATE
                                                          AGGREGATE     MORTGAGE LOANS   MORTGAGE LOANS
Scheduled Principal Balance:                             $184,443,796      $86,586,136      $97,857,660
Number of Mortgage Loans:                                         892              226              666
Average Scheduled Principal Balance:                         $206,776         $383,124         $146,933
Weighted Average Gross Coupon:                                  8.41%            7.90%            8.86%
Weighted Average Net Coupon:                                    7.88%            7.37%            8.33%
Weighted Average FICO Score:                                      654              643              663
Weighted Average Total Pool LTV Ratio(2):                      90.22%           92.08%           88.58%
Weighted Average First Lien LTV Ratio(3):                      77.71%           82.56%           73.43%
% of Loans with First Lien LTV Ratio > 80%:                    42.64%           34.63%           49.73%
% of Loans with First Lien LTV Ratio > 80% with PMI(4):        20.79%            0.00%           39.19%
Weighted Average Stated Remaining Term (months):                  330              358              306
Weighted Average Seasoning (months):                                3                2                3
Weighted Average Months to Roll(5):                                23               23              N/A
Weighted Average Gross Margin(5):                               6.08%            6.08%              N/A
Weighted Average Initial Rate Cap(5):                           1.59%            1.59%              N/A
Weighted Average Periodic Rate Cap(5):                          1.00%            1.00%              N/A
Weighted Average Gross Maximum Lifetime Rate(5):               14.39%           14.39%              N/A

----------
(1) All percentages calculated in this table are percentages of scheduled principal balance unless otherwise noted.

(2) Total Pool LTV reflects the first lien loans and, if applicable, any companion second lien loan at origination.

(3)  First Lien LTV reflects the first lien loans at origination.

(4) All FNBN originated mortgage loans with an LTV over 80% are covered by loan-level mortgage insurance policies. These policies provide coverage down to an effective weighted average loan-to-value ratio of 61.12% for these mortgage loans.

(5) Represents the weighted average of the adjustable rate mortgage loans in the group II mortgage loans.

     The scheduled principal balances of the group II mortgage loans range from approximately $17,468 to approximately $749,134. The group II mortgage loans had an average scheduled principal balance of approximately $206,776.

     The weighted average total pool loan-to-value ratio at origination of the group II mortgage loans is approximately 90.22% and approximately 76.79% of the group II mortgage loans have total pool loan-to-value ratios at origination exceeding 80.00%.

     90.48% of the group II mortgage loans are secured by first liens.

     9.52% of the group II mortgage loans are secured by second liens, with a weighted average original total pool loan-to-value ratio of 99.00%.

     No more than approximately 0.83% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

     No more than approximately 0.36% of the group II mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994, and no group II mortgage loan is in violation of that act or any comparable state law.

     No more than approximately 1.07% of the group II mortgage loans are 30 days or more delinquent.

     None of the mortgage loans were originated on or after October 1, 2002.

     WMC will represent with respect to the WMC mortgage loans and FNBN will represent with respect to the FNBN mortgage loans that:

     o none of the mortgage loans have prepayment penalty periods in excess of five years; and

     o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.

     See "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

     The tables on Schedule C set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, I.E., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The tables on Schedules D, E and F set forth information as to the Credit Scores of the related mortgagors, for each loan group, obtained by the originator in connection with the origination of each mortgage loan.

                                  THE SERVICER


GENERAL

     The information contained in this prospectus supplement with regard to Ocwen Federal Bank FSB, the servicer, has been provided by the servicer. None of GS Mortgage Securities Corp., Goldman, Sachs & Co., the trustee, the responsible parties, the cap provider, the credit risk manager or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement.

     OCWEN FEDERAL BANK FSB. Ocwen Federal Bank FSB is a federally chartered savings bank with its home office in Fort Lee, New Jersey, its servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen Federal Bank FSB is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company, headquartered in West Palm Beach, Florida. Ocwen Financial Corporation's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

     Ocwen Federal Bank FSB is rated "SQ1" as a primary servicer of subprime loans and as a special servicer by Moody's Investors Service, Inc., is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's Rating Services and has an "RSP2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. In addition, Ocwen Federal Bank FSB is an approved Freddie Mac and Fannie Mae seller/servicer. As of September 30, 2002, Ocwen Federal Bank FSB provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $29.8 billion, substantially all of which are being serviced for third parties.

     As of September 30, 2002, Ocwen Financial Corporation had approximately $1.369 billion in assets, approximately $1.048 billion in liabilities and approximately $321 million in equity. As of September 30, 2002, Ocwen Federal Bank FSB's core capital ratio was approximately 14.58% and its total risk-based capital ratio was approximately 22.34%, as measured by the Office of Thrift Supervision. For the quarter ended September 30, 2002, Ocwen Financial Corporation's net loss was approximately $4.0 million, down from an approximate net loss of $50.2 million reported as of June 30, 2002. Ocwen Financial Corporation reported approximately $275.7 million of cash and cash equivalents as of September 30, 2002, up from approximately $244.4 million as of June 30, 2002. On August 14, 2002, Standard & Poor's Rating Services lowered its long term credit rating on Ocwen Financial Corporation and Ocwen Federal Bank FSB to "B-" and "B+", respectively.

     The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by Ocwen Federal Bank FSB, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen Federal Bank FSB's servicing portfolio which portfolio does not include mortgage loans that are subserviced by others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                         AS OF DECEMBER 31, 1999                        AS OF DECEMBER 31, 2000
                              --------------------------------------------   -------------------------------------------
                                                      PERCENT     PERCENT                            PERCENT    PERCENT
                               BY NO.    BY DOLLAR   BY NO. OF   BY DOLLAR    BY NO.    BY DOLLAR   BY NO. OF  BY DOLLAR
                              OF LOANS     AMOUNT      LOANS      AMOUNT     OF LOANS     AMOUNT      LOANS      AMOUNT
                              --------   ----------  ---------   ---------   --------   ---------   ---------  ---------
Total Portfolio ...........    91,948    $8,080,272    100.00%    100.00%     87,846    $7,436,096    100.00%    100.00%
Period of Delinquency
31-59 days ................     4,194    $  348,575      4.56%      4.31%      4,654    $  383,087      5.30%      5.15%
60-89 days ................     1,873    $  157,404      2.04%      1.95%      2,164    $  178,911      2.46%      2.41%
90 days or more ...........    13,853    $1,173,259     15.07%     14.52%     14,119    $1,192,144     16.07%     16.03%
Total Delinquent Loans ....    19,920    $1,679,238     21.66%     20.78%     20,937    $1,754,142     23.83%     23.59%
Loans in Foreclosure(1) ...     5,629    $  514,476      6.12%      6.37%      6,015    $  530,414      6.85%      7.13%

----------
(1) Loans in foreclosure are also included under the heading "Total Delinquent Loans".

                                         AS OF DECEMBER 31, 2001                        AS OF SEPTEMBER 30, 2002
                              --------------------------------------------   -------------------------------------------
                                                      PERCENT     PERCENT                            PERCENT    PERCENT
                               BY NO.    BY DOLLAR   BY NO. OF   BY DOLLAR    BY NO.    BY DOLLAR   BY NO. OF  BY DOLLAR
                              OF LOANS     AMOUNT      LOANS      AMOUNT     OF LOANS     AMOUNT      LOANS      AMOUNT
                              --------   ----------  ---------   ---------   --------   ---------   ---------  ---------
Total Portfolio ...........   186,955    $17,422,016   100.00%    100.00%     231,226   $25,548,025   100.00%    100.00%
Period of Delinquency(1)
31-59 days ................     8,520    $  719,620      4.56%      4.13%      7,331    $  700,105      3.17%      2.74%
60-89 days ................     3,755    $  324,753      2.01%      1.86%      3,446    $  350,783      1.49%      1.37%
90 days or more ...........    22,709    $1,896,796     12.15%     10.89%     19,418    $1,710,530      8.40%      6.70%
Total Delinquent Loans ....    34,984    $2,941,169     18.71%     16.88%     30,195    $2,761,418     13.06%     10.81%
Loans in Foreclosure(2) ...    10,286    $  908,884      5.50%      5.22%      8,900    $  866,056      3.85%      3.39%

----------
(1) Includes 22,463 loans totaling $1,913,522 for September 30, 2002 which were delinquent at the time of transfer to Ocwen Federal Bank FSB.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans".

                        SUB-PRIME MORTGAGE LOAN PORTFOLIO
                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)


                                     AS OF                       AS OF
                               DECEMBER 31, 1999           DECEMBER 31, 2000
                           -----------------------      ------------------------
                            BY NO.     BY DOLLAR         BY NO.       BY DOLLAR
                           OF LOANS      AMOUNT         OF LOANS       AMOUNT
                           -------     -----------       -------     -----------
Total Portfolio ........    91,948     $8,080,272         87,846     $7,436,096
Foreclosed Loans(1) ....     2,913     $  232,157          2,982     $  236,264
Foreclosure Ratio(2) ...      3.17%          2.87%          3.39%          3.18%


                                   AS OF                         AS OF
                              DECEMBER 31, 2001            SEPTEMBER 30, 2002
                           -----------------------      ------------------------
                            BY NO.     BY DOLLAR         BY NO.       BY DOLLAR
                           OF LOANS      AMOUNT         OF LOANS       AMOUNT
                           -------     -----------      --------     -----------
Total Portfolio ........   186,955     $17,422,016       231,226     $25,548,025
Foreclosed Loans(1) ....     3,983     $  301,782          3,420     $  265,524
Foreclosure Ratio(2) ...      2.13%          1.73%          1.48%          1.04%

----------
(1) For the purposes of these tables, "FORECLOSED LOANS" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Ocwen Federal Bank FSB.

(2) The "FORECLOSURE RATIO" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.


                           LOAN GAIN / LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                          AS OF               AS OF               AS OF               AS OF
                                    DECEMBER 31, 1999   DECEMBER 31, 2000   DECEMBER 31, 2001    SEPTEMBER 30, 2002
                                    -----------------   -----------------   -----------------    ------------------
Total Portfolio(1) .................    $8,080,272          $7,436,096          $17,422,016         $25,548,025
Net Gains/(Losses)(2)(3) ...........    $ (139,000)         $ (282,261)         $  (266,262)        $  (304,101)
Net Gains/(Losses) as a
  Percentage of Total Portfolio ....         (1.72)%             (3.80)%              (1.53)%             (1.19)%

----------
(1) "TOTAL PORTFOLIO" on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "NET GAINS/(LOSSES)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or Losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($213,463) as of September 30, 2002 of losses attributable to loans which were delinquent at the time of transfer to Ocwen Federal Bank FSB.

                                   THE TRUSTEE

     Deutsche Bank National Trust Company, a national banking association, has an office at 1761 East St. Andrew Place, Santa Ana, California 92705-4934. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "THE POOLING AND SERVICING AGREEMENT" in this prospectus supplement.

                        DESCRIPTION OF THE CERTIFICATES

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in eleven classes, the Class A-1, Class A-2A, Class A-2B, Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class P, Class X and Class R certificates. Only the Class A-1, Class A-2A, Class A-2B, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates (collectively, the "OFFERED CERTIFICATES") will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

     o the mortgage loans, together with the related mortgage files and all related collections and proceeds collected on or after the cut-off date;

     o such assets as from time to time are identified as REO property and related collections and proceeds;

     o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

     o an interest rate cap agreement (for the benefit of the Offered Certificates other than the Class A-1 certificates).

     The Class A-1, Class A-2A and Class A-2B certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal or notional balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. The Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates will be issued and available only in book-entry form, in denominations of $250,000 initial principal or notional balance and integral multiples of $1 in excess of $250,000, except that one certificate of each class may be issued in a different amount.

     Voting rights will be allocated among holders of the Offered Certificates in proportion to the certificate balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

     The Class A-1 certificates generally represent an interest in the group I mortgage loans, and the Class A-2A and Class A-2B certificates generally represent an interest in the group II mortgage loans. The Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates represent an interest in all mortgage loans.

BOOK-ENTRY REGISTRATION

     The Offered Certificates are sometimes referred to in this prospectus supplement as "BOOK-ENTRY certificates". No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream or the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "HOLDER" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through Clearstream Banking International or Euroclear Bank, the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Clearstream Banking International will act as depositary for Clearstream and Euroclear Bank will act as depositary for Euroclear. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     Clearstream Banking, societe anonyme (formerly Cedelbank) is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicer, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY REGISTRATION" in the prospectus.

DEFINITIVE CERTIFICATES

     The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option, advises the trustee in writing that it elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to separate mortgage loan purchase agreements, WMC and FNBN each sold the mortgage loans, without recourse, to Goldman Sachs Mortgage Company, an affiliate of the depositor. Goldman Sachs Mortgage Company will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan on or after the cut-off date; provided, however, that Goldman Sachs Mortgage Company will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (I.E., partial prepayments), received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan prior to the cut-off date. Each such transfer will also convey the rights of Goldman Sachs Mortgage Company under the FNBN Agreements (as defined under "-REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement).

DELIVERY OF MORTGAGE LOAN DOCUMENTS

     In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the trustee, on the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

          (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

          (b) the original of any guaranty executed in connection with the mortgage note;

          (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

          (d) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause (e) below;

          (e) except with respect to each MERS Designated Mortgage Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

          (f) originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

          (g) an original title insurance policy or attorney's opinion of title and abstract of title;

          (h)  original powers of attorney with respect to each mortgage loan;

          (i) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided); and

          (j)  the original primary mortgage insurance policy, if applicable.

     Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan, within thirty days after the receipt of the mortgage file by the trustee - and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

     o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

     If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly notify the applicable responsible party, the servicer and the depositor in writing. The applicable responsible party will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, the applicable responsible party has not caused the defect to be remedied within the time period specified in the applicable agreement, the applicable responsible party will be required to either (a) in the case of the WMC mortgage loans only, substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty as described below under "--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS". The obligation of the applicable responsible party to cure the defect or to substitute or repurchase the defective mortgage loan constitute the sole remedies available to the holders of the Offered Certificates and the trustee relating to the defect.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

  Pursuant to the pooling and servicing agreement, WMC will make certain representations and warranties as of the closing date (or such other date as may be expressly set forth below), with respect to each mortgage loan transferred by it, and pursuant to a mortgage loan purchase and interim servicing agreement and an assignment and recognition agreement (the "FNBN AGREEMENTS"), FNBN will make certain representations and warranties as of its Original Purchase Date. These representations and warranties include the following:

          (1) As of the Original Purchase Date, except for 7 loans originated by FNBN, representing approximately 0.51% of the mortgage loans, no payment required under the mortgage loan is 30 days or more delinquent nor has any payment under the mortgage loan been 30 days or more delinquent at any time since the origination of the mortgage loan;

          (2) As of the Original Purchase Date, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

          (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

          (4) The mortgage loan is not subject to any valid right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any valid right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any valid right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

          (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac;

          (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, equal credit opportunity and disclosure laws applicable to the mortgage loan have been complied with;

          (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The responsible party has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has the responsible party waived any default resulting from any action or inaction by the mortgagor;

          (8) Each mortgage is either a valid and subsisting, first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. In no event will any mortgage loan be in a lien position more junior than a second lien. The lien of the mortgage is subject only to:

               (i) the lien of current real property taxes and assessments not yet due and payable;

               (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal;

               (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property; and

               (iv) with respect to second lien loans, the lien of the first mortgage on the same mortgaged property;

          (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws related to creditors' rights generally or by equitable principles. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud with respect to a mortgage loan has taken place on the part of any mortgagor, the applicable responsible party, or any other party involved in the origination or servicing of the mortgage loan;

          (10) The mortgage loan is covered by a lender's title insurance policy issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located, insuring the applicable responsible party, its successors and assigns, as to the first priority or second priority lien of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (i), (ii), (iii) or (iv) of representation
     (8) above;

          (11) As of the time of sale of the mortgage loans, other than payments due but not yet 30 or more days delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the responsible party nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration and neither the applicable responsible party nor any of its affiliates or any of their respective predecessors have waived any default, violation or event which would permit acceleration. With respect to all mortgage loans subject to second priority liens, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, and (iii) as of the Original Purchase Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the prior mortgage, and either (a) the prior mortgage contains a provision which allows or (b) applicable law requires, the mortgagee under the mortgage loan secured by a second priority lien to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

          (12) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

          (13) The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

          (15) As of the Original Purchase Date, and to the best of the applicable responsible party's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

          (16) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser, acceptable to the responsible party, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

          (17) No more than approximately 0.17% of the WMC mortgage loans and none of the FNBN mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994 and no mortgage loan is in violation of any comparable state law;

          (18) None of the mortgage loans have prepayment penalty periods in excess of five years;

          (19) No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy; and

          (20) The origination, servicing and collection practices used by the servicer and its affiliates and any prior servicer with respect to the mortgage loans have been in all respects in compliance with accepted servicing practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business.

     Pursuant to the pooling and servicing agreement, upon the discovery by any of WMC, the servicer, the depositor or the trustee that any of the representations and warranties contained in the pooling and servicing agreement relating to a WMC mortgage loan have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in, the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within ninety days of the earlier to occur of WMC's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, WMC will be required to:

     o    promptly cure such breach in all material respects,

     o if prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such Distribution Date the amount of such shortfall (the "SUBSTITUTION ADJUSTMENT AMOUNT"), or

     o repurchase the mortgage loan at a price equal to the outstanding principal balance of the mortgage loan as of the date of repurchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the repurchase .

Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement, in the event of a discovery by any party to the pooling and servicing agreement that a WMC mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty relating to a WMC mortgage loan contained in the pooling and servicing agreement or in the event of a breach of the representations and warranties listed as number (17), (18) or (19) in the preceding paragraph, WMC will be required to repurchase the related mortgage loan at the purchase price described above within thirty days of such discovery or receipt of notice.

     Pursuant to the FNBN Agreements, upon the discovery by any of FNBN, the servicer or the trustee that any of the representations and warranties contained in the FNBN Agreements have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in, the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to the 5-year time limit described below and certain other provisions of the FNBN Agreements, within sixty days of the earlier to occur of FNBN's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, FNBN will be required to:

     o    promptly cure such breach in all material respects, or

     o repurchase the mortgage loan at a price equal to the purchase price percentage at which FNBN sold the mortgage loan to Goldman Sachs Mortgage Company multiplied by the outstanding principal balance of the mortgage loan as of the date of repurchase, plus up to ninety (90) day's accrued and unpaid interest after deducting any amounts received in respect of such repurchased mortgage loan and being held in the distribution account for future distribution in connection with that mortgage loan.

Notwithstanding the foregoing, pursuant to the terms of the FNBN Agreements, in the event of a discovery by any party to the FNBN Agreements that a FNBN mortgage loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty relating to a FNBN mortgage loan contained in the FNBN Agreements or in the event of a discovery of a breach of the representations and warranties relating to a FNBN mortgage loan listed as number (17), (18) or (19) above, FNBN will be required to repurchase the related mortgage loan at the purchase price described in the preceding paragraph within thirty days of such discovery or receipt of notice.

     Pursuant to the pooling and servicing agreement, in the event the repurchase price paid by FNBN is less than the sum of the outstanding principal balance of the mortgage loan as of the date of repurchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the repurchase, the depositor will be obligated to remit to the trustee the amount of the shortfall. In the event the repurchase price paid by FNBN exceeds that amount, the trustee will be obligated to remit to the depositor the amount of the excess from the trust fund.

     Pursuant to the FNBN Agreements, FNBN's covenants, representations and warranties only survive until July 30, 2007. In the event that FNBN's obligations with respect to its representations and warranties relating to the FNBN mortgage loans terminate as a result of that time limitation, the depositor will be obligated under the pooling and servicing agreement to thereafter assume those obligations for breaches of representations and warranties relating to FNBN mortgage loans in the same manner described above.

     In addition, each of the responsible parties is obligated to indemnify the depositor, the servicer and the trustee for any third-party claims arising out of a breach by the applicable responsible party of representations or warranties regarding the mortgage loans. The obligations of the applicable responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the trustee and the depositor.

     Pursuant to the pooling and servicing agreement, the depositor will make the following representations and warranties to the trustee with respect to each mortgage loan, as of the closing date:

          (1) No payment required under the mortgage loan is 30 or more days delinquent; and

          (2) Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the depositor nor any of its affiliates have waived any default, breach, violation or event which would permit acceleration.

     In the event of a material breach of any of the foregoing representations and warranties of the depositor, the depositor will be required to cure, substitute for or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of the responsible parties. The obligations of the depositor to cure such breach or to substitute or purchase any mortgage loan constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates and the trustee.

     The repurchase price with respect to any repurchased mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting from the purchase price any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on the mortgage loan.

PAYMENTS ON THE MORTGAGE LOANS

     The pooling and servicing agreement provides that the servicer is required to establish and maintain the collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     The servicer is obligated to deposit or cause to be deposited in the collection account within two business days of receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

     o all payments on account of principal, including prepayments of principal on the mortgage loans;

     o all payments on account of interest, net of the servicing fee, on the mortgage loans;

     o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

     o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

     o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will deposit or cause to be deposited the servicer remittance amount on the Servicer Remittance Date.

     The servicer remittance amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

     o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

     o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

     o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

     o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement,

     but excluding the following:

          (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

          (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

          (c)  for such Servicer Remittance Date, the aggregate servicing fee;

          (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

          (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

          (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

          (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

          (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 20th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in December 2002, to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trustee or if no wire instructions are provided then by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its agent's offices located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 for those purposes.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

          (1)  to interest on each class of certificates;

          (2) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL";

          (3) to unpaid interest in the order and subject to the priorities described below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL"; and

          (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount and then to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--DISTRIBUTIONS OF INTEREST AND PRINCIPAL".

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     For any Distribution Date, the "PASS-THROUGH RATE" for each class of Offered Certificates will be as set forth below:

          (a) for the Class A-1 certificates equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the group I mortgage loans multiplied by 30 divided by the actual number of days in the related Interest Accrual Period (referred to as the "GROUP I LOAN CAP") and (3) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee
     Rate) then in effect on the beginning of the related Due Period on the mortgage loans multiplied by 30 divided by the actual number of days in such Interest Accrual Period (referred to as the "WAC CAP");

          (b) for the Class A-2A certificates equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the group II mortgage loans multiplied by 30 divided by the actual number of days in the related Interest Accrual Period (referred to as the "GROUP II LOAN CAP") and (3) the WAC Cap;

          (c) for the Class A-2B certificates equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Group II Loan Cap and (3) the WAC Cap; and

          (d) for the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date and (2) the WAC Cap.

     The "FIXED MARGIN" for each class of Offered Certificates is as follows:
Class A-1, 0.450%; Class A-2A, 0.240%; Class A-2B, 0.600%; Class M-1, 1.250%;
Class M-2, 2.300%; Class B-1, 3.000%; Class B-2, 2.800%; and Class B-3, 3.250%.
On the Distribution Date immediately following the Distribution Date on which the servicer has the right to purchase all of the mortgage loans as described under "THE POOLING AND SERVICING AGREEMENT--TERMINATION; OPTIONAL CLEAN-UP CALL" and each Distribution Date thereafter, the pass-through margin for each class of Offered Certificates will increase to the following: Class A-1, 0.900%; Class A-2A, 0.480%; Class A-2B, 1.200%; Class M-1, 1.875%; Class M-2, 3.450%; Class
B-1, 4.500%; and Class B-2, 4.200%; and Class B-3, 4.875%.

     On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

     On each Distribution Date, the trustee is required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

          (i) to the holders of each class of Offered Certificates in the following order of priority:

               (a) concurrently, (1) from Interest Remittance Amounts related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-1 certificates, and
                    (2) from Interest Remittance Amounts related to the group II mortgage loans, pro rata (based on the accrued and unpaid interest distributable to the Class A-2A and Class A-2B certificates), to the Class A-2A and Class A-2B certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for those classes; provided that, if the Interest Remittance Amount for any group is insufficient to make the related payments set forth clause (1) or (2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

               (b) to the Class M-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

               (c) to the Class M-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

               (d) to the Class B-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

               (e) to the Class B-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date; and

               (f) to the Class B-3 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

     (ii) (A)  on each Distribution Date (a) before the related Stepdown Date or
(b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

               (a) to the Class A certificates, allocated among those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below until their respective Class Certificate Balances are reduced to zero; and

               (b) sequentially to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

          (B) on each Distribution Date (a) on and after the related Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

               (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, to the Class A certificates, allocated among those classes as described under "--ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES" below, until their respective Class Certificate Balances are reduced to zero;

               (b) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount to the Class M-1 certificates, until their Class Certificate Balance has been reduced to zero;

               (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificateholders in clause (ii)(B)(a) above and to the Class M-1 certificates in clause (ii)(B)(b) above and
                    (y) the Class M-2 Principal Distribution Amount to the Class M-2 certificates, until their Class Certificate Balance has been reduced to zero;

               (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above and to the Class M-2 certificates in clause (ii)(B)(c) above and (y) the Class B-1 Principal Distribution Amount to the Class B-1 certificates, until their Class Certificate Balance has been reduced to zero;

               (e) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above, to the

                    Class M-2 certificates in clause (ii)(B)(c) above and to the Class B-1 certificates in clause (ii)(B)(d) above and (y) the Class B-2 Principal Distribution Amount to the Class B-2 certificates, until their Class Certificate Balance has been reduced to zero; and

               (f) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, to the Class M-1 certificates in clause (ii)(B)(b) above, to the Class M-2 certificates in clause (ii)(B)(c) above and to the Class B-1 certificates in clause (ii)(B)(d) above and to the Class B-2 certificates in clause (ii)(B)(e) above and (y) the Class B-3 Principal Distribution Amount to the Class B-3 certificates, until their Class Certificate Balance has been reduced to zero;

     (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

               (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amounts for that class;

               (b) to the holders of the Class M-2 certificates, any Unpaid Interest Amounts for that class;

               (c) to the holders of the Class B-1 certificates, any Unpaid Interest Amounts for that class;

               (d) to the holders of the Class B-2 certificates, any Unpaid Interest Amounts for that class;

               (e) to the holders of the Class B-3 certificates, any Unpaid Interest Amounts for that class;


               (f) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

               (g) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account) with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Offered Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A-1, Class A-2A and Class A-2B certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

               (h) from any Interest Rate Cap Payments on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, first, (1) on a pro rata basis, based on their respective remaining Basis Risk Carry Forward Amounts, to the Class A-2A and A-2B certificates up to their respective unpaid remaining Basis Risk Carry Forward Amounts, then (2) sequentially to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates, in each case, up to their respective unpaid remaining Basis Risk Carry Forward Amounts, and then (3) to the extent remaining, to the Class X certificates;

               (i) to the Class X certificates, those amounts as described in the pooling and servicing agreement; and

               (j) to the holders of the Class R certificates, any remaining amount.

     On each Distribution Date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

     If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the Offered Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class B-1, Class B-2 or Class B-3 certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "APPLIED REALIZED LOSS AMOUNT." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their class principal balances will be permanently reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.

     On any Distribution Date, any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or other similar state statute and any prepayment interest shortfalls not covered by compensating interest payments from the servicer will be allocated as a reduction to the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. THE HOLDERS OF THE OFFERED CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY OF THOSE SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

     All principal distributions to the holders of the Class A certificates on any Distribution Date will be allocated between the Class A-1 certificates, on the one hand, and the Class A-2 certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Class A-1 certificates and the Class A-2 certificates, as applicable. However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that Distribution Date, and the amount of principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described in this paragraph, until their Class Certificate Balances have been reduced to zero. Any principal distributions allocated to the Class A-2 certificates are required to be distributed first to the Class A-2A certificates until their Class Certificate Balance has been reduced to zero, and then to the Class A-2B certificates until their Class Certificate Balance has been reduced to zero. However, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A-2 certificates are required to be allocated pro rata to the Class A-2A and Class A-2B certificates, based on their respective Class Certificate Balances. Payments of principal to the Class A-1 certificates will be made first from payments relating to the group I mortgage loans, and payments to the Class A-2A and Class A-2B certificates will be made first from payments relating to the group II mortgage loans.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates.

EXCESS RESERVE FUND ACCOUNT

     The "BASIS RISK PAYMENT" for any Distribution Date will be the Basis Risk Carry Forward Amount for that date; provided, however, that, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X certificates.

     If on any Distribution Date, the Pass-Through Rate for any class of Offered Certificates is based upon the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on the lesser of
(1) the Group I Loan Cap or Group II Loan Cap, as applicable and (2) the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap) is the "BASIS RISK CARRY FORWARD AMOUNT" on those classes of certificates. Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including Interest Rate Cap Payments (for the benefit of the Offered Certificates other than the Class A-1 certificates) with respect to such Distribution Date (each as described in this prospectus supplement). The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

     Pursuant to the pooling and servicing agreement, an account (referred to as the "EXCESS RESERVE FUND Account") will be established, which is held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Offered Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Holders of the Offered Certificates, other than the Class A-1 certificates, will also be entitled to receive Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any Distribution Date to the extent necessary to cover any Basis Risk Carry Forward Amount on the Offered Certificates, other than the Class A-1 certificates, for any Distribution Date. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates and any Interest Rate Cap Payments. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

THE INTEREST RATE CAP AGREEMENT

     The Offered Certificates, other than the Class A-1 certificates, will have the benefit of the interest rate cap agreement (the "CAP AGREEMENT"), with an initial notional amount of $96,939,323 provided by the cap provider. The short-term unsecured debt obligations of the guarantor of the cap provider, The Goldman Sachs Group, Inc., are rated P-1 by Moody's, A-1 by S&P, and F1+ by Fitch Ratings. All obligations of the depositor under the Cap Agreement will be paid on or prior to the closing date. On each Distribution Date, the cap provider will be obligated to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the number of basis points by which One-Month LIBOR exceeds 8.00% and (b) the amount set forth on the interest rate cap notional amount amortization schedule attached to the Cap Agreement, as applicable to that date, based on an "actual/360" accrual. The interest rate cap notional amount amortization schedule is attached as Annex II. Amounts, if any, payable under the Cap Agreement with respect to any Distribution Date will be used solely to cover shortfalls in payments of interest on the Offered Certificates, other than the Class A-1 certificates, if the pass-through rates on those certificates are limited for any of the first 60 Distribution Dates due to the caps on their pass-through rates. The cap provider's obligations under the Cap Agreement will terminate following the Distribution Date in November 2007.

OVERCOLLATERALIZATION PROVISIONS

     The Total Monthly Excess Spread, if any, on any Distribution Date, may be applied as an accelerated payment of principal of the Offered Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the Offered Certificates as described above on any Distribution Date will be paid to the holders of the Class X certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Loss Amounts.

     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Offered Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "OVERCOLLATERALIZED AMOUNT" as of that Distribution Date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as a "OVERCOLLATERALIZATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT". The required level of the Overcollateralized Amount with respect to a Distribution Date is the "SPECIFIED OVERCOLLATERALIZED AMOUNT" and is set forth in the definition of Specified Overcollateralized Amount in the "GLOSSARY OF TERMS" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down". Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the "TRIGGER EVENT" (as defined under "GLOSSARY OF TERMS" in this prospectus supplement) is in effect.

     In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will be distributed to the Holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Offered Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "EXCESS OVERCOLLATERALIZED AMOUNT" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (I.E., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Offered Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "OVERCOLLATERALIZATION REDUCTION AMOUNT" for that Distribution Date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Offered Certificates.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date the trustee will make available to the depositor and each holder of an Offered Certificate a distribution report, based solely on information provided to the trustee by the servicer, containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal or notional balance of each class as of such Distribution Date and such other information as required by the pooling and servicing agreement.

     The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at http:\\www.corporatetrust.db.com and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777.

AMENDMENT

     The pooling and servicing agreement may be amended from time to time by the depositor, WMC, the servicer and the trustee by written agreement, without notice to, or consent of, the holder of the Offered Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other position, or to add to the duties of the depositor, servicer or the trustee, to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Offered Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

     The pooling and servicing agreement may be amended from time to time by the depositor, WMC, the servicer and the trustee with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respects the interests of the holders of any class of certificates in the manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

                       THE POOLING AND SERVICING AGREEMENT


SERVICING STANDARD

     Ocwen Federal Bank FSB will act as the servicer of the mortgage loans. See "THE SERVICER" in this prospectus supplement. The servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING, CREDIT RISK MANAGER AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items. The servicer is also entitled to withdraw from the collection account any net interest or other income earned on deposits in the collection account. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

     As compensation for its activities as credit risk manager under the credit risk management agreement, the credit risk manager will be entitled with respect to each mortgage loan to the credit risk manager fee, which will be required to be paid to the credit risk manager on each distribution date. The credit risk manager fee will be an amount equal to one-twelfth of the credit risk manager fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The credit risk manager fee rate with respect to each mortgage loan will be a rate per annum of 0.0175%.

     As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.01% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of earnings on deposits in the distribution account.

P&I ADVANCES AND SERVICER ADVANCES

     P&I ADVANCES. The servicer is required to make P&I Advances on each Servicer Remittance Date, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund. See "DESCRIPTION OF THE CERTIFICATES--PAYMENTS ON THE MORTGAGE LOANS" in this prospectus supplement.

     SERVICING ADVANCES. The servicer is required to advance amounts with respect to the mortgage loans, subject to the servicer's determination that such advance would be recoverable and that a similar mortgage lender would make a like advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to:

     o the preservation, restoration and protection of the mortgaged property,

     o    enforcement or judicial proceedings, including foreclosures, and

     o certain other customary amounts described in the pooling and servicing agreement.

     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.

     RECOVERY OF ADVANCES. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

     The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "NONRECOVERABLE" if in the good faith business judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.

PREPAYMENT INTEREST SHORTFALLS

     In the event of any voluntary principal prepayments in full on any mortgage loans (excluding any payments made upon liquidation of any mortgage loan) during any calendar month, the servicer is obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such prepayments. The amount of compensating interest payable by the servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayments and thirty day's interest on the related mortgage loans, but only to the extent of the portion of the servicing fee representing 0.25% per annum for that calendar month.

SERVICER REPORTS

     As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, the servicer is required to deliver to the trustee and the credit risk manager a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the trustee. In addition, the servicer will be required to deliver to the trustee and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trustee will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

     The servicer is required to deliver to the depositor, the trustee, and the rating agencies, on or prior to March 15th of each year, starting in 2003, an officer's certificate stating that:

     o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

     On or prior to March 15th of each year, starting in 2003, the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, and the rating agencies a statement from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

     The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

     If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loans "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

     Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "LEGAL ASPECTS OF THE MORTGAGE LOANS--DUE-ON-SALE CLAUSES" in the accompanying prospectus.

CREDIT RISK MANAGER

     The Murrayhill Company, as credit risk manager for the trust, will monitor the performance of, and make recommendations to the servicer regarding, certain delinquent and defaulted mortgage loans and will report to the trustee on the performance of such mortgage loans, pursuant to a credit risk management agreement among the credit risk manager, the trustee and the servicer. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicer in performing its advisory and monitoring functions. The credit risk manager will be entitled to receive a credit risk manager fee until the termination of the trust or until its removal by a vote of at least 66-2/3% of the certificateholders. The credit risk manager fee will be an expense of the trust fund.

HAZARD INSURANCE

     The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the current principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net liquidation proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the distribution account the sums which would have been deposited in the distribution account but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

OPTIONAL REPURCHASE OF DELINQUENT MORTGAGE LOANS

     The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. Any such purchase price is required to equal 100% of the unpaid principal balance of the mortgage loan, all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer.

REMOVAL AND RESIGNATION OF THE SERVICER

     The trustee may, and at the direction of the majority of voting rights in the certificates is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clause
(a), (b), (c), (d), (e), (f), (g) or (h) below. Each of the following constitutes a "SERVICER EVENT OF DEFAULT":

          (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee or to the servicer, the depositor and the trustee by the holders of certificates evidencing percentage interests of at least 25%; or

          (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates evidencing percentage interests of at least 25% and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

          (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

          (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

          (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

          (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

          (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date or certain reports are not timely delivered by the servicer to the trustee; or

          (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee and the depositor by the holders of certificates evidencing not less than 25% of the voting rights in the certificates.

     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

     The depositor, as the owner of the servicing rights, has the right to appoint a successor servicer upon the removal or resignation of the servicer. Any such successor servicer is required to assume the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement. In the event the depositor sells the servicing rights to a successor servicer, the depositor will retain all proceeds, net of expenses, incurred in connection with such transaction.

     Upon removal or resignation of the servicer, subject to the depositor's right to appoint a successor servicer, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the majority holders of the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the servicer.

     The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--SERVICING, CREDIT RISK MANAGER AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" above.

TERMINATION; OPTIONAL CLEAN-UP CALL

     The depositor, as owner of the servicing rights with respect to the mortgage loans, may, at its option, purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the depositor at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate. Such purchase of the mortgage loans would result in the final distribution on the Offered Certificates on such Distribution Date.

     The trust also is required to terminate upon notice to the trustee of either: (i) the later of the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

PRIMARY MORTGAGE INSURANCE

     With respect to the FNBN mortgage loans with a loan-to-value ratio of 80% or greater at the time of origination, the servicer is required to maintain in full force and effect a primary mortgage insurance policy insuring that portion of the mortgage loan over 78% of value until terminated pursuant to the Homeowners Protection Act of 1998. The Homeowners Protection Act of 1998 contains a provision for the termination of PMI upon a borrower's request, provided the borrower meets certain conditions set forth in the statute, when a borrower's equity in the residence reaches 20% of the "original value" of the property securing the mortgage. In addition, the Homeowners Protection Act of 1998 mandates the automatic cancellation of PMI when the borrower's equity reaches 22% of the "original value", provided the loan is current. "Original value" is defined, in part, as the lesser of the sales price or the appraised value at the time the mortgage loan was originated.

     In the event that this primary mortgage insurance policy is terminated other than as required by law, the servicer is required to obtain from another qualified insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of the terminated primary mortgage insurance policy. If the insurer ceases to be a qualified insurer, the servicer is required to determine whether recoveries under the primary mortgage insurance policy are jeopardized for reasons related to the financial condition of such insurer. The servicer will not have any responsibility or liability for any failure to recover under the primary mortgage insurance policy for such reason. If the servicer determines that recoveries are so jeopardized, it is required to notify the trustee and the mortgagor, if required, and obtain from another qualified insurer a replacement primary mortgage insurance policy. The servicer is not required to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of the servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the pooling and servicing agreement, the servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy. If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the servicer is required to obtain a replacement primary mortgage insurance policy.

     In connection with its activities as servicer, the servicer is required to prepare and present, on behalf of itself and the trust fund, claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan. Any amounts collected by the servicer under any primary mortgage insurance policy is required to be deposited in the collection account, subject to withdrawal pursuant to the pooling and servicing agreement.

     Any premiums payable on primary mortgage insurance policies are required to be paid by related borrower, and will not be an expense borne by the trust fund.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE TRUSTEE

     The pooling and servicing agreement provides that none of the depositor, the servicer, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicer or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

     The depositor, the servicer, the trustee and any director, officer, employee or agent of the depositor, the servicer or the trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loans and any loss, liability or expense incurred by reason of the depositor's, servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

     None of the depositor, the servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                       PREPAYMENT AND YIELD CONSIDERATIONS


STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("PREPAYMENT ASSUMPTION") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the Prepayment Assumption assumes rates of approximately 10.00% per annum of the then outstanding principal balance of the mortgage loans in December 2002 and an additional approximately 1.364% per annum in each month thereafter until November 2003. Beginning in November 2003 and in each month thereafter, 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 25% per annum each month. The Prepayment Assumption with respect to the adjustable-rate mortgage loans assumes a CPR of 28%.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions ("STRUCTURING ASSUMPTIONS"):

     o    the closing date for the certificates occurs on November 27, 2002;

     o distributions on the certificates are made on the 20th day of each month, commencing in December 2002, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

     o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under "Prepayment Scenarios" below;

     o    prepayments include 30 days' interest on the related mortgage loan;

     o the optional termination is not exercised (except with respect to the weighted average life to call);

     o the Specified Overcollateralized Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

     o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic rate cap and maximum interest rate), (b) Six-Month LIBOR remains constant at 1.4569% and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

     o    the Expense Fee Rate is 0.5275%;

     o    all adjustable-rate mortgage loans are indexed to Six-Month LIBOR;

     o    One-Month LIBOR remains constant at 1.3800%;

     o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

     o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

     o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

     o the assumed mortgage loans have the approximate characteristics described below:

                                                                                          CUT-OFF
                                   REMAINING    REMAINING                                   DATE            PERI-            GROSS
                                  AMORTIZATION   TERM TO   LOAN                   FIRST    GROSS    GROSS   ODIC   FIRST   LIFETIME
                      PRINCIPAL      TERM       MATURITY    AGE                    RESET  MORTGAGE  MARGIN   CAP    CAP     MAXIMUM
 GROUP     TYPE      BALANCE ($)   (MONTHS)     (MONTHS)  (MONTHS)      INDEX    (MONTHS) RATE (%)    (%)    (%)    (%)     RATE (%)
-------  --------   ------------- ------------  --------  -------  ------------- -------- --------  ------  -----  ------  ---------
Group 1  2/28 ARM   $26,527,757.08    358          358       2     6 Month LIBOR    22     8.433     6.340  1.000   1.495   14.925
Group 1  2/28 ARM    $4,886,971.64    358          358       2     6 Month LIBOR    22     8.502     6.621  1.000   1.500   15.002
Group 1  2/28 ARM  $174,329,832.66    358          358       2     6 Month LIBOR    22     8.123     6.254  1.000   1.500   14.614
Group 1  2/28 ARM    $2,505,237.07    358          358       2     6 Month LIBOR    22     8.502     6.743  1.000   1.500   15.002
Group 1  3/27 ARM    $2,329,550.39    358          358       2     6 Month LIBOR    34     7.473     5.991  1.000   3.000   13.963
Group 1  3/27 ARM   $10,342,818.17    358          358       2     6 Month LIBOR    34     7.640     6.169  1.000   3.000   14.112
Group 1   Balloon    $4,619,049.09    356          178       2                             12.167
Group 1   Balloon    $1,386,066.19    356          177       3                             9.939
Group 1   Balloon    $5,308,749.03    357          178       2                             11.827
Group 1   Balloon    $6,160,772.44    357          178       2                             11.646
Group 1    Fixed     $1,839,364.27    177          177       2                             8.546
Group 1    Fixed     $3,916,037.06    355          355       4                             9.208
Group 1    Fixed     $3,658,136.95    357          357       4                             8.792
Group 1    Fixed     $1,386,314.09    358          358       2                             7.799
Group 1    Fixed     $3,639,026.39    357          357       2                             8.163
Group 1    Fixed     $6,145,313.86    357          357       2                             8.163
Group 2  2/28 ARM   $15,912,337.54    358          358       2     6 Month LIBOR    22     8.096     5.932  1.000   1.500   14.584
Group 2  2/28 ARM    $7,631,332.03    358          358       2     6 Month LIBOR    22     8.274     6.192  1.000   1.500   14.774
Group 2  2/28 ARM   $57,679,475.15    358          358       2     6 Month LIBOR    22     7.864     6.111  1.000   1.500   14.359
Group 2  3/27 ARM    $5,362,991.07    358          358       2     6 Month LIBOR    34     7.153     6.016  1.000   3.000   13.555
Group 2   Balloon    $6,306,216.59    356          177       3                             10.922
Group 2   Balloon    $4,558,540.65    355          176       4                             9.004
Group 2   Balloon    $7,478,679.61    356          178       2                             11.389
Group 2   Balloon    $6,801,143.85    357          177       3                             10.293
Group 2    Fixed     $2,326,894.23    176          176       3                             8.299
Group 2    Fixed       $223,710.49    237          237       3                             8.026
Group 2    Fixed    $20,316,822.96    356          356       4                             8.580
Group 2    Fixed    $17,103,480.97    354          354       4                             8.374
Group 2    Fixed     $3,464,745.66    357          357       2                             7.978
Group 2    Fixed    $12,598,536.20    357          357       3                             7.972
Group 2    Fixed    $16,678,889.09    357          357       3                             8.125
                   ---------------
          TOTAL    $443,424,792.47

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

GENERAL

     Each Interest Accrual Period for the Offered Certificates will consist of the actual number of days elapsed from the Distribution Date preceding the month of the applicable Distribution Date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable Distribution Date.

DEFAULTS IN DELINQUENT PAYMENTS

     The yield to maturity of the Offered Certificates, and particularly the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by the depositor, as owner of the servicing rights with respect to the mortgage loans).Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "THE MORTGAGE LOAN POOL" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As is the case with fixed rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans) will not have their initial Adjustment Date until two or three years after their origination. The prepayment experience of the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may differ from that of the other ARMs. The 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 adjustable mortgage loans or the 3/27 adjustable mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Each Interest Accrual Period for the Offered Certificates will consist of the actual number of days elapsed from the preceding Distribution Date (or, in the case of the first Distribution Date, from the closing date) through the day preceding the applicable Distribution Date. The Pass-Through Rate for each Class of Offered Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

     The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on Six-Month LIBOR. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the LIBOR Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR. It is possible that a decrease in Six-Month LIBOR, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of Offered Certificates were to be higher than the Group I Loan Cap, the Group II Loan Cap and the WAC Cap, as applicable, the Pass-Through Rate on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. Unless and until the Overcollateralized Amount equals the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Overcollateralized Amount will equal the Specified Overcollateralized Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

CLASS M-1, CLASS M-2, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES

     The Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates provide credit enhancement for the certificates and may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates, in reverse order of their relative payment priorities (with Class B-3 certificates having the lowest priority, then the Class B-2 certificates, then the Class B-1 certificates, then Class M-2 certificates, and then Class M-1 certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized losses in excess of the Overcollateralized Amount on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on such class of Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates than would otherwise be the case.

     The Principal Distribution Amount to be made to the holders of the Offered Certificates include the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full).Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

     For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--PREPAYMENT CONSIDERATIONS AND RISKS" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.

PREPAYMENT SCENARIOS

                                 SCENARIO I      SCENARIO II     SCENARIO III      SCENARIO IV      SCENARIO V
                                 ----------      -----------     ------------      -----------      ----------
Fixed-rate mortgage loans
  (% of Prepayment
  Assumption)..................      0%            75%             100%             125%             150%
Adjustable-rate mortgage
  loans (% of Prepayment
  Assumption)..................      0%            75%             100%             125%             150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)


                                                           CLASS A-1                              CLASS A-2A
DISTRIBUTION DATE                                     PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                               ----------------------------------     -----------------------------------

                                                I      II     III     IV       V       I      II      III     IV       V
                                               ---     ---    ---     ---     ---     ---     ---     ---     ---     ---
Initial Percentage....................         100     100    100     100     100     100     100     100     100     100
November 2003.........................          99      75     67      59      51      99      69      59      49      39
November 2004.........................          98      54     42      31      21      97      39      22       7       0
November 2005.........................          97      38     24      12       3      95      15       0       0       0
November 2006.........................          95      30     20      12       3      93       2       0       0       0
November 2007.........................          94      23     14       8       3      91       0       0       0       0
November 2008.........................          93      18     10       5       2      89       0       0       0       0
November 2009.........................          91      14      7       3       1      87       0       0       0       0
November 2010.........................          89      11      5       2       0      84       0       0       0       0
November 2011.........................          87       8      3       1       0      81       0       0       0       0
November 2012.........................          85       6      2       *       0      78       0       0       0       0
November 2013.........................          83       5      1       0       0      74       0       0       0       0
November 2014.........................          80       4      1       0       0      71       0       0       0       0
November 2015.........................          78       3      *       0       0      67       0       0       0       0
November 2016.........................          75       2      0       0       0      62       0       0       0       0
November 2017.........................          65       1      0       0       0      38       0       0       0       0
November 2018.........................          62       1      0       0       0      34       0       0       0       0
November 2019.........................          58       *      0       0       0      29       0       0       0       0
November 2020.........................          55       *      0       0       0      24       0       0       0       0
November 2021.........................          51       0      0       0       0      19       0       0       0       0
November 2022.........................          46       0      0       0       0      13       0       0       0       0
November 2023.........................          41       0      0       0       0       6       0       0       0       0
November 2024.........................          38       0      0       0       0       2       0       0       0       0
November 2025.........................          35       0      0       0       0       0       0       0       0       0
November 2026.........................          31       0      0       0       0       0       0       0       0       0
November 2027.........................          27       0      0       0       0       0       0       0       0       0
November 2028.........................          22       0      0       0       0       0       0       0       0       0
November 2029.........................          17       0      0       0       0       0       0       0       0       0
November 2030.........................          12       0      0       0       0       0       0       0       0       0
November 2031.........................           6       0      0       0       0       0       0       0       0       0
November 2032.........................           0       0      0       0       0       0       0       0       0       0
Weighted Average Life to
  Maturity (years)(2).................         18.64   3.43   2.48    1.83    1.31    13.88   1.75    1.30    1.04    0.86
Weighted Average Life to Call
   (years)(2)(3)......................         18.57   3.23   2.34    1.72    1.25    13.88   1.75    1.30    1.04    0.86

----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                            CLASS A-2B                              CLASS M-1
DISTRIBUTION DATE                                      PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                                ----------------------------------     ------------------------------- ---

                                                 I      II     III     IV       V       I      II      III     IV       V
                                                ---     ---     ---    ---     ---     ---     ---     ---     ---     ---
Initial Percentage.....................         100     100     100    100     100     100     100     100     100     100
November 2003..........................         100     100     100    100     100     100     100     100     100     100
November 2004..........................         100     100     100    100      83     100     100     100     100     100
November 2005..........................         100     100      89     53      22     100     100     100     100     100
November 2006..........................         100     100      77     53      22     100      79      56      53      98
November 2007..........................         100      84      57     39      22     100      63      41      25      33
November 2008..........................         100      67      43     27      19     100      49      29      17       9
November 2009..........................         100      54      32     19      13     100      39      21      11       5
November 2010..........................         100      43      24     14       9     100      30      15       7       1
November 2011..........................         100      34      18     11       4     100      24      11       5       0
November 2012..........................         100      28      14      9       *     100      19       8       1       0
November 2013..........................         100      22      11      5       0     100      15       6       0       0
November 2014..........................         100      18       9      1       0     100      11       4       0       0
November 2015..........................         100      15       7      0       0     100       9       *       0       0
November 2016..........................         100      12       5      0       0     100       7       0       0       0
November 2017..........................         100       8       1      0       0     100       5       0       0       0
November 2018..........................         100       7       0      0       0     100       2       0       0       0
November 2019..........................         100       6       0      0       0     100       0       0       0       0
November 2020..........................         100       5       0      0       0     100       0       0       0       0
November 2021..........................         100       3       0      0       0     100       0       0       0       0
November 2022..........................         100       1       0      0       0     100       0       0       0       0
November 2023..........................         100       0       0      0       0     100       0       0       0       0
November 2024..........................         100       0       0      0       0      92       0       0       0       0
November 2025..........................          94       0       0      0       0      83       0       0       0       0
November 2026..........................          82       0       0      0       0      74       0       0       0       0
November 2027..........................          70       0       0      0       0      63       0       0       0       0
November 2028..........................          57       0       0      0       0      52       0       0       0       0
November 2029..........................          42       0       0      0       0      40       0       0       0       0
November 2030..........................          27       0       0      0       0      27       0       0       0       0
November 2031..........................          10       0       0      0       0      12       0       0       0       0
November 2032..........................           0       0       0      0       0       0       0       0       0       0
Weighted Average Life to
  Maturity (years)(2)..................        26.34   8.58    6.45   4.86    3.53    25.94   7.03    5.41    4.77    4.92
Weighted Average Life to
  Call (years)(2)(3)...................        26.24   7.40    5.47   4.01    2.83    25.81   6.39    4.92    4.37    4.39

(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                  CLASS M-2                              CLASS B-1
                                             PREPAYMENT SCENARIO                    PREPAYMENT SCENARIO
                                     -----------------------------------     ----------------------------------

DISTRIBUTION DATE                     I       II     III     IV       V       I      II     III     IV       V
                                     ---     ---     ---     ---     ---     ---     ---     ---    ---     ---
Initial Percentage..........         100     100     100     100     100     100     100     100    100     100
November 2003...............         100     100     100     100     100     100     100     100    100     100
November 2004...............         100     100     100     100     100     100     100     100    100     100
November 2005...............         100     100     100     100     100     100     100     100    100     100
November 2006...............         100      79      56      39      26     100      79      56     39      26
November 2007...............         100      63      41      25      15     100      63      41     25      15
November 2008...............         100      49      29      17       9     100      49      29     17       3
November 2009...............         100      39      21      11       2     100      39      21      7       0
November 2010...............         100      30      15       7       0     100      30      15      0       0
November 2011...............         100      24      11       1       0     100      24       7      0       0
November 2012...............         100      19       8       0       0     100      19       *      0       0
November 2013...............         100      15       3       0       0     100      14       0      0       0
November 2014...............         100      11       0       0       0     100       7       0      0       0
November 2015...............         100       9       0       0       0     100       2       0      0       0
November 2016...............         100       6       0       0       0     100       0       0      0       0
November 2017...............         100       1       0       0       0     100       0       0      0       0
November 2018...............         100       0       0       0       0     100       0       0      0       0
November 2019...............         100       0       0       0       0     100       0       0      0       0
November 2020...............         100       0       0       0       0     100       0       0      0       0
November 2021...............         100       0       0       0       0     100       0       0      0       0
November 2022...............         100       0       0       0       0     100       0       0      0       0
November 2023...............         100       0       0       0       0     100       0       0      0       0
November 2024...............          92       0       0       0       0      92       0       0      0       0
November 2025...............          83       0       0       0       0      83       0       0      0       0
November 2026...............          74       0       0       0       0      74       0       0      0       0
November 2027...............          63       0       0       0       0      63       0       0      0       0
November 2028...............          52       0       0       0       0      52       0       0      0       0
November 2029...............          40       0       0       0       0      40       0       0      0       0
November 2030...............          27       0       0       0       0      27       0       0      0       0
November 2031...............          12       0       0       0       0       9       0       0      0       0
November 2032...............           0       0       0       0       0       0       0       0      0       0
Weighted Average Life to
   Maturity (years) )(2)....        25.93   6.96    5.29    4.48    4.17    25.91   6.78    5.11   4.25    3.82
Weighted Average Life to
   Call (years)(2)(3).......        25.81   6.39    4.86    4.13    3.89    25.81   6.39    4.83   4.02    3.64

----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                  CLASS B-2                              CLASS B-3
                                             PREPAYMENT SCENARIO                    PREPAYMENT SCENARIO
                                     -----------------------------------     ----------------------------------

DISTRIBUTION DATE                     I      II      III     IV       V       I      II     III     IV       V
                                     ---     ---     ---     ---     ---     ---     ---     ---    ---     ---
Initial Percentage..........         100     100     100     100     100     100     100     100    100     100
November 2003...............         100     100     100     100     100     100     100     100    100     100
November 2004...............         100     100     100     100     100     100     100     100    100     100
November 2005...............         100     100     100     100     100     100     100     100    100     100
November 2006...............         100      79      56      39      26     100      79      56     37       8
November 2007...............         100      63      41      25       0     100      63      41      7       0
November 2008...............         100      49      29       4       0     100      49      16      0       0
November 2009...............         100      39      19       0       0     100      37       0      0       0
November 2010...............         100      30       0       0       0     100      19       0      0       0
November 2011...............         100      24       0       0       0     100       4       0      0       0
November 2012...............         100      11       0       0       0     100       0       0      0       0
November 2013...............         100       0       0       0       0     100       0       0      0       0
November 2014...............         100       0       0       0       0     100       0       0      0       0
November 2015...............         100       0       0       0       0     100       0       0      0       0
November 2016...............         100       0       0       0       0     100       0       0      0       0
November 2017...............         100       0       0       0       0     100       0       0      0       0
November 2018...............         100       0       0       0       0     100       0       0      0       0
November 2019...............         100       0       0       0       0     100       0       0      0       0
November 2020...............         100       0       0       0       0     100       0       0      0       0
November 2021...............         100       0       0       0       0     100       0       0      0       0
November 2022...............         100       0       0       0       0     100       0       0      0       0
November 2023...............         100       0       0       0       0     100       0       0      0       0
November 2024...............          92       0       0       0       0      92       0       0      0       0
November 2025...............          83       0       0       0       0      83       0       0      0       0
November 2026...............          74       0       0       0       0      74       0       0      0       0
November 2027...............          63       0       0       0       0      63       0       0      0       0
November 2028...............          52       0       0       0       0      52       0       0      0       0
November 2029...............          40       0       0       0       0      40       0       0      0       0
November 2030...............          27       0       0       0       0      10       0       0      0       0
November 2031...............           0       0       0       0       0       0       0       0      0       0
November 2032...............           0       0       0       0       0       0       0       0      0       0
Weighted Average Life to Maturity
   (years)(2)....................   25.83   6.46    4.86    4.04    3.58    25.63   6.01    4.53   3.74    3.35
Weighted Average Life to
   Call (years)(2)(3)............   25.80   6.38    4.81    3.99    3.54    25.63   6.01    4.53   3.74    3.35

----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean up call on the earliest possible date.

GROUP I LOAN CAP, GROUP II LOAN CAP AND WAC CAP

     The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

     o distributions on the certificates are made on the 20th day of each month, commencing in December 2002, unless such day is not a business day. In the event the 20th day is not a business day, the distributions are made on the following business day;

     o    One-Month LIBOR remains constant at 20.00%;

     o    Six-Month LIBOR remains constant at 20.00%;

     o prepayments on the mortgage loans occur at 100% of each group's Prepayment Assumption (i.e., Scenario III); and

     o the "Effective Cap" column takes into account the availability of payments under the Cap Agreement in favor of the Offered Certificates other than the Class A-1 certificates.

It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

DISTRIBUTION        GROUP I         GROUP II                       EFFECTIVE CAP
    DATE          LOAN CAP (%)    LOAN CAP (%)       WAC CAP (%)        (%)
------------      -----------     -----------        ----------    -------------
    12/02            7.8832          7.8830            7.8831          9.8943
    1/03             7.3945          7.3946            7.3946          9.9656
    2/03             7.8916          7.8918            7.8917         10.6634
    3/03             8.4594          8.4597            8.4596         11.1679
    4/03             7.4054          7.4057            7.4055         10.0521
    5/03             8.1749          8.1752            8.1750         11.0231
    6/03             7.6504          7.6506            7.6505         10.4223
    7/03             7.6530          7.6532            7.6531         10.3510
    8/03             7.9104          7.9106            7.9105         10.8051
    9/03             7.1931          7.1933            7.1932          9.8346
    10/03            8.4794          8.4795            8.4795         11.5005
    11/03            7.6601          7.6601            7.6601         10.4847
    12/03            7.4216          7.4216            7.4216         10.0757
    1/04             8.1904          8.1903            8.1904         11.2235
    2/04             7.6629          7.6628            7.6629         10.5067
    3/04             7.6638          7.6637            7.6638         10.3301
    4/04             8.1933          8.1932            8.1933         11.2470
    5/04             7.9212          7.9210            7.9211         10.7842
    6/04             7.4270          7.4268            7.4269         10.2068
    7/04             8.1963          8.1960            8.1962         11.1714
    8/04             7.6685          7.6682            7.6683         10.5508
    9/04             7.6694          7.6691            7.6693         10.5582
    10/04            9.0999          8.5273            8.8525         11.7479
    11/04            8.2729          7.7519            8.0476         10.7733
    12/04            9.7505          9.1359            9.4846         12.5999
    1/05             8.8072          8.2516            8.5666         11.4804
    2/05             8.2737          7.7513            8.0473         10.7903
    3/05            10.1126          9.4735            9.8355         12.8699
    4/05             9.8820          8.9226            9.4657         12.4956
    5/05             9.8819          8.9217            9.4650         12.4031
    6/05             9.5630          8.6330            9.1589         12.1030
    7/05             9.8817          8.9199            9.4635         12.4135
    8/05             8.9833          8.1082            8.6025         11.3793
    9/05            10.2223          9.2256            9.7883         12.9545
    10/05           10.8004          9.3868           10.1844         13.1523
    11/05           10.1248          8.7985            9.5465         12.4272
    12/05           11.1716          9.7069           10.5325         13.6146
    1/06            10.4502          9.0790            9.8515         12.8366
    2/06            10.1231          8.7937            9.5422         12.4396
    3/06            11.9970         10.4202           11.3076         14.4152
    4/06            11.2441          9.4744           10.4698         13.4722
    5/06            10.8917          9.1762           10.1406         12.9606

DISTRIBUTION        GROUP I         GROUP II                       EFFECTIVE CAP
    DATE          LOAN CAP (%)    LOAN CAP (%)       WAC CAP (%)        (%)
------------      -----------     -----------        ----------    -------------
    6/06            12.0174         10.1230           11.1875         14.4088
    7/06            11.6158          9.7832           10.8124         13.8315
    8/06            10.8888          9.1696           10.1346         13.0648
    9/06            11.6137          9.7785           10.8081         13.9394
    10/06           12.4323         10.1857           11.4455         14.4813
    11/06           12.0299          9.8543           11.0736         14.1149
    12/06           12.4294         10.1798           11.4400         14.4867
    1/07            11.2982          9.2517           10.3975         13.2647
    2/07            12.8550         10.5248           11.8289         15.0972
    3/07            13.3126         10.8975           12.2484         15.3113
    4/07            12.8077         10.2303           11.6713         14.7396
    5/07            12.8059         10.2269           11.6681         14.6426
    6/07            13.2310         10.5643           12.0537         15.2353
    7/07            13.2292         10.5608           12.0505         15.1346
    8/07            12.8007         10.2168           11.6586         14.7480
    9/07            12.7989         10.2134           11.6554         14.7501
    10/07           12.4179          9.9003           11.3037         14.2100
    11/07           13.7006         10.9209           12.4697         15.7891
    12/07           13.2421         10.5534           12.0508         12.0508
    1/08            12.0366          9.5909           10.9523         10.9523
    2/08            13.6950         10.9102           12.4596         12.4596
    3/08            13.6931         10.9066           12.4562         12.4562
    4/08            12.4077          9.8809           11.2854         11.2854
    5/08            13.6894         10.8996           12.4494         12.4494
    6/08            12.8044         10.1931           11.6431         11.6431
    7/08            12.8027         10.1898           11.6400         11.6400
    8/08            13.2276         10.5261           12.0247         12.0247
    9/08            12.0234          9.5661           10.9286         10.9286
    10/08           14.1685         11.2707           12.8767         12.8767
    11/08           12.7957         10.1768           11.6275         11.6275
    12/08           12.3941          9.8556           11.2611         11.2611
    1/09            13.6744         10.8717           12.4227         12.4227
    2/09            12.7904         10.1671           11.6182         11.6182
    3/09            14.1589         11.2528           12.8595         12.8595
    4/09            12.7869         10.1607           11.6120         11.6120
    5/09            13.2114         10.4960           11.9958         11.9958
    6/09            12.0087          9.5389           10.9024         10.9024
    7/09            14.1512         11.2387           12.8459         12.8459
    8/09            12.7800         10.1479           11.5997         11.5997
    9/09            12.3789          9.8278           11.2342         11.2342
    10/09           13.6577         10.8411           12.3931         12.3931
    11/09           12.7748         10.1385           11.5905         11.5905
    12/09           12.7731         10.1354           11.5874         11.5874
    1/10            13.1971         10.4700           11.9705         11.9705
    2/10            11.9957          9.5152           10.8795         10.8795
    3/10            14.1359         11.2110           12.8189         12.8189
    4/10            13.6466         10.8211           12.3736         12.3736
    5/10            13.1900         10.4572           11.9580         11.9580
    6/10            12.3639          9.8006           11.2077         11.2077
    7/10            13.6411         10.8112           12.3639         12.3639
    8/10            12.7594         10.1107           11.5633         11.5633
    9/10            12.7577         10.1076           11.5603         11.5603
    10/10           13.1812         10.4414           11.9425         11.9425
    11/10           11.9813          9.4894           10.8540         10.8540
    12/10           14.1189         11.1806           12.7890         12.7890
    1/11            12.7509         10.0956           11.5484         11.5484
    2/11            11.9765          9.4809           10.8457         10.8457
    3/11            14.6360         11.5843           13.2524         13.2524
    4/11            13.1707         10.4228           11.9242         11.9242
    5/11            13.1690         10.4198           11.9211         11.9211
    6/11            12.7425         10.0807           11.5336         11.5336
    7/11            13.1655         10.4137           11.9151         11.9151
    8/11            11.9671          9.4642           10.8291         10.8291
    9/11            13.6159         10.7665           12.3197         12.3197
    10/11           13.1604         10.4046           11.9060         11.9060
    11/11           12.3362          9.7515           11.1591         11.1591
    12/11           13.6106         10.7572           12.3104         12.3104
    1/12            12.7309         10.0603           11.5133         11.5133
    2/12            12.3314          9.7432           11.1507         11.1507
    3/12            14.0913         11.1319           12.7405         12.7405
    4/12            12.7260         10.0518           11.5047         11.5047
    5/12            12.7243         10.0489           11.5019         11.5019
    6/12            13.1468         10.3810           11.8823         11.8823
    7/12            13.1451         10.3781           11.8794         11.8794
    8/12            12.7195         10.0405           11.4934         11.4934
    9/12            12.7179         10.0377           11.4906         11.4906
    10/12           12.3189          9.7213           11.1288         11.1288

DISTRIBUTION        GROUP I         GROUP II                       EFFECTIVE CAP
    DATE          LOAN CAP (%)    LOAN CAP (%)       WAC CAP (%)        (%)
------------      -----------     -----------        ----------    -------------
    11/12           13.5915         10.7240           12.2770         12.2770
    12/12           13.1368         10.3637           11.8649         11.8649
    1/13            11.9411          9.4190           10.7837         10.7837
    2/13            13.5864         10.7152           12.2681         12.2681
    3/13            14.0699         11.0949           12.7032         12.7032
    4/13            11.9366          9.4113           10.7759         10.7759
    5/13            14.0664         11.0889           12.6971         12.6971
    6/13            12.7036         10.0131           11.4656         11.4656
    7/13            12.3051          9.6976           11.1047         11.1047
    8/13            13.5763         10.6980           12.2506         12.2506
    9/13            12.6989         10.0051           11.4575         11.4575
    10/13           12.6974         10.0025           11.4548         11.4548
    11/13           13.1190         10.3332           11.8338         11.8338
    12/13           13.1174         10.3305           11.8311         11.8311
    1/14            12.2961          9.6823           11.0891         11.0891
    2/14            13.1143         10.3251           11.8256         11.8256
    3/14            14.0493         11.0598           12.6673         12.6673
    4/14            12.2917          9.6748           11.0814         11.0814
    5/14            13.5617         10.6729           12.2249         12.2249
    6/14            12.6852          9.9818           11.4336         11.4336
    7/14            12.6837          9.9793           11.4310         11.4310
    8/14            13.1050         10.3093           11.8093         11.8093
    9/14            11.9123          9.3697           10.7333         10.7333
    10/14           14.0378         11.0401           12.6472         12.6472
    11/14           12.6779          9.9693           11.4207         11.4207
    12/14           12.2803          9.6553           11.0613         11.0613
    1/15            13.5491         10.6515           12.2029         12.2029
    2/15            12.6735          9.9619           11.4131         11.4131
    3/15            14.0298         11.0266           12.6331         12.6331
    4/15            12.6707          9.9571           11.4081         11.4081
    5/15            13.0916         10.2865           11.7858         11.7858
    6/15            11.9001          9.3491           10.7120         10.7120
    7/15            14.0236         11.0159           12.6221         12.6221
    8/15            12.6651          9.9475           11.3982         11.3982
    9/15            12.2680          9.6344           11.0396         11.0396
    10/15           13.5356         10.6286           12.1791         12.1791
    11/15           12.6610          9.9405           11.3909         11.3909
    12/15           12.6596          9.9382           11.3885         11.3885
    1/16            13.0802         10.2671           11.7657         11.7657
    2/16            11.8899          9.3316           10.6938         10.6938
    3/16            14.0116         10.9955           12.6008         12.6008
    4/16            13.0761         10.2601           11.7583         11.7583
    5/16            13.0748         10.2578           11.7559         11.7559
    6/16            12.6517          9.9247           11.3744         11.3744
    7/16            13.0721         10.2532           11.7511         11.7511
    8/16            11.8825          9.3190           10.6807         10.6807
    9/16            13.5202         10.6021           12.1515         12.1515
    10/16           13.0682         10.2465           11.7441         11.7441
    11/16           12.2502          9.6040           11.0079         11.0079
    12/16           13.5162         10.5952           12.1442         12.1442
    1/17            12.6429          9.9095           11.3585         11.3585
    2/17            12.2467          9.5978           11.0014         11.0014
    3/17            14.5132         11.3728           13.0362         13.0362
    4/17            12.6393          9.9033           11.3520         11.3520
    5/17            12.2432          9.5918           10.9951         10.9951
    6/17            13.5085         10.5819           12.1303         12.1303
    7/17            13.0571         10.2271           11.7237         11.7237
    8/17            12.2399          9.6398           11.0353         11.0353
    9/17            13.0874         10.3029           11.8626         11.8626
    10/17           13.3019         10.2617           11.9265         11.9265
    11/17           12.8713          9.9277           11.5390         11.5390
    12/17           13.2989         10.2555           11.9207         11.9207
    1/18            12.0885          9.3204           10.8344         10.8344
    2/18            13.7544         10.6028           12.3258         12.3258
    3/18            14.2440         10.9783           12.7629         12.7629
    4/18            12.8641          9.9129           11.5250         11.5250
    5/18            12.8627          9.9100           11.5223         11.5223
    6/18            13.2900         10.2373           11.9035         11.9035
    7/18            13.2885         10.2343           11.9007         11.9007
    8/18            12.8584          9.9013           11.5140         11.5140
    9/18            12.8570          9.8984           11.5113         11.5113
    10/18           12.4539          9.5864           11.1489         11.1489
    11/18           13.7407         10.5750           12.2994         12.2994
    12/18           13.2812         10.2196           11.8866         11.8866
    1/19            12.0725          9.2879           10.8035         10.8035
    2/19            13.7362         10.5659           12.2907         12.2907
    3/19            14.2252         10.9402           12.7267         12.7267

DISTRIBUTION        GROUP I         GROUP II                       EFFECTIVE CAP
    DATE          LOAN CAP (%)    LOAN CAP (%)       WAC CAP (%)        (%)
------------      -----------     -----------        ----------    -------------
    4/19            12.0685          9.2800           10.7959         10.7959
    5/19            14.2221         10.9340           12.7208         12.7208
    6/19            12.8444          9.8731           11.4871         11.4871
    7/19            12.4416          9.5619           11.1256         11.1256
    8/19            13.7272         10.5482           12.2737         12.2737
    9/19            12.8402          9.8649           11.4792         11.4792
    10/19           12.8388          9.8622           11.4766         11.4766
    11/19           13.2653         10.1881           11.8564         11.8564
    12/19           13.2639         10.1853           11.8538         11.8538
    1/20            12.4336          9.5462           11.1104         11.1104
    2/20            13.2611         10.1798           11.8484         11.8484
    3/20            13.7169         10.5280           12.2542         12.2542
    4/20            12.8306          9.8461           11.4611         11.4611
    5/20            13.2569         10.1716           11.8405         11.8405
    6/20            12.0504          9.2445           10.7617         10.7617
    7/20            14.2008         10.8924           12.6806         12.6806
    8/20            12.8251          9.8357           11.4509         11.4509
    9/20            12.4230          9.5258           11.0907         11.0907
    10/20           13.7067         10.5085           12.2353         12.2353
    11/20           12.8211          9.8280           11.4434         11.4434
    12/20           12.8198          9.8254           11.4410         11.4410
    1/21            13.2457         10.1503           11.8198         11.8198
    2/21            12.0403          9.2252           10.7429         10.7429
    3/21            14.1889         10.8698           12.6586         12.6586
    4/21            13.6982         10.4923           12.2195         12.2195
    5/21            13.2402         10.1400           11.8097         11.8097
    6/21            12.4115          9.5039           11.0692         11.0692
    7/21            13.6940         10.4844           12.2117         12.2117
    8/21            12.8092          9.8056           11.4215         11.4215
    9/21            12.8079          9.8031           11.4191         11.4191
    10/21           13.2335         10.1274           11.7973         11.7973
    11/21           12.0292          9.2045           10.7226         10.7226
    12/21           14.1759         10.8455           12.6348         12.6348
    1/22            12.8027          9.7936           11.4097         11.4097
    2/22            12.0256          9.1978           10.7160         10.7160
    3/22            14.6965         11.2391           13.0947         13.0947
    4/22            13.2255         10.1128           11.7829         11.7829
    5/22            13.2242         10.1104           11.7805         11.7805
    6/22            12.7964          9.7819           11.3982         11.3982
    7/22            13.2216         10.1057           11.7758         11.7758
    8/22            12.0185          9.1848           10.7032         10.7032
    9/22            13.6749         10.4493           12.1771         12.1771
    10/22           13.2178         10.0986           11.7688         11.7688
    11/22           12.3905          9.4652           11.0311         11.0311
    12/22           13.6709         10.4419           12.1698         12.1698
    1/23            12.7877          9.7660           11.3824         11.3824
    2/23            12.3869          9.4586           11.0246         11.0246
    3/23            14.6793         11.2077           13.0636         13.0636
    4/23            12.7840          9.7593           11.3758         11.3758
    5/23            12.3833          9.4522           11.0181         11.0181
    6/23            13.6631         10.4277           12.1556         12.1556
    7/23            13.2064         10.0778           11.7482         11.7482
    8/23            12.3799          9.4458           11.0119         11.0119
    9/23            13.2039         10.0734           11.7438         11.7438
    10/23           13.2027         10.0711           11.7416         11.7416
    11/23           12.7757          9.7442           11.3607         11.3607
    12/23           13.2003         10.0668           11.7372         11.7372
    1/24            11.9992          9.1496           10.6683         10.6683
    2/24            13.6530         10.4094           12.1375         12.1375
    3/24            13.6518         10.4072           12.1353         12.1353
    4/24            11.9960          9.1439           10.6625         10.6625
    5/24            14.1368         10.7745           12.5642         12.5642
    6/24            12.7676          9.7297           11.3464         11.3464
    7/24            12.3675          9.4238           10.9898         10.9898
    8/24            13.6457         10.3966           12.1246         12.1246
    9/24            12.7642          9.7238           11.3404         11.3404
    10/24           12.7631          9.7219           11.3385         11.3385
    11/24           13.1874         10.0439           11.7144         11.7144
    12/24           13.1863         10.0420           11.7124         11.7124
    1/25            12.3611          9.4125           10.9786         10.9786
    2/25            13.1841         10.0381           11.7085         11.7085
    3/25            14.1246         10.7531           12.5427         12.5427
    4/25            12.3580          9.4071           10.9731         10.9731
    5/25            13.6353         10.3784           12.1063         12.1063
    6/25            12.7545          9.7070           11.3235         11.3235
    7/25            12.7534          9.7052           11.3217         11.3217
    8/25            13.1775         10.0269           11.6972         11.6972

DISTRIBUTION        GROUP I         GROUP II                       EFFECTIVE CAP
    DATE          LOAN CAP (%)    LOAN CAP (%)       WAC CAP (%)        (%)
------------      -----------     -----------        ----------    -------------
    9/25            11.9786          9.1137           10.6322         10.6322
    10/25           14.1165         10.7393           12.5289         12.5289
    11/25           12.7494          9.6983           11.3147         11.3147
    12/25           12.3501          9.3936           10.9595         10.9595
    1/26            13.6265         10.3635           12.0914         12.0914
    2/26            12.7465          9.6934           11.3096         11.3096
    3/26            14.1111         10.7301           12.5196         12.5196
    4/26            12.7444          9.6902           11.3064         11.3064
    5/26            13.1683         10.0116           11.6816         11.6816
    6/26            11.9703          9.1000           10.6182         10.6182
    7/26            14.1069         10.7232           12.5126         12.5126
    8/26            12.7408          9.6840           11.3002         11.3002
    9/26            12.3417          9.3800           10.9456         10.9456
    10/26           13.6174         10.3488           12.0763         12.0763
    11/26           12.7381          9.6796           11.2957         11.2957
    12/26           12.7371          9.6782           11.2943         11.2943
    1/27            13.1608          9.9995           11.6694         11.6694
    2/27            11.9636          9.0893           10.6072         10.6072
    3/27            14.0990         10.7106           12.4998         12.4998
    4/27            13.6120         10.3400           12.0674         12.0674
    5/27            13.1574          9.9941           11.6639         11.6639
    6/27            12.3343          9.3683           10.9337         10.9337
    7/27            13.6094         10.3362           12.0634         12.0634
    8/27            12.7304          9.6682           11.2840         11.2840
    9/27            12.7296          9.6670           11.2829         11.2829
    10/27           13.1533          9.9882           11.6578         11.6578
    11/27           11.9568          9.0792           10.5969         10.5969
    12/27           14.0911         10.6992           12.4882         12.4882
    1/28            12.7267          9.6629           11.2785         11.2785
    2/28            11.9550          9.0762           10.5941         10.5941
    3/28            14.6108         11.0922           12.9473         12.9473
    4/28            12.7249          9.6602           11.2759         11.2759
    5/28            12.3266          9.3578           10.9225         10.9225
    6/28            13.6011         10.3247           12.0517         12.0517
    7/28            13.1471          9.9799           11.6492         11.6492
    8/28            12.3250          9.3558           10.9205         10.9205
    9/28            13.1461          9.9788           11.6478         11.6478
    10/28           13.1453          9.9782           11.6473         11.6473
    11/28           12.7210          9.6556           11.2711         11.2711
    12/28           13.1446          9.9776           11.6463         11.6463
    1/29            11.9492          9.0702           10.5872         10.5872
    2/29            13.5968         10.3209           12.0474         12.0474
    3/29            14.0818         10.6894           12.4774         12.4774
    4/29            12.7190          9.6549           11.2696         11.2696
    5/29            12.7187          9.6547           11.2695         11.2695
    6/29            13.1422          9.9766           11.6455         11.6455
    7/29            13.1421          9.9766           11.6456         11.6456
    8/29            12.7176          9.6551           11.2700         11.2700
    9/29            12.7180          9.6554           11.2706         11.2706
    10/29           12.3201          9.3545           10.9188         10.9188
    11/29           13.5948         10.3231           12.0492         12.0492
    12/29           13.1414          9.9795           11.6481         11.6481
    1/30            11.9467          9.0737           10.5902         10.5902
    2/30            13.5944         10.3263           12.0520         12.0520
    3/30            14.0806         10.6962           12.4839         12.4839
    4/30            11.9471          9.0770           10.5936         10.5936
    5/30            14.0817         10.7009           12.4873         12.4873
    6/30            12.7196          9.6671           11.2808         11.2808
    7/30            12.3218          9.3663           10.9309         10.9309
    8/30            13.5974         10.3384           12.0639         12.0639
    9/30            12.7216          9.6754           11.2885         11.2885
    10/30           12.7216          9.6775           11.2923         11.2923
    11/30           13.1482         10.0047           11.6727         11.6727
    12/30           13.1493         10.0086           11.6766         11.6766
    1/31            12.3277          9.3890           10.9513         10.9513
    2/31            13.1521         10.0198           11.6870         11.6870
    3/31            14.0935         10.7428           12.5298         12.5298
    4/31            12.3338          9.4093           10.9701         10.9701
    5/31            13.6135         10.3914           12.1139         12.1139
    6/31            12.7390          9.7316           11.3424         11.3424
    7/31            12.7413          9.7428           11.3524         11.3524
    8/31            13.1715         10.0807           11.7441         11.7441
    9/31            11.9807          9.1794           10.6915         10.6915
    10/31           14.1273         10.8427           12.6194         12.6194
    11/31           12.7677          9.8186           11.4203         11.4203
    12/31           12.3794          9.5356           11.0908         11.0908
    1/32            13.6728         10.5653           12.2757         12.2757

DISTRIBUTION        GROUP I         GROUP II                       EFFECTIVE CAP
    DATE          LOAN CAP (%)    LOAN CAP (%)       WAC CAP (%)        (%)
------------      -----------     -----------        ----------    -------------
    2/32            12.8060          9.9322           11.5272         11.5272
    3/32            12.8213         10.0056           11.5853         11.5853
    4/32            13.7350         10.7936           12.4687         12.4687
    5/32            13.3186         10.6011           12.1825         12.1825
    6/32            12.5362         10.1998           11.6067         11.6067
    7/32            13.9444         11.5438           13.0288         13.0288
    8/32            13.1637         11.5666           12.6240         12.6240
    9/32            13.5917         13.3803           13.5334         13.5334


     The following table presents the maximum One-Month LIBOR rates under which each of the classes of Offered Certificates would not be affected by the Group I Loan Cap, Group II Loan Cap or the WAC Cap. The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

     o    Six-Month LIBOR remains constant at 20.00%;

     o distributions on the certificates are made on the 20th day of each month, commencing in December 2002, unless such day is not a business day. In the event the 20th day is not a business day, the distributions are made on the following business day;

     o prepayments on the mortgage loans occur at 100% of each group's Prepayment Assumption (i.e., Scenario III).

It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

            CLASSES A-1,
               A-2A &
DISTRIBUTION   A-2B     CLASS M-1  CLASS M-2  CLASS B-1  CLASS B-2  CLASS B-3
   DATE          (%)        (%)       (%)        (%)        (%)         (%)
   -----       ------     ------     ------     ------     ------     ------
   12/02       7.9694     7.7444     7.5198     7.3694     7.3272     7.2813
    1/03       7.0999     7.0305     6.9192     6.8324     6.8090     6.7814
    2/03       7.6074     7.5354     7.4209     7.3319     7.3079     7.2796
    3/03       8.1873     8.1125     7.9945     7.9032     7.8786     7.8496
    4/03       7.1182     7.0426     6.9226     6.8297     6.8047     6.7753
    5/03       7.9038     7.8248     7.7009     7.6053     7.5797     7.5494
    6/03       7.3729     7.2921     7.1655     7.0679     7.0418     7.0110
    7/03       7.3784     7.2951     7.1650     7.0650     7.0383     7.0068
    8/03       7.6438     7.5573     7.4234     7.3207     7.2933     7.2610
    9/03       6.9156     6.8274     6.6906     6.5858     6.5579     6.5250
   10/03       8.2313     8.1377     7.9952     7.8868     7.8579     7.8239
   11/03       7.3986     7.3033     7.1578     7.0471     7.0177     6.9831
   12/03       7.1584     7.0602     6.9107     6.7973     6.7672     6.7318
    1/04       7.9484     7.8448     7.6895     7.5723     7.5413     7.5049
    2/04       7.4128     7.3066     7.1476     7.0277     6.9961     6.9589
    3/04       7.4178     7.3078     7.1439     7.0208     6.9884     6.9503
    4/04       7.9652     7.8495     7.6796     7.5527     7.5193     7.4801
    5/04       7.6909     7.5716     7.3970     7.2670     7.2329     7.1928
    6/04       7.1882     7.0659     6.8870     6.7542     6.7194     6.6785
    7/04       7.9842     7.8544     7.6683     7.5309     7.4950     7.4529
    8/04       7.4465     7.3136     7.1230     6.9827     6.9461     6.9032
    9/04       7.4530     7.3148     7.1183     6.9743     6.9368     6.8928
   10/04       8.6800     8.5310     8.3250     8.1754     8.1365     8.0910
   11/04       7.8559     7.7045     7.4945     7.3421     7.3027     7.2565
   12/04       9.3498     9.1846     8.9634     8.8045     8.7635     8.7155
    1/05       8.4080     8.2407     8.0155     7.8540     7.8125     7.7638
    2/05       7.8776     7.7062     7.4758     7.3110     7.2688     7.2192

            CLASSES A-1,
               A-2A &
DISTRIBUTION   A-2B     CLASS M-1  CLASS M-2  CLASS B-1  CLASS B-2  CLASS B-3
   DATE          (%)        (%)       (%)        (%)        (%)         (%)
   -----       ------     ------     ------     ------     ------     ------
    3/05       9.7443     9.5539     9.3090     9.1363     9.0921     9.0404
    4/05       9.3710     9.1743     8.9230     8.7464     8.7013     8.6487
    5/05       9.3820     9.1761     8.9165     8.7351     8.6891     8.6352
    6/05       9.0747     8.8615     8.5948     8.4094     8.3624     8.3075
    7/05       9.4061     9.1799     8.9029     8.7117     8.6635     8.6071
    8/05       8.5170     8.2880     8.0065     7.8125     7.7638     7.7068
    9/05       9.7766     9.5239     9.2260     9.0235     8.9728     8.9136
   10/05      10.2142     9.9431     9.6321     9.4228     9.3706     9.3097
   11/05       9.5670     9.2875     8.9692     8.7559     8.7030     8.6411
   12/05      28.1779    23.8607    21.3442    20.0923    19.7570    19.4274
    1/06      11.1612    10.5764    10.0893     9.8172     9.7592     9.6945
    2/06      10.7482    10.1870     9.7402     9.5179     9.4598     9.3948
    3/06      12.7790    12.1572    11.7518    11.5124    11.4495    11.3799
    4/06      11.6622    11.1377    10.7795    10.5494    10.4891    10.4220
    5/06      11.2359    10.7822    10.4271    10.1987    10.1388    10.0722
    6/06      12.4028    11.9796    11.6064    11.3688    11.3063    11.2372
    7/06      11.9534    11.5628    11.1946    10.9595    10.8978    10.8293
    8/06      11.1719    10.7982    10.4405    10.2107    10.1505    10.0835
    9/06      11.9491    11.5584    11.1903    10.9552    10.8935    10.8250
   10/06      12.6093    12.2149    11.8444    11.6081    11.5461    11.4774
   11/06      12.1831    11.7976    11.4326    11.1991    11.1378    11.0698
   12/06      12.6037    12.2093    11.8389    11.6026    11.5406    11.4718
    1/07      11.4082    11.0388    10.6838    10.4554    10.3955    10.3289
    2/07      13.0505    12.6466    12.2703    12.0311    11.9682    11.8987
    3/07      13.5321    13.1181    12.7356    12.4931    12.4294    12.3590
    4/07      12.8025    12.4134    12.0462    11.8116    11.7500    11.6818
    5/07      12.7992    12.4102    12.0430    11.8084    11.7468    11.6785
    6/07      13.2398    12.8418    12.4691    12.2316    12.1693    12.1002
    7/07      13.2365    12.8384    12.4657    12.2283    12.1659    12.0969
    8/07      12.7895    12.4004    12.0333    11.7987    11.7371    11.6688
    9/07      12.7862    12.3972    12.0301    11.7955    11.7339    11.6656
   10/07      12.3835    12.0028    11.6408    11.4088    11.3480    11.2804
   11/07      13.7148    13.3071    12.9285    12.6880    12.6248    12.5550
   12/07      13.2370    12.8389    12.4662    12.2288    12.1664    12.0973
    1/08      10.9630    10.7570    10.5030    10.3256    10.2801    10.2272
    2/08      12.4377    12.2371    11.9863    11.8107    11.7656    11.7148
    3/08      12.4476    12.2447    11.9927    11.8163    11.7711    11.7219
    4/08      11.2411    11.0440    10.7956    10.6211    10.5764    10.5294
    5/08      12.4684    12.2610    12.0062    11.8285    11.7828    11.7370
    6/08      11.6406    11.4368    11.1841    11.0074    10.9621    10.9185
    7/08      11.6512    11.4451    11.1911    11.0137    10.9682    10.9264
    8/08      12.0683    11.8570    11.5996    11.4206    11.3746    11.3346
    9/08      10.9345    10.7293    10.4758    10.2987    10.2533    10.2157
   10/08      12.9933    12.7700    12.5053    12.3226    12.2755    12.2392
   11/08      11.6976    11.4819    11.2219    11.0415    10.9951    10.9615
   12/08      11.3279    11.1128    10.8531    10.6729    10.6266    10.5954
    1/09      12.5677    12.3398    12.0722    11.8880    11.8406    11.8112
    2/09      11.7367    11.5131    11.2482    11.0653    11.0183    10.9917
    3/09      13.0656    12.8277    12.5540    12.3666    12.3183    12.2938
    4/09      11.7650    11.5358    11.2674    11.0828    11.0352    11.0137
    5/09      12.1900    11.9540    11.6815    11.4948    11.4467    11.4277
    6/09      11.0487    10.8206    10.5529    10.3686    10.3212    10.3053
    7/09      13.1328    12.8816    12.5997    12.4083    12.3588    12.3455
    8/09      11.8276    11.5861    11.3102    11.1217    11.0731    11.0631
    9/09      11.4580    11.2172    10.9417    10.7535    10.7049    10.6980
   10/09      12.7162    12.4592    12.1736    11.9803    11.9303    11.9267
   11/09      11.8801    11.6285    11.3463    11.1548    11.1052    11.1051
   12/09      11.8987    11.6436    11.3592    11.1666    11.1196    11.1196

            CLASSES A-1,
               A-2A &
DISTRIBUTION   A-2B     CLASS M-1  CLASS M-2  CLASS B-1  CLASS B-2  CLASS B-3
   DATE          (%)        (%)       (%)        (%)        (%)         (%)
   -----       ------     ------     ------     ------     ------     ------
    1/10      12.3327    12.0693    11.7798    11.5845    11.5399    11.5399
    2/10      11.1825    10.9287    10.6452    10.4529    10.4123    10.4123
    3/10      12.7706    12.4721    12.0976    11.8349    11.7842    11.7842
    4/10      12.3163    12.0193    11.6457    11.3835    11.3374    11.3374
    5/10      11.8930    11.5973    11.2244    10.9626    10.9213    10.9213
    6/10      11.1055    10.8158    10.4467    10.1868    10.1506    10.1506
    7/10      12.3877    12.0774    11.6956    11.4293    11.3971    11.3971
    8/10      11.5442    11.2409    10.8635    10.5993    10.5726    10.5726
    9/10      11.5686    11.2608    10.8806    10.6150    10.5935    10.5935
   10/10      12.0153    11.6970    11.3103    11.0414    11.0252    11.0252
   11/10      10.8514    10.5455    10.1663     9.9013     9.8911     9.8911
   12/10      13.0071    12.6651    12.2637    11.9874    11.9828    11.9828
    1/11      11.6737    11.3469    10.9548    10.6851    10.6851    10.6851
    2/11      10.9288    10.6089    10.2211     9.9604     9.9604     9.9604
    3/11      13.6259    13.2585    12.8414    12.5739    12.5739    12.5739
    4/11      12.1887    11.8391    11.4330    11.1783    11.1783    11.1783
    5/11      12.2208    11.8654    11.4558    11.2074    11.2074    11.2074
    6/11      11.8244    11.4705    11.0617    10.8218    10.8218    10.8218
    7/11      12.2879    11.9206    11.5035    11.2686    11.2686    11.2686
    8/11      11.1062    10.7546    10.3472    10.1249    10.1249    10.1249
    9/11      12.8218    12.4334    12.0033    11.7812    11.7812    11.7812
   10/11      12.3962    12.0098    11.5809    11.3688    11.3688    11.3688
   11/11      11.5910    11.2140    10.7910    10.5909    10.5909    10.5909
   12/11      12.9408    12.5314    12.0884    11.8917    11.8917    11.8917
    1/12      12.0766    11.6782    11.2419    11.0582    11.0582    11.0582
    2/12      11.7051    11.3082    10.8728    10.7004    10.7004    10.7004
    3/12      13.5757    13.1329    12.6691    12.5003    12.5003    12.5003
    4/12      12.2016    11.7814    11.3316    11.1787    11.1787    11.1787
    5/12      12.2458    11.8179    11.3634    11.2219    11.2219    11.2219
    6/12      12.7366    12.2907    11.8250    11.6941    11.6941    11.6941
    7/12      12.7851    12.3307    11.8599    11.7417    11.7417    11.7417
    8/12      12.3863    11.9341    11.4645    11.3608    11.3608    11.3608
    9/12      12.4360    11.9751    11.5003    11.4106    11.4106    11.4106
   10/12      12.0633    11.6042    11.1305    11.0564    11.0564    11.0564
   11/12      13.4785    12.9758    12.4751    12.4144    12.4144    12.4144
   12/12      13.0494    12.5495    12.0505    12.0071    12.0071    12.0071
    1/13      11.8176    11.3423    10.8585    10.8336    10.8336    10.8336
    2/13      13.6575    13.1241    12.6044    12.5970    12.5970    12.5970
    3/13      14.2492    13.6902    13.1647    13.1647    13.1647    13.1647
    4/13      11.9838    11.4801    11.0035    11.0035    11.0035    11.0035
    5/13      14.3859    13.8036    13.2984    13.2984    13.2984    13.2984
    6/13      12.9535    12.4040    11.9349    11.9349    11.9349    11.9349
    7/13      12.5790    12.0317    11.5820    11.5820    11.5820    11.5820
    8/13      14.0652    13.4624    13.0035    13.0035    13.0035    13.0035
    9/13      13.1580    12.5737    12.1446    12.1446    12.1446    12.1446
   10/13      13.2301    12.6337    12.2201    12.2201    12.2201    12.2201
   11/13      13.7842    13.1591    12.7555    12.7555    12.7555    12.7555
   12/13      13.8632    13.2248    12.8396    12.8396    12.8396    12.8396
    1/14      13.0048    12.3854    12.0326    12.0326    12.0326    12.0326
    2/14      14.0282    13.3619    13.0183    13.0183    13.0183    13.0183
    3/14      15.2007    14.4804    14.1473    14.1473    14.1473    14.1473
    4/14      13.2467    12.5865    12.3020    12.3020    12.3020    12.3020
    5/14      14.8249    14.0937    13.8207    13.8207    13.8207    13.8207
    6/14      13.8883    13.1809    12.9471    12.9471    12.9471    12.9471
    7/14      13.9817    13.2585    13.0562    13.0562    13.0562    13.0562
    8/14      14.5838    13.8241    13.6523    13.6523    13.6523    13.6523
    9/14      13.2504    12.5328    12.4056    12.4056    12.4056    12.4056
   10/14      15.9268    15.0846    14.9862    14.9862    14.9862    14.9862

            CLASSES A-1,
               A-2A &
DISTRIBUTION   A-2B     CLASS M-1  CLASS M-2  CLASS B-1  CLASS B-2  CLASS B-3
   DATE          (%)        (%)       (%)        (%)        (%)         (%)
   -----       ------     ------     ------     ------     ------     ------
   11/14      14.3830    13.5926    13.5429    13.5429    13.5429    13.5429
   12/14      14.0032    13.2161    13.2125    13.2125    13.2125    13.2125
    1/15      15.6854    14.8456    14.8456    14.8456    14.8456    14.8456
    2/15      14.7156    13.9430    13.9430    13.9430    13.9430    13.9430
    3/15      16.5419    15.7244    15.7244    15.7244    15.7244    15.7244
    4/15      14.9537    14.2322    14.2322    14.2322    14.2322    14.2322
    5/15      15.6179    14.9077    14.9077    14.9077    14.9077    14.9077
    6/15      14.2160    13.5956    13.5956    13.5956    13.5956    13.5956
    7/15      17.1014    16.4290    16.4290    16.4290    16.4290    16.4290
    8/15      15.4727    14.9028    14.9028    14.9028    14.9028    14.9028
    9/15      15.0887    14.5839    14.5839    14.5839    14.5839    14.5839
   10/15      16.9202    16.4299    16.4299    16.4299    16.4299    16.4299
   11/15      15.9028    15.5044    15.5044    15.5044    15.5044    15.5044
   12/15      16.0546    15.7275    15.7275    15.7275    15.7275    15.7275
    1/16      16.7893    16.5344    16.5344    16.5344    16.5344    16.5344
    2/16      15.3099    15.1598    15.1598    15.1598    15.1598    15.1598
    3/16      18.4319    18.3666    18.3666    18.3666    18.3666    18.3666
    4/16      17.3490    17.3490    17.3490    17.3490    17.3490    17.3490
    5/16      17.6430    17.6430    17.6430    17.6430    17.6430    17.6430
    6/16      17.3391    17.3391    17.3391    17.3391    17.3391    17.3391
    7/16      18.2893    18.2893    18.2893    18.2893    18.2893    18.2893
    8/16      16.8433    16.8433    16.8433    16.8433    16.8433    16.8433
    9/16      19.7227    19.7227    19.7227    19.7227    19.7227    19.7227
   10/16      19.4337    19.4337    19.4337    19.4337    19.4337    19.4337
   11/16      18.5547    18.5547    18.5547    18.5547    18.5547    18.5547
   12/16      21.0914    21.0914    21.0914    21.0914    21.0914    21.0914
    1/17      20.1535    20.1535    20.1535    20.1535    20.1535    20.1535
    2/17      20.0101    20.0101    20.0101    20.0101    20.0101    20.0101
    3/17      24.6112    24.6112    24.6112    24.6112    24.6112    24.6112
    4/17      21.9183    21.9183    21.9183    21.9183    21.9183    21.9183
    5/17      21.8697    21.8697    21.8697    21.8697    21.8697    21.8697
    6/17      25.0702    25.0702    25.0702    25.0702    25.0702    25.0702
    7/17      25.0593    25.0593    25.0593    25.0593    25.0593    25.0593
    8/17      24.9467    24.9467    24.9467    24.9467    24.9467    24.9467
    9/17      30.5286    30.5286    30.5286    30.5286    30.5286    30.5286
   10/17      39.5400    39.5400    39.5400    39.5400    39.5400    39.5400
   11/17      41.1457    41.1457    41.1457    41.1457    41.1457    41.1457
   12/17      46.1709    46.1709    46.1709    46.1709    46.1709    46.1709
    1/18      45.8688    45.8688    45.8688    45.8688    45.8688    45.8688
    2/18      58.0348    58.0348    58.0348    58.0348    58.0348    58.0348
    3/18      67.6654    67.6654    67.6654    67.6654    67.6654    67.6654
    4/18      69.9838    69.9838    69.9838    69.9838    69.9838    69.9838
    5/18      82.4254    82.4254    82.4254    82.4254    82.4254    82.4254
    6/18      104.1901   104.1901   104.1901   104.1901   104.1901   104.1901
    7/18      135.0082   135.0082   135.0082   135.0082   135.0082   135.0082
    8/18      187.4512   187.4512   187.4512   187.4512   187.4512   187.4512
    9/18      338.2624   338.2624   338.2624   338.2624   338.2624   338.2624

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date in November 2032.

     The last scheduled Distribution Date for each class of Offered Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

     Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--PREPAYMENT CONSIDERATIONS AND RISKS" and "--WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES" above and "YIELD AND PREPAYMENT CONSIDERATIONS" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

     The discussion in this section and in the section "FEDERAL INCOME TAX CONSEQUENCES" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA CONSIDERATIONS" section of this prospectus supplement to the "CODE" and "SECTIONS" are to the Internal Revenue Code of 1986, as amended.

GENERAL

     The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of Offered Certificates to receive Basis Risk Carry Forward Amounts) will comprise a "LOWER TIER REMIC" and an "UPPER TIER REMIC" organized in a two-tiered REMIC structure. Each Class of Offered Certificates represents (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest in the Upper Tier REMIC. The Class R certificate will represent ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. In addition, each class of the Offered Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft ("TAX COUNSEL") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

     A holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Upper Tier REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "CAP CONTRACTS") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components - the REMIC regular interest (the "REGULAR INTEREST") component and the Cap Contract component. To the extent the Cap Contract component has significant value, the regular interest component will be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined DE MINIMIS amount).See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss and gain or loss on the regular interest component will be treated as described in the prospectus under "FEDERAL INCOME TAX CONSEQUENCES--GAIN OR LOSS ON DISPOSITION".

     Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Offered Certificates could be considered to have been issued with OID. See "FEDERAL INCOME TAX CONSEQUENCES--TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "PREPAYMENT AND YIELD CONSIDERATIONS--STRUCTURING ASSUMPTIONS" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE OFFERED CERTIFICATES

     The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of
Section 856(c)(3)(B) of the Code. The Cap Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE CAP CONTRACT COMPONENT

     As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Certificate will be attributable to the Cap Contract component of such certificate. As of the closing date, the Cap Contract is expected to have a DE MINIMIS value. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method - the level yield or constant interest method - the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

     Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

OTHER MATTERS

     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "FEDERAL INCOME TAX
CONSEQUENCES--BACKUP WITHHOLDING" and "--TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS" in the prospectus.

                                   STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA CONSIDERATIONS" in the Prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42582
(1989)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

          (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch Ratings, Moody's or S&P (each, a "RATING AGENCY");

          (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

          (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

          (5) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Offered Certificates and at least fifty (50) percent of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Offered Certificates does not exceed twenty-five (25) percent of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than five (5) percent of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

     Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

     None of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "LEGAL INVESTMENT" in the prospectus.

                             METHOD OF DISTRIBUTION

     The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be $1,000,000 will be approximately 99.95% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the Offered Certificates, if any are taken. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

     The depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under Securities Act of 1933.

                                  LEGAL MATTERS

     The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATINGS

     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"):

                     CLASS                   MOODY'S    S&P
                     ---------------------   -------   -----

                     A-1..................     Aaa     AAA
                     A-2A.................     Aaa     AAA
                     A-2B.................     Aaa     AAA
                     M-1..................     Aa2     AA
                     M-2..................      A2     A
                     B-1..................     Baa1    BBB+
                     B-2..................     Baa2    BBB
                     B-3..................     Baa3    BBB-

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, take into account the existence of the Cap Agreement or constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis

Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

     The following terms have the meanings given below when used in this prospectus supplement.

     "ARM" means an adjustable-rate mortgage loan.

     "ACCRUED CERTIFICATE INTEREST" means, for each class of Offered Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as described in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "ADJUSTMENT DATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "APPRAISED VALUE" means (i) with respect to any first lien mortgage loan, the value of the related mortgaged property based upon the appraisal made for the originator at the time of origination of the mortgage loan or the sales price of the mortgaged property at such time of origination, whichever is less; provided, however, that in the case of a refinanced mortgage loan, such value is based solely upon the appraisal made at the time of origination of such refinanced mortgage loan, and (ii) with respect to any second lien mortgage loan, the value, determined pursuant to the WMC Guidelines, of the related mortgaged property as of the origination of the second lien mortgage loan.

     "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer and the trustee:(i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee in respect of prior Distribution Dates, the credit risk manager fee for that Distribution Date, and the trustee fee for that Distribution Date together with any related P&I Advance, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) payments from the servicer to the trustee in respect of prepayment interest shortfalls for that Distribution Date and (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans with respect to that Distribution Date. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

     "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

     "BASIS RISK CARRY FORWARD AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

     "BASIS RISK PAYMENT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--EXCESS RESERVE FUND ACCOUNT" in this prospectus supplement.

     "CAP AGREEMENT" has the meaning set forth in "THE POOLING AND SERVICING AGREEMENT--THE INTEREST RATE CAP AGREEMENT" in this prospectus supplement.

     "CAP CONTRACTS" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--TAXATION OF REGULAR INTERESTS" in this prospectus supplement.

     "CLASS A" means the Class A-1, Class A-2A and Class A-2B certificates, collectively.

     "CLASS A CERTIFICATE GROUP" means either the Class A-1 certificates or, collectively, the Class A-2A and Class A-2B certificates, as applicable.

     "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, determined as follows:

          (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

          (2) with respect to the Class A-2A and Class A-2B certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

     "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date over (B) the lesser of
(x) 64.00 % (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,217,124.

     "CLASS A-2 CERTIFICATES" means the Class A-2A and Class A-2B certificates, collectively.

     "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date) and (D) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 93.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,217,124.

     "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1

Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that Distribution Date) and (E) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 95.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,217,124.

     "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class B-1 certificates (after taking into account distribution of the Class B-1 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class B-2 certificates (after taking into account distribution of the Class B-2 Principal Distribution Amount for that Distribution Date) and (F) the Class Certificate Balance of the Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) 97.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,217,124.

     "CLASS CERTIFICATE BALANCE" means, with respect to any class of certificates, the Class Certificate Balance of any class of Offered Certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of:

     o all amounts previously distributed to holders of certificates of that class as payments of principal, and

     o in the case of any class of Class M-1, Class M-2, Class B-1, Class B-2 or Class B-3 certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M-1, Class M-2, Class B-1, Class B-2 or Class B-3 certificates.

     "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) 76.50% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,217,124.

     "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that Distribution Date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) 87.00% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date over $2,217,124.

     "CODE" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

     "CONDEMNATION PROCEEDS" means, all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

     "CREDIT SCORES" has the meaning set forth in "THE MORTGAGE LOAN POOL--CREDIT SCORES" in this prospectus supplement.

     "DETERMINATION DATE" means, for each Distribution Date, the 12th of that month or, if that day is not a business day, the immediately preceding business day.

     "DISTRIBUTION DATE" means the 20th of each month or, if that day is not a business day, the immediately succeeding business day.

     "DOL" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "DUE PERIOD" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

     "ERISA" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "EXCESS OVERCOLLATERALIZED AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "EXEMPTION" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate, the credit risk manager fee rate, and the trustee fee rate. The Expense Fee Rate is not expected to exceed 0.5275%. See "THE POOLING AND SERVICING AGREEMENT--SERVICING, CREDIT RISK MANAGER AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

     "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

     "FNBN AGREEMENTS" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES-REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

     "GROSS MARGIN" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "GROUP I LOAN CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "GROUP II LOAN CAP" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "INITIAL CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

     "INTEREST ACCRUAL PERIOD" means, for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

     "INTEREST RATE CAP PAYMENT" means, beginning on the first Distribution Date and continuing through the immediately succeeding 59 Distribution Dates thereafter, the amount, if any, equal to the product of (a) the amount by which One-Month LIBOR as of the reset date under the Cap Agreement exceeds 8.00% and
(b) the product of the interest rate notional amount amortization schedule attached as Annex II to this prospectus supplement for that date, based on an "actual/360" basis.

     "INTEREST REMITTANCE AMOUNT" means, with respect to any Distribution Date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that mortgage loan group.

     "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

     "LOWER TIER REMIC" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--GENERAL" in this prospectus supplement.

     "MAXIMUM RATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "MERS DESIGNATED MORTGAGE LOAN" means any mortgage loan for which (1) MERSCORP, Inc., its successors and assigns, has been designated the mortgagee of record and (2) the Trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

     "MINIMUM RATE" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "OFFERED CERTIFICATES" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

     "ONE-MONTH LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "ORIGINAL PURCHASE DATE" means, with respect to the WMC mortgage loans, September 26, 2002, and, with respect to the FNBN mortgage loans, July 30, 2002.

     "OVERCOLLATERALIZED AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION Provisions" in this prospectus supplement.

     "OVERCOLLATERALIZATION DEFICIENCY" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "OVERCOLLATERALIZATION REDUCTION AMOUNT" is described in "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

     "P&I ADVANCES" means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

     "PASS-THROUGH RATE" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     "PERIODIC CAP" has the meaning set forth in "THE MORTGAGE LOAN POOL--ADJUSTABLE-RATE MORTGAGE LOANS" in this prospectus supplement.

     "PLAN" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "PMI" has the meaning set forth in "THE MORTGAGE LOAN POOL--GENERAL" in this prospectus supplement.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

     "PREPAYMENT PREMIUM" has the meaning set forth in "THE MORTGAGE LOAN POOL--PREPAYMENT PREMIUMS" in this prospectus supplement.

     "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" In this prospectus supplement.

     "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:(i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related servicer Remittance Date, (ii) all full and partial principal prepayments and any advances of principal with respect to mortgage loans for the related Prepayment Period, (iii) the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal, (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date prior to the current Distribution Date and (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

     "PTE" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "RECORD DATE" means, with respect to the Offered Certificates, the business day immediately preceding the related Distribution Date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last day of the month immediately preceding the related Distribution Date (or if such day is not a business day, on the immediately preceding business day).

     "REFERENCE BANKS" means leading banks selected by the trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "RESTRICTED GROUP" has the meaning set forth in "ERISA CONSIDERATIONS" in this prospectus supplement.

     "SENIOR ENHANCEMENT PERCENTAGE" means, for any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

     "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 36.00% in this prospectus supplement.

     "SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the business day immediately preceding that Distribution Date.

     "SIX-MONTH LIBOR" has the meaning set forth in "THE MORTGAGE LOAN POOL--THE INDEX" in this prospectus supplement.

     "SPECIFIED OVERCOLLATERALIZED AMOUNT" means, prior to the Stepdown Date, an amount equal to 1.25% of the cut-off date principal balance of the mortgage loans; on and after the Stepdown Date, an amount equal to 2.50% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the cut-off date principal balance of the mortgage loans; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.

     "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

     "STEPDOWN DATE" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in December 2005 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

     "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class B-1, Class B-2 or Class B-3 certificates.

     "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by the applicable responsible party for a mortgage loan that is in breach of the applicable responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a total pool loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the applicable responsible party.

     "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "DESCRIPTION OF THE CERTIFICATES--REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS" in this prospectus supplement.

     "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "TOTAL MONTHLY EXCESS SPREAD" as to any Distribution Date equals the excess, if any, of (x) the interest collected on the mortgage loans received by the servicer on or prior to the related Determination

Date or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee, the credit risk manager fee and the trustee fee, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the fourth paragraph of "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

     A "TRIGGER EVENT," with respect to any Distribution Date, exists if (i) the quotient (expressed as a percentage) of (x) the rolling three month average of principal balance of the mortgage loans 60 days delinquent or more and (y) the principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 40% of the prior period's Senior Enhancement Percentage or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the initial principal balance of the mortgage loans in the mortgage loan pool as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

DISTRIBUTION DATE OCCURRING IN                   LOSS PERCENTAGE
------------------------------   -----------------------------------------------
December 2005 through            2.750% for the first month, plus an additional
November 2006                    1/12th of 1.750% for each month thereafter
                                 (e.g., approximately 2.896% in January 2006)

December 2006 through            4.500% for the first month, plus an additional
November 2007                    1/12th of 1.250% for each month thereafter
                                 (e.g., approximately 4.604% in January 2007)

December 2007 through            5.750% for the first month, plus an additional
November 2008                    1/12th of 0.750% for each month thereafter
                                 (e.g., approximately 5.813% in January 2008)

December 2008 through            6.500% for the first month, plus an additional
November 2009                    1/12th of 0.250% for each month thereafter
                                 (e.g., approximately 6.521% in January 2009)

December 2009 and thereafter     6.750%

     "UNPAID INTEREST AMOUNTS" for any class of certificates and any Distribution Date will equal the sum of (a) the excess of (i)the portion of Accrued Certificate Interest from Distribution Dates prior to the preceding Distribution Date remaining unpaid over (ii) the amount in respect of interest on that class of certificates actually distributed on the preceding Distribution Date and (b) interest on that excess at the applicable Pass-Through Rate (to the extent permitted by applicable law).

     "UPPER TIER REMIC" has the meaning set forth in "FEDERAL INCOME TAX CONSEQUENCES--GENERAL" in this prospectus supplement.

     "WAC CAP" has the meaning set forth in "DESCRIPTION OF THE
CERTIFICATES--DISTRIBUTIONS OF INTEREST AND PRINCIPAL" in this prospectus supplement.

                      [This Page Intentionally Left Blank]

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered GSAMP Trust 2002-HE, Mortgage Pass-Through Certificates, Series 2002-HE (the "GLOBAL SECURITIES"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     Initial Settlement for the Global Securities will be in immediately available funds.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between participants (other than Euroclear Bank and Clearstream Banking International as depositories for Euroclear and Clearstream, Luxembourg respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     TRADING BETWEEN EUROCLEAR PARTICIPANTS AND/OR CLEARSTREAM, LUXEMBOURG CUSTOMERS. Secondary market trading between Euroclear participants and/or Clearstream, Luxembourg customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND EUROCLEAR OR CLEARSTREAM, LUXEMBOURG PURCHASER. When Global Securities are to be transferred from the account of a participant (other than Euroclear Bank and Clearstream Banking International as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Euroclear participant or a Clearstream, Luxembourg customer, the purchaser must send instructions to Clearstream, Luxembourg at least one business day before settlement. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct Euroclear Bank or Clearstream Banking International, respectively, to receive the Global Securities against payment. Payment will then be made by Euroclear Bank or Clearstream Banking International, as the case may be, to the participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participants' or Clearstream, Luxembourg customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the certificates will accrue from the value date (which would be the preceding day when settlement occurs in New York).If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will be valued instead as of the actual settlement date.

     Euroclear participants and Clearstream, Luxembourg customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one-day later.

     As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants/customers can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

     Because the settlement is taking place during New York business hours, participants can employ their usual procedures for sending Global Securities to Euroclear Bank or Clearstream Banking International for the benefit of Euroclear participants or Clearstream, Luxembourg customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the participant, a cross-market transaction will settle no differently from a trade between two participants.

     TRADING BETWEEN EUROCLEAR OR CLEARSTREAM, LUXEMBOURG SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Bank or Clearstream Banking International, to another participant. The seller must send instructions to Clearstream, Luxembourg at least one business day before settlement. In these cases, Euroclear or Clearstream, Luxembourg will instruct Euroclear Bank or Clearstream Banking International, as appropriate, to credit the Global Securities to the participant's account against payment. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg customer the following business day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York).If the Euroclear participant or Clearstream, Luxembourg customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream, Luxembourg customer's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including "ORIGINAL ISSUE DISCOUNT") on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN).Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI).A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION FOR U.S. PERSONS (FORM W-9).U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or
(iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                      [This Page Intentionally Left Blank]

                                    ANNEX II

             INTEREST RATE CAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE


                                           INTEREST RATE CAP
     DISTRIBUTION DATE                    NOTIONAL AMOUNT ($)
     -----------------                    -------------------
           12/02                               96,939,323
           1/03                                95,907,016
           2/03                                94,762,701
           3/03                                93,508,758
           4/03                                92,147,977
           5/03                                90,683,558
           6/03                                89,119,096
           7/03                                87,458,576
           8/03                                85,706,354
           9/03                                83,867,141
           10/03                               81,945,990
           11/03                               79,948,267
           12/03                               77,998,810
           1/04                                76,096,459
           2/04                                74,240,083
           3/04                                72,428,579
           4/04                                70,660,867
           5/04                                68,935,896
           6/04                                67,252,639
           7/04                                65,610,093
           8/04                                64,007,280
           9/04                                62,443,246
           10/04                               60,917,058
           11/04                               59,427,806
           12/04                               57,974,602
           1/05                                56,556,580
           2/05                                55,172,893
           3/05                                53,822,716
           4/05                                52,505,243
           5/05                                51,219,686
           6/05                                49,965,278
           7/05                                48,741,270
           8/05                                47,546,930
           9/05                                46,381,543
           10/05                               45,244,414
           11/05                               44,134,862
           12/05                               43,052,222
           1/06                                41,995,847
           2/06                                40,965,105
           3/06                                39,959,378
           4/06                                38,978,063
           5/06                                38,020,572
           6/06                                37,086,332
           7/06                                36,174,782
           8/06                                35,285,375
           9/06                                34,417,577
           10/06                               33,570,868
           11/06                               32,744,740

                                           INTEREST RATE CAP
     DISTRIBUTION DATE                    NOTIONAL AMOUNT ($)
     -----------------                    -------------------
           12/06                               31,938,695
           1/07                                31,152,250
           2/07                                30,384,932
           3/07                                29,636,279
           4/07                                28,905,842
           5/07                                28,193,180
           6/07                                27,497,865
           7/07                                26,819,478
           8/07                                26,157,610
           9/07                                25,511,863
           10/07                               24,881,847
           11/07                               24,267,183
   12/07 and thereafter                                 0

               SCHEDULE A - MORTGAGE LOAN STATISTICAL INFORMATION:
                         MORTGAGE LOANS IN THE AGGREGATE

                       THE MORTGAGE LOANS (ALL COLLATERAL)

Scheduled Principal Balance:                                    $443,424,792
Number of Mortgage Loans:                                              2,811
Average Scheduled Principal Balance:                                $157,746
Weighted Average Gross Coupon:                                         8.41%
Weighted Average Net Coupon:                                           7.88%
Weighted Average FICO Score:                                             643
Weighted Average Total Pool LTV Ratio:                                90.76%
Weighted Average First Lien LTV Ratio:                                78.69%
% of Loans with First Lien LTV Ratio > 80%:                           39.35%
% of Loans with First Lien LTV Ratio > 80% with PMI:                  10.17%
Weighted Average Stated Remaining Term (months):                         339
Weighted Average Seasoning (months):                                       2
Weighted Average Months to Roll:                                          23
Weighted Average Gross Margin:                                         6.22%
Weighted Average Initial Rate Cap:                                     1.59%
Weighted Average Periodic Rate Cap:                                    1.00%
Weighted Average Gross Maximum Lifetime Rate:                         14.57%
Originator:
   WMC                                                                86.51%
   FNBN                                                               13.49%


                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE


                       NUMBER      AGGREGATE      PCT. OF                                        WEIGHTED   PCT.
                         OF        PRINCIPAL     MORT. POOL   WEIGHTED                AVERAGE    ORIG.      FULL       PCT.
 CURRENT PRINCIPAL    MORTGAGE      BALANCE       BY AGG.       AVG.      WEIGHTED   PRINCIPAL   TOTAL      DOC.       OWNER
      BALANCE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON    AVG. FICO    BALANCE    POOL LTV   LOAN      OCCUPIED
------------------    --------    -----------    ----------    ------    ---------    -------    --------   ----      --------
$0 - $25,000              73      $1,405,674.94     0.32%     12.135%       651       $19,256     99.05%    31.34%     97.74%
$25,001 - $50,000        320      12,105,669.44     2.73      11.355        651        37,830     95.12     36.72      92.65
$50,001 - $75,000        371      23,264,029.44     5.25      10.239        645        62,706     91.49     44.54      91.98
$75,001 - $100,000       306      26,874,358.59     6.06       9.376        636        87,825     89.98     42.93      93.24
$100,001 - $125,000      269      30,355,567.71     6.85       8.609        633       112,846     89.88     49.28      92.15
$125,001 - $150,000      254      34,740,385.70     7.83       8.597        641       136,773     90.64     37.61      95.38
$150,001 - $175,000      206      33,481,192.71     7.55       8.283        642       162,530     90.41     40.25      94.14
$175,001 - $200,000      174      32,823,783.01     7.40       8.154        633       188,642     91.15     45.78      95.35
$200,001 - $225,000      163      34,691,810.56     7.82       7.971        644       212,833     91.36     36.96      97.52
$225,001 - $250,000      157      37,076,673.29     8.36       8.070        639       236,157     90.02     33.24      96.86
$250,001 - $275,000      132      34,661,113.71     7.82       8.070        648       262,584     91.23     40.19      95.55
$275,001 - $350,000      206      63,164,180.36    14.24       7.953        647       306,622     91.91     37.47      95.16
$350,001 - $450,000      115      44,505,532.08    10.04       8.008        648       387,005     90.95     32.07      93.06
$450,001 - $550,000       47      23,090,621.05     5.21       7.725        646       491,290     89.67     38.73      97.98
$550,001 - $650,000       15       9,089,158.58     2.05       7.793        646       605,944     81.92     20.66     100.00
$650,001 - $750,000        3       2,095,041.30     0.47       7.830        665       698,347     83.58     32.41     100.00
                       -----    ---------------   ------       -----        ---      --------     -----     -----     ------
   TOTAL               2,811    $443,424,792.47   100.00%      8.411%       643      $157,746     90.76%    38.75%     94.98%
                       =====    ===============   ======       =====        ===      ========     =====     =====     ======

                         MORTGAGE LOANS IN THE AGGREGATE

                          DISTRIBUTION BY CURRENT RATE

                  NUMBER       AGGREGATE      PCT. OF                                         WEIGHTED    PCT.
                    OF         PRINCIPAL     MORT. POOL  WEIGHTED     WEIGHTED     AVERAGE    ORIG.       FULL       PCT.
                 MORTGAGE       BALANCE       BY AGG.      AVG.         AVG.      PRINCIPAL   TOTAL       DOC.      OWNER
 CURRENT RATE      LOANS      OUTSTANDING    PRIN. BAL.  COUPON         FICO       BALANCE    POOL LTV    LOAN     OCCUPIED
 ------------    --------     -----------    ----------  ------       --------    ---------   --------    ----     --------

5.50- 5.99%           14      $3,234,748.03      0.73%     5.973%        722      $231,053    97.63%     65.78%    100.00%
6.00- 6.49%           24       5,641,942.60      1.27      6.302         702       235,081    95.12      54.17     100.00
6.50- 6.99%          193      46,590,474.12     10.51      6.754         670       241,401    92.54      47.66      97.11
7.00- 7.49%          160      34,467,786.21      7.77      7.256         659       215,424    90.56      48.12      97.14
7.50- 7.99%          523     112,441,304.66     25.36      7.751         644       214,993    89.96      37.75      94.40
8.00- 8.49%          275      49,397,763.43     11.14      8.233         642       179,628    89.32      29.80      95.78
8.50- 8.99%          571      92,906,213.79     20.95      8.710         636       162,708    89.99      35.30      93.25
9.00- 9.49%          178      30,207,053.28      6.81      9.169         633       169,703    91.56      23.69      93.50
9.50- 9.99%          202      26,505,537.55      5.98      9.754         600       131,216    88.20      49.74      91.52
10.00-10.49%          56       6,404,983.49      1.44     10.169         578       114,375    85.45      59.40      96.15
10.50-10.99%          94       7,760,224.54      1.75     10.737         603        82,556    89.32      59.34      93.29
11.00-11.49%          49       3,088,990.79      0.70     11.269         615        63,041    91.52      51.40      94.77
11.50-11.99%         305      17,627,128.47      3.98     11.908         658        57,794    98.74      31.50      99.41
12.00-12.49%          37       1,852,201.91      0.42     12.168         647        50,060    97.79      30.30     100.00
12.50-12.99%          47       1,989,259.08      0.45     12.825         662        42,325    98.69      24.45     100.00
13.00-13.49%          19         722,385.11      0.16     13.304         643        38,020   100.00      10.37     100.00
13.50-13.99%          55       2,270,848.53      0.51     13.861         629        41,288    99.05      34.97      98.87
14.00-14.49%           8         259,361.55      0.06     14.057         656        32,420   100.00      35.37     100.00
15.00-15.49%           1          56,585.33      0.01     15.490         650        56,585    95.00       0.00     100.00
                   -----    ---------------    ------     ------         ---      --------    -----      -----     ------
   TOTAL           2,811    $443,424,792.47    100.00%     8.411%        643      $157,746    90.76%     38.75%     94.98%
                   =====    ===============    ======     ======         ===      ========    =====      =====     ======


                          DISTRIBUTION BY LIEN POSITION

                                         PCT. OF
              NUMBER       AGGREGATE     MORT.                                             WEIGHTED
                OF         PRINCIPAL     POOL BY                               AVERAGE       ORIG.
   LIEN      MORTGAGE       BALANCE      AGG.         WEIGHTED     WEIGHTED   PRINCIPAL   TOTAL POOL   PCT. FULL   PCT. OWNER
 POSITION      LOANS      OUTSTANDING    PRIN. BAL.  AVG. COUPON  AVG. FICO    BALANCE        LTV      DOC. LOAN    OCCUPIED
 --------    --------     -----------    ----------  -----------  ---------    -------    ----------   ---------    ---------
First          2,173    $409,781,511.05     92.41%     8.143%         641      $188,579      90.07%       39.05%      94.62%
Second           638      33,643,281.42      7.59     11.673          665        52,732      99.23        35.15       99.37
               -----    ---------------    ------     ------          ---        ------      -----        -----       -----
    TOTAL      2,811    $443,424,792.47    100.00%     8.411%         643      $157,746      90.76%       38.75%      94.98%
               =====    ===============    ======     ======          ===      ========      =====        =====       =====

                         DISTRIBUTION BY TOTAL POOL LTV

                  NUMBER       AGGREGATE      PCT. OF
                    OF         PRINCIPAL     MORT.POOL  WEIGHTED                 AVERAGE      WEIGHTED                 PCT.
                 MORTGAGE      BALANCE        BY AGG.     AVG.      WEIGHTED    PRINCIPAL    ORIG. TOTAL  PCT. FULL   OWNER
TOTAL POOL LTV    LOANS      OUTSTANDING     PRIN. BAL.  COUPON     AVG. FICO    BALANCE      POOL LTV    DOC. LOAN   OCCUPIED
--------------   --------    -----------     ----------  ------     ---------    -------      --------    ---------   --------

Below 40.00%         15     $1,199,036.56      0.27%     8.168%        622       $79,936       28.22%      70.40%      84.47%
40 - 49.99%          11      1,132,388.67      0.26      8.349         611       102,944       47.26       35.51       95.35
50 - 59.99%          31      5,717,092.84      1.29      7.913         626       184,422       55.62       26.61       92.69
60 - 69.99%          81     11,915,235.91      2.69      8.148         607       147,102       65.67       36.24       85.20
70 - 79.99%         211     41,085,736.58      9.27      8.136         610       194,719       75.20       37.35       90.56
80 - 84.99%         261     45,262,176.51     10.21      8.276         613       173,418       80.57       40.73       88.10
85 - 89.99%         190     34,341,978.61      7.74      8.604         605       180,747       86.28       50.79       91.73
90 - 94.99%         367     68,443,827.52     15.44      8.529         638       186,495       90.84       41.13       90.15
95 - 100.00%      1,644    234,327,319.27     52.84      8.449         664       142,535       98.76       36.43       99.58
                  -----   ---------------    ------      -----         ---      --------       -----       -----       -----
   TOTAL          2,811   $443,424,792.47    100.00%     8.411%        643      $157,746       90.76%      38.75%      94.98%
                  =====   ===============    ======      =====         ===      ========       =====       =====       =====

                         MORTGAGE LOANS IN THE AGGREGATE

                         DISTRIBUTION BY FIRST LIEN LTV

                                 AGGREGATE       PCT. OF                                       WEIGHTED      PCT.
                 NUMBER OF       PRINCIPAL      MORT. POOL    WEIGHTED    WEIGHTED    AVERAGE   ORIG.        FULL      PCT.
                 MORTGAGE         BALANCE        BY AGG.        AVG.        AVG.     PRINCIPAL  FIRST        DOC.      OWNER
 FIRST LIEN LTV    LOANS        OUTSTANDING     PRIN. BAL.    COUPON       FICO      BALANCE    LIEN LTV     LOAN     OCCUPIED
 --------------    -----        -----------     ----------    ------       ----      -------    --------     ----     --------

 Below 40.00%      653         $34,842,317.98    7.86%        11.552%      664       $53,357    19.93%      36.37%    98.86%
 40 - 49.99%        11           1,132,388.67    0.26          8.349       611       102,944    47.26       35.51     95.35
 50 - 59.99%        32           6,316,199.48    1.42          7.874       626       197,381    55.90       24.09     93.38
 60 - 69.99%        83          12,814,073.61    2.89          8.152       608       154,386    65.50       36.81     86.24
 70 - 79.99%       234          46,399,726.32   10.46          8.101       618       198,289    75.39       34.90     91.64
 80 - 84.99%       869         174,909,598.36   39.45          7.799       652       201,277    80.15       35.26     96.24
 85 - 89.99%       186          33,525,605.72    7.56          8.595       605       180,245    86.26       50.39     91.52
 90 - 94.99%       329          62,468,663.08   14.09          8.559       634       189,874    90.85       42.49     90.04
 95 - 100.00%      414          71,016,219.25   16.02          8.456       660       171,537    96.70       43.95     99.85
                 -----        ---------------  ------          -----       ---       -------    -----       -----     -----
    TOTAL        2,811        $443,424,792.47  100.00%         8.411%      643      $157,746    78.69%      38.75%    94.98%
                 =====        ===============  ======          =====       ===      ========    =====       =====     =====

                                    DISTRIBUTION BY PRIMARY MORTGAGE INSURANCE

                      NUMBER       AGGREGATE       PCT. OF                                       WEIGHTED    PCT.
                       OF          PRINCIPAL     MORT. POOL   WEIGHTED                AVERAGE     ORIG.      FULL     PCT.
 PRIMARY MORTGAGE    MORTGAGE      BALANCE        BY AGG.       AVG.      WEIGHTED   PRINCIPAL    TOTAL      DOC.     OWNER
     INSURANCE        LOANS       OUTSTANDING    PRIN. BAL.    COUPON    AVG. FICO    BALANCE    POOL LTV    LOAN     OCCUPIED
 ----------------    --------     -----------    ----------    ------    ---------    -------    --------    ----     --------
Radian                   217    $37,158,482.43      8.38%      8.712%      669      $171,237     93.29%      4.93%    96.85%
MGIC                      51      7,357,386.40      1.66       8.662       673       144,262     93.22       1.40     98.48
Republic                   5        578,609.32      0.13       8.614       677       115,722     92.67      14.43     85.57
N/A                    2,538    398,330,314.32     89.83       8.378       640       156,947     90.48      42.63     94.75
                       -----   ---------------    ------       -----       ---       -------     -----      -----     -----
   TOTAL               2,811   $443,424,792.47    100.00%      8.411%      643      $157,746     90.76%     38.75%    94.98%
                       =====   ===============    ======       =====       ===      ========     =====      =====     =====

                          DISTRIBUTION BY DOCUMENTATION

                                              PCT. OF
                                              MORT.
                   NUMBER      AGGREGATE      POOL BY                                          WEIGHTED
                     OF        PRINCIPAL      AGG.       WEIGHTED    WEIGHTED      AVERAGE      ORIG.        PCT.      PCT.
                  MORTGAGE      BALANCE       PRIN.      AVG.          AVG.       PRINCIPAL     TOTAL        FULL     OWNER
 DOCUMENTATION      LOANS     OUTSTANDING     BAL.       COUPON        FICO        BALANCE     POOL LTV   DOC. LOAN  OCCUPIED
 -------------    --------    -----------     -------    --------    --------      --------    --------   ---------  --------
Full               1,129    $171,830,576.24    38.75%     8.328%        619        $152,197      90.41%    100.00%     95.85%
Stated             1,069     167,843,488.36    37.85      8.488         664         157,010      91.14       0.00      95.67
Limited              340      59,047,797.22    13.32      8.207         633         173,670      91.62       0.00      89.36
NI/NA                273      44,702,930.65    10.08      8.706         670         163,747      89.59       0.00      96.49
                   -----    ---------------   ------      -----         ---         -------      -----       ----      -----
   TOTAL           2,811    $443,424,792.47   100.00%     8.411%        643        $157,746      90.76%     38.75%     94.98%
                   =====    ===============   ======      =====         ===        ========      =====      =====      =====

                          DISTRIBUTION BY LOAN PURPOSE

                   NUMBER      AGGREGATE        PCT. OF                                         WEIGHTED    PCT.
                     OF        PRINCIPAL      MORT. POOL                            AVERAGE      ORIG.       FULL     PCT.
                  MORTGAGE      BALANCE         BY AGG.      WEIGHTED    WEIGHTED   PRINCIPAL    TOTAL       DOC.     OWNER
  LOAN PURPOSE      LOANS      OUTSTANDING     PRIN. BAL.   AVG. COUPON  AVG. FICO   BALANCE     POOL LTV    LOAN    OCCUPIED
  ------------    --------     -----------    -----------   -----------  ---------  ---------    --------    ----    --------
Purchase            1,797    $266,987,856.68      60.21%       8.463%       660      $148,574     94.90%     31.91%    96.35%
Cashout Refi          851     152,488,041.03      34.39        8.308        616       179,187     84.35      49.12     92.97
Rate/Term Refi        163      23,948,894.76       5.40        8.480        614       146,926     85.41      49.00     92.54
                    -----    ---------------     ------        -----        ---       -------     -----      -----     -----
   TOTAL            2,811    $443,424,792.47     100.00%       8.411%       643      $157,746     90.76%     38.75%    94.98%
                    =====    ===============     ======        =====        ===      ========     =====      =====     =====

                         MORTGAGE LOANS IN THE AGGREGATE

                        DISTRIBUTION BY OCCUPANCY STATUS

                    NUMBER       AGGREGATE       PCT. OF                                       WEIGHTED
                      OF         PRINCIPAL     MORT. POOL    WEIGHTED   WEIGHTED    AVERAGE     ORIG.       PCT.      PCT.
                    MORTGAGE      BALANCE        BY AGG.       AVG.       AVG.     PRINCIPAL    TOTAL       FULL      OWNER
 OCCUPANCY STATUS    LOANS      OUTSTANDING    PRIN. BAL.     COUPON      FICO      BALANCE    POOL LTV   DOC. LOAN  OCCUPIED
 ----------------   --------    -----------    ----------     ------    --------   ---------   ---------  ---------  --------
Owner Occupied        2,648  $421,165,039.31      94.98%      8.409%       642      $159,050     91.26%     39.10%    100.00%
Non Owner               138    18,544,805.22       4.18       8.476        661       134,383     81.35      36.23       0.00
Second Home              25     3,714,947.94       0.84       8.217        651       148,598     81.19      11.30       0.00
                      -----  ---------------     ------       -----        ---       -------     -----      -----      -----
   TOTAL              2,811  $443,424,792.47     100.00%      8.411%       643      $157,746     90.76%     38.75%     94.98%
                      =====  ===============     ======       =====        ===      ========     =====      =====      =====

                          DISTRIBUTION BY PROPERTY TYPE

                  NUMBER      AGGREGATE        PCT. OF                                         WEIGHTED
                   OF         PRINCIPAL      MORT. POOL     WEIGHTED                AVERAGE     ORIG.       PCT.      PCT.
                 MORTGAGE      BALANCE         BY AGG.        AVG.     WEIGHTED    PRINCIPAL    TOTAL       FULL      OWNER
 PROPERTY TYPE    LOANS      OUTSTANDING     PRIN. BAL.      COUPON    AVG. FICO    BALANCE    POOL LTV   DOC. LOAN  OCCUPIED
 -------------   --------    -----------     ----------      ------    ---------    -------    --------   ---------  --------
Single Family      1,990   $308,494,694.67      69.57%        8.429%      639       $155,022     90.74%     40.36%     95.65%
PUD                  379     66,297,981.87      14.95         8.420       642        174,929     92.05      36.98      97.44
Condo                276     35,658,470.67       8.04         8.128       661        129,197     93.74      40.48      96.54
2-4 Family           159     32,429,606.08       7.31         8.535       661        203,960     85.41      24.86      82.06
Man. Housing           7        544,039.18       0.12         8.233       616         77,720     73.75      56.69      81.50
                   -----   ---------------     ------         -----       ---       --------     -----      -----      -----
   TOTAL           2,811   $443,424,792.47     100.00%        8.411%      643       $157,746     90.76%     38.75%     94.98%
                   =====   ===============     ======         =====       ===       ========     =====      =====      =====

                              DISTRIBUTION BY STATE

                                               PCT. OF
                    NUMBER       AGGREGATE     MORT.                                             WEIGHTED
                      OF         PRINCIPAL     POOL BY     WEIGHTED                  AVERAGE     ORIG.      PCT.       PCT.
                   MORTGAGE       BALANCE      AGG.          AVG.       WEIGHTED     PRINCIPAL    TOTAL     FULL       OWNER
      STATE          LOANS      OUTSTANDING    PRIN. BAL.   COUPON     AVG. FICO     BALANCE     POOL LTV  DOC. LOAN  OCCUPIED
      -----          -----      -----------    ----------   ------     ---------     -------     --------  ---------  --------
California -
  South                958    $168,227,467.71     37.94%     8.194%       649        $175,603     92.24%     38.90%     95.08%
California -
  North                265      51,404,313.67     11.59      8.033        650         193,979     92.01      46.95      95.91
New York               120      25,757,774.83      5.81      8.494        638         214,648     84.48      29.06      97.48
Arizona                151      18,929,177.29      4.27      8.354        642         125,359     89.91      30.07      96.35
Texas                  134      16,772,052.29      3.78      8.985        641         125,165     89.80      37.05      91.10
Florida                129      16,481,566.54      3.72      8.995        633         127,764     90.50      27.67      92.66
Illinois                93      15,943,051.61      3.60      8.650        655         171,431     88.19      17.83      97.40
New Jersey              72      13,290,797.30      3.00      8.745        639         184,594     90.64      27.71      93.68
Virginia                67      10,630,286.41      2.40      8.474        637         158,661     90.18      32.26      94.82
Georgia                 83      10,391,799.28      2.34      8.653        639         125,202     93.62      33.86      94.95
Massachusetts           47       9,264,837.96      2.09      8.315        643         197,124     87.28      34.08      95.37
All Others             692      86,331,667.58     19.47      8.700        628         124,757     90.04      48.27      94.12
                     -----    ---------------    ------      -----        ---        --------     -----      -----      -----
   TOTAL             2,811    $443,424,792.47    100.00%     8.411%       643        $157,746     90.76%     38.75%     94.98%
                     =====    ===============    ======      =====        ===        ========     =====      =====      =====

                         MORTGAGE LOANS IN THE AGGREGATE

                            DISTRIBUTION BY ZIP CODES

                             AGGREGATE       PCT. OF                                            WEIGHTED     PCT.
              NUMBER OF      PRINCIPAL      MORT. POOL     WEIGHTED    WEIGHTED    AVERAGE       ORIG.       FULL     PCT.
              MORTGAGE        BALANCE         BY AGG.        AVG.        AVG.      PRINCIPAL   TOTAL POOL    DOC.     OWNER
 ZIP CODES      LOANS       OUTSTANDING     PRIN. BAL.      COUPON       FICO       BALANCE       LTV        LOAN    OCCUPIED
 ---------    ---------     -----------     ----------      -------    --------    ---------    ---------   -----    --------

93065              15       $2,594,818.16       0.59%       8.031%        654      $172,988       92.03%     56.48%    91.38%
91307               9        2,374,121.45       0.54        8.018         675       263,791       91.42      27.40    100.00
93033              18        2,362,331.66       0.53        8.647         670       131,241       97.03      23.76    100.00
91342              14        2,350,772.62       0.53        8.116         649       167,912       94.08      44.81    100.00
91335              15        2,210,144.18       0.50        8.475         638       147,343       89.38      58.28     94.13
94591               9        2,105,368.86       0.47        7.944         619       233,930       88.06      88.46     60.43
91344               8        1,915,942.46       0.43        8.642         609       239,493       94.19      56.04    100.00
92064               7        1,722,855.25       0.39        7.761         638       246,122       91.08      57.54    100.00
93035               8        1,715,149.02       0.39        8.155         683       214,394       98.79      30.10     87.94
91384               8        1,706,882.10       0.38        8.428         648       213,360       94.29      19.51    100.00
All Others      2,700      422,366,406.71      95.25        8.420         642       156,432       90.65      38.36     95.06
                -----     ---------------     ------        -----         ---      --------       -----      -----     -----
    TOTAL       2,811     $443,424,792.47     100.00%       8.411%        643      $157,746       90.76%     38.75%    94.98%
                =====     ===============     ======        =====         ===      ========       =====      =====     =====

                   DISTRIBUTION BY ORIGINAL MONTHS TO MATURITY

                                AGGREGATE       PCT. OF                                        WEIGHTED
   ORIGINAL      NUMBER OF      PRINCIPAL      MORT. POOL    WEIGHTED    WEIGHTED    AVERAGE   ORIG.      PCT.       PCT.
   MONTHS TO     MORTGAGE        BALANCE        BY AGG.        AVG.        AVG.     PRINCIPAL  TOTAL      FULL       OWNER
   MATURITY        LOANS       OUTSTANDING     PRIN. BAL.     COUPON       FICO      BALANCE   POOL LTV   DOC. LOAN  OCCUPIED
   --------      ---------     -----------     ----------     ------       ----      -------   --------   ---------  --------
0-180                729     $46,785,475.95        10.55%     10.786%       661      $64,178      94.20%     28.69%     97.60%
181-240                2         223,710.49         0.05       8.026        593      111,855      65.24      35.65     100.00
241-360            2,080     396,415,606.03        89.40       8.130        641      190,584      90.37      39.94      94.67
                   -----    ---------------       ------       -----        ---     --------      -----      -----      -----
  TOTAL            2,811    $443,424,792.47       100.00%      8.411%       643     $157,746      90.76%     38.75%     94.98%
                   =====    ===============       ======       =====        ===     ========      =====      =====      =====

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                   NUMBER        AGGREGATE      PCT. OF                                         WEIGHTED    PCT.
   REMAINING         OF          PRINCIPAL     MORT. POOL    WEIGHTED                AVERAGE     ORIG.      FULL      PCT.
   MONTHS TO      MORTGAGE       BALANCE        BY AGG.       AVG.      WEIGHTED    PRINCIPAL    TOTAL      DOC.      OWNER
    MATURITY        LOANS      OUTSTANDING     PRIN. BAL.     COUPON    AVG. FICO    BALANCE    POOL LTV    LOAN     OCCUPIED
    --------        -----      -----------     ----------     ------    ---------    -------    --------    ----     --------
0 - 180               729     $46,785,475.95      10.55%     10.786%       661        $64,178     94.20%    28.69%     97.60%
181 - 240               2         223,710.49       0.05       8.026        593        111,855     65.24     35.65     100.00
241 - 360           2,080     396,415,606.03      89.40       8.130        641        190,584     90.37     39.94      94.67
                    -----    ---------------     ------       -----        ---       --------     -----     -----      -----
   TOTAL            2,811    $443,424,792.47     100.00%      8.411%       643       $157,746     90.76%    38.75%     94.98%
                    =====    ===============     ======       =====        ===       ========     =====     =====      =====

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                PCT. OF
                      NUMBER      AGGREGATE     MORT.                                           WEIGHTED    PCT.
                        OF        PRINCIPAL     POOL BY      WEIGHTED                AVERAGE    ORIG.       FULL     PCT.
                     MORTGAGE      BALANCE      AGG.          AVG.       WEIGHTED    PRINCIPAL  TOTAL       DOC.     OWNER
 AMORTIZATION TYPE    LOANS      OUTSTANDING    PRIN. BAL.   COUPON     AVG. FICO    BALANCE    POOL LTV    LOAN    OCCUPIED
 -----------------   --------    -----------   ----------    -------    ---------    -------    --------    ----    ---------
2/28 LIBOR ARM        1,474    $289,078,545.77     65.19%     8.109%        634     $196,118      91.53%     44.44%   95.37%
Fixed Rate              568      93,297,272.22     21.04      8.327         656      164,256      85.69      22.14    92.68
Fixed Balloon           680      42,619,217.45      9.61     11.019         663       62,675      96.60      28.46    98.34
3/27 LIBOR ARM           86      18,035,359.63      4.07      7.474         659      209,713      90.84      58.67    92.66
6 Mo. LIBOR ARM           3         394,397.40      0.09     10.046         641      131,466      94.22       0.00   100.00
                      -----    ---------------    ------     ------         ---     --------      -----      -----   ------
   TOTAL              2,811    $443,424,792.47    100.00%     8.411%        643     $157,746      90.76%     38.75%   94.98%
                      =====    ===============    ======     ======         ===     ========      =====      =====   ======

                         MORTGAGE LOANS IN THE AGGREGATE

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                               PCT. OF
                               AGGREGATE        MORT.                                          WEIGHTED
                NUMBER OF      PRINCIPAL      POOL BY      WEIGHTED                 AVERAGE     ORIG.                 PCT.
  MONTHS TO     MORTGAGE        BALANCE         AGG.         AVG.      WEIGHTED    PRINCIPAL    TOTAL     PCT. FULL   OWNER
  RATE RESET      LOANS       OUTSTANDING     PRIN. BAL.    COUPON     AVG. FICO    BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
  ----------    -------       -----------     ----------    ------     ---------    -------    --------   ---------   --------
1-12                  3         $394,397.40       0.09%    10.046%        641       $131,466    94.22%       0.00%    100.00%
13-24             1,474      289,078,545.77      65.19      8.109         634        196,118    91.53       44.44      95.37
25-36                86       18,035,359.63       4.07      7.474         659        209,713    90.84       58.67      92.66
N/A               1,248      135,916,489.67      30.65      9.171         658        108,907    89.11       24.12      94.45
                  -----     ---------------     ------      -----         ---       --------    -----       -----      -----
   TOTAL          2,811     $443,424,792.47     100.00%     8.411%        643       $157,746    90.76%      38.75%     94.98%
                  =====     ===============     ======      =====         ===       ========    =====       =====      =====

                   DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                               PCT. OF
                                                MORT.
                    NUMBER        AGGREGATE     POOL BY                                       WEIGHTED
                      OF          PRINCIPAL     AGG.       WEIGHTED  WEIGHTED     AVERAGE      ORIG.                  PCT.
  GROSS MAXIMUM     MORTGAGE      BALANCE       PRIN.      AVG.         AVG.     PRINCIPAL     TOTAL      PCT. FULL   OWNER
  LIFETIME RATE      LOANS      OUTSTANDING      BAL.      COUPON      FICO      BALANCE      POOL LTV   DOC. LOAN   OCCUPIED
  -------------      -----      -----------      ----      ------      ----      -------      --------   ---------   --------
11.50-11.99%             1        $289,886.17    0.07%     6.625%      652       $289,886      100.00%      0.00%     100.00%
12.00-12.49%            14       3,234,748.03    0.73      5.973       722        231,053       97.63      65.78      100.00
12.50-12.99%            29       6,796,597.32    1.53      6.429       695        234,365       94.92      55.35      100.00
13.00-13.49%           166      40,516,852.72    9.14      6.746       672        244,077       94.37      46.39       96.99
13.50-13.99%           139      29,689,379.30    6.70      7.299       661        213,593       92.74      49.99       96.08
14.00-14.49%           415      90,385,315.23   20.38      7.776       641        217,796       91.89      39.63       95.98
14.50-14.99%           171      31,222,761.35    7.04      8.236       628        182,589       91.21      39.37       95.94
15.00-15.49%           310      56,784,139.28   12.81      8.715       617        183,175       90.32      49.20       93.53
15.50-15.99%            95      16,780,815.30    3.78      9.192       619        176,640       91.49      36.67       90.56
16.00-16.99%           165      25,451,783.92    5.74      9.827       583        154,253       87.09      52.28       93.35
17.00-17.99%            54       5,955,001.29    1.34     10.767       570        110,278       84.53      64.16       91.90
18.00-18.99%             3         289,018.06    0.07     10.979       578         96,339       75.04      24.90      100.00
20.00% & Above           1         112,004.83    0.03     13.580       525        112,005       83.00     100.00      100.00
N/A                  1,248     135,916,489.67   30.65      9.171       658        108,907       89.11      24.12       94.45
                     -----    ---------------  ------      -----       ---       --------       -----      -----       -----
   TOTAL             2,811    $443,424,792.47  100.00%     8.411%      643       $157,746       90.76%     38.75%      94.98%
                     =====    ===============  ======      =====       ===       ========       =====      =====       =====

                          DISTRIBUTION BY GROSS MARGIN

                                              PCT. OF
                                              MORT.
                  NUMBER       AGGREGATE      POOL BY                                          WEIGHTED
                    OF         PRINCIPAL      AGG.                                 AVERAGE     ORIG.      PCT.       PCT.
                 MORTGAGE       BALANCE       PRIN.      WEIGHTED     WEIGHTED    PRINCIPAL    TOTAL      FULL       OWNER
 GROSS MARGIN      LOANS      OUTSTANDING     BAL.     AVG. COUPON   AVG. FICO     BALANCE     POOL LTV   DOC. LOAN  OCCUPIED
 ------------      -----      -----------     ----     -----------   ---------     -------     --------   ---------  --------
3.50- 3.99%            4       $607,815.92      0.14%     7.601%        710       $151,954       63.42%    31.21%      59.75%
4.00- 4.49%           38      9,234,228.12      2.08      7.208         679        243,006       95.38     62.14      100.00
4.50- 4.99%           93     19,346,001.40      4.36      7.588         663        208,022       94.52     59.77       90.78
5.00- 5.49%          182     39,033,490.93      8.80      7.744         648        214,470       91.77     33.60       98.68
5.50- 5.99%          245     53,567,588.85     12.08      7.712         640        218,643       89.78     42.50       92.31
6.00- 6.49%          331     66,099,186.52     14.91      8.046         634        199,695       91.82     48.52       94.78
6.50- 6.99%          275     53,647,037.76     12.10      8.164         633        195,080       91.67     38.28       95.85
7.00- 7.49%          159     26,983,544.34      6.09      8.572         618        169,708       92.33     45.17       96.93
7.50- 7.99%          102     19,034,431.90      4.29      8.856         608        186,612       90.21     54.82       96.59
8.00- 8.49%          111     16,522,603.95      3.73      9.120         607        148,852       89.68     51.96       96.51
8.50- 8.99%           17      2,866,236.91      0.65      8.232         653        168,602       94.01     52.41       94.05
9.00- 9.49%            1        212,097.94      0.05     11.000         650        212,098       95.00      0.00      100.00
9.50- 9.99%            4        275,128.62      0.06      9.629         651         68,782       80.50    100.00       44.29
10.50-10.99%           1         78,909.64      0.02      8.875         500         78,910       77.45    100.00      100.00
N/A                1,248    135,916,489.67     30.65      9.171         658        108,907       89.11     24.12       94.45
                   -----   ---------------    ------     ------         ---       --------       -----     -----      ------
   TOTAL           2,811   $443,424,792.47    100.00%     8.411%        643       $157,746       90.76%    38.75%      94.98%
                   =====   ===============    ======     ======         ===       ========       =====     =====       =====

                      THE AGGREGATE GROUP I MORTGAGE LOANS

               SCHEDULE B - MORTGAGE LOAN STATISTICAL INFORMATION:
                      THE AGGREGATE GROUP I MORTGAGE LOANS

                           THE GROUP I MORTGAGE LOANS

Scheduled Principal Balance:                                   $258,980,996
Number of Mortgage Loans:                                             1,919
Average Scheduled Principal Balance:                               $134,956
Weighted Average Gross Coupon:                                        8.41%
Weighted Average Net Coupon:                                          7.88%
Weighted Average Total Pool LTV Ratio:                               91.15%
Weighted Average First Lien LTV Ratio:                               79.38%
% of Loans with First Lien  LTV Ratio > 80%:                         37.01%
% of Loans with First Lien LTV Ratio > 80% with PMI:                  2.60%
Weighted Average FICO Score:                                            635
Weighted Average Stated Remaining Term (months):                        344
Weighted Average Seasoning (months):                                      2
Weighted Average Months to Roll:                                         23
Weighted Average Gross Margin:                                        6.27%
Weighted Average Initial Rate Cap:                                    1.59%
Weighted Average Periodic Rate Cap:                                   1.00%
Weighted Average Gross Maximum Lifetime Rate:                        14.63%
Originator:
     WMC                                                             96.82%
     FNBN                                                             3.18%

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                       NUMBER        AGGREGATE       PCT. OF                                      WEIGHTED     PCT.
                         OF          PRINCIPAL      MORT. POOL   WEIGHTED              AVERAGE     ORIG.       FULL      PCT.
 CURRENT PRINCIPAL    MORTGAGE       BALANCE         BY AGG.       AVG.     WEIGHTED   PRINCIPAL   TOTAL       DOC.      OWNER
      BALANCE           LOANS      OUTSTANDING      PRIN. BAL.   COUPON    AVG. FICO   BALANCE    POOL LTV     LOAN    OCCUPIED
-----------------     --------     -----------      ----------   ------    ---------   -------    --------     ----    --------
$0 - $25,000               70      $1,347,827.65        0.52%    12.281%      650       $19,255    99.01%     31.21%    97.64%
$25,001 - $50,000         290      10,929,665.20        4.22     11.624       647        37,689    96.41      35.97     94.06
$50,001 - $75,000         226      13,725,877.65        5.30     10.152       632        60,734    89.95      51.03     92.08
$75,001 - $100,000        167      14,771,491.74        5.70      8.819       609        88,452    87.56      54.01     91.82
$100,001 - $125,000       192      21,655,697.19        8.36      8.406       624       112,790    89.72      63.06     90.98
$125,001 - $150,000       191      26,132,716.83       10.09      8.335       634       136,821    90.61      42.25     94.36
$150,001 - $175,000       163      26,518,733.17       10.24      8.198       635       162,692    91.25      46.58     95.61
$175,001 - $200,000       147      27,802,461.86       10.74      8.126       629       189,132    91.69      50.69     95.87
$200,001 - $225,000       144      30,668,853.81       11.84      7.913       641       212,978    91.41      41.09     97.20
$225,001 - $250,000       136      32,139,289.36       12.41      8.023       636       236,318    90.32      36.88     96.38
$250,001 - $275,000       109      28,652,982.23       11.06      7.996       645       262,871    92.03      47.72     96.39
$275,001 - $350,000        80      23,183,289.01        8.95      7.776       642       289,791    92.41      52.41     93.51
$350,001 - $450,000         4       1,452,110.68        0.56      8.196       645       363,028    85.54      50.56     75.24
                        -----    ---------------      ------      -----       ---      --------    -----      -----     -----
   TOTAL                1,919    $258,980,996.38      100.00%     8.411%      635      $134,956    91.15%     46.91%    94.73%
                        =====    ===============      ======      =====       ===      ========    =====      =====     =====

                      THE AGGREGATE GROUP I MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                   NUMBER        AGGREGATE       PCT. OF                                       WEIGHTED
                     OF          PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.       PCT.
                  MORTGAGE       BALANCE         BY AGG.      AVG.      WEIGHTED    PRINCIPAL   TOTAL      FULL       OWNER
  CURRENT RATE      LOANS      OUTSTANDING      PRIN. BAL.   COUPON    AVG. FICO    BALANCE    POOL LTV   DOC. LOAN  OCCUPIED
---------------   --------     -------------    ----------   --------  ---------    ---------  ---------  ---------  --------
5.50-5.99%             11      $2,212,976.17       0.85%      5.965%      732       $201,180     96.53%     68.02%    100.00%
6.00-6.49%             19       3,849,705.48       1.49       6.318       697        202,616     92.85      60.57     100.00
6.50-6.99%            143      27,664,425.68      10.68       6.764       669        193,458     93.36      50.13      96.81
7.00-7.49%            134      23,624,669.84       9.12       7.224       663        176,304     91.64      49.86      95.82
7.50-7.99%            371      65,964,094.37      25.47       7.738       639        177,801     90.93      44.47      94.94
8.00-8.49%            154      24,381,665.94       9.41       8.242       626        158,323     90.74      44.46      95.56
8.50-8.99%            286      45,440,257.40      17.55       8.715       615        158,882     90.10      52.14      92.62
9.00-9.49%            138      19,500,348.06       7.53       9.183       634        141,307     91.57      28.80      93.95
9.50-9.99%            169      20,527,046.63       7.93       9.746       597        121,462     87.81      52.68      91.02
10.00-10.49%           50       5,178,940.15       2.00      10.164       582        103,579     85.03      57.13      95.23
10.50-10.99%           73       5,674,827.58       2.19      10.732       587         77,737     86.21      65.79      90.82
11.00-11.49%           39       2,145,992.74       0.83      11.256       610         55,025     91.86      62.71      92.47
11.50-11.99%          191       7,907,239.38       3.05      11.888       652         41,399     98.56      28.96      99.79
12.00-12.49%           28       1,096,519.73       0.42      12.155       638         39,161     98.12      29.94     100.00
12.50-12.99%           40       1,399,866.43       0.54      12.849       666         34,997     99.62      19.61     100.00
13.00-13.49%           16         436,506.98       0.17      13.281       630         27,282    100.00      17.17     100.00
13.50-13.99%           48       1,659,966.94       0.64      13.872       635         34,583     99.85      36.94      98.45
14.00-14.49%            8         259,361.55       0.10      14.057       656         32,420    100.00      35.37     100.00
15.00-15.49%            1          56,585.33       0.02      15.490       650         56,585     95.00       0.00     100.00
                    -----    ---------------     ------      ------       ---       --------     -----      -----     ------
   TOTAL            1,919    $258,980,996.38     100.00%      8.411%      635       $134,956     91.15%     46.91%     94.73%
                    =====    ===============     ======      ======       ===       ========     =====      =====     ======

                          DISTRIBUTION BY LIEN POSITION

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED    WEIGHTED    AVERAGE    ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.        AVG.     PRINCIPAL   TOTAL      FULL       OWNER
 LIEN POSITION       LOANS       OUTSTANDING     PRIN. BAL.    COUPON       FICO     BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
 -------------       -----       -----------     ----------    ------       ----     -------    --------   ---------   --------
First                1,500     $242,903,654.61      93.79%      8.176%      633     $161,936      90.59%     47.84%     94.44%
Second                 419       16,077,341.77       6.21      11.964       658       38,371      99.48      32.86      99.23
                     -----     ---------------     ------      ------       ---     --------      -----      -----      -----
   TOTAL             1,919     $258,980,996.38     100.00%      8.411%      635     $134,956      91.15%     46.91%     94.73%
                     =====     ===============     ======      ======       ===     ========      =====      =====      =====

                         DISTRIBUTION BY TOTAL POOL LTV

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED   PRINCIPAL   TOTAL      FULL       OWNER
 TOTAL POOL LTV      LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
 --------------      -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
 Below 40.00%           11         $921,348.58       0.36%      8.223%      631       $83,759     29.13%     66.89%     79.79%
 40 - 49.99%             5          556,146.29       0.21       8.388       581       111,229     47.16      55.64     100.00
 50 - 59.99%            19        2,557,856.09       0.99       8.072       619       134,624     55.16      39.25      83.66
 60 - 69.99%            59        8,741,825.13       3.38       8.134       593       148,167     65.65      39.03      82.75
 70 - 79.99%           132       20,392,628.23       7.87       8.214       590       154,490     74.89      49.02      92.65
 80 - 84.99%           185       27,202,135.27      10.50       8.411       603       147,039     80.51      52.07      87.12
 85 - 89.99%           136       20,799,154.79       8.03       8.777       592       152,935     86.00      64.16      90.96
 90 - 94.99%           215       32,384,497.36      12.50       8.614       622       150,626     90.56      56.14      87.00
 95 - 100.00%        1,157      145,425,404.64      56.15       8.364       659       125,692     99.01      41.58      99.70
                     -----     ---------------     ------       -----       ---      --------     -----      -----      -----
   TOTAL             1,919     $258,980,996.38     100.00%      8.411%      635      $134,956     91.15%     46.91%     94.73%
                     =====     ===============     ======       =====       ===      ========     =====      =====      =====

                      THE AGGREGATE GROUP I MORTGAGE LOANS

                         DISTRIBUTION BY FIRST LIEN LTV

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED   WEIGHTED   AVERAGE     ORIG.       PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.       AVG.     PRINCIPAL   FIRST       FULL       OWNER
 FIRST LIEN LTV      LOANS       OUTSTANDING     PRIN. BAL.    COUPON      FICO      BALANCE    LIEN LTV   DOC. LOAN   OCCUPIED
---------------   ----------   ---------------   ----------  ---------   --------   ---------   ---------  ---------   --------
Below 40.00%          430       $16,998,690.35       6.56%    11.761%       657      $39,532      20.09%     34.71%     98.18%
40 - 49.99%             5           556,146.29       0.21      8.388        581      111,229      47.16      55.64     100.00
50 - 59.99%            19         2,557,856.09       0.99      8.072        619      134,624      55.16      39.25      83.66
60 - 69.99%            59         8,741,825.13       3.38      8.134        593      148,167      65.65      39.03      82.75
70 - 79.99%           149        22,482,534.26       8.68      8.219        596      150,889      75.10      44.47      93.33
80 - 84.99%           680       116,155,360.23      44.85      7.852        649      170,817      80.12      38.74      96.36
85 - 89.99%           134        20,532,166.15       7.93      8.781        592      153,225      86.02      64.99      90.85
90 - 94.99%           185        28,680,817.24      11.07      8.696        616      155,031      90.57      59.78      87.14
95 - 100.00%          258        42,275,600.64      16.32      8.406        654      163,859      97.38      60.04      99.75
                    -----      ---------------     ------      -----        ---     --------      -----      -----      -----
   TOTAL            1,919      $258,980,996.38     100.00%     8.411%       635     $134,956      79.38%     46.91%     94.73%
                    =====      ===============     ======      =====        ===     ========      =====      =====      =====

                   DISTRIBUTION BY PRIMARY MORTGAGE INSURANCE

                                  AGGREGATE       PCT. OF
    PRIMARY        NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED              AVERAGE     WEIGHTED    PCT.       PCT.
    MORTGAGE       MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED  PRINCIPAL   ORIG.TOTAL  FULL       OWNER
   INSURANCE         LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
   ---------         -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
Radian                  35       $5,582,904.80       2.16%      9.169%      652     $159,512      93.87%      7.78%    100.00%
MGIC                     8        1,029,309.30       0.40       9.236       645      128,664      95.50       9.99     100.00
Republic                 1          132,704.48       0.05       9.000       639      132,704      95.00       0.00     100.00
N/A                  1,875      252,236,077.80      97.40       8.390       635      134,526      91.07      47.95      94.59
                     -----     ---------------     ------       -----       ---     --------      -----      -----      -----
   TOTAL             1,919     $258,980,996.38     100.00%      8.411%      635     $134,956      91.15%     46.91%     94.73%
                     =====     ===============     ======       =====       ===     ========      =====      =====      =====

                          DISTRIBUTION BY DOCUMENTATION

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED   PRINCIPAL   TOTAL      FULL       OWNER
 DOCUMENTATION       LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
 -------------       -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
Full                   886     $121,491,802.80      46.91%      8.342%      615      $137,124     90.33%    100.00%     95.34%
Stated                 748       96,962,409.10      37.44       8.507       660       129,629     91.35       0.00      95.01
Limited                242       33,976,605.89      13.12       8.252       635       140,399     93.49       0.00      90.93
NI/NA                   43        6,550,178.59       2.53       9.085       652       152,330     91.20       0.00      99.18
                     -----     ---------------     ------       -----       ---      --------     -----       ----      -----
   TOTAL             1,919     $258,980,996.38     100.00%      8.411%      635      $134,956     91.15%     46.91%     94.73%
                     =====     ===============     ======       =====       ===      ========     =====      =====      =====

                          DISTRIBUTION BY LOAN PURPOSE

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.       WEIGHTED  PRINCIPAL   TOTAL      FULL       OWNER
  LOAN PURPOSE       LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
--------------    ----------   ---------------   ----------   --------   ---------  ---------   ---------  ---------   --------
Purchase            1,218      $156,636,518.49      60.48%      8.437%      654     $128,601      95.65%     39.21%     96.04%
Cashout Refi          589        88,293,041.49      34.09       8.366       607      149,903      83.78      57.89      92.43
Rate/Term Refi        112        14,051,436.40       5.43       8.399       603      125,459      87.20      63.79      94.58
                    -----      ---------------     ------       -----       ---     --------      -----      -----      -----
   TOTAL            1,919      $258,980,996.38     100.00%      8.411%      635     $134,956      91.15%     46.91%     94.73%
                    =====      ===============     ======       =====       ===     ========      =====      =====      =====

                      THE AGGREGATE GROUP I MORTGAGE LOANS

                        DISTRIBUTION BY OCCUPANCY STATUS

                      NUMBER        AGGREGATE       PCT. OF                                      WEIGHTED
                        OF          PRINCIPAL     MORT. POOL    WEIGHTED              AVERAGE     ORIG.                  PCT.
                     MORTGAGE       BALANCE        BY AGG.        AVG.    WEIGHTED   PRINCIPAL    TOTAL     PCT. FULL    OWNER
 OCCUPANCY STATUS      LOANS      OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
 ----------------      -----      -----------     ----------    ------    ---------   -------    --------   ---------   --------
Owner Occupied         1,809    $245,341,371.11      94.73%      8.406%      634     $135,623      91.73%     47.21%     100.00%
Non Owner                 92      11,185,782.88       4.32       8.530       662      121,585      80.83      46.84        0.00
Second Home               18       2,453,842.39       0.95       8.312       654      136,325      80.16      17.11        0.00
                       -----    ---------------     ------       -----       ---     --------      -----      -----        ----
   TOTAL               1,919    $258,980,996.38     100.00%      8.411%      635     $134,956      91.15%     46.91%      94.73%
                       =====    ===============     ======       =====       ===     ========      =====      =====       =====

                          DISTRIBUTION BY PROPERTY TYPE

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.        PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED   PRINCIPAL   TOTAL      FULL        OWNER
 PROPERTY TYPE       LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
 -------------       -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
Single Family       1,365      $181,058,759.02      69.91%      8.463%      629     $132,644      90.89%     48.17%     95.91%
PUD                   240        36,659,889.73      14.16       8.412       635      152,750      93.20      44.45      96.11
Condo                 220        26,332,224.04      10.17       7.949       664      119,692      93.21      45.53      95.73
2-4 Family             89        14,486,563.21       5.59       8.603       655      162,770      85.84      39.55      75.21
Man. Housing            5           443,560.38       0.17       8.134       619       88,712      78.00      58.06      77.31
                    -----      ---------------     ------       -----       ---     --------      -----      -----      -----
   TOTAL            1,919      $258,980,996.38     100.00%      8.411%      635     $134,956      91.15%     46.91%     94.73%
                    =====      ===============     ======       =====       ===     ========      =====      =====      =====

                              DISTRIBUTION BY STATE

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED  PRINCIPAL    TOTAL      FULL       OWNER
      STATE          LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
      -----          -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
California -
  South                688     $104,816,021.94      40.47%     8.108%       645     $152,349      91.80%     42.31%     94.61%
California -
  North                162       27,770,763.59      10.72      8.035        645      171,424      91.63      49.22      96.88
Arizona                112       11,980,137.66       4.63      8.369        632      106,966      92.34      40.07      94.24
Texas                   95       10,633,848.52       4.11      9.070        640      111,935      91.35      49.91      95.67
New York                61        9,778,526.62       3.78      8.664        604      160,304      81.12      40.12      96.43
Florida                 82        8,587,792.88       3.32      9.174        622      104,729      91.48      29.02      93.39
Michigan                65        7,172,345.35       2.77      8.716        639      110,344      89.69      66.22      91.72
Illinois                48        6,221,522.17       2.40      8.882        634      129,615      90.08      34.72      96.68
Georgia                 54        5,989,906.93       2.31      8.674        628      110,924      95.44      44.79      97.09
Colorado                44        5,828,261.78       2.25      8.264        635      132,461      91.37      59.26      92.72
Nevada                  38        5,462,162.19       2.11      8.732        645      143,741      93.65      30.12      91.85
All Others             470       54,739,706.75      21.14      8.759        617      116,467      90.66      58.94      94.14
                     -----     ---------------     ------      -----        ---     --------      -----      -----      -----
   TOTAL             1,919     $258,980,996.38     100.00%     8.411%       635     $134,956      91.15%     46.91%     94.73%
                     =====     ===============     ======      =====        ===     ========      =====      =====      =====

                      THE AGGREGATE GROUP I MORTGAGE LOANS

                            DISTRIBUTION BY ZIP CODES

                                  AGGREGATE       PCT. OF                                        WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE      ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.     WEIGHTED   PRINCIPAL     TOTAL      FULL       OWNER
   ZIP CODES         LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
   ---------         -----       -----------     ----------    ------    ---------   -------     --------   ---------   --------
93065                  13       $2,466,015.85        0.95%     7.883%       653     $189,694       91.62%    56.80%      90.93%
93033                  18        2,362,331.66        0.91      8.647        670      131,241       97.03     23.76      100.00
91335                  14        2,144,990.99        0.83      8.398        638      153,214       89.06     57.01       93.95
91342                  10        1,825,640.31        0.70      7.726        646      182,564       92.37     49.34      100.00
91945                   8        1,596,648.70        0.62      7.868        674      199,581       92.83     49.08       79.36
94591                   5        1,288,472.75        0.50      7.720        622      257,695       87.41     81.15       61.01
93063                   8        1,211,784.64        0.47      8.242        669      151,473       92.40     19.75      100.00
92336                  10        1,195,363.01        0.46      8.202        642      119,536       97.67     21.30      100.00
90620                   7        1,127,787.11        0.44      7.965        679      161,112      100.00     45.05      100.00
94565                   5        1,104,960.86        0.43      6.988        683      220,992       80.48     19.65      100.00
All Others          1,821      242,657,000.50       93.70      8.437        634      133,255       91.07     47.13       94.87
                    -----     ---------------      ------      -----        ---     --------       -----     -----       -----
   TOTAL            1,919     $258,980,996.38      100.00%     8.411%       635     $134,956       91.15%    46.91%      94.73%
                    =====     ===============      ======      =====        ===     ========       =====     =====       =====

                   DISTRIBUTION BY ORIGINAL MONTHS TO MATURITY

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED                AVERAGE     ORIG.       PCT.       PCT.
ORIGINAL MONTHS    MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED   PRINCIPAL   TOTAL        FULL       OWNER
  TO MATURITY        LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO    BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
  -----------        -----       -----------     ----------    ------    ---------    -------    --------   ---------   --------
0 - 180               447       $19,314,001.02       7.46%     11.403%      655       $43,208     95.73%     31.69%     98.62%
241 - 360           1,472       239,666,995.36      92.54       8.170       633       162,817     90.78      48.14      94.42
                    -----      ---------------     ------       -----       ---      --------     -----      -----      -----
   TOTAL            1,919      $258,980,996.38     100.00%      8.411%      635      $134,956     91.15%     46.91%     94.73%
                    =====      ===============     ======       =====       ===      ========     =====      =====      =====

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                  AGGREGATE       PCT. OF                                       WEIGHTED
   REMAINING       NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED              AVERAGE     ORIG.      PCT.       PCT.
   MONTHS TO       MORTGAGE        BALANCE        BY AGG.     AVG.       WEIGHTED   PRINCIPAL   TOTAL      FULL       OWNER
    MATURITY         LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
    --------         -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
0 - 180               447       $19,314,001.02       7.46%     11.403%      655       $43,208     95.73%     31.69%     98.62%
241 - 360           1,472       239,666,995.36      92.54       8.170       633       162,817     90.78      48.14      94.42
                    -----      ---------------     ------      ------       ---      --------     -----      -----      -----
   TOTAL            1,919      $258,980,996.38     100.00%      8.411%      635      $134,956     91.15%     46.91%     94.73%
                    =====      ===============     ======      ======       ===      ========     =====      =====      =====

                        DISTRIBUTION BY AMORTIZATION TYPE

                     NUMBER       AGGREGATE       PCT. OF                                       WEIGHTED
                       OF         PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.       PCT.
   AMORTIZATION     MORTGAGE       BALANCE        BY AGG.       AVG.      WEIGHTED   PRINCIPAL   TOTAL      FULL       OWNER
       TYPE           LOANS      OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
       ----           -----      -----------     ----------    ------    ---------   -------    --------   ---------   --------
2/28 LIBOR ARM        1,262    $207,855,401.05      80.26%     8.172%       632     $164,703      91.32%     48.77%     94.86%
Fixed Rate              160      20,584,192.62       7.95      8.483        636      128,651      83.65      36.11      91.53
Fixed Balloon           422      17,474,636.75       6.75     11.703        656       41,409      98.48      30.19      98.79
3/27 LIBOR ARM           72      12,672,368.56       4.89      7.610        649      176,005      90.18      58.44      92.17
6 Mo. LIBOR ARM           3         394,397.40       0.15     10.046        641      131,466      94.22       0.00     100.00
                      -----    ---------------     ------     ------        ---     --------      -----      -----     ------
   TOTAL              1,919    $258,980,996.38     100.00%     8.411%       635     $134,956      91.15%     46.91%     94.73%
                      =====    ===============     ======     ======        ===     ========      =====      =====      =====

                      THE AGGREGATE GROUP I MORTGAGE LOANS

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                         PCT. OF
                          AGGREGATE       MORT.                                                WEIGHTED
            NUMBER OF     PRINCIPAL      POOL BY                                   AVERAGE     ORIG.        PCT.      PCT.
MONTHS TO   MORTGAGE       BALANCE        AGG.        WEIGHTED      WEIGHTED      PRINCIPAL    TOTAL        FULL      OWNER
RATE RESET    LOANS      OUTSTANDING    PRIN. BAL.   AVG. COUPON    AVG. FICO      BALANCE     POOL LTV   DOC. LOAN  OCCUPIED
----------  ---------    -------------- ----------   -----------   ----------    ----------    ---------  ---------  --------
1-12              3         $394,397.40     0.15%     10.046%          641        $131,466       94.22%      0.00%    100.00%
13-24         1,262      207,855,401.05    80.26       8.172           632         164,703       91.32      48.77      94.86
25-36            72       12,672,368.56     4.89       7.610           649         176,005       90.18      58.44      92.17
N/A             582       38,058,829.37    14.70       9.962           645          65,393       90.46      33.39      94.86
                ---       -------------    -----       -----           ---          ------       -----      -----      -----
   TOTAL      1,919     $258,980,996.38   100.00%      8.411%          635        $134,956       91.15%     46.91%     94.73%
              =====     ===============   ======       =====           ===        ========       =====      =====      =====

                   DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                AGGREGATE       PCT. OF                                        WEIGHTED
                 NUMBER OF      PRINCIPAL      MORT. POOL    WEIGHTED                AVERAGE    ORIG.      PCT.       PCT.
 GROSS MAXIMUM   MORTGAGE        BALANCE        BY AGG.        AVG.     WEIGHTED    PRINCIPAL   TOTAL      FULL       OWNER
 LIFETIME RATE     LOANS       OUTSTANDING     PRIN. BAL.     COUPON    AVG. FICO    BALANCE   POOL LTV   DOC. LOAN  OCCUPIED
 -------------     -----       -----------     ----------     ------    ---------    -------   --------   ---------  --------
11.50-11.99%            1        $289,886.17       0.11%      6.625%        652     $289,886    100.00%      0.00%    100.00%
12.00-12.49%           11       2,212,976.17       0.85       5.965         732      201,180     96.53      68.02     100.00
12.50-12.99%           23       4,654,294.38       1.80       6.477         692      202,361     94.09      57.74     100.00
13.00-13.49%          128      24,940,243.68       9.63       6.751         670      194,846     94.81      48.55      96.99
13.50-13.99%          116      20,498,785.57       7.92       7.281         666      176,714     94.49      51.07      95.94
14.00-14.49%          341      61,645,410.61      23.80       7.759         638      180,778     91.30      45.27      95.92
14.50-14.99%          153      24,182,555.67       9.34       8.237         626      158,056     90.51      44.83      94.76
15.00-15.49%          277      44,153,468.97      17.05       8.716         616      159,399     90.04      52.61      92.40
15.50-15.99%           83      12,256,502.73       4.73       9.188         623      147,669     91.58      40.84      90.29
16.00-16.99%          152      20,574,898.17       7.94       9.818         586      135,361     87.54      55.68      93.74
17.00-17.99%           50       5,296,089.58       2.04      10.757         570      105,922     84.54      67.57      90.89
18.00-18.99%            2         217,055.31       0.08      10.483         583      108,528     74.52       0.00     100.00
N/A                   582      38,058,829.37      14.70       9.962         645       65,393     90.46      33.39      94.86
                    -----    ---------------     ------      ------         ---     --------     -----      -----      -----
   TOTAL            1,919    $258,980,996.38     100.00%      8.411%        635     $134,956     91.15%     46.91%     94.73%
                    =====    ===============     ======      ======         ===     ========     =====      =====      =====

                          DISTRIBUTION BY GROSS MARGIN

                                AGGREGATE       PCT. OF                                         WEIGHTED
                 NUMBER OF      PRINCIPAL      MORT. POOL    WEIGHTED                AVERAGE     ORIG.      PCT.       PCT.
                 MORTGAGE        BALANCE        BY AGG.        AVG.      WEIGHTED    PRINCIPAL   TOTAL      FULL       OWNER
 GROSS MARGIN      LOANS       OUTSTANDING     PRIN. BAL.     COUPON    AVG. FICO    BALANCE   POOL LTV   DOC. LOAN  OCCUPIED
 ------------      -----       -----------     ----------     ------    ---------    -------   --------   ---------  --------
3.50- 3.99%            4        $607,815.92       0.23%       7.601%        710     $151,954     63.42%    31.21%      59.75%
4.00- 4.49%           26       4,801,114.47       1.85        7.251         667      184,658     93.02     60.87      100.00
4.50- 4.99%           82      14,824,684.83       5.72        7.665         661      180,789     94.07     63.11       91.12
5.00- 5.49%          146      24,753,278.85       9.56        7.735         650      169,543     92.50     37.55       97.92
5.50- 5.99%          205      37,044,157.85      14.30        7.814         636      180,703     89.03     42.07       90.63
6.00- 6.49%          288      48,805,923.20      18.85        8.021         633      169,465     91.55     54.89       95.29
6.50- 6.99%          233      37,999,996.52      14.67        8.243         632      163,090     91.80     43.92       95.30
7.00- 7.49%          142      21,419,658.15       8.27        8.575         622      150,843     92.61     45.61       96.13
7.50- 7.99%           89      13,693,170.55       5.29        8.963         601      153,856     89.79     63.60       95.25
8.00- 8.49%          101      13,966,410.39       5.39        9.171         602      138,281     89.34     55.13       98.24
8.50- 8.99%           16       2,518,729.72       0.97        8.298         650      157,421     93.19     59.64       93.23
9.00- 9.49%            1         212,097.94       0.08       11.000         650      212,098     95.00      0.00      100.00
9.50- 9.99%            4         275,128.62       0.11        9.629         651       68,782     80.50    100.00       44.29
N/A                  582      38,058,829.37      14.70        9.962         645       65,393     90.46     33.39       94.86
                   -----    ---------------     ------        -----         ---     --------     -----    ------      ------
    TOTAL          1,919    $258,980,996.38     100.00%       8.411%        635     $134,956     91.15%    46.91%      94.73%
                   =====    ===============     ======        =====         ===     ========     =====    ======      ======

                                      B-6

                      THE AGGREGATE GROUP II MORTGAGE LOANS

               SCHEDULE C - MORTGAGE LOAN STATISTICAL INFORMATION:
                      THE AGGREGATE GROUP II MORTGAGE LOANS

                           THE GROUP II MORTGAGE LOANS

Scheduled Principal Balance:                                       $184,443,796
Number of Mortgage Loans:                                                   892
Average Scheduled Principal Balance:                                   $206,776
Weighted Average Gross Coupon:                                            8.41%
Weighted Average Net Coupon:                                              7.88%
Weighted Average Original Total Pool LTV Ratio:                          90.22%
Weighted Average First Lien LTV Ratio:                                   77.71%
% of Loans with First Lien LTV Ratio > 80%:                              42.64%
% of Loans with First Lien LTV Ratio > 80% with PMI:                     20.79%
Weighted Average FICO Score:                                                654
Weighted Average Stated Remaining Term (months):                            330
Weighted Average Seasoning (months):                                          3
Weighted Average Months to Roll:                                             23
Weighted Average Gross Margin:                                            6.08%
Weighted Average Initial Rate Cap:                                        1.59%
Weighted Average Periodic Rate Cap:                                       1.00%
Weighted Average Gross Maximum Lifetime Rate:                            14.39%
Originator:
     WMC                                                                 72.03%
     FNBN                                                                27.97%

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                                  PCT. OF
                      NUMBER        AGGREGATE      MORT.                                        WEIGHTED    PCT.
                        OF          PRINCIPAL     POOL BY     WEIGHTED                AVERAGE    ORIG.      FULL      PCT.
 CURRENT PRINCIPAL    MORTGAGE      BALANCE         AGG.        AVG.     WEIGHTED   PRINCIPAL    TOTAL      DOC.      OWNER
      BALANCE          LOANS       OUTSTANDING    PRIN. BAL.   COUPON    AVG. FICO    BALANCE   POOL LTV    LOAN    OCCUPIED
      -------          -----       -----------    ----------   ------    ---------    -------   --------    ----    --------
$0 - $25,000               3         $57,847.29     0.03%      8.750%       684       $19,282    100.00%    34.39%    100.00%
$25,001 - $50,000         30       1,176,004.24     0.64       8.855        688        39,200     83.18     43.68      79.56
$50,001 - $75,000        145       9,538,151.79     5.17      10.365        664        65,780     93.70     35.21      91.85
$75,001 - $100,000       139      12,102,866.85     6.56      10.055        669        87,071     92.94     29.41      94.98
$100,001 - $125,000       77       8,699,870.52     4.72       9.114        655       112,985     90.28     14.97      95.07
$125,001 - $150,000       63       8,607,668.87     4.67       9.393        660       136,630     90.74     23.53      98.48
$150,001 - $175,000       43       6,962,459.54     3.77       8.607        668       161,918     98.21     16.14      88.57
$175,001 - $200,000       27       5,021,321.15     2.72       8.308        654       185,975     88.16     18.58      92.50
$200,001 - $225,000       19       4,022,956.75     2.18       8.409        668       211,735     90.94      5.45     100.00
$225,001 - $250,000       21       4,937,383.93     2.68       8.377        659       235,114     88.04      9.51     100.00
$250,001 - $275,000       23       6,008,131.48     3.26       8.420        663       261,223     87.41      4.28      91.51
$275,001 - $350,000      126      39,980,891.35    21.68       8.056        649       317,309     91.62     28.81      96.11
$350,001 - $450,000      111      43,053,421.40    23.34       8.002        648       387,869     91.14     31.45      93.66
$450,001 - $550,000       47      23,090,621.05    12.52       7.725        646       491,290     89.67     38.73      97.98
$550,001 - $650,000       15       9,089,158.58     4.93       7.793        646       605,944     81.92     20.66     100.00
$650,001 - $750,000        3       2,095,041.30     1.14       7.830        665       698,347     83.58     32.41     100.00
                         ---    ---------------   ------       -----        ---      --------     -----     -----     ------
   TOTAL                 892    $184,443,796.09   100.00%      8.411%       654      $206,776     90.22%    27.29%     95.33%
                         ===    ===============   ======       =====        ===      ========     =====     =====     ======

                     THE AGGREGATE GROUP II MORTGAGE LOANS

                          DISTRIBUTION BY CURRENT RATE

                                 AGGREGATE       PCT. OF                                       WEIGHTED
                  NUMBER OF      PRINCIPAL      MORT. POOL    WEIGHTED              AVERAGE     ORIG.                  PCT.
                  MORTGAGE        BALANCE        BY AGG.        AVG.     WEIGHTED   PRINCIPAL   TOTAL     PCT. FULL    OWNER
  CURRENT RATE      LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
  ------------      -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
5.50- 5.99%            3        $1,021,771.86       0.55%      5.990%      699     $340,591     100.00%     60.94%     100.00%
6.00- 6.49%            5         1,792,237.12       0.97       6.267       711      358,447     100.00      40.42      100.00
6.50- 6.99%           50        18,926,048.44      10.26       6.739       672      378,521      91.36      44.04       97.53
7.00- 7.49%           26        10,843,116.37       5.88       7.326       651      417,043      88.20      44.34      100.00
7.50- 7.99%          152        46,477,210.29      25.20       7.770       651      305,771      88.58      28.21       93.64
8.00- 8.49%          121        25,016,097.49      13.56       8.225       657      206,745      87.94      15.51       95.99
8.50- 8.99%          285        47,465,956.39      25.73       8.706       656      166,547      89.89      19.17       93.85
9.00- 9.49%           40        10,706,705.22       5.80       9.144       631      267,668      91.55      14.37       92.68
9.50- 9.99%           33         5,978,490.92       3.24       9.779       612      181,166      89.52      39.62       93.25
10.00-10.49%           6         1,226,043.34       0.66      10.191       557      204,341      87.24      68.96      100.00
10.50-10.99%          21         2,085,396.96       1.13      10.750       648       99,305      97.79      41.79      100.00
11.00-11.49%          10           942,998.05       0.51      11.298       628       94,300      90.76      25.67      100.00
11.50-11.99%         114         9,719,889.09       5.27      11.924       664       85,262      98.89      33.56       99.10
12.00-12.49%           9           755,682.18       0.41      12.187       659       83,965      97.32      30.81      100.00
12.50-12.99%           7           589,392.65       0.32      12.767       653       84,199      96.48      35.95      100.00
13.00-13.49%           3           285,878.13       0.15      13.340       662       95,293     100.00       0.00      100.00
13.50-13.99%           7           610,881.59       0.33      13.834       614       87,269      96.88      29.61      100.00
                     ---      ---------------     ------      ------       ---     --------      -----      -----      ------
   TOTAL             892      $184,443,796.09     100.00%     8.411%       654     $206,776      90.22%     27.29%      95.33%
                     ===      ===============     ======      ======       ===     ========      =====      =====      ======

                          DISTRIBUTION BY LIEN POSITION

                                    AGGREGATE       PCT. OF                                     WEIGHTED     PCT.
                     NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED   WEIGHTED   AVERAGE   ORIG.        FULL      PCT.
                     MORTGAGE        BALANCE        BY AGG.       AVG.       AVG.    PRINCIPAL  TOTAL        DOC.      OWNER
  LIEN POSITION        LOANS       OUTSTANDING     PRIN. BAL.    COUPON      FICO     BALANCE   POOL LTV     LOAN    OCCUPIED
  -------------        -----       -----------     ----------    ------      ----     -------   --------     ----    --------
First                   673      $166,877,856.44      90.48%      8.095%      652    $247,961     89.30%     26.24%    94.89%
Second                  219        17,565,939.65       9.52      11.406       671      80,210     99.00      37.25     99.50
                        ---      ---------------     ------      ------       ---    --------     -----      -----     -----
   TOTAL                892      $184,443,796.09     100.00%      8.411%      654    $206,776     90.22%     27.29%    95.33%
                        ===      ===============     ======      ======       ===    ========     =====      =====     =====

                         DISTRIBUTION BY TOTAL POOL LTV

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED   PRINCIPAL   TOTAL      FULL       OWNER
 TOTAL POOL LTV      LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
 --------------      -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
Below 40.00%            4          $277,687.98       0.15%      7.987%      593      $69,422      25.21%     82.04%    100.00%
40 - 49.99%             6           576,242.38       0.31       8.311       641       96,040      47.36      16.08      90.85
50 - 59.99%            12         3,159,236.75       1.71       7.784       632      263,270      55.99      16.38     100.00
60 - 69.99%            22         3,173,410.78       1.72       8.185       646      144,246      65.71      28.54      91.95
70 - 79.99%            79        20,693,108.35      11.22       8.060       629      261,938      75.49      25.85      88.51
80 - 84.99%            76        18,060,041.24       9.79       8.073       628      237,632      80.67      23.65      89.57
85 - 89.99%            54        13,542,823.82       7.34       8.339       625      250,793      86.71      30.27      92.90
90 - 94.99%           152        36,059,330.16      19.55       8.453       652      237,232      91.10      27.66      92.98
95 - 100.00%          487        88,901,914.63      48.20       8.587       671      182,550      98.35      28.01      99.38
                      ---      ---------------     ------       -----       ---     --------      -----      -----      -----
   TOTAL              892      $184,443,796.09     100.00%      8.411%      654     $206,776      90.22%     27.29%     95.33%
                      ===      ===============     ======       =====       ===     ========      =====      =====      =====

                     THE AGGREGATE GROUP II MORTGAGE LOANS

                         DISTRIBUTION BY FIRST LIEN LTV

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED   WEIGHTED   AVERAGE       ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.       AVG.     PRINCIPAL     FIRST      FULL       OWNER
 FIRST LIEN LTV      LOANS       OUTSTANDING     PRIN. BAL.    COUPON      FICO      BALANCE    LIEN LTV   DOC. LOAN   OCCUPIED
 --------------      -----       -----------     ----------    ------      ----      -------    --------   ---------   --------
Below 40.00%          223       $17,843,627.63       9.67%    11.353%       670      $80,016      19.77%     37.95%     99.51%
40 - 49.99%             6           576,242.38       0.31      8.311        641       96,040      47.36      16.08      90.85
50 - 59.99%            13         3,758,343.39       2.04      7.738        630      289,103      56.40      13.77     100.00
60 - 69.99%            24         4,072,248.48       2.21      8.190        640      169,677      65.18      32.05      93.72
70 - 79.99%            85        23,917,192.06      12.97      7.990        639      281,379      75.67      25.90      90.06
80 - 84.99%           189        58,754,238.13      31.85      7.695        658      310,869      80.21      28.39      96.00
85 - 89.99%            52        12,993,439.57       7.04      8.301        626      249,874      86.65      27.32      92.60
90 - 94.99%           144        33,787,845.84      18.32      8.444        649      234,638      91.08      27.81      92.51
95 - 100.00%          156        28,740,618.61      15.58      8.528        669      184,235      95.71      20.28     100.00
                      ---      ---------------     ------      -----        ---     --------      -----      -----     ------
   TOTAL              892      $184,443,796.09     100.00%     8.411%       654     $206,776      77.71%     27.29%     95.33%
                      ===      ===============     ======      =====        ===     ========      =====      =====     ======

                   DISTRIBUTION BY PRIMARY MORTGAGE INSURANCE

                                    AGGREGATE       PCT. OF                                     WEIGHTED    PCT.
                     NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED   WEIGHTED   AVERAGE    ORIG.       FULL      PCT.
 PRIMARY MORTGAGE    MORTGAGE        BALANCE        BY AGG.       AVG.       AVG.     PRINCIPAL  TOTAL       DOC.      OWNER
    INSURANCE          LOANS       OUTSTANDING     PRIN. BAL.    COUPON      FICO     BALANCE   POOL LTV     LOAN    OCCUPIED
    ---------          -----       -----------     ----------    ------      ----     -------   --------     ----    --------
Radian                  182       $31,575,577.63      17.12%     8.631%       672    $173,492    93.18%      4.42%     96.29%
MGIC                     43         6,328,077.10       3.43      8.568        678     147,165    92.85       0.00      98.23
Republic                  4           445,904.84       0.24      8.499        689     111,476    91.97      18.72      81.28
N/A                     663       146,094,236.52      79.21      8.356        648     220,353    89.47      33.44      95.03
                        ---      ---------------     ------      -----        ---    --------    -----      -----      -----
   TOTAL                892      $184,443,796.09     100.00%     8.411%       654    $206,776    90.22%     27.29%     95.33%
                        ===      ===============     ======      =====        ===    ========    =====      =====      =====

                          DISTRIBUTION BY DOCUMENTATION

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED              AVERAGE     ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.     WEIGHTED   PRINCIPAL   TOTAL      FULL       OWNER
 DOCUMENTATION       LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
 -------------       -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
Stated                321       $70,881,079.26      38.43%      8.462%      669     $220,813      90.85%      0.00%     96.58%
Full                  243        50,338,773.44      27.29       8.295       629      207,155      90.60     100.00      97.06
NI/NA                 230        38,152,752.06      20.69       8.641       673      165,882      89.31       0.00      96.03
Limited                98        25,071,191.33      13.59       8.146       630      255,828      89.10       0.00      87.24
                      ---      ---------------     ------       -----       ---     --------      -----      -----      -----
   TOTAL              892      $184,443,796.09     100.00%      8.411%      654     $206,776      90.22%     27.29%     95.33%
                      ===      ===============     ======       =====       ===     ========      =====      =====      =====

                          DISTRIBUTION BY LOAN PURPOSE

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED              AVERAGE       ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.     WEIGHTED   PRINCIPAL     TOTAL      FULL       OWNER
  LOAN PURPOSE       LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
  ------------       -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
Purchase              579      $110,351,338.19      59.83%      8.500%      670     $190,590      93.85%     21.55%     96.78%
Cashout Refi          262        64,194,999.54      34.80       8.229       630      245,019      85.13      37.06      93.70
Rate/Term Refi         51         9,897,458.36       5.37       8.596       629      194,068      82.86      28.00      89.65
                      ---      ---------------     ------       -----       ---     --------      -----      -----      -----
   TOTAL              892      $184,443,796.09     100.00%      8.411%      654     $206,776      90.22%     27.29%     95.33%
                      ===      ===============     ======       =====       ===     ========      =====      =====      =====

                     THE AGGREGATE GROUP II MORTGAGE LOANS

                        DISTRIBUTION BY OCCUPANCY STATUS

                      NUMBER       AGGREGATE       PCT. OF                                      WEIGHTED
                        OF         PRINCIPAL     MORT. POOL                           AVERAGE     ORIG.      PCT.       PCT.
                     MORTGAGE       BALANCE        BY AGG.     WEIGHTED    WEIGHTED   PRINCIPAL   TOTAL      FULL       OWNER
 OCCUPANCY STATUS      LOANS      OUTSTANDING    PRIN. BAL.   AVG. COUPON  AVG. FICO  BALANCE   POOL LTV   DOC. LOAN   OCCUPIED
 ----------------      -----      -----------    ----------   -----------  ---------  -------   --------   ---------   --------
Owner Occupied          839     $175,823,668.20     95.33%       8.414%       653     $209,563    90.61%     27.79%    100.00%
Non Owner                46        7,359,022.34      3.99        8.395        659      159,979    82.13      20.09       0.00
Second Home               7        1,261,105.55      0.68        8.034        645      180,158    83.19       0.00       0.00
                        ---     ---------------    ------        -----        ---     --------    -----      -----     -----
   TOTAL                892     $184,443,796.09    100.00%       8.411%       654     $206,776    90.22%     27.29%     95.33%
                        ===     ===============    ======        =====        ===     ========    =====      =====     =====-

                          DISTRIBUTION BY PROPERTY TYPE

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL    WEIGHTED              AVERAGE     ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED   PRINCIPAL   TOTAL      FULL       OWNER
 PROPERTY TYPE       LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
--------------     ---------   ---------------   -----------   --------  ---------  ----------  ---------  ---------   --------
Single Family         625      $127,435,935.65      69.09%      8.380%      653     $203,898      90.52%     29.26%     95.28%
PUD                   139        29,638,092.14      16.07       8.430       649      213,224      90.61      27.74      99.08
2-4 Family             70        17,943,042.87       9.73       8.479       666      256,329      85.06      13.00      87.59
Condo                  56         9,326,246.63       5.06       8.635       654      166,540      95.22      26.24      98.83
Man. Housing            2           100,478.80       0.05       8.672       605       50,239      55.01      50.65     100.00
                      ---      ---------------     ------       -----       ---     --------      -----      -----     ------
   TOTAL              892      $184,443,796.09     100.00%      8.411%      654     $206,776      90.22%     27.29%     95.33%
                      ===      ===============     ======       =====       ===     ========      =====      =====     ======

                              DISTRIBUTION BY STATE

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED              AVERAGE      ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.     WEIGHTED   PRINCIPAL    TOTAL      FULL       OWNER
      STATE          LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
      -----          -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
California -
  South               270       $63,411,445.77      34.38%     8.336%       656      234,857      92.96%     33.26%     95.85%
California -
  North               103        23,633,550.08      12.81      8.030        657      229,452      92.45      44.28      94.77
New York               59        15,979,248.21       8.66      8.390        658      270,835      86.53      22.28      98.13
Illinois               45         9,721,529.44       5.27      8.501        669      216,034      86.98       7.02      97.86
New Jersey             37         8,551,687.86       4.64      8.583        654      231,127      91.02      13.23      92.12
Florida                47         7,893,773.66       4.28      8.800        645      167,953      89.45      26.20      91.87
Arizona                39         6,949,039.63       3.77      8.329        660      178,181      85.74      12.84     100.00
Texas                  39         6,138,203.77       3.33      8.838        642      157,390      87.11      14.77      83.19
Virginia               22         5,178,812.69       2.81      8.167        634      235,401      86.35      19.91      99.03
Massachusetts          17         4,784,092.64       2.59      8.402        653      281,417      83.97      20.26      92.67
Georgia                29         4,401,892.35       2.39      8.625        655      151,789      91.15      18.99      92.05
All Others            185        27,800,519.99      15.07      8.658        644      150,273      88.78      24.11      95.88
                      ---      ---------------     ------      -----        ---     --------      -----      -----      -----
   TOTAL              892      $184,443,796.09     100.00%     8.411%       654     $206,776      90.22%     27.29%     95.33%
                      ===      ===============     ======      =====        ===     ========      =====      =====      =====

                     THE AGGREGATE GROUP II MORTGAGE LOANS

                            DISTRIBUTION BY ZIP CODES

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED              AVERAGE       ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.     WEIGHTED   PRINCIPAL     TOTAL      FULL       OWNER
   ZIP CODES         LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
   ---------         -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
91307                   5        $1,536,755.48       0.83%      8.006%      691     $307,351      90.17%     23.09%    100.00%
90265                   3         1,347,906.71       0.73       8.486       707      449,302      86.67       0.00     100.00
90066                   5         1,342,222.72       0.73       7.971       672      268,445      98.09      59.08     100.00
90631                   4         1,281,527.83       0.69       9.018       693      320,382     100.00       0.00     100.00
91344                   5         1,251,214.53       0.68       9.171       611      250,243      97.51      63.26     100.00
91356                   3         1,243,423.77       0.67       8.423       617      414,475      89.12     100.00     100.00
94025                   4         1,240,866.78       0.67       8.390       656      310,217      93.34       0.00     100.00
91325                   4         1,175,010.71       0.64       7.010       715      293,753      99.34      33.56     100.00
90005                   4         1,134,116.40       0.61       7.892       663      283,529      97.55      48.93     100.00
90046                   4         1,058,659.64       0.57       8.573       639      264,665     100.00      12.27     100.00
All Others            851       171,832,091.52      93.16       8.419       653      201,918      89.88      26.82      94.98
                      ---      ---------------     ------       -----       ---     --------     ------      -----      -----
   TOTAL              892      $184,443,796.09     100.00%      8.411%      654     $206,776      90.22%     27.29%     95.33%
                      ===      ===============     ======       =====       ===     ========     ======      =====      =====

                   DISTRIBUTION BY ORIGINAL MONTHS TO MATURITY

                   NUMBER       AGGREGATE       PCT. OF                                         WEIGHTED     PCT.
                     OF         PRINCIPAL      MORT. POOL    WEIGHTED                AVERAGE      ORIG.      FULL      PCT.
ORIGINAL MONTHS   MORTGAGE      BALANCE          BY AGG.       AVG.      WEIGHTED    PRINCIPAL    TOTAL      DOC.      OWNER
  TO MATURITY       LOANS      OUTSTANDING     PRIN. BAL.     COUPON    AVG. FICO    BALANCE    POOL LTV     LOAN    OCCUPIED
  -----------       -----      -----------     ----------     ------    ---------    -------    --------     ----    --------
0 - 180               282     $27,471,474.93      14.89%     10.353%       665        $97,417     93.12%    36.59%     96.88%
181 - 240               2         223,710.49       0.12       8.026        593        111,855     65.24     35.65     100.00
241 - 360             608     156,748,610.67      84.98       8.071        652        257,810     89.75     27.40      95.05
                      ---    ---------------     ------       -----        ---       --------     -----     -----      -----
   TOTAL              892    $184,443,796.09     100.00%      8.411%       654       $206,776     90.22%    27.29%     95.33%
                      ===    ===============     ======       =====        ===       ========     =====     =====      =====

                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                   NUMBER        AGGREGATE      PCT. OF                                         WEIGHTED     PCT.
   REMAINING        OF           PRINCIPAL     MORT. POOL    WEIGHTED                AVERAGE     ORIG.       FULL      PCT.
   MONTHS TO      MORTGAGE       BALANCE         BY AGG.       AVG.      WEIGHTED   PRINCIPAL    TOTAL       DOC.      OWNER
    MATURITY        LOANS      OUTSTANDING     PRIN. BAL.     COUPON    AVG. FICO    BALANCE    POOL LTV     LOAN    OCCUPIED
------------     ----------  ---------------  -----------   ---------   ---------   ---------  ---------    ------   --------
0 - 180               282     $27,471,474.93      14.89%     10.353%       665        $97,417     93.12%    36.59%     96.88%
181 - 240               2         223,710.49       0.12       8.026        593        111,855     65.24     35.65     100.00
241 - 360             608     156,748,610.67      84.98       8.071        652        257,810     89.75     27.40      95.05
                      ---    ---------------     ------       -----        ---       --------     -----     -----      -----
   TOTAL              892    $184,443,796.09     100.00%      8.411%       654       $206,776     90.22%    27.29%     95.33%
                      ===    ===============     ======       =====        ===       ========     =====     =====      =====

                        DISTRIBUTION BY AMORTIZATION TYPE

                                                 PCT. OF
                      NUMBER      AGGREGATE       MORT.                                          WEIGHTED    PCT.
                       OF         PRINCIPAL      POOL BY     WEIGHTED                 AVERAGE     ORIG.      FULL     PCT.
                     MORTGAGE      BALANCE        AGG.         AVG.      WEIGHTED    PRINCIPAL    TOTAL      DOC.     OWNER
 AMORTIZATION TYPE    LOANS      OUTSTANDING    PRIN. BAL.    COUPON     AVG. FICO    BALANCE    POOL LTV    LOAN    OCCUPIED
 -----------------    -----      -----------    ----------    ------     ---------    -------    --------    ----    --------
2/28 LIBOR ARM          212     $81,223,144.72     44.04%     7.948%        640     $383,128      92.06%     33.35%   96.67%
Fixed Rate              408      72,713,079.60     39.42      8.283         662      178,218      86.27      18.19    93.00
Fixed Balloon           258      25,144,580.70     13.63     10.543         668       97,460      95.29      27.26    98.03
3/27 LIBOR ARM           14       5,362,991.07      2.91      7.154         684      383,071      92.39      59.19    93.83
                        ---    ---------------    ------      -----         ---     --------      -----      -----    -----
   TOTAL                892    $184,443,796.09    100.00%     8.411%        654     $206,776      90.22%     27.29%   95.33%
                        ===    ===============    ======      =====         ===     ========      =====      =====    =====

                                      C-5

                     THE AGGREGATE GROUP II MORTGAGE LOANS

                      DISTRIBUTION BY MONTHS TO RATE RESET

                                  AGGREGATE       PCT. OF                                        WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED                 AVERAGE     ORIG.                   PCT.
 MONTHS TO RATE    MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED    PRINCIPAL   TOTAL     PCT. FULL     OWNER
     RESET           LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO     BALANCE   POOL LTV   DOC. LOAN    OCCUPIED
     -----           -----       -----------     ----------    ------    ---------     -------   --------   ---------    --------
 13-24                212       $81,223,144.72      44.04%      7.948%      640      $383,128     92.06%      33.35%      96.67%
 25-36                 14         5,362,991.07       2.91       7.154       684       383,071     92.39       59.19       93.83
 N/A                  666        97,857,660.30      53.06       8.863       663       146,933     88.58       20.52       94.29
                      ---      ---------------     ------       -----       ---      --------     -----       -----       -----
   TOTAL              892      $184,443,796.09     100.00%      8.411%      654      $206,776     90.22%      27.29%      95.33%
                      ===      ===============     ======       =====       ===      ========     =====       =====       =====

                   DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED              AVERAGE       ORIG.      PCT.       PCT.
    LIFETIME       MORTGAGE        BALANCE        BY AGG.       AVG.     WEIGHTED   PRINCIPAL     TOTAL      FULL       OWNER
  MAXIMUM RATE       LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
  ------------       -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
12.00-12.49%            3        $1,021,771.86       0.55%      5.990%      699     $340,591     100.00%     60.94%    100.00%
12.50-12.99%            6         2,142,302.94       1.16       6.325       703      357,050      96.72      50.15     100.00
13.00-13.49%           38        15,576,609.04       8.45       6.736       674      409,911      93.66      42.94      97.00
13.50-13.99%           23         9,190,593.73       4.98       7.337       649      399,591      88.82      47.60      96.40
14.00-14.49%           74        28,739,904.62      15.58       7.814       647      388,377      93.16      27.53      96.11
14.50-14.99%           18         7,040,205.68       3.82       8.234       636      391,123      93.61      20.64     100.00
15.00-15.49%           33        12,630,670.31       6.85       8.713       624      382,748      91.27      37.30      97.45
15.50-15.99%           12         4,524,312.57       2.45       9.201       610      377,026      91.26      25.37      91.31
16.00-16.99%           13         4,876,885.75       2.64       9.865       570      375,145      85.18      37.95      91.72
17.00-17.99%            4           658,911.71       0.36      10.846       568      164,728      84.45      36.74     100.00
18.00-18.99%            1            71,962.75       0.04      12.475       563       71,963      76.60     100.00     100.00
20.00% & Above          1           112,004.83       0.06      13.580       525      112,005      83.00     100.00     100.00
N/A                   666        97,857,660.30      53.06       8.863       663      146,933      88.58      20.52      94.29
                      ---      ---------------     ------      ------       ---     --------      -----      -----      -----
   TOTAL              892      $184,443,796.09     100.00%      8.411%      654     $206,776      90.22%     27.29%     95.33%
                      ===      ===============     ======      ======       ===     ========      =====      =====      =====

                          DISTRIBUTION BY GROSS MARGIN

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED              AVERAGE       ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.     WEIGHTED   PRINCIPAL     TOTAL      FULL       OWNER
  GROSS MARGIN       LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
  ------------       -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
4.00- 4.49%            12        $4,433,113.65       2.40%     7.162%       691     $369,426      97.93%     63.50%    100.00%
4.50- 4.99%            11         4,521,316.57       2.45      7.334        672      411,029      96.01      48.84      89.67
5.00- 5.49%            36        14,280,212.08       7.74      7.758        645      396,673      90.51      26.75     100.00
5.50- 5.99%            40        16,523,431.00       8.96      7.484        649      413,086      91.45      43.46      96.10
6.00- 6.49%            43        17,293,263.32       9.38      8.116        639      402,169      92.59      30.56      93.34
6.50- 6.99%            42        15,647,041.24       8.48      7.972        635      372,549      91.36      24.58      97.19
7.00- 7.49%            17         5,563,886.19       3.02      8.561        604      327,287      91.25      43.47     100.00
7.50- 7.99%            13         5,341,261.35       2.90      8.582        627      410,866      91.29      32.29     100.00
8.00- 8.49%            10         2,556,193.56       1.39      8.837        636      255,619      91.56      34.59      87.06
8.50- 8.99%             1           347,507.19       0.19      7.750        676      347,507     100.00       0.00     100.00
10.50-10.99%            1            78,909.64       0.04      8.875        500       78,910      77.45     100.00     100.00
N/A                   666        97,857,660.30      53.06      8.863        663      146,933      88.58      20.52      94.29
                      ---      ---------------     ------      -----        ---     --------      -----     ------     ------
   TOTAL              892      $184,443,796.09     100.00%     8.411%       654     $206,776      90.22%     27.29%     95.33%
                      ===      ===============     ======      =====        ===     ========      =====     ======     ======

               SCHEDULE D - MORTGAGE LOAN STATISTICAL INFORMATION:
               THE MORTGAGE LOANS IN THE AGGREGATE - CREDIT SCORES

                              AGGREGATE       PCT. OF                                        WEIGHTED
                NUMBER OF     PRINCIPAL      MORT. POOL     WEIGHTED               AVERAGE    ORIG.       PCT.       PCT.
                MORTGAGE       BALANCE        BY AGG.        AVG.     WEIGHTED    PRINCIPAL   TOTAL       FULL       OWNER
     FICO         LOANS      OUTSTANDING     PRIN. BAL.     COUPON    AVG. FICO    BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
     ----         -----      -----------     ----------     ------    ---------    -------    --------   ---------   --------
500-519              67      $9,962,329.92      2.25%       9.206%        510     $148,691     77.60%      66.88%    100.00%
520-539              92      13,692,796.47      3.09        9.164         528      148,835     79.12       84.22      98.33
540-559              99      16,509,679.42      3.72        8.857         550      166,764     82.13       72.65      95.72
560-579             117      20,136,753.63      4.54        8.675         569      172,109     81.97       70.05      95.50
580-599             181      29,742,106.91      6.71        8.669         591      164,321     84.84       52.42      94.51
600-619             301      46,914,510.37     10.58        8.504         610      155,862     90.38       60.60      96.15
620-639             430      67,482,907.13     15.22        8.409         630      156,937     91.70       34.05      97.44
640-659             497      75,069,238.35     16.93        8.423         649      151,045     93.88       26.11      94.07
660-679             367      58,176,784.84     13.12        8.316         669      158,520     93.81       26.56      94.45
680-699             238      39,154,113.63      8.83        8.227         689      164,513     93.27       28.98      91.72
700-719             164      25,317,211.85      5.71        7.944         709      154,373     94.18       20.77      93.99
720-739             116      17,085,974.92      3.85        8.012         729      147,293     95.12       27.78      94.13
740 & Above         141      24,121,120.11      5.44        7.890         763      171,072     93.70       17.15      92.51
N/A                   1          59,264.92      0.01        7.875         N/A       59,265     75.00        0.00     100.00
                  -----    ---------------    ------        -----         ---     --------     -----       -----     ------
    TOTAL         2,811    $443,424,792.47    100.00%       8.411%        643     $157,746     90.76%      38.75%     94.98%
                  =====    ===============    ======        =====         ===     ========     =====       =====     ======

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

               SCHEDULE E - MORTGAGE LOAN STATISTICAL INFORMATION:
                             GROUP I - CREDIT SCORES

                   NUMBER OF      AGGREGATE       PCT. OF                                       WEIGHTED
                   MORTGAGE       PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.       PCT.
                     LOANS         BALANCE        BY AGG.       AVG.     WEIGHTED    PRINCIPAL   TOTAL      FULL       OWNER
    FICO                         OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
-------------      ----------  ---------------   ----------   --------   ---------   ---------  ---------  ---------   --------
500-519                55        $7,499,447.41       2.90%     9.107%       509      $136,354     77.24%     73.48%    100.00%
520-539                81        11,498,557.30       4.44      9.100        528       141,958     78.49      83.94      98.01
540-559                86        12,537,024.57       4.84      8.984        550       145,779     81.31      72.93      95.70
560-579                96        14,256,055.55       5.50      8.872        570       148,501     83.10      73.00      96.44
580-599               145        18,892,360.29       7.29      8.741        590       130,292     86.92      61.98      96.38
600-619               229        31,225,545.50      12.06      8.495        610       136,356     91.29      65.70      94.80
620-639               285        37,154,702.98      14.35      8.363        630       130,367     93.18      42.30      97.55
640-659               334        41,352,352.94      15.97      8.370        649       123,809     94.86      28.31      93.61
660-679               237        31,209,523.44      12.05      8.311        669       131,686     95.40      34.79      95.05
680-699               140        19,983,864.71       7.72      8.089        689       142,742     94.28      33.64      89.39
700-719                97        14,163,167.88       5.47      7.846        709       146,012     95.73      26.03      96.32
720-739                63         8,200,720.51       3.17      7.709        729       130,170     97.19      36.07      91.92
740 & Above            71        11,007,673.30       4.25      7.592        767       155,038     93.31      26.37      84.96
                    -----      ---------------     ------      -----        ---      --------     -----      -----      -----
    TOTAL           1,919      $258,980,996.38     100.00%     8.411%       635      $134,956     91.15%     46.91%     94.73%
                    =====      ===============     ======      =====        ===      ========     =====      =====      =====

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

               SCHEDULE F - MORTGAGE LOAN STATISTICAL INFORMATION:
                            GROUP II - CREDIT SCORES

                                  AGGREGATE       PCT. OF                                       WEIGHTED
                   NUMBER OF      PRINCIPAL      MORT. POOL   WEIGHTED               AVERAGE     ORIG.      PCT.       PCT.
                   MORTGAGE        BALANCE        BY AGG.       AVG.      WEIGHTED   PRINCIPAL   TOTAL      FULL       OWNER
      FICO           LOANS       OUTSTANDING     PRIN. BAL.    COUPON    AVG. FICO   BALANCE    POOL LTV   DOC. LOAN   OCCUPIED
      ----           -----       -----------     ----------    ------    ---------   -------    --------   ---------   --------
500-519                12        $2,462,882.51       1.34%     9.505%       511      $205,240     78.72%     46.79%    100.00%
520-539                11         2,194,239.17       1.19      9.500        527       199,476     82.39      85.66     100.00
540-559                13         3,972,654.85       2.15      8.454        551       305,589     84.72      71.77      95.78
560-579                21         5,880,698.08       3.19      8.196        567       280,033     79.23      62.89      93.24
580-599                36        10,849,746.62       5.88      8.544        592       301,382     81.21      35.76      91.25
600-619                72        15,688,964.87       8.51      8.523        610       217,902     88.58      50.44      98.82
620-639               145        30,328,204.15      16.44      8.466        630       209,160     89.89      23.94      97.31
640-659               163        33,716,885.41      18.28      8.490        649       206,852     92.67      23.40      94.64
660-679               130        26,967,261.40      14.62      8.323        669       207,440     91.98      17.04      93.75
680-699                98        19,170,248.92      10.39      8.371        689       195,615     92.22      24.13      94.16
700-719                67        11,154,043.97       6.05      8.069        708       166,478     92.21      14.10      91.03
720-739                53         8,885,254.41       4.82      8.292        729       167,646     93.21      20.13      96.18
740 & Above            70        13,113,446.81       7.11      8.140        760       187,335     94.03       9.41      98.85
N/A                     1            59,264.92       0.03      7.875        N/A        59,265     75.00       0.00     100.00
                      ---      ---------------     ------      -----        ---      --------     -----      -----     ------
    TOTAL             892      $184,443,796.09     100.00%     8.411%       654      $206,776     90.22%     27.29%     95.33%
                      ===      ===============     ======      =====        ===      ========     =====      =====     ======

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



                                                               NOVEMBER 15, 2002

                SCHEDULE G - STRUCTURAL AND COLLATERAL TERM SHEET
                                  $437,881,983
                                  (APPROXIMATE)
                                  GSAMP 2002-HE
                     GS MORTGAGE SECURITIES CORP., DEPOSITOR
                       MORTGAGE PASS-THROUGH CERTIFICATES

OVERVIEW OF THE OFFERED CERTIFICATES

------------------ ----------------- ----------------- ------------ ----------------- ----------- -------------- -----------------

                     APPROXIMATE                        EXPECTED        INITIAL       ESTIMATED     PRINCIPAL      MOODY'S/S&P
                      PRINCIPAL          PRIMARY         CREDIT       PASS-THROUGH    AVG. LIFE      PAYMENT         EXPECTED
  CERTIFICATES         BALANCE       COLLATERAL GROUP    SUPPORT        RATE (2)      (YRS) (3)   WINDOW (3)(4)      RATINGS
------------------ ----------------- ----------------- ------------ ----------------- ----------- -------------- -----------------
A-1                  $212,364,000      Group I (1)      18.00%        LIBOR + [ ]%       2.34     12/02 - 02/10      Aaa/AAA
A-2A                 $103,788,000      Group II(1)      18.00%        LIBOR + [ ]%       1.30     12/02 - 09/05      Aaa/AAA
A-2B                 $ 47,456,000      Group II (1)     18.00%        LIBOR + [ ]%       5.47     09/05 - 02/10      Aaa/AAA
M-1                  $ 27,714,000      Group I & II     11.75%        LIBOR + [ ]%       4.92     03/06 - 02/10       Aa2/AA
M-2                  $ 23,280,000      Group I & II      6.50%        LIBOR + [ ]%       4.86     01/06 - 02/10        A2/A
B-1                  $ 14,411,000      Group I & II      3.25%        LIBOR + [ ]%       4.83     12/05 - 02/10     Baa1/BBB+
B-2                  $  4,434,000      Group I & II      2.25%        LIBOR + [ ]%       4.81     12/05 - 02/10      Baa2/BBB
B-3                  $  4,434,983      Group I & II      1.25%        LIBOR + [ ]%       4.53     12/05 - 10/09     Baa3/BBB-
    TOTAL            $437,881,983(5)
------------------ ----------------- ----------------- ------------ ----------------- ----------- -------------- -----------------

----------
(1) Under certain circumstances, the Class A-1 Certificates may receive principal payments from the Group II Mortgage Loans and the Class A-2A and Class A-2B Certificates (together, the "Class A-2 Certificates") may receive principal payments from the Group I Mortgage Loans.

(2) See the Coupons of the Certificates section of this Term Sheet for more information on the Pass-Through Rates of the Certificates.

(3) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Clean-up Call on all Certificates.

(4) The Stated Final Maturity Date for the Certificates is the Distribution Date in November 2032.

(5) The initial aggregate principal balance of the Offered Certificates will be subject to an upward or downward variance of no more than approximately 5%.

SELECTED MORTGAGE POOL DATA(6)

-------------------------------------------------------- --------------------------- --------------------------- --------------
                                                                  GROUP I                     GROUP II
-------------------------------------------------------- --------------------------- ---------------------------   AGGREGATE
                                                          ADJUSTABLE    FIXED RATE    ADJUSTABLE    FIXED RATE
                                                             RATE                        RATE
-------------------------------------------------------- ------------- ------------- ------------- ------------- --------------
SCHEDULED PRINCIPAL BALANCE:                             $220,922,167   $38,058,829   $86,586,136   $97,857,660   $443,424,792
NUMBER OF MORTGAGE LOANS:                                       1,337           582           226           666          2,811
AVERAGE SCHEDULED PRINCIPAL BALANCE:                         $165,237       $65,393      $383,124      $146,933       $157,746
WEIGHTED AVERAGE GROSS COUPON:                                  8.14%         9.96%         7.90%         8.86%          8.41%
WEIGHTED AVERAGE NET COUPON:                                    7.61%         9.43%         7.37%         8.33%          7.88%
WEIGHTED AVERAGE FICO SCORE:                                      633           645           643           663            643
WEIGHTED AVERAGE TOTAL POOL LTV RATIO(7):                      91.26%        90.46%        92.08%        88.58%         90.76%
WEIGHTED AVERAGE FIRST LIEN LTV RATIO(8):                      83.51%        55.37%        82.56%        73.43%         78.69%
% OF LOANS WITH FIRST LIEN LTV RATIO > 80%:                    38.80%        26.60%        34.63%        49.73%         39.35%
% OF LOANS WITH FIRST LIEN LTV RATIO > 80% WITH
   PMI(9):                                                      0.00%        17.72%         0.00%        39.19%         10.17%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):                  358           266           358           306            339
WEIGHTED AVERAGE SEASONING (MONTHS):                                2             3             2             3              2
WEIGHTED AVERAGE MONTHS TO ROLL(10):                               23           N/A            23           N/A             23
WEIGHTED AVERAGE GROSS MARGIN(10):                              6.27%           N/A         6.08%           N/A          6.22%
WEIGHTED AVERAGE INITIAL RATE CAP(10):                          1.59%           N/A         1.59%           N/A          1.59%
WEIGHTED AVERAGE PERIODIC RATE CAP(10):                         1.00%           N/A         1.00%           N/A          1.00%
WEIGHTED AVERAGE GROSS MAXIMUM LIFETIME RATE(10):              14.63%           N/A        14.39%           N/A         14.57%
-------------------------------------------------------- ------------- ------------- ------------- ------------- --------------

----------
(6) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted.

(7) Total Pool LTV reflects the value of the first lien loans and the companion second liens at origination.

(8)  First Lien LTV reflects the value of the first lien loans at origination.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

(9) All FNBN originated mortgage loans with an LTV over 80% are covered by loan-level mortgage insurance policies. These policies provide coverage down to an effective weighted average loan-to-value ratio of 61.12%.

(10) Represents the weighted average of the adjustable rate mortgage loans in the applicable loan group.

FEATURES OF THE TRANSACTION

o The collateral consists of sub-prime fixed rate and adjustable rate, first lien (92.41%) and second lien (7.59%) residential mortgage loans (the "Mortgage Loans") originated by WMC Mortgage Corp. ("WMC") and First National Bank of Nevada ("FNBN"). By unpaid principal balance, 86.51% was originated by WMC and 13.49% by FNBN.

o The WMC collateral contains second lien mortgage loans. All second lien mortgage loans have their companion first lien mortgage loans included in the collateral pool (i.e. there are no stand-alone second lien mortgage loans).

o The Group I Mortgage Loans consist of 93.79% first liens and 6.21% second liens. The Group II Mortgage Loans consist of 90.48% first liens and 9.52% second liens.

o Credit support for the Certificates is provided through a senior/subordinated structure. The expected amount of credit support for the Class A Certificates is 18.00% in the form of subordination and overcollateralization.

o This transaction will contain a 1-month LIBOR interest rate cap agreement (the "Interest Rate Cap") with an initial notional amount of $96,939,323. The Interest Rate Cap will have a term of 60 months and a strike rate of 1-month LIBOR equal to 8.00%. Interest Rate Cap payments will be available only to pay basis risk shortfall carry forward amounts on the Class A2-A, Class A2-B, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates in the manner described herein. The notional amount of the Interest Rate Cap will amortize as specified in the amortization schedule attached as Appendix A.

o    The Mortgage Loans will be serviced by Ocwen Federal Bank F.S.B. ("Ocwen").

o    The credit risk manager will be The Murrayhill Company.

o The Deal will be modeled on Intex as "GSA02HE" and on Bloomberg as "GSAMP 02-HE".

o The Certificates in the table above will be registered under a registration statement filed with the Securities and Exchange Commission.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

SELECTED MORTGAGE POOL DATA BY ORIGINATOR

------------------------------------------------- -------------- --------------
                                                        WMC            FNBN
------------------------------------------------- -------------- --------------
SCHEDULED PRINCIPAL BALANCE:                       $383,594,959    $59,829,833
AVERAGE SCHEDULED PRINCIPAL BALANCE:                   $156,569       $165,734
% OF TOTAL POOL SCHEDULED PRINCIPAL BALANCE:             86.51%         13.49%
NUMBER OF MORTGAGE LOANS:                                 2,450            361
WEIGHTED AVERAGE GROSS COUPON:                            8.38%          8.60%
WEIGHTED AVERAGE NET COUPON:                              7.85%          8.07%
WEIGHTED AVERAGE FICO SCORE:                                639            667
% FIRST LIEN LOANS:                                      91.23%        100.00%
WEIGHTED AVERAGE TOTAL POOL LTV RATIO:                   91.18%         88.08%
WEIGHTED AVERAGE FIRST LIEN LTV RATIO:                   77.22%         88.08%
% OF LOANS WITH FIRST LIEN  LTV RATIO > 80%:             33.73%         75.37%
% OF LOANS WITH FIRST LIEN LTV RATIO > 80% WITH
   PMI:                                                   0.00%         75.37%
WEIGHTED AVERAGE STATED REMAINING TERM (MONTHS):            341            324
WEIGHTED AVERAGE SEASONING (MONTHS):                          2              4
% FULL DOC LOANS:                                        44.25%          3.49%
% PURCHASE LOANS:                                        57.24%         79.25%
% PRIMARY OCCUPANCY LOANS:                               95.14%         93.96%
% SINGLE FAMILY LOANS:                                   72.14%         53.08%
STATE WITH HIGHEST REPRESENTATION:                   CA: 56.92%     IL: 16.46%
% ADJUSTABLE RATE LOANS:                                 80.16%          0.00%
% FIXED RATE LOANS:                                      19.84%        100.00%
------------------------------------------------- -------------- --------------

TIME TABLE
----------

EXPECTED CLOSING DATE:           November 27th, 2002

CUT-OFF DATE:                    November 1st, 2002

EXPECTED PRICING DATE:           On or before November 25th, 2002

FIRST DISTRIBUTION DATE:         December 20th, 2002

KEY TERMS
---------

DEPOSITOR:                       GS Mortgage Securities Corp.

SERVICER:                        Ocwen Federal Bank F.S.B

TRUSTEE:                         Deutsche Bank National Trust Company

CREDIT RISK MANAGER:             The Murrayhill Company

SERVICING FEE:                   50 bps

TRUSTEE FEE:                     1 bp

CREDIT RISK MANAGER FEE:         1.75 bps

INTEREST RATE
CAP COUNTERPARTY:                Goldman Sachs Capital Markets LP, which is
                                 rated A1+ and F1+ by Moody's Investors'
                                 Service, Inc. and Fitch Ratings, respectively.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

DISTRIBUTION DATE:               20th day of the month or the following Business
                                 Day

RECORD DATE:                     For any Distribution Date, the last Business
                                 Day of the accrual period

DELAY DAYS:                      0 day delay on all Certificates

DAY COUNT:                       Actual/360 basis

INTEREST ACCRUAL:                The prior Distribution Date to the day prior to
                                 the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date.

PRICING PREPAYMENT
ASSUMPTION:                      Adjustable rate mortgage loans: 28% Fixed rate
                                 mortgage loans: CPR starting at 10% CPR in month 1 and increasing to 25% CPR in month 12
                                 (an approximate 1.364% increase per month), and remaining at 25% CPR thereafter.

MORTGAGE LOANS:                  The Trust will consist of two groups of
                                 sub-prime and Alt-A, fixed and adjustable rate, first lien (92.41%) and second lien (7.59%) residential mortgage loans.

GROUP I MORTGAGE LOANS:          Approximately $258,980,996 of Mortgage Loans
                                 with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Freddie Mac and Fannie
                                 Mae.

GROUP II MORTGAGE LOANS:         Approximately $184,443,796 of Mortgage Loans
                                 with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines set by both Freddie Mac and Fannie Mae.

BORROWER PAID MORTGAGE
INSURANCE:                       100.00% of the FNBN mortgage loans with
                                 loan-to-value ratios at origination greater than 80% are covered by loan-level primary mortgage insurance policies. These loans represent 10.17% of the Mortgage Loans. The primary mortgage insurance will provide limited protection against losses on defaulted mortgage loans as it provides effective coverage down to a loan-to-value ratio of approximately 61.12%.
                                 Of the mortgage loans that have primary
                                 mortgage insurance, the mortgage insurance policies are provided by Radian (82.40%), MGIC
                                 (16.32%), and Republic (1.28%).

EXCESS SPREAD:                   The initial weighted average net coupon of the
                                 mortgage pool will be greater than the interest payments on the Offered Certificates, resulting in excess cash flow calculated in the following manner:

                                 Initial Gross WAC (1):                  8.4106%

                                    Less Fees & Expenses (2):            0.5275%
                                                                         -------

                                 Net WAC (1):                            7.8831%

                                    Less Initial Certificate
                                      Coupon (Approx.)(1)(3):            2.0534%
                                                                         -------

                                 Initial Excess Spread (1):              5.8297%

                                 ----------

                                 (1) This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans and/or the weighted average Pass-Through Rate on the Offered Certificates as well as any changes in day count.


                                 (2) Includes Servicing Fee, Trustee Fee, and Credit Risk Manager Fee.

                                 (3)  Assumes 1-month LIBOR equal to 1.3800%,
                                      initial marketing spreads and a 30-day
                                      month.

SERVICER ADVANCING:              Yes as to principal and interest, subject to
                                 recoverability

COMPENSATING INTEREST:           Yes, to the extent of the Servicing Fee for the
                                 related interest accrual period


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

OPTIONAL CLEAN-UP CALL:          The deal has a 10% optional clean-up call.

RATING AGENCIES:                 Moody's Investors Service, Inc. and Standard &
                                 Poor's Ratings Group

MINIMUM DENOMINATION:            Class A-1 and Class A-2 Certificates (together,
                                 the "Class A Certificates") - $25,000 Class
                                 M-1, Class M-2, Class B-1, Class B-2 and Class
                                 B-3 Certificates - $250,000

LEGAL INVESTMENT:                It is anticipated that none of the Certificates
                                 will be SMMEA eligible.

ERISA ELIGIBLE:                  Underwriter's exemption is expected to apply to
                                 all Offered Certificates. However, prospective purchasers should consult their own counsel.

TAX TREATMENT:                   All Offered Certificates represent REMIC
                                 regular interests and, to a limited extent, interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction; which interest in certain basis risk interest carryover payments will be treated for tax purposes as an interest rate cap contract.

PROSPECTUS:                      The Offered Certificates will be offered
                                 pursuant to a prospectus supplemented by a prospectus supplement (together, the
                                 "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

                                 PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

STRUCTURE OF THE CERTIFICATES
-----------------------------

DESCRIPTION OF PRINCIPAL AND INTEREST DISTRIBUTIONS

Principal will be paid sequentially until the Step-Down Date. After such date, as long as no Trigger Event has occurred, the Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to support the overcollateralization target (which is one component of the credit support available to the holders).

Interest will be paid monthly at a rate of one-month LIBOR plus a margin that will step up after the optional clean-up call date, subject to the WAC Cap or the applicable loan group cap. The interest paid to each class will be reduced prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of Soldiers' and Sailors' Civil Relief Act of 1940 (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate attributable to the WAC Cap or the applicable loan group cap will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Date. (B)

DEFINITIONS

CREDIT ENHANCEMENT. The Offered Certificates are credit enhanced by (1) the net monthly excess cash flow from the Mortgage Loans and (2) 1.25% overcollateralization (funded upfront). After the Step-down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 2.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans, and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

CREDIT ENHANCEMENT PERCENTAGE. For any Distribution Date, the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the subordinate certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

STEP-DOWN DATE. The earlier of (A) the date on which the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x)  the Distribution Date occurring in December 2005; and

(y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 36.00%.

------------- ------------------------------------ -----------------------------
    CLASS       INITIAL SUBORDINATION PERCENTAGE     STEP-DOWN DATE PERCENTAGE
------------- ------------------------------------ -----------------------------
      A                    18.00%                            36.00%
------------- ------------------------------------ -----------------------------
     M-1                   11.75%                            23.50%
------------- ------------------------------------ -----------------------------
     M-2                    6.50%                            13.00%
------------- ------------------------------------ -----------------------------
     B-1                    3.25%                             6.50%
------------- ------------------------------------ -----------------------------
     B-2                    2.25%                             4.50%
------------- ------------------------------------ -----------------------------
     B-3                    1.25%                             2.50%
------------- ------------------------------------ -----------------------------

TRIGGER EVENT. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 50% of the prior period's senior enhancement percentage to be specified in the Prospectus (The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) and (ii) during such period, the Cumulative Realized Loss Percentage exceeds the amounts set forth below:

-------------------------------- -----------------------------------------------
       DISTRIBUTION DATES             CUMULATIVE REALIZED LOSS PERCENTAGE
-------------------------------- -----------------------------------------------
December 2005 - November 2006    2.750% for the first month, plus an additional
                                 1/12th of 1.750% for each month thereafter
                                 (e.g., approximately 2.896% in January 2006)
-------------------------------- -----------------------------------------------
December 2006 - November 2007    4.500% for the first month, plus an additional
                                 1/12th of 1.250% for each month thereafter
                                 (e.g., approximately 4.604% in January 2007)
-------------------------------- -----------------------------------------------
December 2007 - November 2008    5.750% for the first month, plus an additional
                                 1/12th of 0.750% for each month thereafter
                                 (e.g., approximately 5.813% in January 2008)
-------------------------------- -----------------------------------------------
December 2008 - November 2009    6.500% for the first month, plus an additional
                                 1/12th of 0.250% for each month thereafter
                                 (e.g., approximately 6.521% in January 2009)
-------------------------------- -----------------------------------------------
December 2009 and after                              6.750%
-------------------------------- -----------------------------------------------

STEP-UP COUPONS. For all Offered Certificates the coupon will increase after the optional clean-up call date, should the call not be exercised. The coupon for the Class A Certificates will increase to 2 times the margin and the coupon for the Class M-1, M-2, B-1, B-2 and B-3 Certificates will increase to 1.5 times the margin.

CLASS A-1 PASS-THROUGH RATE. The Class A-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap, and (iii) the WAC Cap.

CLASS A-2A PASS-THROUGH RATE. The Class A-2A Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

CLASS A-2B PASS-THROUGH RATE. The Class A-2B Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap, and (iii) the WAC Cap.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

CLASS M-1 PASS-THROUGH RATE. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS M-2 PASS-THROUGH RATE. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-1 PASS-THROUGH RATE. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-2 PASS-THROUGH RATE. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

CLASS B-3 PASS-THROUGH RATE. The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ] bps ([ ] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC CAP. As to any Distribution Date a per annum rate equal to the weighted average gross rate of the Mortgage Loans in effect on the beginning of the related Due Period less servicing, credit risk manager and trustee fee rates (calculated on an actual/360 day count basis).

LOAN GROUP I CAP. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Group I Mortgage Loans in effect on the beginning of the related Due Period less servicing, credit risk manager and trustee fee rates (calculated on an actual/360 day count basis).

LOAN GROUP II CAP. As to any Distribution Date, a per annum rate equal to the weighted average gross rate of the Group II Mortgage Loans in effect on the beginning of the related Due Period less servicing, credit risk manager and trustee fee rates (calculated on an actual/360 day count basis).

CLASS A-1 BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-1 Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-1 Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap; (ii) any Class A-1 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Class A-1 Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

CLASS A-2A BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-2A Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-2A Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap; (ii) any Class A-2A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Class A-2A Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

CLASS A-2B BASIS RISK CARRY FORWARD AMOUNT. As to any Distribution Date, the supplemental interest amount for the Class A-2B Certificates will equal the sum of: (i) the excess, if any, of interest that would otherwise be due on such class of certificates at the Class A-2B Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due on such class of certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap; (ii) any Class A-2B Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the related Class A-2B Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

CLASS M-1, M-2, B-1, B-2 AND B-3 BASIS RISK CARRY FORWARD AMOUNTS. As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, B-1, B-2 and B-3 Certificates will equal the sum of (i) the excess, if any,


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

of interest that would otherwise be due on such class of certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable Pass-Through Rate (without regard to the WAC Cap).

INTEREST DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

     (i) Concurrently, (1) from Interest Remittance Amounts related to the Group I Mortgage Loans, to the Class A-1 Certificates, the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest for the Class A-1 Certificates from prior Distribution Dates, and (2) from Interest Remittance Amounts related to the Group II Mortgage Loans, to the Class A-2A Certificates, the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest for the Class A-2A Certificates from prior Distribution Dates and concurrently, to the Class A-2B Certificates, the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest for the Class A-2B Certificates from prior Distribution Dates; provided, that if the Interest Remittance Amount for any group of Mortgage Loans is insufficient to make the related payments set forth in clause (1) or (2) above, any Interest Remittance Amount relating to the other group of Mortgage Loans remaining after making the related payments set forth in clause (1) or (2) above will be available to cover that shortfall;

     (ii)   to the Class M-1 Certificates, its Accrued Certificate Interest,

     (iii)  to the Class M-2 Certificates, its Accrued Certificate Interest,

     (iv)   to the Class B-1 Certificates, its Accrued Certificate Interest,

     (v)    to the Class B-2 Certificates, its Accrued Certificate Interest, and

     (vi)   to the Class B-3 Certificates, its Accrued Certificate Interest.

PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES. On each Distribution Date (a) prior to the Step-down Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) the Group I Principal Distribution Amount will be distributed to the Class A-1 Certificates, until the Certificate Principal Balances thereof have been reduced to zero,

(b) the Group II Principal Distribution Amount will be distributed sequentially to the Class A-2A and Class A-2B Certificates, in each case until the Certificate Principal Balances thereof have been reduced to zero,

(c) the portion of the available Principal Distribution Amount for all loan groups remaining after making the distributions described above in paragraphs (a) and (b) will be distributed in the following order of priority:

     (i) to the Class M-1 Certificates, until the Certificate Principal Balance thereof have been reduced to zero,

     (ii) to the Class M-2 Certificates, until the Certificate Principal Balance thereof have been reduced to zero,

     (iii) to the Class B-1 Certificates, until the Certificate Principal Balance thereof have been reduced to zero,

     (iv) to the Class B-2 Certificates, until the Certificate Principal Balance thereof have been reduced to zero, and

     (v) to the Class B-3 Certificates, until the Certificate Principal Balance thereof have been reduced to zero.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated as follows:

(a) to the Class A-1 Certificates, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount attributable to the Class A-1 Certificates, until the Certificate Principal Balances thereof have been reduced to zero,

(b) sequentially to the Class A-2A and Class A-2B Certificates, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount attributable to the Class A-2 Certificates, until the Certificate Principal Balances thereof have been reduced to zero,

(c) the portion of the available Principal Distribution Amount for all loan groups remaining after making the distributions described above in paragraphs (a) and (b) will be distributed in the following order of priority:

     (i) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero,

     (ii) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero,

     (iii) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, and

     (iv) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

     (v) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

All principal distributions to the Class A Certificates on any Distribution Date will be allocated between the Class A-1 Certificates and the Class A-2 Certificates based on the Class A Principal Allocation Percentage for each such group on such Distribution Date; provided, however, that if the Certificate Principal Balance of either group of Class A Certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on such Distribution Date and all subsequent Distribution Dates, will be distributed to the classes of the other group of Class A Certificates remaining outstanding until the Certificate Principal Balance thereof has been reduced to zero. Any principal distributions allocated to the Class A-2 Certificates shall be distributed first to the Class A-2A Certificates until their Certificate Principal Balance has been reduced to zero, and then to the Class A-2B Certificates until their Certificate Principal Balance has been reduced to zero.

ALLOCATION OF NET MONTHLY EXCESS CASHFLOW. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

     (i)    to the Class M-1 Certificates, the unpaid interest shortfall amount,

     (ii)   to the Class M-2 Certificates, the unpaid interest shortfall amount,

     (iii)  to the Class B-1 Certificates, the unpaid interest shortfall amount,

     (iv)   to the Class B-2 Certificates, the unpaid interest shortfall amount,

     (v)    to the Class B-3 Certificates, the unpaid interest shortfall amount,

     (vi) concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Certificates, any Class A-2A Basis Risk Carry Forward Amount to the Class A-2A Certificates, any Class A-2B Basis Risk Carry Forward Amount to the Class A-2B Certificates, pro rata relative to the respective Basis Risk Carry Forward Amounts on the Class A Certificates,


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

     (vii) sequentially, to Classes M-1, M-2, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes, and

     (viii) Solely from any Interest Rate Cap payments, first, (1) on a pro rata basis, relative to their respective remaining Basis Risk Carry Forward Amounts, to the Class A-2A and A-2B Certificates up to their respective remaining Basis Risk Carry Forward Amounts, then (2) sequentially to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates, in each case, up to their respective remaining Basis Risk Carry Forward Amounts and then to the extent remaining (3) to the excess cash flow certificates.

Once realized losses are allocated sequentially to the Class B-3, Class B-2, Class B-1, Class M-2 and Class M-1 Certificates, their Certificate Principal Balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date.

INTEREST REMITTANCE AMOUNT. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the servicing, credit risk manager and the trustee fees.

ACCRUED CERTIFICATE INTEREST. For any Distribution Date and each class of Offered Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940 (or any similar state statute) allocated to such class.

PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

GROUP I PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group I Mortgage Loans.

GROUP II PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Group II Mortgage Loans.

BASIC PRINCIPAL DISTRIBUTION AMOUNT. On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

PRINCIPAL REMITTANCE AMOUNT. On any Distribution Date, the sum of

     (i) all scheduled payments of principal collected or advanced on the Mortgage Loans during the Due Period,

     (ii) the principal portion of all partial and full prepayments received during the month prior to the month during which such Distribution Date occurs,

     (iii) the principal portion of all net liquidation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs,

     (iv) the principal portion of repurchased Mortgage Loans, the repurchase obligation for which arose during the month prior to the month during which such Distribution Date occurs and that were repurchased during the period from the prior Distribution Date through the servicer remittance date prior to such Distribution Date,

     (v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date, and

     (vi) the principal portion of the termination price if the Optional Clean-Up Call is exercised.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

NET MONTHLY EXCESS CASHFLOW. For any Distribution Date is the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

EXTRA PRINCIPAL DISTRIBUTION AMOUNT. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans during the related Due Period (less servicing, credit risk manager and trustee fees), over (y) the sum of interest payable on the Offered Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

EXCESS SUBORDINATED AMOUNT. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

CLASS A PRINCIPAL ALLOCATION PERCENTAGE. For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class A-1 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Loan Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and (ii) in the case of the Class A-2 Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Loan Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 64.00% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over $2,217,124.

CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 76.50% (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over $2,217,124.

CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 87.00% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over $2,217,124.

CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 93.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over $2,217,124.

CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class B-1 Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (E) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 95.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over $2,217,124.

CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT. An amount equal to the excess of: (x) the sum of: (A) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Certificate Principal Balance of the Class B-1 Certificate Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (E) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (F) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) approximately 97.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans for such Distribution Date over $2,217,124.

PREPAYMENT PENALTY TERM BY PRODUCT TYPE(1)(2)
---------------------------------------------

                                                     SCHEDULED PRINCIPAL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
       PRODUCT           NO PENALTY        1 YEAR          2 YEAR          3 YEAR         4 YEAR          5 YEAR          TOTAL
--------------------  ---------------  -------------  --------------   -------------  --------------  -------------  ---------------
2/28 LIBOR ARM          $42,162,362     $12,518,304    $231,202,137      $2,750,291              $0       $445,452    $289,078,546
3/27 LIBOR ARM              966,061         483,620       1,730,588      14,855,090               0              0      18,035,360
6 Mo. LIBOR                 277,732               0         116,665               0               0              0         394,397
Fixed Balloon            10,925,266       5,944,607      12,787,429      11,639,024               0      1,322,893      42,619,217
Fixed Rate               25,541,055      21,365,144       5,102,434      16,872,618               0     24,416,020      93,297,272
--------------------  ---------------  -------------  --------------   -------------  --------------  -------------  ---------------
TOTAL                   $79,872,476     $40,311,675    $250,939,254     $46,117,023              $0    $26,184,365    $443,424,792
====================  ===============  =============  ==============   =============  ==============  =============  ===============

                                                    PERCENTAGE OF MORTGAGE LOANS
------------------------------------------------------------------------------------------------------------------------------------
       PRODUCT           NO PENALTY        1 YEAR          2 YEAR          3 YEAR         4 YEAR          5 YEAR          TOTAL
--------------------  ---------------  -------------  --------------   -------------  --------------  -------------  ---------------
2/28 LIBOR ARM                14.59%           4.33%          79.98%           0.95%           0.00%          0.15%         100.00%
3/27 LIBOR ARM                 5.36            2.68            9.60           82.37            0.00           0.00          100.00
6 Mo.  LIBOR                  70.42            0.00           29.58            0.00            0.00           0.00          100.00
Fixed Balloon                 25.63           13.95           30.00           27.31            0.00           3.10          100.00
Fixed Rate                    27.38           22.90            5.47           18.08            0.00          26.17          100.00
--------------------  ---------------  -------------  --------------   -------------  --------------  -------------  ---------------
TOTAL                         18.01%           9.09%          56.59%          10.40%           0.00%          5.91%         100.00%
====================  ===============  =============  ==============   =============  ==============  =============  ===============

----------------
(1) Represents the prepayment penalty terms on the Mortgage Loans from the date of origination.

(2)  Column totals may not add to 100.00% due to rounding.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

BREAKEVEN CDR TABLE FOR THE SUBORDINATE CERTIFICATES
----------------------------------------------------

The assumptions for the breakeven CDR table below are as follows:

o    The Pricing Prepayment Assumptions (as defined on page 3 above) are applied

o 1-month and 6-month Forward LIBOR curves (as of close on November 13, 2002) are used

o    40% loss severity

o    There is a 6 month lag in recoveries

o Priced to call with collateral losses calculated through the life of the applicable bond

o    Certificates are priced at par

-------------------- ------------------- ------------------------------ ----------------------------- ------------------------------
                          SCENARIO           FIRST DOLLAR OF LOSS                LIBOR FLAT                     0% RETURN
-------------------- ------------------- ------------------------------ ----------------------------- ------------------------------
CLASS M-1            CDR                                        26.77%                        28.04%                         28.60%
                     Yield                                     3.9730%                       1.3894%                        0.0170%
                     WAL                                          3.90                          3.79                           3.76
                     Modified Duration                            3.64                          3.60                           3.62
                     Window                            Oct 06 - Oct 06               Sep 06 - Sep 06                Sep 06 - Sep 06
                     Principal
                     Writedown                        9,174.13 (0.03%)         2,788,742.82 (10.06%)          4,160,616.39 (15.01%)
                     Collateral Losses          79,278,527.19 (17.88%)        81,508,730.09 (18.38%)         82,710,929.48 (18.65%)
-------------------- ------------------- ------------------------------ ----------------------------- ------------------------------
CLASS M-2            CDR                                        17.46%                        18.91%                         19.34%
                     Yield                                     5.1886%                       1.3936%                        0.0011%
                     WAL                                          4.73                          4.47                           4.40
                     Modified Duration                            4.22                          4.13                           4.15
                     Window                            Aug 07 - Aug 07               Jun 07 - Jun 07                Jun 07 - Jun 07
                     Principal
                     Writedown                       20,355.02 (0.09%)         4,032,109.04 (17.32%)          5,321,347.97 (22.86%)
                     Collateral Losses          60,518,906.51 (13.65%)        63,766,306.96 (14.38%)         64,904,121.17 (14.64%)
-------------------- ------------------- ------------------------------ ----------------------------- ------------------------------
CLASS B-1            CDR                                        12.83%                        13.83%                         14.06%
                     Yield                                     5.8149%                       1.3651%                        0.0589%
                     WAL                                          5.23                          4.90                           4.82
                     Modified Duration                            4.53                          4.46                           4.47
                     Window                            Feb 08 - Feb 08               Dec 07 - Dec 07                Dec 07 - Dec 07
                     Principal
                     Writedown                       34,026.38 (0.24%)         3,234,843.85 (22.45%)          4,024,339.16 (27.93%)
                     Collateral Losses          48,519,624.92 (10.94%)        51,133,315.61 (11.53%)         51,834,783.69 (11.69%)
-------------------- ------------------- ------------------------------ ----------------------------- ------------------------------
CLASS B-2            CDR                                        11.53%                        11.91%                         11.98%
                     Yield                                     6.6322%                       1.4284%                        0.1082%
                     WAL                                          5.40                          5.21                           5.16
                     Modified Duration                            4.55                          4.53                           4.54
                     Window                            Apr 08 - Apr 08               Mar 08 - Mar 08                Mar 08 - Mar 08
                     Principal
                     Writedown                        6,366.29 (0.14%)         1,254,663.00 (28.30%)          1,514,193.94 (34.15%)
                     Collateral Losses          44,774,693.60 (10.10%)        45,802,000.51 (10.33%)         46,028,930.85 (10.38%)
-------------------- ------------------- ------------------------------ ----------------------------- ------------------------------
CLASS B-3            CDR                                        10.17%                        10.63%                         10.70%
                     Yield                                     7.3958%                       1.4231%                        0.1786%
                     WAL                                          5.56                          5.31                           5.26
                     Modified Duration                            4.56                          4.53                           4.53
                     Window                            Jun 08 - Jun 08               May 08 - May 08                May 08 - May 08
                     Principal
                     Writedown                       18,473.11 (0.42%)         1,473,874.77 (33.23%)          1,712,705.23 (38.62%)
                     Collateral Losses           40,597,196.55 (9.16%)         41,975,782.66 (9.47%)          42,212,176.16 (9.52%)
-------------------- ------------------- ------------------------------ ----------------------------- ------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

SELECTED MORTGAGE LOAN DATA
---------------------------

                       THE MORTGAGE LOANS (ALL COLLATERAL)

Scheduled Principal Balance:                                       $443,424,792
Number of Mortgage Loans:                                                 2,811
Average Scheduled Principal Balance:                                   $157,746
Weighted Average Gross Coupon:                                            8.41%
Weighted Average Net Coupon:                                              7.88%
Weighted Average FICO Score:                                                643
Weighted Average Total Pool LTV Ratio:                                   90.76%
Weighted Average First Lien LTV Ratio:                                   78.69%
% of Loans with First Lien LTV Ratio > 80%:                              39.35%
% of Loans with First Lien LTV Ratio > 80% with PMI:                     10.17%
Weighted Average Stated Remaining Term (months):                            339
Weighted Average Seasoning (months):                                          2
Weighted Average Months to Roll:                                             23
Weighted Average Gross Margin:                                            6.22%
Weighted Average Initial Rate Cap:                                        1.59%
Weighted Average Periodic Rate Cap:                                       1.00%
Weighted Average Gross Maximum Lifetime Rate:                            14.57%
Originator:
WMC                                                                      86.51%
FNBN                                                                     13.49%


                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                     AGGREGATE       PCT. OF                                          WEIGHTED      PCT.
                      NUMBER OF      PRINCIPAL     MORT. POOL    WEIGHTED                 AVERAGE       ORIG.       FULL      PCT.
 CURRENT PRINCIPAL    MORTGAGE        BALANCE        BY AGG.       AVG.       WEIGHTED   PRINCIPAL   TOTAL POOL     DOC.      OWNER
      BALANCE           LOANS       OUTSTANDING    PRIN. BAL.     COUPON     AVG. FICO    BALANCE        LTV        LOAN    OCCUPIED
-------------------  -----------  --------------  ------------  ----------  -----------  ----------  -----------  --------  --------
$0 - $25,000               73      $1,405,674.94       0.32%      12.135%       651        $19,256      99.05%      31.34%    97.74%
$25,001 - $50,000         320      12,105,669.44       2.73       11.355        651         37,830      95.12       36.72     92.65
$50,001 - $75,000         371      23,264,029.44       5.25       10.239        645         62,706      91.49       44.54     91.98
$75,001 - $100,000        306      26,874,358.59       6.06        9.376        636         87,825      89.98       42.93     93.24
$100,001 - $125,000       269      30,355,567.71       6.85        8.609        633        112,846      89.88       49.28     92.15
$125,001 - $150,000       254      34,740,385.70       7.83        8.597        641        136,773      90.64       37.61     95.38
$150,001 - $175,000       206      33,481,192.71       7.55        8.283        642        162,530      90.41       40.25     94.14
$175,001 - $200,000       174      32,823,783.01       7.40        8.154        633        188,642      91.15       45.78     95.35
$200,001 - $225,000       163      34,691,810.56       7.82        7.971        644        212,833      91.36       36.96     97.52
$225,001 - $250,000       157      37,076,673.29       8.36        8.070        639        236,157      90.02       33.24     96.86
$250,001 - $275,000       132      34,661,113.71       7.82        8.070        648        262,584      91.23       40.19     95.55
$275,001 - $350,000       206      63,164,180.36      14.24        7.953        647        306,622      91.91       37.47     95.16
$350,001 - $450,000       115      44,505,532.08      10.04        8.008        648        387,005      90.95       32.07     93.06
$450,001 - $550,000        47      23,090,621.05       5.21        7.725        646        491,290      89.67       38.73     97.98
$550,001 - $650,000        15       9,089,158.58       2.05        7.793        646        605,944      81.92       20.66    100.00
$650,001 - $750,000         3       2,095,041.30       0.47        7.830        665        698,347      83.58       32.41    100.00
-------------------  -----------  --------------  ------------  ----------  -----------  ----------  -----------  --------  --------
TOTAL                   2,811     $443,424,792.47    100.00%       8.411%       643       $157,746      90.76%      38.75%    94.98%
===================  ===========  ==============  ============  ==========  ===========  ==========  ===========  ========  ========


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

                                                    DISTRIBUTION BY CURRENT RATE

                                 AGGREGATE        PCT. OF                                            WEIGHTED     PCT.
                  NUMBER OF      PRINCIPAL       MORT. POOL                  WEIGHTED     AVERAGE      ORIG.      FULL
                  MORTGAGE        BALANCE         BY AGG.      WEIGHTED        AVG.      PRINCIPAL     TOTAL      DOC.    PCT. OWNER
  CURRENT RATE      LOANS       OUTSTANDING      PRIN. BAL.   AVG. COUPON      FICO       BALANCE    POOL LTV     LOAN     OCCUPIED
---------------- -----------  ---------------  ------------  -------------  ----------  ----------  ----------  --------  ----------
 5.50- 5.99%          14       $3,234,748.03        0.73%        5.973%        722       $231,053      97.63%     65.78%    100.00%
 6.00- 6.49%          24        5,641,942.60        1.27         6.302         702        235,081      95.12      54.17     100.00
 6.50- 6.99%         193       46,590,474.12       10.51         6.754         670        241,401      92.54      47.66      97.11
 7.00- 7.49%         160       34,467,786.21        7.77         7.256         659        215,424      90.56      48.12      97.14
 7.50- 7.99%         523      112,441,304.66       25.36         7.751         644        214,993      89.96      37.75      94.40
 8.00- 8.49%         275       49,397,763.43       11.14         8.233         642        179,628      89.32      29.80      95.78
 8.50- 8.99%         571       92,906,213.79       20.95         8.710         636        162,708      89.99      35.30      93.25
 9.00- 9.49%         178       30,207,053.28        6.81         9.169         633        169,703      91.56      23.69      93.50
 9.50- 9.99%         202       26,505,537.55        5.98         9.754         600        131,216      88.20      49.74      91.52
 10.00-10.49%         56        6,404,983.49        1.44        10.169         578        114,375      85.45      59.40      96.15
 10.50-10.99%         94        7,760,224.54        1.75        10.737         603         82,556      89.32      59.34      93.29
 11.00-11.49%         49        3,088,990.79        0.70        11.269         615         63,041      91.52      51.40      94.77
 11.50-11.99%        305       17,627,128.47        3.98        11.908         658         57,794      98.74      31.50      99.41
 12.00-12.49%         37        1,852,201.91        0.42        12.168         647         50,060      97.79      30.30     100.00
 12.50-12.99%         47        1,989,259.08        0.45        12.825         662         42,325      98.69      24.45     100.00
 13.00-13.49%         19          722,385.11        0.16        13.304         643         38,020     100.00      10.37     100.00
 13.50-13.99%         55        2,270,848.53        0.51        13.861         629         41,288      99.05      34.97      98.87
 14.00-14.49%          8          259,361.55        0.06        14.057         656         32,420     100.00      35.37     100.00
 15.00-15.49%          1           56,585.33        0.01        15.490         650         56,585      95.00       0.00     100.00
---------------- -----------  ---------------  ------------  -------------  ----------  ----------  ----------  --------  ----------
 TOTAL             2,811     $443,424,792.47      100.00%        8.411%        643       $157,746      90.76%     38.75%     94.98%
================ ===========  ===============  ============  =============  ==========  ==========  ==========  ========  ==========

                                                        DISTRIBUTION BY FICO

                                 AGGREGATE        PCT. OF                                            WEIGHTED     PCT.
                  NUMBER OF      PRINCIPAL       MORT. POOL                  WEIGHTED     AVERAGE      ORIG.      FULL
                  MORTGAGE        BALANCE         BY AGG.      WEIGHTED        AVG.      PRINCIPAL     TOTAL      DOC.    PCT. OWNER
     FICO           LOANS       OUTSTANDING      PRIN. BAL.   AVG. COUPON      FICO       BALANCE    POOL LTV     LOAN     OCCUPIED
---------------- -----------  ---------------  ------------  -------------  ----------  ----------  ----------  --------  ----------
500-519                67       $9,962,329.92        2.25%      9.206%          510      $148,691     77.60%      66.88%    100.00%
520-539                92       13,692,796.47        3.09       9.164           528       148,835     79.12       84.22      98.33
540-559                99       16,509,679.42        3.72       8.857           550       166,764     82.13       72.65      95.72
560-579               117       20,136,753.63        4.54       8.675           569       172,109     81.97       70.05      95.50
580-599               181       29,742,106.91        6.71       8.669           591       164,321     84.84       52.42      94.51
600-619               301       46,914,510.37       10.58       8.504           610       155,862     90.38       60.60      96.15
620-639               430       67,482,907.13       15.22       8.409           630       156,937     91.70       34.05      97.44
640-659               497       75,069,238.35       16.93       8.423           649       151,045     93.88       26.11      94.07
660-679               367       58,176,784.84       13.12       8.316           669       158,520     93.81       26.56      94.45
680-699               238       39,154,113.63        8.83       8.227           689       164,513     93.27       28.98      91.72
700-719               164       25,317,211.85        5.71       7.944           709       154,373     94.18       20.77      93.99
720-739               116       17,085,974.92        3.85       8.012           729       147,293     95.12       27.78      94.13
740 & Above           141       24,121,120.11        5.44       7.890           763       171,072     93.70       17.15      92.51
N/A                     1           59,264.92        0.01       7.875           N/A        59,265     75.00        0.00     100.00
---------------- -----------  ---------------  ------------  -------------  ----------  ----------  ----------  --------  ----------
TOTAL               2,811     $443,424,792.47      100.00%      8.411%          643      $157,746     90.76%      38.75%     94.98%
================ ===========  ===============  ============  =============  ==========  ==========  ==========  ========  ==========

                                                   DISTRIBUTION BY LIEN POSITION

                                 AGGREGATE        PCT. OF                                            WEIGHTED     PCT.
                  NUMBER OF      PRINCIPAL       MORT. POOL                  WEIGHTED     AVERAGE      ORIG.      FULL
                  MORTGAGE        BALANCE         BY AGG.      WEIGHTED        AVG.      PRINCIPAL     TOTAL      DOC.    PCT. OWNER
  LIEN POSITION      LOANS       OUTSTANDING      PRIN. BAL.   AVG. COUPON      FICO       BALANCE    POOL LTV     LOAN     OCCUPIED
---------------- -----------  ---------------  ------------  -------------  ----------  ----------  ----------  --------  ----------
 First               2,173    $409,781,511.05      92.41%        8.143%        641       $188,579     90.07%      39.05%    94.62%
 Second                638      33,643,281.42       7.59        11.673         665         52,732     99.23       35.15     99.37
---------------- -----------  ---------------  ------------  -------------  ----------  ----------  ----------  --------  ----------
 TOTAL               2,811    $443,424,792.47     100.00%        8.411%        643       $157,746     90.76%      38.75%    94.98%
================ ===========  ===============  ============  =============  ==========  ==========  ==========  ========  ==========



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

                                                   DISTRIBUTION BY TOTAL POOL LTV

                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
                 MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
TOTAL POOL LTV     LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 Below 40.00%        15     $ 1,199,036.56         0.27%      8.168%      622       $79,936        28.22%       70.40%       84.47%
 40 - 49.99%         11       1,132,388.67         0.26       8.349       611       102,944        47.26        35.51        95.35
 50 - 59.99%         31       5,717,092.84         1.29       7.913       626       184,422        55.62        26.61        92.69
 60 - 69.99%         81      11,915,235.91         2.69       8.148       607       147,102        65.67        36.24        85.20
 70 - 79.99%        211      41,085,736.58         9.27       8.136       610       194,719        75.20        37.35        90.56
 80 - 84.99%        261      45,262,176.51        10.21       8.276       613       173,418        80.57        40.73        88.10
 85 - 89.99%        190      34,341,978.61         7.74       8.604       605       180,747        86.28        50.79        91.73
 90 - 94.99%        367      68,443,827.52        15.44       8.529       638       186,495        90.84        41.13        90.15
 95 - 100.00%     1,644     234,327,319.27        52.84       8.449       664       142,535        98.76        36.43        99.58
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%       38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

                                             DISTRIBUTION BY PRIMARY MORTGAGE INSURANCE

                                                                                                       WEIGHTED
                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
    PRIMARY         OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
    MORTGAGE     MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
   INSURANCE       LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 Radian             217     $37,158,482.43         8.38%      8.712%      669       $171,237       93.29%        4.93%       96.85%
 MGIC                51       7,357,386.40         1.66       8.662       673       144,262        93.22         1.40        98.48
 Republic             5         578,609.32         0.13       8.614       677       115,722        92.67        14.43        85.57
 N/A              2,538     398,330,314.32        89.83       8.378       640       156,947        90.48        42.63        94.75
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%       38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

                                                    DISTRIBUTION BY DOCUMENTATION

                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
                 MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
 DOCUMENTATION     LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 Full             1,129     $171,830,576.24       38.75%      8.328%      619       $152,197       90.41%       100.00%      95.85%
 Stated           1,069     167,843,488.36        37.85       8.488       664       157,010        91.14         0.00        95.67
 Limited            340      59,047,797.22        13.32       8.207       633       173,670        91.62         0.00        89.36
 NI/NA              273      44,702,930.65        10.08       8.706       670       163,747        89.59         0.00        96.49
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%       38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

                                                    DISTRIBUTION BY LOAN PURPOSE

                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
                 MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
 LOAN PURPOSE      LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 Purchase         1,797     $266,987,856.68       60.21%      8.463%      660       $148,574       94.90%       31.91%       96.35%
 Cashout Refi       851     152,488,041.03        34.39       8.308       616       179,187        84.35        49.12        92.97
 Rate/Term
 Refi               163      23,948,894.76         5.40       8.480       614       146,926        85.41        49.00        92.54
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%       38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

                                                  DISTRIBUTION BY OCCUPANCY STATUS

                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
   OCCUPANCY     MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
     STATUS        LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 Owner Occupied   2,648     $421,165,039.31       94.98%      8.409%      642       $159,050       91.26%       39.10%       100.00%
 Non Owner          138      18,544,805.22         4.18       8.476       661       134,383        81.35        36.23         0.00
 Second Home         25       3,714,947.94         0.84       8.217       651       148,598        81.19        11.30         0.00
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%       38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002

                                                   DISTRIBUTION BY PROPERTY TYPE
                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
                 MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
 PROPERTY TYPE     LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 Single Family    1,990     $308,494,694.67       69.57%      8.429%      639       $155,022       90.74%       40.36%       95.65%
 PUD                379       66,297,981.87       14.95       8.420       642       174,929        92.05        36.98        97.44
 Condo              276       35,658,470.67        8.04       8.128       661       129,197        93.74        40.48        96.54
 2-4 Family         159       32,429,606.08        7.31       8.535       661       203,960        85.41        24.86        82.06
 Man. Housing         7          544,039.18        0.12       8.233       616        77,720        73.75        56.69        81.50
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%       38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

                                                        DISTRIBUTION BY STATE
                    NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                      OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
                   MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL   PCT. FULL  PCT. OWNER
     STATE           LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV      DOC. LOAN   OCCUPIED
---------------   ----------  ---------------  -----------  -----------  ----------  -----------  ----------- ----------- ----------
 California - South   958     $168,227,467.71       37.94%      8.194%      649       $175,603       92.24%      38.90%      95.08%
 California - North   265       51,404,313.67       11.59       8.033       650        193,979       92.01       46.95       95.91
 New York             120       25,757,774.83        5.81       8.494       638        214,648       84.48       29.06       97.48
 Arizona              151       18,929,177.29        4.27       8.354       642        125,359       89.91       30.07       96.35
 Texas                134       16,772,052.29        3.78       8.985       641        125,165       89.80       37.05       91.10
 Florida              129       16,481,566.54        3.72       8.995       633        127,764       90.50       27.67       92.66
 Illinois              93       15,943,051.61        3.60       8.650       655        171,431       88.19       17.83       97.40
 New Jersey            72       13,290,797.30        3.00       8.745       639        184,594       90.64       27.71       93.68
 Virginia              67       10,630,286.41        2.40       8.474       637        158,661       90.18       32.26       94.82
 Georgia               83       10,391,799.28        2.34       8.653       639        125,202       93.62       33.86       94.95
 Massachusetts         47        9,264,837.96        2.09       8.315       643        197,124       87.28       34.08       95.37
 All Others           692       86,331,667.58       19.47       8.700       628        124,757       90.04       48.27       94.12
---------------   ----------  ---------------  -----------  -----------  ----------  -----------  ----------- ----------- ----------
 TOTAL              2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%      38.75%      94.98%
===============   ==========  ===============  ===========  ===========  ==========  ===========  =========== =========== ==========

                                                      DISTRIBUTION BY ZIP CODES
                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
                 MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
   ZIP CODES       LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 93065               15      $ 2,594,818.16        0.59%      8.031%      654       $172,988       92.03%       56.48%       91.38%
 91307                9        2,374,121.45        0.54       8.018       675        263,791       91.42        27.40        100.00
 93033               18        2,362,331.66        0.53       8.647       670        131,241       97.03        23.76        100.00
 91342               14        2,350,772.62        0.53       8.116       649        167,912       94.08        44.81        100.00
 91335               15        2,210,144.18        0.50       8.475       638        147,343       89.38        58.28         94.13
 94591                9        2,105,368.86        0.47       7.944       619        233,930       88.06        88.46        60.43
 91344                8        1,915,942.46        0.43       8.642       609        239,493       94.19        56.04        100.00
 92064                7        1,722,855.25        0.39       7.761       638        246,122       91.08        57.54        100.00
 93035                8        1,715,149.02        0.39       8.155       683        214,394       98.79        30.10         87.94
 91384                8        1,706,882.10        0.38       8.428       648        213,360       94.29        19.51        100.00
 All Others       2,700      422,366,406.71       95.25       8.420       642        156,432       90.65        38.36         95.06
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%       38.75%        94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

                                            DISTRIBUTION BY REMAINING MONTHS TO MATURITY
                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
   REMAINING        OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
   MONTHS TO     MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
    MATURITY       LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 0 - 180            729      $46,785,475.95       10.55%     10.786%      661        $64,178       94.20%       28.69%        97.60%
 181 - 240            2          223,710.49        0.05       8.026       593        111,855       65.24        35.65        100.00
 241 - 360        2,080      396,415,606.03       89.40       8.130       641        190,584       90.37        39.94         94.67
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%       38.75%        94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                                                  DISTRIBUTION BY AMORTIZATION TYPE

                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
 AMORTIZATION    MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
     TYPE          LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 2/28 LIBOR ARM   1,474     $289,078,545.77       65.19%      8.109%      634       $196,118        91.53%       44.44%       95.37%
 Fixed Rate         568       93,297,272.22       21.04       8.327       656        164,256        85.69        22.14        92.68
 Fixed Balloon      680       42,619,217.45        9.61      11.019       663         62,675        96.60        28.46        98.34
 3/27 LIBOR ARM      86       18,035,359.63        4.07       7.474       659        209,713        90.84        58.67        92.66
 6 Mo. LIBOR ARM      3          394,397.40        0.09      10.046       641        131,466        94.22         0.00       100.00
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746        90.76%       38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

                                                DISTRIBUTION BY MONTHS TO RATE RESET

                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
   MONTHS TO     MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
  RATE RESET       LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 1-12                 3     $    394,397.40        0.09%     10.046%      641       $131,466        94.22%        0.00%      100.00%
 13-24            1,474      289,078,545.77       65.19       8.109       634        196,118        91.53        44.44        95.37
 25-36               86       18,035,359.63        4.07       7.474       659        209,713        90.84        58.67        92.66
 N/A              1,248      135,916,489.67       30.65       9.171       658        108,907        89.11        24.12        94.45
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746        90.76%       38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

                                             DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
 GROSS MAXIMUM   MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
 LIFETIME RATE     LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 11.50-11.99%         1     $    289,886.17        0.07%      6.625%      652       $289,886       100.00%        0.00%      100.00%
 12.00-12.49%        14        3,234,748.03        0.73       5.973       722        231,053        97.63        65.78       100.00
 12.50-12.99%        29        6,796,597.32        1.53       6.429       695        234,365        94.92        55.35       100.00
 13.00-13.49%       166       40,516,852.72        9.14       6.746       672        244,077        94.37        46.39        96.99
 13.50-13.99%       139       29,689,379.30        6.70       7.299       661        213,593        92.74        49.99        96.08
 14.00-14.49%       415       90,385,315.23       20.38       7.776       641        217,796        91.89        39.63        95.98
 14.50-14.99%       171       31,222,761.35        7.04       8.236       628        182,589        91.21        39.37        95.94
 15.00-15.49%       310       56,784,139.28       12.81       8.715       617        183,175        90.32        49.20        93.53
 15.50-15.99%        95       16,780,815.30        3.78       9.192       619        176,640        91.49        36.67        90.56
 16.00-16.99%       165       25,451,783.92        5.74       9.827       583        154,253        87.09        52.28        93.35
 17.00-17.99%        54        5,955,001.29        1.34      10.767       570        110,278        84.53        64.16        91.90
 18.00-18.99%         3          289,018.06        0.07      10.979       578         96,339        75.04        24.90       100.00
 20.00% & Above       1          112,004.83        0.03      13.580       525        112,005        83.00       100.00       100.00
 N/A              1,248      135,916,489.67       30.65       9.171       658        108,907        89.11        24.12        94.45
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746        90.76%       38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========

                                                    DISTRIBUTION BY GROSS MARGIN

                  NUMBER       AGGREGATE       PCT. OF                                           WEIGHTED
                    OF         PRINCIPAL      MORT. POOL                WEIGHTED     AVERAGE       ORIG.
                 MORTGAGE       BALANCE        BY AGG.     WEIGHTED       AVG.      PRINCIPAL   TOTAL POOL    PCT. FULL   PCT. OWNER
  GROSS MARGIN     LOANS      OUTSTANDING     PRIN. BAL.  AVG. COUPON     FICO       BALANCE        LTV       DOC. LOAN    OCCUPIED
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 3.50- 3.99%          4     $    607,815.92        0.14%      7.601%      710       $151,954       63.42%        31.21%       59.75%
 4.00- 4.49%         38        9,234,228.12        2.08       7.208       679        243,006       95.38         62.14       100.00
 4.50- 4.99%         93       19,346,001.40        4.36       7.588       663        208,022       94.52         59.77        90.78
 5.00- 5.49%        182       39,033,490.93        8.80       7.744       648        214,470       91.77         33.60        98.68
 5.50- 5.99%        245       53,567,588.85       12.08       7.712       640        218,643       89.78         42.50        92.31
 6.00- 6.49%        331       66,099,186.52       14.91       8.046       634        199,695       91.82         48.52        94.78
 6.50- 6.99%        275       53,647,037.76       12.10       8.164       633        195,080       91.67         38.28        95.85
 7.00- 7.49%        159       26,983,544.34        6.09       8.572       618        169,708       92.33         45.17        96.93
 7.50- 7.99%        102       19,034,431.90        4.29       8.856       608        186,612       90.21         54.82        96.59
 8.00- 8.49%        111       16,522,603.95        3.73       9.120       607        148,852       89.68         51.96        96.51
 8.50- 8.99%         17        2,866,236.91        0.65       8.232       653        168,602       94.01         52.41        94.05
 9.00- 9.49%          1          212,097.94        0.05      11.000       650        212,098       95.00          0.00       100.00
 9.50- 9.99%          4          275,128.62        0.06       9.629       651         68,782       80.50        100.00        44.29
 10.50-10.99%         1           78,909.64        0.02       8.875       500         78,910       77.45        100.00       100.00
 N/A              1,248      135,916,489.67       30.65       9.171       658        108,907       89.11         24.12        94.45
--------------- ----------  ---------------  -----------  -----------  ----------  -----------  -----------  -----------  ----------
 TOTAL            2,811     $443,424,792.47      100.00%      8.411%      643       $157,746       90.76%        38.75%       94.98%
=============== ==========  ===============  ===========  ===========  ==========  ===========  ===========  ===========  ==========


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                  THE GROUP I - ADJUSTABLE RATE MORTGAGE LOANS

Scheduled Principal Balance:                                        $220,922,167
Number of Mortgage Loans:                                                  1,337
Average Scheduled Principal Balance:                                    $165,237
Weighted Average Gross Coupon:                                             8.14%
Weighted Average Net  Coupon:                                              7.61%
Weighted Average FICO Score:                                                 633
Weighted Average Total Pool LTV Ratio:                                    91.26%
Weighted Average First Lien LTV Ratio:                                    83.51%
% of Loans with First Lien LTV Ratio > 80%:                               38.80%
% of Loans with First Lien LTV Ratio > 80% with PMI:                       0.00%
Weighted Average Stated Remaining Term (months):                             358
Weighted Average Seasoning (months):                                           2
Weighted Average Months to Roll:                                              23
Weighted Average Gross Margin:                                             6.27%
Weighted Average Initial Rate Cap:                                         1.59%
Weighted Average Periodic Rate Cap:                                        1.00%
Weighted Average Gross Maximum Lifetime Rate:                             14.63%
Originator:
WMC                                                                      100.00%
FNBN                                                                       0.00%

                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
  CURRENT PRINCIPAL   MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
       BALANCE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 $25,001 - $50,000        33      $1,436,838.91      0.65%       9.289%       618      $43,541       80.90%     47.63%     66.02%
 $50,001 - $75,000       106       6,867,084.18      3.11        8.963        605       64,784       84.68      63.75      87.78
 $75,001 - $100,000      142      12,559,526.00      5.69        8.798        607       88,447       88.20      60.18      91.67
 $100,001 - $125,000     167      18,850,657.90      8.53        8.336        625      112,878       90.58      62.97      91.43
 $125,001 - $150,000     165      22,550,147.78     10.21        8.291        634      136,668       92.10      43.42      95.19
 $150,001 - $175,000     146      23,768,142.44     10.76        8.181        633      162,796       91.76      49.89      95.80
 $175,001 - $200,000     134      25,394,636.68     11.49        8.154        629      189,512       92.32      51.14      95.47
 $200,001 - $225,000     130      27,688,467.86     12.53        7.897        641      212,988       91.94      42.47      96.90
 $225,001 - $250,000     124      29,321,558.76     13.27        7.976        635      236,464       90.63      39.65      97.58
 $250,001 - $275,000     107      28,138,989.51     12.74        8.010        646      262,981       92.34      48.59      96.33
 $275,001 - $350,000      79      22,894,006.31     10.36        7.785        642      289,798       92.67      51.81      93.43
 $350,001 - $450,000       4       1,452,110.68      0.66        8.196        645      363,028       85.54      50.56      75.24
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%       633     $165,237       91.26%     49.24%     94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                          DISTRIBUTION BY CURRENT RATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
  CURRENT RATE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 5.50- 5.99%              11      $2,212,976.17      1.00%       5.965%      732      $201,180       96.53%     68.02%    100.00%
 6.00- 6.49%              19       3,849,705.48      1.74        6.318       697       202,616       92.85      60.57     100.00
 6.50- 6.99%             131      25,769,160.60     11.66        6.750       670       196,711       94.98      47.92      97.08
 7.00- 7.49%             108      19,067,110.24      8.63        7.215       668       176,547       94.31      52.84      96.90
 7.50- 7.99%             344      62,302,653.85     28.20        7.752       639       181,112       91.32      45.39      95.27
 8.00- 8.49%             154      24,381,665.94     11.04        8.242       626       158,323       90.74      44.46      95.56
 8.50- 8.99%             286      45,440,257.40     20.57        8.715       615       158,882       90.10      52.14      92.62
 9.00- 9.49%              81      12,058,324.46      5.46        9.198       623       148,868       91.66      40.40      90.67
 9.50- 9.99%             120      16,907,941.99      7.65        9.757       591       140,900       87.99      52.60      92.84
 10.00-10.49%             34       3,764,189.76      1.70       10.160       571       110,711       86.14      64.77      96.23
 10.50-10.99%             40       4,182,473.95      1.89       10.714       570       104,562       83.68      66.80      88.47
 11.00-11.49%              8         925,762.16      0.42       11.254       558       115,720       85.67      77.09     100.00
 11.50-11.99%              1          59,945.01      0.03       11.750       529        59,945       47.06       0.00     100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%     49.24%     94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                              DISTRIBUTION BY FICO

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
   FICO                 LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 500-519                  53      $7,331,049.29      3.32%       9.088%      509      $138,322       77.15%     72.87%    100.00%
 520-539                  72      10,676,462.27      4.83        9.017       528       148,284       78.24      83.57      97.86
 540-559                  77      11,662,764.77      5.28        8.953       550       151,464       82.16      74.83      97.30
 560-579                  85      12,982,791.14      5.88        8.814       570       152,739       83.68      73.62      97.94
 580-599                 120      17,187,020.37      7.78        8.638       590       143,225       86.93      62.46      98.12
 600-619                 162      27,104,761.08     12.27        8.240       610       167,313       91.82      68.37      94.21
 620-639                 172      29,100,665.68     13.17        7.969       630       169,190       94.16      46.70      97.66
 640-659                 210      34,620,178.16     15.67        7.947       649       164,858       94.81      28.60      92.75
 660-679                 131      23,879,935.71     10.81        7.824       669       182,290       95.46      37.83      94.18
 680-699                  89      16,625,839.00      7.53        7.789       689       186,807       95.33      33.11      88.74
 700-719                  70      12,764,483.75      5.78        7.579       709       182,350       95.83      27.98      95.92
 720-739                  44       7,273,669.38      3.29        7.398       729       165,311       97.20      38.61      91.10
 740 & Above              52       9,712,546.41      4.40        7.372       766       186,780       94.40      26.35      85.98
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%     49.24%     94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY LIEN POSITION

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
  LIEN POSITION         LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 First                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                         DISTRIBUTION BY TOTAL POOL LTV

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 TOTAL POOL LTV         LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Below 40.00%              6        $520,737.30       0.24%      7.881%      655       $86,790       28.52%      41.42%    64.25%
 40 - 49.99%               5         556,146.29       0.25       8.388       581       111,229       47.16       55.64    100.00
 50 - 59.99%              12       1,717,594.93       0.78       8.155       603       143,133       55.29       24.64     83.23
 60 - 69.99%              39       6,187,178.72       2.80       8.122       577       158,646       65.85       41.06     89.51
 70 - 79.99%             109      17,185,489.48       7.78       8.285       584       157,665       74.96       52.32     93.00
 80 - 84.99%             167      24,713,016.99      11.19       8.421       600       147,982       80.51       54.09     87.42
 85 - 89.99%             122      18,944,314.30       8.58       8.732       592       155,281       85.97       65.50     90.08
 90 - 94.99%             181      29,487,929.33      13.35       8.530       620       162,917       90.42       58.89     86.43
 95 - 100.00%            696     121,609,759.67      55.05       7.883       660       174,727       99.05       43.71     99.70
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01     100.00%      8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                          DISTRIBUTION BY DOCUMENTATION

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 DOCUMENTATION          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Full                    686    $108,783,227.64     49.24%       8.174%      613      $158,576       90.55%     100.00%    95.30%
 Stated                  476      82,099,836.62     37.16        8.152       660       172,479       91.40        0.00     95.28
 Limited                 175      30,039,102.75     13.60        8.010       634       171,652       93.47        0.00     91.02
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY LOAN PURPOSE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 LOAN PURPOSE           LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Purchase                785    $131,807,559.62     59.66%       8.047%      654      $167,908       95.58%      41.57%    95.72%
 Cashout Refi            471      77,022,430.98     34.86        8.302       604       163,530       84.64       60.06     93.13
 Rate/Term Refi           81      12,092,176.41      5.47        8.184       598       149,286       86.43       63.96     93.70
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                        DISTRIBUTION BY OCCUPANCY STATUS

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 OCCUPANCY STATUS       LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Owner Occupied        1,248    $209,237,230.14     94.71%       8.127%      631      $167,658       91.77%      49.55%   100.00%
 Non Owner                74       9,449,383.81      4.28        8.471       666       127,694       82.62       50.10      0.00
 Second Home              15       2,235,553.06      1.01        8.273       656       149,037       80.20       17.06      0.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY PROPERTY TYPE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 PROPERTY TYPE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Single Family           967    $154,988,169.36     70.16%       8.223%      627      $160,277       91.03%      50.52%    96.02%
 PUD                     170      32,323,964.63     14.63        8.107       635       190,141       92.96       46.56     95.59
 Condo                   140      22,164,916.08     10.03        7.548       665       158,321       92.99       45.43     95.28
 2-4 Family               56      11,069,739.16      5.01        8.343       658       197,674       86.61       46.69     73.44
 Man. Housing              4         375,377.78      0.17        7.886       638        93,844       78.54       50.44     73.19
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                              DISTRIBUTION BY STATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
   STATE                LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 California -
   South                 466     $91,507,994.69     41.42%       7.831%      644      $196,369       91.82%      43.34%    94.63%
 California -
   North                 122      25,313,767.77     11.46        7.865       643       207,490       91.70       49.69     97.54
 Arizona                  79      10,157,895.12      4.60        7.988       631       128,581       91.76       42.32     93.20
 Texas                    67       9,130,147.76      4.13        8.756       640       136,271       91.65       53.04     95.50
 New York                 43       7,716,523.38      3.49        8.557       601       179,454       82.50       42.97     97.02
 Florida                  56       7,267,451.00      3.29        8.926       617       129,776       90.55       32.50     92.54
 Michigan                 50       6,354,329.51      2.88        8.589       634       127,087       90.51       68.89     91.67
 Georgia                  37       5,283,532.80      2.39        8.215       629       142,798       95.74       48.23     98.68
 Colorado                 29       5,121,695.09      2.32        7.764       636       176,610       91.14       60.55     91.72
 Virginia                 33       4,712,242.82      2.13        8.439       641       142,795       93.96       47.27     89.37
 Pennsylvania             40       4,488,119.13      2.03        8.747       602       112,203       88.43       65.20     98.15
 All Others              315      43,868,467.94     19.86        8.539       615       139,265       90.90       60.52     93.91
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                            DISTRIBUTION BY ZIP CODES

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 ZIP CODES              LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 93065                    10      $2,308,495.32      1.04%       7.644%      651      $230,850       91.05%      58.74%    90.31%
 93033                    10       1,979,600.31      0.90        8.055       670       197,960       96.46       22.68    100.00
 91342                     7       1,542,309.67      0.70        7.590       653       220,330       95.55       58.41    100.00
 91335                     7       1,520,557.47      0.69        8.391       636       217,223       97.33       59.80    100.00
 91945                     6       1,479,340.16      0.67        7.641       670       246,557       92.43       52.98     82.18
 94591                     5       1,288,472.75      0.58        7.720       622       257,695       87.41       81.15     61.01
 94565                     5       1,104,960.86      0.50        6.988       683       220,992       80.48       19.65    100.00
 92064                     4       1,049,328.60      0.47        7.548       626       262,332       85.35       47.86    100.00
 93063                     5       1,046,579.84      0.47        7.649       666       209,316       91.20       17.35    100.00
 90016                     5         999,081.88      0.45        8.131       619       199,816       88.19       71.21     82.80
 All Others            1,273     206,603,440.15     93.52        8.170       632       162,297       91.26       49.24     94.91
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                    AGGREGATE      PCT. OF                                        WEIGHTED
 REMAINING            NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 MONTHS TO            MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 MATURITY               LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 241 - 360             1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                        DISTRIBUTION BY AMORTIZATION TYPE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
  AMORTIZATION TYPE     LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 2/28 LIBOR ARM        1,262    $207,855,401.05     94.09%       8.172%      632      $164,703       91.32%      48.77%    94.86%
 3/27 LIBOR ARM           72      12,672,368.56      5.74        7.610       649       176,005       90.18       58.44     92.17
 6 Mo.  LIBOR ARM          3         394,397.40      0.18       10.046       641       131,466       94.22        0.00    100.00
--------------------  -------- ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                      DISTRIBUTION BY MONTHS TO RATE RESET

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 MONTHS TO            MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 RATE RESET             LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 1-12                      3        $394,397.40      0.18%      10.046%      641      $131,466       94.22%       0.00%   100.00%
 13-24                 1,262     207,855,401.05     94.09        8.172       632       164,703       91.32       48.77     94.86
 25-36                    72      12,672,368.56      5.74        7.610       649       176,005       90.18       58.44     92.17
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                   DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 GROSS MAXIMUM        MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 LIFETIME RATE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 11.50-11.99%              1        $289,886.17      0.13%       6.625%      652      $289,886      100.00%       0.00%   100.00%
 12.00-12.49%             11       2,212,976.17      1.00        5.965       732       201,180       96.53       68.02    100.00
 12.50-12.99%             23       4,654,294.38      2.11        6.477       692       202,361       94.09       57.74    100.00
 13.00-13.49%            128      24,940,243.68     11.29        6.751       670       194,846       94.81       48.55     96.99
 13.50-13.99%            116      20,498,785.57      9.28        7.281       666       176,714       94.49       51.07     95.94
 14.00-14.49%            341      61,645,410.61     27.90        7.759       638       180,778       91.30       45.27     95.92
 14.50-14.99%            153      24,182,555.67     10.95        8.237       626       158,056       90.51       44.83     94.76
 15.00-15.49%            277      44,153,468.97     19.99        8.716       616       159,399       90.04       52.61     92.40
 15.50-15.99%             83      12,256,502.73      5.55        9.188       623       147,669       91.58       40.84     90.29
 16.00-16.99%            152      20,574,898.17      9.31        9.818       586       135,361       87.54       55.68     93.74
 17.00-17.99%             50       5,296,089.58      2.40       10.757       570       105,922       84.54       67.57     90.89
 18.00-18.99%              2         217,055.31      0.10       10.483       583       108,528       74.52        0.00    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY GROSS MARGIN

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 GROSS MARGIN           LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 3.50- 3.99%               4        $607,815.92      0.28%       7.601%      710      $151,954       63.42%      31.21%    59.75%
 4.00- 4.49%              26       4,801,114.47      2.17        7.251       667       184,658       93.02       60.87    100.00
 4.50- 4.99%              82      14,824,684.83      6.71        7.665       661       180,789       94.07       63.11     91.12
 5.00- 5.49%             146      24,753,278.85     11.20        7.735       650       169,543       92.50       37.55     97.92
 5.50- 5.99%             205      37,044,157.85     16.77        7.814       636       180,703       89.03       42.07     90.63
 6.00- 6.49%             288      48,805,923.20     22.09        8.021       633       169,465       91.55       54.89     95.29
 6.50- 6.99%             233      37,999,996.52     17.20        8.243       632       163,090       91.80       43.92     95.30
 7.00- 7.49%             142      21,419,658.15      9.70        8.575       622       150,843       92.61       45.61     96.13
 7.50- 7.99%              89      13,693,170.55      6.20        8.963       601       153,856       89.79       63.60     95.25
 8.00- 8.49%             101      13,966,410.39      6.32        9.171       602       138,281       89.34       55.13     98.24
 8.50- 8.99%              16       2,518,729.72      1.14        8.298       650       157,421       93.19       59.64     93.23
 9.00- 9.49%               1         212,097.94      0.10       11.000       650       212,098       95.00        0.00    100.00
 9.50- 9.99%               4         275,128.62      0.12        9.629       651        68,782       80.50      100.00     44.29
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                 1,337    $220,922,167.01    100.00%       8.143%      633      $165,237       91.26%      49.24%    94.71%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========







This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                     THE GROUP I - FIXED RATE MORTGAGE LOANS

Scheduled Principal Balance:                                         $38,058,829
Number of Mortgage Loans:                                                    582
Average Scheduled Principal Balance:                                     $65,393
Weighted Average Gross Coupon:                                             9.96%
Weighted Average Net Coupon:                                               9.43%
Weighted Average FICO Score:                                                 645
Weighted Average Total Pool LTV Ratio:                                    90.46%
Weighted Average First Lien LTV Ratio:                                    55.37%
% of Loans with First Lien LTV Ratio > 80%:                               26.60%
% of Loans with First Lien LTV Ratio > 80% with PMI:                      17.72%
Weighted Average Stated Remaining Term (months):                             266
Weighted Average Seasoning (months):                                           3
Originator:
     WMC                                                                  78.34%
     FNBN                                                                 21.66%


                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 CURRENT PRINCIPAL    MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
     BALANCE            LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 $0 - $25,000             70      $1,347,827.65      3.54%      12.281%      650       $19,255       99.01%      31.21%    97.64%
 $25,001 - $50,000       257       9,492,826.29     24.94       11.978       652        36,937       98.76       34.20     98.30
 $50,001 - $75,000       120       6,858,793.47     18.02       11.343       660        57,157       95.24       38.30     96.38
 $75,001 - $100,000       25       2,211,965.74      5.81        8.940       625        88,479       83.90       18.96     92.66
 $100,001 - $125,000      25       2,805,039.29      7.37        8.870       621       112,202       83.95       63.69     87.97
 $125,001 - $150,000      26       3,582,569.05      9.41        8.609       639       137,791       81.24       34.86     89.10
 $150,001 - $175,000      17       2,750,590.73      7.23        8.346       655       161,799       86.80       17.97     93.90
 $175,001 - $200,000      13       2,407,825.18      6.33        7.831       635       185,217       84.99       45.97    100.00
 $200,001 - $225,000      14       2,980,385.95      7.83        8.061       642       212,885       86.54       28.23    100.00
 $225,001 - $250,000      12       2,817,730.60      7.40        8.515       646       234,811       87.17        8.08     83.84
 $250,001 - $275,000       2         513,992.72      1.35        7.250       615       256,996       75.29        0.00    100.00
 $275,001 - $350,000       1         289,282.70      0.76        7.000       630       289,283       72.50      100.00    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY CURRENT RATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 CURRENT RATE           LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 6.50-6.99%               12      $1,895,265.08      4.98%       6.947%       660     $157,939       71.34%      80.17%    93.15%
 7.00-7.49%               26       4,557,559.60     11.98        7.259        645      175,291       80.47       37.39     91.32
 7.50-7.99%               27       3,661,440.52      9.62        7.500        646      135,609       84.22       28.80     89.20
 9.00-9.49%               57       7,442,023.60     19.55        9.159        652      130,562       91.42       10.02     99.28
 9.50-9.99%               49       3,619,104.64      9.51        9.695        626       73,859       86.98       53.05     82.51
 10.00-10.49%             16       1,414,750.39      3.72       10.174        613       88,422       82.06       36.81     92.59
 10.50-10.99%             33       1,492,353.63      3.92       10.781        635       45,223       93.30       62.96     97.42
 11.00-11.49%             31       1,220,230.58      3.21       11.257        648       39,362       96.55       51.80     86.76
 11.50-11.99%            190       7,847,294.37     20.62       11.889        653       41,302       98.95       29.19     99.79
 12.00-12.49%             28       1,096,519.73      2.88       12.155        638       39,161       98.12       29.94    100.00
 12.50-12.99%             40       1,399,866.43      3.68       12.849        666       34,997       99.62       19.61    100.00
 13.00-13.49%             16         436,506.98      1.15       13.281        630       27,282      100.00       17.17    100.00
 13.50-13.99%             48       1,659,966.94      4.36       13.872        635       34,583       99.85       36.94     98.45
 14.00-14.49%              8         259,361.55      0.68       14.057        656       32,420      100.00       35.37    100.00
 15.00-15.49%              1          56,585.33      0.15       15.490        650       56,585       95.00        0.00    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%       645      $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                              DISTRIBUTION BY FICO

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
   FICO                 LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 500-519                   2        $168,398.12      0.44%       9.946%      517       $84,199       80.95%     100.00%   100.00%
 520-539                   9         822,095.03      2.16       10.187       530        91,344       81.82       88.82    100.00
 540-559                   9         874,259.80      2.30        9.405       549        97,140       70.02       47.67     74.42
 560-579                  11       1,273,264.41      3.35        9.463       568       115,751       77.20       66.72     81.09
 580-599                  25       1,705,339.92      4.48        9.775       591        68,214       86.87       57.18     78.81
 600-619                  67       4,120,784.42     10.83       10.176       611        61,504       87.78       48.18     98.69
 620-639                 113       8,054,037.30     21.16        9.785       629        71,275       89.65       26.43     97.13
 640-659                 124       6,732,174.78     17.69       10.540       649        54,292       95.15       26.82     98.07
 660-679                 106       7,329,587.73     19.26        9.897       669        69,147       95.21       24.88     97.85
 680-699                  51       3,358,025.71      8.82        9.576       688        65,844       89.10       36.22     92.61
 700-719                  27       1,398,684.13      3.68       10.275       707        51,803       94.87        8.26    100.00
 720-739                  19         927,051.13      2.44       10.148       728        48,792       97.10       16.12     98.36
 740 & Above              19       1,295,126.89      3.40        9.243       768        68,165       85.11       26.56     77.33
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY LIEN POSITION

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 LIEN POSITION          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 First                   163     $21,981,487.60     57.76%       8.498%      636      $134,856       83.87%      33.78%    91.67%
 Second                  419      16,077,341.77     42.24       11.964       658        38,371       99.48       32.86     99.23
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                         DISTRIBUTION BY TOTAL POOL LTV

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 TOTAL POOL LTV         LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Below 40.00%              5        $400,611.28      1.05%       8.667%      599       $80,122       29.92%     100.00%   100.00%
 50 - 59.99%               7         840,261.16      2.21        7.903       652       120,037       54.88       69.10     84.55
 60 - 69.99%              20       2,554,646.41      6.71        8.163       632       127,732       65.18       34.12     66.38
 70 - 79.99%              23       3,207,138.75      8.43        7.835       624       139,441       74.55       31.37     90.76
 80 - 84.99%              18       2,489,118.28      6.54        8.309       630       138,284       80.42       31.97     84.12
 85 - 89.99%              14       1,854,840.49      4.87        9.236       597       132,489       86.37       50.41    100.00
 90 - 94.99%              34       2,896,568.03      7.61        9.468       647        85,193       91.94       28.06     92.80
 95 - 100.00%            461      23,815,644.97     62.58       10.825       655        51,661       98.78       30.68     99.72
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                   DISTRIBUTION BY PRIMARY MORTGAGE INSURANCE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
 PRIMARY              NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 MORTGAGE             MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 INSURANCE              LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Radian                   35      $5,582,904.80     14.67%       9.169%      652      $159,512       93.87%       7.78%   100.00%
 MGIC                      8       1,029,309.30      2.70        9.236       645       128,664       95.50        9.99    100.00
 Republic                  1         132,704.48      0.35        9.000       639       132,704       95.00        0.00    100.00
 N/A                     538      31,313,910.79     82.28       10.131       644        58,204       89.67       38.87     93.76
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========




This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                          DISTRIBUTION BY DOCUMENTATION

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 DOCUMENTATION          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Stated                  272     $14,862,572.48     39.05%      10.471%      657       $54,642       91.09%       0.00%    93.47%
 Full                    200      12,708,575.16     33.39        9.777       630        63,543       88.37      100.00     95.72
 NI/NA                    43       6,550,178.59     17.21        9.085       652       152,330       91.20        0.00     99.18
 Limited                  67       3,937,503.14     10.35       10.096       640        58,769       93.59        0.00     90.19
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY LOAN PURPOSE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 LOAN PURPOSE           LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Purchase                433     $24,828,958.87     65.24%      10.505%      655       $57,342       96.02%      26.68%    97.74%
 Cashout Refi            118      11,270,610.51     29.61        8.806       627        95,514       77.95       43.08     87.65
 Rate/Term Refi           31       1,959,259.99      5.15        9.723       632        63,202       91.98       62.72    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                        DISTRIBUTION BY OCCUPANCY STATUS

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 OCCUPANCY STATUS       LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Owner Occupied          561     $36,104,140.97     94.86%      10.023%      646       $64,357       91.46%      33.69%   100.00%
 Non Owner                18       1,736,399.07      4.56        8.850       639        96,467       71.08       29.14      0.00
 Second Home               3         218,289.33      0.57        8.709       638        72,763       79.77       17.65      0.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY PROPERTY TYPE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 PROPERTY TYPE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Single Family           398     $26,070,589.66     68.50%       9.892%      645       $65,504       90.05%      34.20%    95.30%
 PUD                      70       4,335,925.10     11.39       10.679       637        61,942       95.04       28.71    100.00
 Condo                    80       4,167,307.96     10.95       10.081       660        52,091       94.39       46.04     98.12
 2-4 Family               33       3,416,824.05      8.98        9.447       645       103,540       83.34       16.41     80.95
 Man. Housing              1          68,182.60      0.18        9.500       514        68,183       75.00      100.00    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                              DISTRIBUTION BY STATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
   STATE                LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 California -
   South                 222     $13,308,027.25     34.97%      10.009%      655       $59,946       91.64%      35.26%    94.43%
 California -
   North                  40       2,456,995.82      6.46        9.786       665        61,425       90.90       44.32     90.12
 Illinois                 19       2,385,250.55      6.27        9.050       648       125,540       87.24       15.56     97.32
 New York                 18       2,062,003.24      5.42        9.061       615       114,556       75.98       29.50     94.23
 Arizona                  33       1,822,242.54      4.79       10.491       641        55,219       95.58       27.48    100.00
 Texas                    28       1,503,700.76      3.95       10.977       641        53,704       89.50       30.93     96.74
 Florida                  26       1,320,341.88      3.47       10.536       647        50,782       96.60        9.91     98.05
 New Jersey               11       1,206,466.66      3.17        9.973       639       109,679       93.27       15.97    100.00
 Nevada                   13       1,100,446.32      2.89        9.731       672        84,650       94.82       21.35    100.00
 Massachusetts            11         947,219.29      2.49        9.618       627        86,111       90.77       58.71     91.71
 Pennsylvania             12         847,860.17      2.23       10.186       605        70,655       82.57       33.24     67.06
 All Others              149       9,098,274.89     23.91       10.067       637        61,062       90.80       39.41     96.10
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                            DISTRIBUTION BY ZIP CODES

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 ZIP CODES              LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 91335                     7        $624,433.52      1.64%       8.417%      643       $89,205       68.90%      50.23%    79.22%
 91762                     5         446,030.32      1.17        8.713       646        89,206      100.00       32.41    100.00
 89123                     4         383,782.37      1.01        9.363       680        95,946       92.57       46.18    100.00
 93033                     8         382,731.35      1.01       11.709       666        47,841      100.00       29.35    100.00
 92336                     6         334,081.25      0.88       10.110       643        55,680       99.07       22.40    100.00
 95747                     2         314,629.38      0.83        8.079       605       157,315       79.85        0.00    100.00
 32413                     2         295,306.41      0.78        8.349       662       147,653      100.00        0.00    100.00
 92801                     2         291,866.23      0.77        8.500       615       145,933       88.01        0.00    100.00
 90290                     1         289,282.70      0.76        7.000       630       289,283       72.50      100.00    100.00
 91342                     3         283,330.64      0.74        8.472       608        94,444       75.09        0.00    100.00
 All Others              542      34,413,355.20     90.42       10.072       646        63,493       90.83       33.70     94.70
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                    AGGREGATE      PCT. OF                                        WEIGHTED
 REMAINING            NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 MONTHS TO            MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 MATURITY               LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 0 - 180                 447     $19,314,001.02     50.75%      11.403%      655       $43,208       95.73%      31.69%    98.62%
 241 - 360               135      18,744,828.35     49.25        8.477       636       138,851       85.04       35.15     91.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                        DISTRIBUTION BY AMORTIZATION TYPE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 AMORTIZATION TYPE      LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
 Fixed Rate              160     $20,584,192.62     54.09%       8.483%      636      $128,651       83.65%      36.11%    91.53%
 Fixed Balloon           422      17,474,636.75     45.91       11.703       656        41,409       98.48       30.19     98.79
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
 TOTAL                   582     $38,058,829.37    100.00%       9.962%      645       $65,393       90.46%      33.39%    94.86%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========







This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                    GROUP II - ADJUSTABLE RATE MORTGAGE LOANS

Scheduled Principal Balance:                                         $86,586,136
Number of Mortgage Loans:                                                    226
Average Scheduled Principal Balance:                                    $383,124
Weighted Average Gross Coupon:                                             7.90%
Weighted Average Net Coupon:                                               7.37%
Weighted Average FICO Score:                                                 643
Weighted Average Total Pool LTV Ratio:                                    92.08%
Weighted Average First Lien LTV Ratio:                                    82.56%
% of Loans with First Lien LTV Ratio > 80%:                               34.63%
% of Loans with First Lien LTV Ratio > 80% with PMI:                       0.00%
Weighted Average Stated Remaining Term (months):                             358
Weighted Average Seasoning (months):                                           2
Weighted Average Months to Roll:                                              23
Weighted Average Gross Margin:                                             6.08%
Weighted Average Initial Rate Cap:                                         1.59%
Weighted Average Periodic Rate Cap:                                        1.00%
Weighted Average Gross Maximum Lifetime Rate:                             14.39%
Originator:
     WMC                                                                 100.00%
     FNBN                                                                  0.00%


                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 CURRENT PRINCIPAL    MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
     BALANCE            LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
$50,001 - $75,000          4        $271,158.07      0.31%      11.178%      525       $67,790       75.64%     100.00%   100.00%
$75,001 - $100,000         1          78,909.64      0.09        8.875       500        78,910       77.45      100.00    100.00
$100,001 - $125,000        2         214,337.25      0.25       12.527       521       107,169       81.57      100.00    100.00
$275,001 - $350,000       83      26,743,085.32     30.89        7.875       640       322,206       93.65       36.24     96.35
$350,001 - $450,000       85      32,948,394.90     38.05        7.979       642       387,628       93.04       32.72     95.17
$450,001 - $550,000       41      20,138,861.27     23.26        7.758       649       491,192       90.13       39.66     97.68
$550,001 - $650,000        8       4,775,409.03      5.52        7.690       636       596,926       88.54       25.87    100.00
$650,001 - $750,000        2       1,415,980.31      1.64        7.808       692       707,990       85.29        0.00    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========






This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                          DISTRIBUTION BY CURRENT RATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 CURRENT RATE           LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
5.50- 5.99%                3      $1,021,771.86      1.18%       5.990%      699      $340,591      100.00%      60.94%   100.00%
6.00- 6.49%                5       1,792,237.12      2.07        6.267       711       358,447      100.00       40.42    100.00
6.50- 6.99%               39      15,937,711.45     18.41        6.729       673       408,659       93.37       44.16     97.07
7.00- 7.49%               21       8,471,646.69      9.78        7.333       647       403,412       88.90       43.28    100.00
7.50- 7.99%               74      28,749,257.48     33.20        7.793       650       388,503       93.08       29.98     94.96
8.00- 8.49%               19       7,423,427.53      8.57        8.222       637       390,707       93.94       19.57    100.00
8.50- 8.99%               34      12,946,006.05     14.95        8.713       621       380,765       91.00       36.39     97.51
9.00- 9.49%               12       4,524,312.57      5.23        9.201       610       377,026       91.26       25.37     91.31
9.50- 9.99%               10       3,849,477.32      4.45        9.776       579       384,948       85.18       29.27     89.51
10.00-10.49%               3       1,027,408.43      1.19       10.199       539       342,469       85.19       70.44    100.00
10.50-10.99%               1         416,817.01      0.48       10.500       599       416,817       90.00        0.00    100.00
11.00-11.49%               3         242,094.70      0.28       11.441       515        80,698       74.90      100.00    100.00
12.00-12.49%               1          71,962.75      0.08       12.475       563        71,963       76.60      100.00    100.00
13.50-13.99%               1         112,004.83      0.13       13.580       525       112,005       83.00      100.00    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                              DISTRIBUTION BY FICO

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
  FICO                  LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
500-519                   11      $2,325,377.52      2.69%       9.609%      512      $211,398       78.35%      43.64%   100.00%
520-539                    5       1,555,237.67      1.80        9.575       527       311,048       84.16       79.77    100.00
540-559                    9       3,316,965.84      3.83        8.341       551       368,552       86.37       79.25    100.00
560-579                   10       4,004,787.85      4.63        8.204       568       400,479       81.26       63.16    100.00
580-599                   19       7,348,496.21      8.49        8.613       592       386,763       86.29       40.42     89.15
600-619                   21       8,111,761.23      9.37        8.114       610       386,274       91.85       54.45    100.00
620-639                   35      14,646,439.99     16.92        7.856       629       418,470       91.27       19.47     97.80
640-659                   37      14,825,749.91     17.12        7.745       650       400,696       95.12       37.25     95.43
660-679                   23       9,221,083.32     10.65        7.578       669       400,917       95.04       13.24     95.22
680-699                   21       7,733,157.08      8.93        7.700       691       368,246       95.00       47.08     95.72
700-719                   13       4,655,215.51      5.38        7.132       706       358,094       96.76       20.08     89.96
720-739                    9       3,720,147.53      4.30        7.642       729       413,350       96.68       16.88    100.00
740 & Above               13       5,121,716.13      5.92        7.046       754       393,978       97.71       12.89    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                           DISTRIBUTION BY LIEN STATUS

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 LIEN STATUS            LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
First                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,583,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                         DISTRIBUTION BY TOTAL POOL LTV

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 TOTAL POOL LTV         LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
50 - 59.99%                1        $516,210.80      0.60%       7.375%      579      $516,211       57.44%       0.00%   100.00%
60 - 69.99%                1          64,835.04      0.07       11.490       515        64,835       63.11      100.00    100.00
70 - 79.99%               21       7,939,864.28      9.17        8.033       598       378,089       76.45       45.72     95.05
80 - 84.99%               23       8,820,832.63     10.19        7.958       610       383,514       80.89       26.45     95.42
85 - 89.99%               20       7,412,418.83      8.56        8.285       606       370,621       86.26       38.99     91.19
90 - 94.99%               43      17,215,012.56     19.88        8.341       635       400,349       90.23       37.79     93.51
95 - 100.00%             117      44,616,961.65     51.53        7.629       667       381,342       99.19       33.25     98.95
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                          DISTRIBUTION BY DOCUMENTATION

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 DOCUMENTATION          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Stated                    99     $39,372,707.03     45.47%       7.993%      668      $397,704       93.53%       0.00%    98.06%
Full                      83      30,259,377.11     34.95        7.798       622       364,571       91.41      100.00     98.91
Limited                   44      16,954,051.65     19.58        7.859       620       385,319       89.90        0.00     88.55
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY LOAN PURPOSE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 LOAN PURPOSE           LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Purchase                 122     $48,022,423.23     55.46%       7.753%      662      $393,626       95.25%      29.92%    97.62%
Cashout Refi              91      34,262,120.30     39.57        7.994       621       376,507       88.80       41.99     96.81
Rate/Term Refi            13       4,301,592.26      4.97        8.758       600       330,892       82.79       35.00     81.47
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                        DISTRIBUTION BY OCCUPANCY STATUS

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 OCCUPANCY STATUS       LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Owner Occupied           218     $83,550,631.97     96.49%       7.889%      642      $383,260       92.28%      35.82%   100.00%
Non Owner                  7       2,712,884.88      3.13        8.238       656       387,555       85.99       12.19      0.00
Second Home                1         322,618.94      0.37        7.500       622       322,619       90.00        0.00      0.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                          DISTRIBUTION BY PROPERTY TYPE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 PROPERTY TYPE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Single Family            171     $65,701,109.03     75.88%       7.894%       644     $384,217       92.05%      34.59%    95.38%
PUD                       38      14,552,622.41     16.81        7.891        635      382,964       91.67       37.18    100.00
Condo                     15       5,442,725.56      6.29        7.975        640      362,848       95.44       31.79    100.00
2-4 Family                 2         889,678.79      1.03        7.936        659      444,839       80.51       43.87    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%       643     $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                              DISTRIBUTION BY STATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
  STATE                 LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
California - South       108     $42,866,887.24     49.51%       7.743%      650      $396,916       93.44%      31.05%    96.30%
California - North        43      16,390,562.82     18.93        7.463       655       381,176       93.30       47.00     96.01
New York                  10       4,183,941.04      4.83        8.007       641       418,394       90.33       57.83    100.00
Texas                      7       2,901,552.46      3.35        8.639       608       414,507       83.73       17.17     72.53
Florida                    6       1,987,336.59      2.30        9.223       617       331,223       92.60       61.03    100.00
New Jersey                 5       1,877,091.22      2.17        7.924       629       375,418       93.25        0.00    100.00
Illinois                   4       1,694,121.95      1.96        8.057       648       423,530       82.58       23.04    100.00
Virginia                   5       1,564,830.36      1.81        7.989       604       312,966       90.64       52.38    100.00
Maryland                   4       1,492,209.60      1.72        7.676       660       373,052       90.89       25.16    100.00
Colorado                   5       1,440,747.25      1.66        7.978       637       288,149       96.05       31.85    100.00
Pennsylvania               3       1,294,276.51      1.49        9.037       550       431,426       68.47       36.65    100.00
All Others                26       8,892,578.75     10.27        8.672       625       342,022       91.48       29.20    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                            DISTRIBUTION BY ZIP CODES

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 ZIP CODES              LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
90265                      2      $1,197,993.16      1.38%       8.047%      703      $598,997       86.25%       0.00%   100.00%
94025                      3       1,157,911.93      1.34        8.114       656       385,971       92.86        0.00    100.00
91356                      2       1,114,502.18      1.29        8.038       612       557,251       87.86      100.00    100.00
91344                      3       1,063,300.93      1.23        8.737       607       354,434       97.07       65.41    100.00
91307                      2       1,021,736.15      1.18        7.445       647       510,868       85.21       34.73    100.00
11743                      2         982,497.06      1.13        7.373       685       491,249       86.46       50.61    100.00
91325                      2         946,222.29      1.09        6.330       715       473,111       99.33       33.33    100.00
90005                      2         930,500.98      1.07        7.123       663       465,250       97.49       50.21    100.00
90066                      2         868,986.18      1.00        7.065       671       434,493      100.00       49.45    100.00
94014                      2         857,667.82      0.99        7.316       658       428,834       85.49       55.87    100.00
All Others               204      76,444,817.11     88.29        7.937       640       374,730       92.14       33.89     96.03
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                    AGGREGATE      PCT. OF                                        WEIGHTED
 REMAINING            NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 MONTHS TO            MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 MATURITY               LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
241 - 360                226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                        DISTRIBUTION BY AMORTIZATION TYPE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 AMORTIZATION TYPE      LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
2/28 LIBOR ARM           212     $81,223,144.72     93.81        7.948%      640      $383,128       92.06%      33.35%    96.67%
3/27 LIBOR ARM            14       5,362,991.07      6.19        7.154       684       383,071       92.39       59.19     93.83
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                      DISTRIBUTION BY MONTHS TO RATE RESET

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 MONTHS TO            MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 RATE RESET             LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
13-24                    212     $81,223,144.72     93.81%       7.948%      640      $383,128       92.06%      33.35%    96.67%
25-36                     14       5,362,991.07      6.19        7.154       684       383,071       92.39       59.19     93.83
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========


                   DISTRIBUTION BY GROSS MAXIMUM LIFETIME RATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 GROSS MAXIMUM        MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 LIFETIME RATE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
12.00-12.49%               3      $1,021,771.86      1.18%       5.990%      699      $340,591      100.00%      60.94%   100.00%
12.50-12.99%               6       2,142,302.94      2.47        6.325       703       357,050       96.72       50.15    100.00
13.00-13.49%              38      15,576,609.04     17.99        6.736       674       409,911       93.66       42.94     97.00
13.50-13.99%              23       9,190,593.73     10.61        7.337       649       399,591       88.82       47.60     96.40
14.00-14.49%              74      28,739,904.62     33.19        7.814       647       388,377       93.16       27.53     96.11
14.50-14.99%              18       7,040,205.68      8.13        8.234       636       391,123       93.61       20.64    100.00
15.00-15.49%              33      12,630,670.31     14.59        8.713       624       382,748       91.27       37.30     97.45
15.50-15.99%              12       4,524,312.57      5.23        9.201       610       377,026       91.26       25.37     91.31
16.00-16.99%              13       4,876,885.75      5.63        9.865       570       375,145       85.18       37.95     91.72
17.00-17.99%               4         658,911.71      0.76       10.846       568       164,728       84.45       36.74    100.00
18.00-18.99%               1          71,962.75      0.08       12.475       563        71,963       76.60      100.00    100.00
20.00% & Above             1         112,004.83      0.13       13.580       525       112,005       83.00      100.00    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                          DISTRIBUTION BY GROSS MARGIN

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 GROSS MARGIN           LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
4.00- 4.49%               12      $4,433,113.65      5.12%       7.162%      691      $369,426       97.93%      63.50%   100.00%
4.50- 4.99%               11       4,521,316.57      5.22        7.334       672       411,029       96.01       48.84     89.67
5.00- 5.49%               36      14,280,212.08     16.49        7.758       645       396,673       90.51       26.75    100.00
5.50- 5.99%               40      16,523,431.00     19.08        7.484       649       413,086       91.45       43.46     96.10
6.00- 6.49%               43      17,293,263.32     19.97        8.116       639       402,169       92.59       30.56     93.34
6.50- 6.99%               42      15,647,041.24     18.07        7.972       635       372,549       91.36       24.58     97.19
7.00- 7.49%               17       5,563,886.19      6.43        8.561       604       327,287       91.25       43.47    100.00
7.50- 7.99%               13       5,341,261.35      6.17        8.582       627       410,866       91.29       32.29    100.00
8.00- 8.49%               10       2,556,193.56      2.95        8.837       636       255,619       91.56       34.59     87.06
8.50- 8.99%                1         347,507.19      0.40        7.750       676       347,507      100.00        0.00    100.00
10.50-10.99%               1          78,909.64      0.09        8.875       500        78,910       77.45      100.00    100.00
--------------------  --------  ---------------  -----------   --------   --------   ---------    ---------  ---------   --------
TOTAL                    226     $86,586,135.79    100.00%       7.899%      643      $383,124       92.08%      34.95%    96.49%
====================  ========  ===============  ===========   ========   ========   =========    =========  =========   ========








This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                    THE GROUP II - FIXED RATE MORTGAGE LOANS

Scheduled Principal Balance:                                         $97,857,660
Number of Mortgage Loans:                                                    666
Average Scheduled Principal Balance:                                    $146,933
Weighted Average Gross Coupon:                                             8.86%
Weighted Average Net Coupon:                                               8.33%
Weighted Average FICO Score:                                                 663
Weighted Average Total Pool LTV Ratio:                                    88.58%
Weighted Average First Lien LTV Ratio:                                    73.43%
% of Loans with First Lien LTV Ratio > 80%:                               49.73%
% of Loans with First Lien LTV Ratio > 80% with PMI:                      39.19%
Weighted Average Stated Remaining Term (months):                             306
Weighted Average Seasoning (months):                                           3
Originator:
     WMC                                                                  47.28%
     FNBN                                                                 52.72%


                    DISTRIBUTION BY CURRENT PRINCIPAL BALANCE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
  CURRENT PRINCIPAL   MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
       BALANCE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
$0 - $25,000              3         $57,847.29      0.06%       8.750%      684       $19,282      100.00%     34.39%     100.00%
$25,001 - $50,000        30       1,176,004.24      1.20        8.855       688        39,200       83.18      43.68       79.56
$50,001 - $75,000       141       9,266,993.72      9.47       10.341       668        65,723       94.22      33.31       91.61
$75,001 - $100,000      138      12,023,957.21     12.29       10.063       670        87,130       93.04      28.95       94.95
$100,001 - $125,000      75       8,485,533.27      8.67        9.028       658       113,140       90.50      12.83       94.94
$125,001 - $150,000      63       8,607,668.87      8.80        9.393       660       136,630       90.74      23.53       98.48
$150,001 - $175,000      43       6,962,459.54      7.11        8.607       668       161,918       87.21      16.14       88.57
$175,001 - $200,000      27       5,021,321.15      5.13        8.308       654       185,975       88.16      18.58       92.50
$200,001 - $225,000      19       4,022,956.75      4.11        8.409       668       211,735       90.94       5.45      100.00
$225,001 - $250,000      21       4,937,383.93      5.05        8.377       659       235,114       88.04       9.51      100.00
$250,001 - $275,000      23       6,008,131.48      6.14        8.420       663       261,223       87.41       4.28       91.51
$275,001 - $350,000      43      13,237,806.03     13.53        8.423       667       307,856       87.54      13.80       95.62
$350,001 - $450,000      26      10,105,026.50     10.33        8.078       669       388,655       84.94      27.29       88.73
$450,001 - $550,000       6       2,951,759.78      3.02        7.505       628       491,960       86.49      32.38      100.00
$550,001 - $650,000       7       4,313,749.55      4.41        7.907       657       616,250       74.59      14.89      100.00
$650,001 - $750,000       1         679,060.99      0.69        7.875       610       679,061       80.00     100.00      100.00
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                          DISTRIBUTION BY CURRENT RATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
  CURRENT RATE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
6.50- 6.99%              11      $2,988,336.99      3.05%       6.791%       665     $271,667       80.65%     43.41%     100.00%
7.00- 7.49%               5       2,371,469.68      2.42        7.300        667      474,294       85.71      48.14      100.00
7.50- 7.99%              78      17,727,952.81     18.12        7.732        654      227,281       81.28      25.35       91.51
8.00- 8.49%             102      17,592,669.96     17.98        8.226        666      172,477       85.40      13.80       94.30
8.50- 8.99%             251      34,519,950.34     35.28        8.703        669      137,530       89.47      12.72       92.47
9.00- 9.49%              28       6,182,392.65      6.32        9.102        646      220,800       91.75       6.32       93.68
9.50- 9.99%              23       2,129,013.60      2.18        9.785        671       92,566       97.36      58.33      100.00
10.00-10.49%              3         198,634.91      0.20       10.150        653       66,212       97.87      61.31      100.00
10.50-10.99%             20       1,668,579.95      1.71       10.812        661       83,429       99.74      52.23      100.00
11.00-11.49%              7         700,903.35      0.72       11.248        667      100,129       96.24       0.00      100.00
11.50-11.99%            114       9,719,889.09      9.93       11.924        664       85,262       98.89      33.56       99.10
12.00-12.49%              8         683,719.43      0.70       12.157        669       85,465       99.50      23.53      100.00
12.50-12.99%              7         589,392.65      0.60       12.767        653       84,199       96.48      35.95      100.00
13.00-13.49%              3         285,878.13      0.29       13.340        662       95,293      100.00       0.00      100.00
13.50-13.99%              6         498,876.76      0.51       13.891        633       83,146      100.00      13.81      100.00
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%       663     $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


                              DISTRIBUTION BY FICO

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
     FICO               LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
500-519                   1        $137,504.99      0.14%       7.750%       511     $137,505       85.00%    100.00%     100.00%
520-539                   6         639,001.50      0.65        9.317        529      106,500       78.08     100.00      100.00
540-559                   4         655,689.01      0.67        9.024        551      163,922       76.37      33.89       74.42
560-579                  11       1,875,910.23      1.92        8.179        565      170,537       74.90      62.30       78.80
580-599                  17       3,501,250.41      3.58        8.399        591      205,956       70.55      25.99       95.64
600-619                  51       7,577,203.64      7.74        8.961        610      148,573       85.08      46.14       97.55
620-639                 110      15,681,764.16     16.03        9.035        630      142,561       88.61      28.12       96.85
640-659                 126      18,891,135.50     19.30        9.074        648      149,930       90.76      12.52       94.02
660-679                 107      17,746,178.08     18.13        8.710        668      165,852       90.39      19.01       92.99
680-699                  77      11,437,091.84     11.69        8.825        688      148,534       90.33       8.60       93.10
700-719                  54       6,498,828.46      6.64        8.740        710      120,349       88.95       9.81       91.80
720-739                  44       5,165,106.88      5.28        8.760        729      117,389       90.71      22.47       93.42
740 & Above              57       7,991,730.68      8.17        8.841        765      140,206       91.67       7.18       98.11
N/A                       1          59,264.92      0.06        7.875        N/A       59,265       75.00       0.00      100.00
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%       663     $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


                          DISTRIBUTION BY LIEN POSITION

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
   LIEN POSITION        LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
First                   447     $80,291,720.65     82.05%       8.307%      662      $179,624       86.31%     16.86%      93.15%
Second                  219      17,565,939.65     17.95       11.406       671        80,210       99.00      37.25       99.50
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                         DISTRIBUTION BY TOTAL POOL LTV

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 TOTAL POOL LTV         LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Below 40.00%              4        $277,687.98      0.28%       7.987%      593       $69,422       25.21%     82.04%     100.00%
40 - 49.99%               6         576,242.38      0.59        8.311       641        96,040       47.36      16.08       90.85
50 - 59.99%              11       2,643,025.95      2.70        7.863       642       240,275       55.71      19.58      100.00
60 - 69.99%              21       3,108,575.74      3.18        8.116       649       148,027       65.76      27.05       91.78
70 - 79.99%              58      12,753,244.07     13.03        8.076       648       219,884       74.90      13.47       84.43
80 - 84.99%              53       9,239,208.61      9.44        8.182       645       174,325       80.46      20.98       83.97
85 - 89.99%              34       6,130,404.99      6.26        8.404       648       180,306       87.25      19.73       94.96
90 - 94.99%             109      18,844,317.60     19.26        8.556       667       172,884       91.89      18.40       92.49
95 - 100.00%            370      44,284,952.98     45.25        9.552       675       119,689       97.49      22.73       99.80
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


                   DISTRIBUTION BY PRIMARY MORTGAGE INSURANCE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
 PRIMARY MORTGAGE     MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
    INSURANCE           LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Radian                  182     $31,575,577.63     32.27%       8.631%      672      $173,492       93.18%      4.42%      96.29%
MGIC                     43       6,328,077.10      6.47        8.568       678       147,165       92.85       0.00       98.23
Republic                  4         445,904.84      0.46        8.499       689       111,476       91.97      18.72       81.28
N/A                     437      59,508,100.73     60.81        9.021       657       136,174       85.66      31.25       92.91
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


                          DISTRIBUTION BY DOCUMENTATION

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 DOCUMENTATION          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
NI/NA                   230     $38,152,752.06     38.99%       8.641%      673      $165,882       89.31%      0.00%      96.03%
Stated                  222      31,508,372.23     32.20        9.049       671       141,930       87.50       0.00       94.72
Full                    160      20,079,396.33     20.52        9.044       639       125,496       89.37     100.00       94.29
Limited                  54       8,117,139.68      8.29        8.744       650       150,317       87.41       0.00       84.50
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


                          DISTRIBUTION BY LOAN PURPOSE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 LOAN PURPOSE           LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Purchase                457     $62,328,914.96     63.69%       9.075%      676      $136,387       92.77%     15.09%      96.14%
Cashout Refi            171      29,932,879.24     30.59        8.497       640       175,046       80.93      31.42       90.14
Rate/Term Refi           38       5,595,866.10      5.72        8.472       653       147,260       82.91      22.62       95.93
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


                        DISTRIBUTION BY OCCUPANCY STATUS

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 OCCUPANCY STATUS       LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Owner Occupied          621     $92,273,036.23     94.29%       8.889%      664      $148,588       89.10%     20.52%     100.00%
Non Owner                39       4,646,137.46      4.75        8.487       661       119,132       79.88      24.70        0.00
Second Home               6         938,486.61      0.96        8.217       653       156,414       80.85       0.00        0.00
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                          DISTRIBUTION BY PROPERTY TYPE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 PROPERTY TYPE          LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Single Family           454     $61,734,826.62     63.09%       8.897%      662      $135,980       88.90%     23.58%     95.18%
2-4 Family               68      17,053,364.08     17.43        8.507       666       250,785       85.30      11.39      86.94
PUD                     101      15,085,469.73     15.42        8.949       664       149,361       89.59      18.64      98.19
Condo                    41       3,883,521.07      3.97        9.560       674        94,720       94.93      18.47      97.18
Man. Housing              2         100,478.80      0.10        8.672       605        50,239       55.01      50.65     100.00
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%     94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


                              DISTRIBUTION BY STATE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
    STATE               LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
California - South      162     $20,544,558.53     20.99%       9.576%      669      $126,818       91.96%     37.89%      94.90%
New York                 49      11,795,307.17     12.05        8.525       664       240,721       85.19       9.68       97.46
Illinois                 41       8,027,407.49      8.20        8.595       673       195,790       87.91       3.64       97.41
California - North       60       7,242,987.26      7.40        9.313       663       120,716       90.52      38.14       91.95
New Jersey               32       6,674,596.64      6.82        8.768       661       208,581       90.39      16.95       89.91
Florida                  41       5,906,437.07      6.04        8.658       655       144,059       88.39      14.48       89.13
Arizona                  35       5,660,351.07      5.78        8.412       673       161,724       83.83       5.41      100.00
Massachusetts            15       3,866,746.48      3.95        8.187       650       257,783       83.18      25.07       90.94
Virginia                 17       3,613,982.33      3.69        8.244       647       212,587       84.49       5.85       98.61
Texas                    32       3,236,651.31      3.31        9.016       672       101,145       90.15      12.62       92.75
Georgia                  25       3,196,344.31      3.27        8.504       664       127,854       90.27      11.42       89.05
All Others              157      18,092,290.64     18.49        8.763       657       115,238       88.77      21.29       93.67
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


                            DISTRIBUTION BY ZIP CODES

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
 ZIP CODES              LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
11368                     3        $992,554.73      1.01%       8.647%      644      $330,852       87.74%      0.00%     100.00%
93422                     2         803,349.97      0.82        8.251       664       401,675      100.00     100.00      100.00
60639                     3         795,467.94      0.81        8.753       661       265,156       92.99       0.00      100.00
90631                     3         785,431.00      0.80        9.077       721       261,810      100.00       0.00      100.00
70110                     3         736,448.64      0.75        8.797       681       245,483       95.00       0.00      100.00
90027                     1         679,060.99      0.69        7.875       610       679,061       80.00     100.00      100.00
11221                     2         667,344.44      0.68        8.461       723       333,672       83.27       0.00       55.15
11238                     1         648,448.36      0.66        8.625       647       648,448       76.92       0.00      100.00
20833                     1         648,324.90      0.66        8.250       585       648,325       54.17       0.00      100.00
85219                     1         648,052.27      0.66        7.500       716       648,052       56.52       0.00      100.00
All Others              646      90,453,177.06     92.43        8.897       663       140,020       88.97      20.56       94.16
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


                  DISTRIBUTION BY REMAINING MONTHS TO MATURITY

                                    AGGREGATE      PCT. OF                                        WEIGHTED
  REMAINING           NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
  MONTHS TO           MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
  MATURITY              LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
0 - 180                 282     $27,471,474.93     28.07%      10.353%      665       $97,417       93.12%     26.59%      96.88%
181 - 240                 2         223,710.49      0.23        8.026       593       111,855       65.24      35.65      100.00
241 - 360               382      70,162,474.88     71.70        8.283       663       183,671       86.88      18.09       93.26
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                        DISTRIBUTION BY AMORTIZATION TYPE

                                    AGGREGATE      PCT. OF                                        WEIGHTED
                      NUMBER OF     PRINCIPAL     MORT. POOL   WEIGHTED   WEIGHTED    AVERAGE      ORIG.       PCT.        PCT.
                      MORTGAGE       BALANCE        BY AGG.      AVG.       AVG.     PRINCIPAL     TOTAL       FULL       OWNER
AMORTIZATION TYPE       LOANS      OUTSTANDING    PRIN. BAL.    COUPON      FICO      BALANCE     POOL LTV   DOC. LOAN   OCCUPIED
--------------------  --------   -------------   -----------   --------   --------   ---------    --------   ---------   --------
Fixed Rate              408     $72,713,079.60     74.30%       8.283%      662      $178,218       86.27%     18.19%      93.00%
Fixed Balloon           258      25,144,580.70     25.70       10.543       668        97,460       95.29      27.26       98.03
--------------------  --------  --------------   -----------   --------   --------   ---------    --------   ---------   --------
TOTAL                   666     $97,857,660.30    100.00%       8.863%      663      $146,933       88.58%     20.52%      94.29%
====================  ========  ==============   ===========   ========   ========   =========    ========   =========   ========






This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


GROUP I LOAN CAP, GROUP II LOAN CAP AND WAC CAP. The information in the following table has been prepared in accordance with the following (i) six-month LIBOR remains constant at 20.00%, and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                   GROUP I     GROUP II                                                          GROUP II
 DISTRIBUTION     LOAN CAP     LOAN CAP                             DISTRIBUTION    GROUP I      LOAN CAP
     DATE            (%)          (%)      WAC CAP (%)                  DATE      LOAN CAP (%)      (%)       WAC CAP (%)
 ------------     --------     --------    -----------              ------------  ------------   --------     -----------
    Dec-02         7.8832       7.8830       7.8831                    Jan-07       11.2982        9.2517       10.3975
    Jan-03         7.3945       7.3946       7.3946                    Feb-07       12.8550       10.5248       11.8289
    Feb-03         7.8916       7.8918       7.8917                    Mar-07       13.3126       10.8975       12.2484
    Mar-03         8.4594       8.4597       8.4596                    Apr-07       12.8077       10.2303       11.6713
    Apr-03         7.4054       7.4057       7.4055                    May-07       12.8059       10.2269       11.6681
    May-03         8.1749       8.1752       8.1750                    Jun-07       13.2310       10.5643       12.0537
    Jun-03         7.6504       7.6506       7.6505                    Jul-07       13.2292       10.5608       12.0505
    Jul-03         7.6530       7.6532       7.6531                    Aug-07       12.8007       10.2168       11.6586
    Aug-03         7.9104       7.9106       7.9105                    Sep-07       12.7989       10.2134       11.6554
    Sep-03         7.1931       7.1933       7.1932                    Oct-07       12.4179        9.9003       11.3037
    Oct-03         8.4794       8.4795       8.4795                    Nov-07       13.7006       10.9209       12.4697
    Nov-03         7.6601       7.6601       7.6601                    Dec-07       13.2421       10.5534       12.0508
    Dec-03         7.4216       7.4216       7.4216                    Jan-08       12.0366        9.5909       10.9523
    Jan-04         8.1904       8.1903       8.1904                    Feb-08       13.6950       10.9102       12.4596
    Feb-04         7.6629       7.6628       7.6629                    Mar-08       13.6931       10.9066       12.4562
    Mar-04         7.6638       7.6637       7.6638                    Apr-08       12.4077        9.8809       11.2854
    Apr-04         8.1933       8.1932       8.1933                    May-08       13.6894       10.8996       12.4494
    May-04         7.9212       7.9210       7.9211                    Jun-08       12.8044       10.1931       11.6431
    Jun-04         7.4270       7.4268       7.4269                    Jul-08       12.8027       10.1898       11.6400
    Jul-04         8.1963       8.1960       8.1962                    Aug-08       13.2276       10.5261       12.0247
    Aug-04         7.6685       7.6682       7.6683                    Sep-08       12.0234        9.5661       10.9286
    Sep-04         7.6694       7.6691       7.6693                    Oct-08       14.1685       11.2707       12.8767
    Oct-04         9.0999       8.5273       8.8525                    Nov-08       12.7957       10.1768       11.6275
    Nov-04         8.2729       7.7519       8.0476                    Dec-08       12.3941        9.8556       11.2611
    Dec-04         9.7505       9.1359       9.4846                    Jan-09       13.6744       10.8717       12.4227
    Jan-05         8.8072       8.2516       8.5666                    Feb-09       12.7904       10.1671       11.6182
    Feb-05         8.2737       7.7513       8.0473                    Mar-09       14.1589       11.2528       12.8595
    Mar-05        10.1126       9.4735       9.8355                    Apr-09       12.7869       10.1607       11.6120
    Apr-05         9.8820       8.9226       9.4657                    May-09       13.2114       10.4960       11.9958
    May-05         9.8819       8.9217       9.4650                    Jun-09       12.0087        9.5389       10.9024
    Jun-05         9.5630       8.6330       9.1589                    Jul-09       14.1512       11.2387       12.8459
    Jul-05         9.8817       8.9199       9.4635                    Aug-09       12.7800       10.1479       11.5997
    Aug-05         8.9833       8.1082       8.6025                    Sep-09       12.3789        9.8278       11.2342
    Sep-05        10.2223       9.2256       9.7883                    Oct-09       13.6577       10.8411       12.3931
    Oct-05        10.8004       9.3868      10.1844                    Nov-09       12.7748       10.1385       11.5905
    Nov-05        10.1248       8.7985       9.5465                    Dec-09       12.7731       10.1354       11.5874
    Dec-05        11.1716       9.7069      10.5325                    Jan-10       13.1971       10.4700       11.9705
    Jan-06        10.4502       9.0790       9.8515                    Feb-10       11.9957        9.5152       10.8795
    Feb-06        10.1231       8.7937       9.5422                    Mar-10       14.1359       11.2110       12.8189
    Mar-06        11.9970      10.4202      11.3076                    Apr-10       13.6466       10.8211       12.3736
    Apr-06        11.2441       9.4744      10.4698                    May-10       13.1900       10.4572       11.9580
    May-06        10.8917       9.1762      10.1406                    Jun-10       12.3639        9.8006       11.2077
    Jun-06        12.0174      10.1230      11.1875                    Jul-10       13.6411       10.8112       12.3639
    Jul-06        11.6158       9.7832      10.8124                    Aug-10       12.7594       10.1107       11.5633
    Aug-06        10.8888       9.1696      10.1346                    Sep-10       12.7577       10.1076       11.5603
    Sep-06        11.6137       9.7785      10.8081                    Oct-10       13.1812       10.4414       11.9425
    Oct-06        12.4323      10.1857      11.4455                    Nov-10       11.9813        9.4894       10.8540
    Nov-06        12.0299       9.8543      11.0736                    Dec-10       14.1189       11.1806       12.7890
    Dec-06        12.4294      10.1798      11.4400                    Jan-11       12.7509       10.0956       11.5484
    Feb-11        11.9765       9.4809      10.8457                    Nov-15       12.6610        9.9405       11.3909
    Mar-11        14.6360      11.5843      13.2524                    Dec-15       12.6596        9.9382       11.3885
    Apr-11        13.1707      10.4228      11.9242                    Jan-16       13.0802       10.2671       11.7657
    May-11        13.1690      10.4198      11.9211                    Feb-16       11.8899        9.3316       10.6938
    Jun-11        12.7425      10.0807      11.5336                    Mar-16       14.0116       10.9955       12.6008
    Jul-11        13.1655      10.4137      11.9151                    Apr-16       13.0761       10.2601       11.7583
    Aug-11        11.9671       9.4642      10.8291                    May-16       13.0748       10.2578       11.7559
    Sep-11        13.6159      10.7665      12.3197                    Jun-16       12.6517        9.9247       11.3744
    Oct-11        13.1604      10.4046      11.9060                    Jul-16       13.0721       10.2532       11.7511
    Nov-11        12.3362       9.7515      11.1591                    Aug-16       11.8825        9.3190       10.6807
    Dec-11        13.6106      10.7572      12.3104                    Sep-16       13.5202       10.6021       12.1515
    Jan-12        12.7309      10.0603      11.5133                    Oct-16       13.0682       10.2465       11.7441
    Feb-12        12.3314       9.7432      11.1507                    Nov-16       12.2502        9.6040       11.0079
    Mar-12        14.0913      11.1319      12.7405                    Dec-16       13.5162       10.5952       12.1442
    Apr-12        12.7260      10.0518      11.5047                    Jan-17       12.6429        9.9095       11.3585
    May-12        12.7243      10.0489      11.5019                    Feb-17       12.2467        9.5978       11.0014
    Jun-12        13.1468      10.3810      11.8823                    Mar-17       14.5132       11.3728       13.0362


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                   GROUP I     GROUP II                                                          GROUP II
 DISTRIBUTION     LOAN CAP     LOAN CAP                             DISTRIBUTION    GROUP I      LOAN CAP
     DATE            (%)          (%)      WAC CAP (%)                  DATE      LOAN CAP (%)      (%)       WAC CAP (%)
 ------------     --------     --------    -----------              ------------  ------------   --------     -----------

    Jul-12        13.1451      10.3781      11.8794                    Apr-17       12.6393        9.9033       11.3520
    Aug-12        12.7195      10.0405      11.4934                    May-17       12.2432        9.5918       10.9951
    Sep-12        12.7179      10.0377      11.4906                    Jun-17       13.5085       10.5819       12.1303
    Oct-12        12.3189       9.7213      11.1288                    Jul-17       13.0571       10.2271       11.7237
    Nov-12        13.5915      10.7240      12.2770                    Aug-17       12.2399        9.6398       11.0353
    Dec-12        13.1368      10.3637      11.8649                    Sep-17       13.0874       10.3029       11.8626
    Jan-13        11.9411       9.4190      10.7837                    Oct-17       13.3019       10.2617       11.9265
    Feb-13        13.5864      10.7152      12.2681                    Nov-17       12.8713        9.9277       11.5390
    Mar-13        14.0699      11.0949      12.7032                    Dec-17       13.2989       10.2555       11.9207
    Apr-13        11.9366       9.4113      10.7759                    Jan-18       12.0885        9.3204       10.8344
    May-13        14.0664      11.0889      12.6971                    Feb-18       13.7544       10.6028       12.3258
    Jun-13        12.7036      10.0131      11.4656                    Mar-18       14.2440       10.9783       12.7629
    Jul-13        12.3051       9.6976      11.1047                    Apr-18       12.8641        9.9129       11.5250
    Aug-13        13.5763      10.6980      12.2506                    May-18       12.8627        9.9100       11.5223
    Sep-13        12.6989      10.0051      11.4575                    Jun-18       13.2900       10.2373       11.9035
    Oct-13        12.6974      10.0025      11.4548                    Jul-18       13.2885       10.2343       11.9007
    Nov-13        13.1190      10.3332      11.8338                    Aug-18       12.8584        9.9013       11.5140
    Dec-13        13.1174      10.3305      11.8311                    Sep-18       12.8570        9.8984       11.5113
    Jan-14        12.2961       9.6823      11.0891                    Oct-18       12.4539        9.5864       11.1489
    Feb-14        13.1143      10.3251      11.8256                    Nov-18       13.7407       10.5750       12.2994
    Mar-14        14.0493      11.0598      12.6673                    Dec-18       13.2812       10.2196       11.8866
    Apr-14        12.2917       9.6748      11.0814                    Jan-19       12.0725        9.2879       10.8035
    May-14        13.5617      10.6729      12.2249                    Feb-19       13.7362       10.5659       12.2907
    Jun-14        12.6852       9.9818      11.4336                    Mar-19       14.2252       10.9402       12.7267
    Jul-14        12.6837       9.9793      11.4310                    Apr-19       12.0685        9.2800       10.7959
    Aug-14        13.1050      10.3093      11.8093                    May-19       14.2221       10.9340       12.7208
    Sep-14        11.9123       9.3697      10.7333                    Jun-19       12.8444        9.8731       11.4871
    Oct-14        14.0378      11.0401      12.6472                    Jul-19       12.4416        9.5619       11.1256
    Nov-14        12.6779       9.9693      11.4207                    Aug-19       13.7272       10.5482       12.2737
    Dec-14        12.2803       9.6553      11.0613                    Sep-19       12.8402        9.8649       11.4792
    Jan-15        13.5491      10.6515      12.2029                    Oct-19       12.8388        9.8622       11.4766
    Feb-15        12.6735       9.9619      11.4131                    Nov-19       13.2653       10.1881       11.8564
    Mar-15        14.0298      11.0266      12.6331                    Dec-19       13.2639       10.1853       11.8538
    Apr-15        12.6707       9.9571      11.4081                    Jan-20       12.4336        9.5462       11.1104
    May-15        13.0916      10.2865      11.7858                    Feb-20       13.2611       10.1798       11.8484
    Jun-15        11.9001       9.3491      10.7120                    Mar-20       13.7169       10.5280       12.2542
    Jul-15        14.0236      11.0159      12.6221                    Apr-20       12.8306        9.8461       11.4611
    Aug-15        12.6651       9.9475      11.3982                    May-20       13.2569       10.1716       11.8405
    Sep-15        12.2680       9.6344      11.0396                    Jun-20       12.0504        9.2445       10.7617
    Oct-15        13.5356      10.6286      12.1791                    Jul-20       14.2008       10.8924       12.6806
    Aug-20        12.8251       9.8357      11.4509                    May-25       13.6353       10.3784       12.1063
    Sep-20        12.4230       9.5258      11.0907                    Jun-25       12.7545        9.7070       11.3235
    Oct-20        13.7067      10.5085      12.2353                    Jul-25       12.7534        9.7052       11.3217
    Nov-20        12.8211       9.8280      11.4434                    Aug-25       13.1775       10.0269       11.6972
    Dec-20        12.8198       9.8254      11.4410                    Sep-25       11.9786        9.1137       10.6322
    Jan-21        13.2457      10.1503      11.8198                    Oct-25       14.1165       10.7393       12.5289
    Feb-21        12.0403       9.2252      10.7429                    Nov-25       12.7494        9.6983       11.3147
    Mar-21        14.1889      10.8698      12.6586                    Dec-25       12.3501        9.3936       10.9595
    Apr-21        13.6982      10.4923      12.2195                    Jan-26       13.6265       10.3635       12.0914
    May-21        13.2402      10.1400      11.8097                    Feb-26       12.7465        9.6934       11.3096
    Jun-21        12.4115       9.5039      11.0692                    Mar-26       14.1111       10.7301       12.5196
    Jul-21        13.6940      10.4844      12.2117                    Apr-26       12.7444        9.6902       11.3064
    Aug-21        12.8092       9.8056      11.4215                    May-26       13.1683       10.0116       11.6816
    Sep-21        12.8079       9.8031      11.4191                    Jun-26       11.9703        9.1000       10.6182
    Oct-21        13.2335      10.1274      11.7973                    Jul-26       14.1069       10.7232       12.5126
    Nov-21        12.0292       9.2045      10.7226                    Aug-26       12.7408        9.6840       11.3002
    Dec-21        14.1759      10.8455      12.6348                    Sep-26       12.3417        9.3800       10.9456
    Jan-22        12.8027       9.7936      11.4097                    Oct-26       13.6174       10.3488       12.0763
    Feb-22        12.0256       9.1978      10.7160                    Nov-26       12.7381        9.6796       11.2957
    Mar-22        14.6965      11.2391      13.0947                    Dec-26       12.7371        9.6782       11.2943
    Apr-22        13.2255      10.1128      11.7829                    Jan-27       13.1608        9.9995       11.6694
    May-22        13.2242      10.1104      11.7805                    Feb-27       11.9636        9.0893       10.6072
    Jun-22        12.7964       9.7819      11.3982                    Mar-27       14.0990       10.7106       12.4998
    Jul-22        13.2216      10.1057      11.7758                    Apr-27       13.6120       10.3400       12.0674
    Aug-22        12.0185       9.1848      10.7032                    May-27       13.1574        9.9941       11.6639
    Sep-22        13.6749      10.4493      12.1771                    Jun-27       12.3343        9.3683       10.9337
    Oct-22        13.2178      10.0986      11.7688                    Jul-27       13.6094       10.3362       12.0634
    Nov-22        12.3905       9.4652      11.0311                    Aug-27       12.7304        9.6682       11.2840
    Dec-22        13.6709      10.4419      12.1698                    Sep-27       12.7296        9.6670       11.2829
    Jan-23        12.7877       9.7660      11.3824                    Oct-27       13.1533        9.9882       11.6578
    Feb-23        12.3869       9.4586      11.0246                    Nov-27       11.9568        9.0792       10.5969
    Mar-23        14.6793      11.2077      13.0636                    Dec-27       14.0911       10.6992       12.4882
    Apr-23        12.7840       9.7593      11.3758                    Jan-28       12.7267        9.6629       11.2785
    May-23        12.3833       9.4522      11.0181                    Feb-28       11.9550        9.0762       10.5941
    Jun-23        13.6631      10.4277      12.1556                    Mar-28       14.6108       11.0922       12.9473
    Jul-23        13.2064      10.0778      11.7482                    Apr-28       12.7249        9.6602       11.2759


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                   GROUP I     GROUP II                                                          GROUP II
 DISTRIBUTION     LOAN CAP     LOAN CAP                             DISTRIBUTION    GROUP I      LOAN CAP
     DATE            (%)          (%)      WAC CAP (%)                  DATE      LOAN CAP (%)      (%)       WAC CAP (%)
 ------------     --------     --------    -----------              ------------  ------------   --------     -----------
    Aug-23        12.3799       9.4458      11.0119                    May-28       12.3266        9.3578       10.9225
    Sep-23        13.2039      10.0734      11.7438                    Jun-28       13.6011       10.3247       12.0517
    Oct-23        13.2027      10.0711      11.7416                    Jul-28       13.1471        9.9799       11.6492
    Nov-23        12.7757       9.7442      11.3607                    Aug-28       12.3250        9.3558       10.9205
    Dec-23        13.2003      10.0668      11.7372                    Sep-28       13.1461        9.9788       11.6478
    Jan-24        11.9992       9.1496      10.6683                    Oct-28       13.1453        9.9782       11.6473
    Feb-24        13.6530      10.4094      12.1375                    Nov-28       12.7210        9.6556       11.2711
    Mar-24        13.6518      10.4072      12.1353                    Dec-28       13.1446        9.9776       11.6463
    Apr-24        11.9960       9.1439      10.6625                    Jan-29       11.9492        9.0702       10.5872
    May-24        14.1368      10.7745      12.5642                    Feb-29       13.5968       10.3209       12.0474
    Jun-24        12.7676       9.7297      11.3464                    Mar-29       14.0818       10.6894       12.4774
    Jul-24        12.3675       9.4238      10.9898                    Apr-29       12.7190        9.6549       11.2696
    Aug-24        13.6457      10.3966      12.1246                    May-29       12.7187        9.6547       11.2695
    Sep-24        12.7642       9.7238      11.3404                    Jun-29       13.1422        9.9766       11.6455
    Oct-24        12.7631       9.7219      11.3385                    Jul-29       13.1421        9.9766       11.6456
    Nov-24        13.1874      10.0439      11.7144                    Aug-29       12.7176        9.6551       11.2700
    Dec-24        13.1863      10.0420      11.7124                    Sep-29       12.7180        9.6554       11.2706
    Jan-25        12.3611       9.4125      10.9786                    Oct-29       12.3201        9.3545       10.9188
    Feb-25        13.1841      10.0381      11.7085                    Nov-29       13.5948       10.3231       12.0492
    Mar-25        14.1246      10.7531      12.5427                    Dec-29       13.1414        9.9795       11.6481
    Apr-25        12.3580       9.4071      10.9731                    Jan-30       11.9467        9.0737       10.5902
    Feb-30        13.5944      10.3263      12.0520                    Jun-31       12.7390        9.7316       11.3424
    Mar-30        14.0806      10.6962      12.4839                    Jul-31       12.7413        9.7428       11.3524
    Apr-30        11.9471       9.0770      10.5936                    Aug-31       13.1715       10.0807       11.7441
    May-30        14.0817      10.7009      12.4873                    Sep-31       11.9807        9.1794       10.6915
    Jun-30        12.7196       9.6671      11.2808                    Oct-31       14.1273       10.8427       12.6194
    Jul-30        12.3218       9.3663      10.9309                    Nov-31       12.7677        9.8186       11.4203
    Aug-30        13.5974      10.3384      12.0639                    Dec-31       12.3794        9.5356       11.0908
    Sep-30        12.7216       9.6754      11.2885                    Jan-32       13.6728       10.5653       12.2757
    Oct-30        12.7216       9.6775      11.2923                    Feb-32       12.8060        9.9322       11.5272
    Nov-30        13.1482      10.0047      11.6727                    Mar-32       12.8213       10.0056       11.5853
    Dec-30        13.1493      10.0086      11.6766                    Apr-32       13.7350       10.7936       12.4687
    Jan-31        12.3277       9.3890      10.9513                    May-32       13.3186       10.6011       12.1825
    Feb-31        13.1521      10.0198      11.6870                    Jun-32       12.5362       10.1998       11.6067
    Mar-31        14.0935      10.7428      12.5298                    Jul-32       13.9444       11.5438       13.0288
    Apr-31        12.3338       9.4093      10.9701                    Aug-32       13.1637       11.5666       12.6240
    May-31        13.6135      10.3914      12.1139







This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


GROUP I LOAN CAP, EFFECTIVE GROUP II LOAN CAP AND EFFECTIVE WAC CAP. The Effective Group II Loan Cap (The Group II Loan Cap plus the purchased interest rate cap) and the Effective WAC Cap (the WAC Cap plus the purchased interest rate cap) are provided in the following table. The information in the following table has been prepared in accordance with (i) one- and six-month LIBOR remains constant at 20.00%, and (ii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                   GROUP I   EFF. GROUP II                                                     EFF. GROUP II
 DISTRIBUTION     LOAN CAP     LOAN CAP     EFF. WAC                DISTRIBUTION    GROUP I      LOAN CAP      EFF. WAC
     DATE            (%)          (%)        CAP (%)                    DATE      LOAN CAP (%)      (%)         CAP (%)
 ------------     --------   -------------  ---------               ------------  ------------ -------------   ---------
    Dec-02         7.8832      12.7183       9.8943                    Jan-07       11.2982       15.7666      13.2647
    Jan-03         7.3945      13.5500       9.9656                    Feb-07       12.8550       17.9467      15.0972
    Feb-03         7.8916      14.5020      10.6634                    Mar-07       13.3126       17.8485      15.3113
    Mar-03         8.4594      14.8955      11.1679                    Apr-07       12.8077       17.1892      14.7396
    Apr-03         7.4054      13.6739      10.0521                    May-07       12.8059       16.9687      14.6426
    May-03         8.1749      14.9003      11.0231                    Jun-07       13.2310       17.7710      15.2353
    Jun-03         7.6504      14.1778      10.4223                    Jul-07       13.2292       17.5427      15.1346
    Jul-03         7.6530      13.9911      10.3510                    Aug-07       12.8007       17.2063      14.7480
    Aug-03         7.9104      14.6963      10.8051                    Sep-07       12.7989       17.2106      14.7501
    Sep-03         7.1931      13.3745       9.8346                    Oct-07       12.4179       16.4672      14.2100
    Oct-03         8.4794      15.5390      11.5005                    Nov-07       13.7006       18.4168*     15.7891*
    Nov-03         7.6601      14.2533      10.4847                    Dec-07       13.2421       10.5534      12.0508
    Dec-03         7.4216      13.6120      10.0757                    Jan-08       12.0366        9.5909      10.9523
    Jan-04         8.1904      15.2593      11.2235                    Feb-08       13.6950       10.9102      12.4596
    Feb-04         7.6629      14.2856      10.5067                    Mar-08       13.6931       10.9066      12.4562
    Mar-04         7.6638      13.8685      10.3301                    Apr-08       12.4077        9.8809      11.2854
    Apr-04         8.1933      15.2939      11.2470                    May-08       13.6894       10.8996      12.4494
    May-04         7.9212      14.5734      10.7842                    Jun-08       12.8044       10.1931      11.6431
    Jun-04         7.4270      13.8809      10.2068                    Jul-08       12.8027       10.1898      11.6400
    Jul-04         8.1963      15.0983      11.1714                    Aug-08       13.2276       10.5261      12.0247
    Aug-04         7.6685      14.3502      10.5508                    Sep-08       12.0234        9.5661      10.9286
    Sep-04         7.6694      14.3609      10.5582                    Oct-08       14.1685       11.2707      12.8767
    Oct-04         9.0999      15.2290      11.7479                    Nov-08       12.7957       10.1768      11.6275
    Nov-04         8.2729      14.0561      10.7733                    Dec-08       12.3941        9.8556      11.2611
    Dec-04         9.7505      16.3362      12.5999                    Jan-09       13.6744       10.8717      12.4227
    Jan-05         8.8072      14.9811      11.4804                    Feb-09       12.7904       10.1671      11.6182
    Feb-05         8.2737      14.0817      10.7903                    Mar-09       14.1589       11.2528      12.8595
    Mar-05        10.1126      16.4715      12.8699                    Apr-09       12.7869       10.1607      11.6120
    Apr-05         9.8820      15.9052      12.4956                    May-09       13.2114       10.4960      11.9958
    May-05         9.8819      15.6880      12.4031                    Jun-09       12.0087        9.5389      10.9024
    Jun-05         9.5630      15.4083      12.1030                    Jul-09       14.1512       11.2387      12.8459
    Jul-05         9.8817      15.7041      12.4135                    Aug-09       12.7800       10.1479      11.5997
    Aug-05         8.9833      14.4896      11.3793                    Sep-09       12.3789        9.8278      11.2342
    Sep-05        10.2223      16.4967      12.9545                    Oct-09       13.6577       10.8411      12.3931
    Oct-05        10.8004      16.1977      13.1523                    Nov-09       12.7748       10.1385      11.5905
    Nov-05        10.1248      15.4048      12.4272                    Dec-09       12.7731       10.1354      11.5874
    Dec-05        11.1716      16.7704      13.6146                    Jan-10       13.1971       10.4700      11.9705
    Jan-06        10.4502      15.9155      12.8366                    Feb-10       11.9957        9.5152      10.8795
    Feb-06        10.1231      15.4248      12.4396                    Mar-10       14.1359       11.2110      12.8189
    Mar-06        11.9970      17.5277      14.4152                    Apr-10       13.6466       10.8211      12.3736
    Apr-06        11.2441      16.3365      13.4722                    May-10       13.1900       10.4572      11.9580
    May-06        10.8917      15.6171      12.9606                    Jun-10       12.3639        9.8006      11.2077
    Jun-06        12.0174      17.4759      14.4088                    Jul-10       13.6411       10.8112      12.3639
    Jul-06        11.6158      16.6700      13.8315                    Aug-10       12.7594       10.1107      11.5633
    Aug-06        10.8888      15.8491      13.0648                    Sep-10       12.7577       10.1076      11.5603
    Sep-06        11.6137      16.9118      13.9394                    Oct-10       13.1812       10.4414      11.9425
    Oct-06        12.4323      17.0971      14.4813                    Nov-10       11.9813        9.4894      10.8540
    Nov-06        12.0299      16.7736      14.1149                    Dec-10       14.1189       11.1806      12.7890
    Dec-06        12.4294      17.1071      14.4867                    Jan-11       12.7509       10.0956      11.5484
    Feb-11        11.9765       9.4809      10.8457                    Nov-15       12.6610        9.9405      11.3909
    Mar-11        14.6360      11.5843      13.2524                    Dec-15       12.6596        9.9382      11.3885
    Apr-11        13.1707      10.4228      11.9242                    Jan-16       13.0802       10.2671      11.7657
    May-11        13.1690      10.4198      11.9211                    Feb-16       11.8899        9.3316      10.6938
    Jun-11        12.7425      10.0807      11.5336                    Mar-16       14.0116       10.9955      12.6008
    Jul-11        13.1655      10.4137      11.9151                    Apr-16       13.0761       10.2601      11.7583
    Aug-11        11.9671       9.4642      10.8291                    May-16       13.0748       10.2578      11.7559
    Sep-11        13.6159      10.7665      12.3197                    Jun-16       12.6517        9.9247      11.3744
    Oct-11        13.1604      10.4046      11.9060                    Jul-16       13.0721       10.2532      11.7511
    Nov-11        12.3362       9.7515      11.1591                    Aug-16       11.8825        9.3190      10.6807
    Dec-11        13.6106      10.7572      12.3104                    Sep-16       13.5202       10.6021      12.1515
    Jan-12        12.7309      10.0603      11.5133                    Oct-16       13.0682       10.2465      11.7441
    Feb-12        12.3314       9.7432      11.1507                    Nov-16       12.2502        9.6040      11.0079
    Mar-12        14.0913      11.1319      12.7405                    Dec-16       13.5162       10.5952      12.1442


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                   GROUP I   EFF. GROUP II                                                     EFF. GROUP II
 DISTRIBUTION     LOAN CAP     LOAN CAP     EFF. WAC                DISTRIBUTION    GROUP I      LOAN CAP      EFF. WAC
     DATE            (%)          (%)        CAP (%)                    DATE      LOAN CAP (%)      (%)         CAP (%)
 ------------     --------   -------------  ---------               ------------  ------------ -------------   ---------
    Apr-12        12.7260      10.0518      11.5047                    Jan-17       12.6429        9.9095      11.3585
    May-12        12.7243      10.0489      11.5019                    Feb-17       12.2467        9.5978      11.0014
    Jun-12        13.1468      10.3810      11.8823                    Mar-17       14.5132       11.3728      13.0362
    Jul-12        13.1451      10.3781      11.8794                    Apr-17       12.6393        9.9033      11.3520
    Aug-12        12.7195      10.0405      11.4934                    May-17       12.2432        9.5918      10.9951
    Sep-12        12.7179      10.0377      11.4906                    Jun-17       13.5085       10.5819      12.1303
    Oct-12        12.3189       9.7213      11.1288                    Jul-17       13.0571       10.2271      11.7237
    Nov-12        13.5915      10.7240      12.2770                    Aug-17       12.2399        9.6398      11.0353
    Dec-12        13.1368      10.3637      11.8649                    Sep-17       13.0874       10.3029      11.8626
    Jan-13        11.9411       9.4190      10.7837                    Oct-17       13.3019       10.2617      11.9265
    Feb-13        13.5864      10.7152      12.2681                    Nov-17       12.8713        9.9277      11.5390
    Mar-13        14.0699      11.0949      12.7032                    Dec-17       13.2989       10.2555      11.9207
    Apr-13        11.9366       9.4113      10.7759                    Jan-18       12.0885        9.3204      10.8344
    May-13        14.0664      11.0889      12.6971                    Feb-18       13.7544       10.6028      12.3258
    Jun-13        12.7036      10.0131      11.4656                    Mar-18       14.2440       10.9783      12.7629
    Jul-13        12.3051       9.6976      11.1047                    Apr-18       12.8641        9.9129      11.5250
    Aug-13        13.5763      10.6980      12.2506                    May-18       12.8627        9.9100      11.5223
    Sep-13        12.6989      10.0051      11.4575                    Jun-18       13.2900       10.2373      11.9035
    Oct-13        12.6974      10.0025      11.4548                    Jul-18       13.2885       10.2343      11.9007
    Nov-13        13.1190      10.3332      11.8338                    Aug-18       12.8584        9.9013      11.5140
    Dec-13        13.1174      10.3305      11.8311                    Sep-18       12.8570        9.8984      11.5113
    Jan-14        12.2961       9.6823      11.0891                    Oct-18       12.4539        9.5864      11.1489
    Feb-14        13.1143      10.3251      11.8256                    Nov-18       13.7407       10.5750      12.2994
    Mar-14        14.0493      11.0598      12.6673                    Dec-18       13.2812       10.2196      11.8866
    Apr-14        12.2917       9.6748      11.0814                    Jan-19       12.0725        9.2879      10.8035
    May-14        13.5617      10.6729      12.2249                    Feb-19       13.7362       10.5659      12.2907
    Jun-14        12.6852       9.9818      11.4336                    Mar-19       14.2252       10.9402      12.7267
    Jul-14        12.6837       9.9793      11.4310                    Apr-19       12.0685        9.2800      10.7959
    Aug-14        13.1050      10.3093      11.8093                    May-19       14.2221       10.9340      12.7208
    Sep-14        11.9123       9.3697      10.7333                    Jun-19       12.8444        9.8731      11.4871
    Oct-14        14.0378      11.0401      12.6472                    Jul-19       12.4416        9.5619      11.1256
    Nov-14        12.6779       9.9693      11.4207                    Aug-19       13.7272       10.5482      12.2737
    Dec-14        12.2803       9.6553      11.0613                    Sep-19       12.8402        9.8649      11.4792
    Jan-15        13.5491      10.6515      12.2029                    Oct-19       12.8388        9.8622      11.4766
    Feb-15        12.6735       9.9619      11.4131                    Nov-19       13.2653       10.1881      11.8564
    Mar-15        14.0298      11.0266      12.6331                    Dec-19       13.2639       10.1853      11.8538
    Apr-15        12.6707       9.9571      11.4081                    Jan-20       12.4336        9.5462      11.1104
    May-15        13.0916      10.2865      11.7858                    Feb-20       13.2611       10.1798      11.8484
    Jun-15        11.9001       9.3491      10.7120                    Mar-20       13.7169       10.5280      12.2542
    Jul-15        14.0236      11.0159      12.6221                    Apr-20       12.8306        9.8461      11.4611
    Aug-15        12.6651       9.9475      11.3982                    May-20       13.2569       10.1716      11.8405
    Sep-15        12.2680       9.6344      11.0396                    Jun-20       12.0504        9.2445      10.7617
    Oct-15        13.5356      10.6286      12.1791                    Jul-20       14.2008       10.8924      12.6806
    Aug-20        12.8251       9.8357      11.4509                    May-25       13.6353       10.3784      12.1063
    Sep-20        12.4230       9.5258      11.0907                    Jun-25       12.7545        9.7070      11.3235
    Oct-20        13.7067      10.5085      12.2353                    Jul-25       12.7534        9.7052      11.3217
    Nov-20        12.8211       9.8280      11.4434                    Aug-25       13.1775       10.0269      11.6972
    Dec-20        12.8198       9.8254      11.4410                    Sep-25       11.9786        9.1137      10.6322
    Jan-21        13.2457      10.1503      11.8198                    Oct-25       14.1165       10.7393      12.5289
    Feb-21        12.0403       9.2252      10.7429                    Nov-25       12.7494        9.6983      11.3147
    Mar-21        14.1889      10.8698      12.6586                    Dec-25       12.3501        9.3936      10.9595
    Apr-21        13.6982      10.4923      12.2195                    Jan-26       13.6265       10.3635      12.0914
    May-21        13.2402      10.1400      11.8097                    Feb-26       12.7465        9.6934      11.3096
    Jun-21        12.4115       9.5039      11.0692                    Mar-26       14.1111       10.7301      12.5196
    Jul-21        13.6940      10.4844      12.2117                    Apr-26       12.7444        9.6902      11.3064
    Aug-21        12.8092       9.8056      11.4215                    May-26       13.1683       10.0116      11.6816
    Sep-21        12.8079       9.8031      11.4191                    Jun-26       11.9703        9.1000      10.6182
    Oct-21        13.2335      10.1274      11.7973                    Jul-26       14.1069       10.7232      12.5126
    Nov-21        12.0292       9.2045      10.7226                    Aug-26       12.7408        9.6840      11.3002
    Dec-21        14.1759      10.8455      12.6348                    Sep-26       12.3417        9.3800      10.9456
    Jan-22        12.8027       9.7936      11.4097                    Oct-26       13.6174       10.3488      12.0763
    Feb-22        12.0256       9.1978      10.7160                    Nov-26       12.7381        9.6796      11.2957
    Mar-22        14.6965      11.2391      13.0947                    Dec-26       12.7371        9.6782      11.2943
    Apr-22        13.2255      10.1128      11.7829                    Jan-27       13.1608        9.9995      11.6694
    May-22        13.2242      10.1104      11.7805                    Feb-27       11.9636        9.0893      10.6072
    Jun-22        12.7964       9.7819      11.3982                    Mar-27       14.0990       10.7106      12.4998
    Jul-22        13.2216      10.1057      11.7758                    Apr-27       13.6120       10.3400      12.0674
    Aug-22        12.0185       9.1848      10.7032                    May-27       13.1574        9.9941      11.6639
    Sep-22        13.6749      10.4493      12.1771                    Jun-27       12.3343        9.3683      10.9337
    Oct-22        13.2178      10.0986      11.7688                    Jul-27       13.6094       10.3362      12.0634
    Nov-22        12.3905       9.4652      11.0311                    Aug-27       12.7304        9.6682      11.2840
    Dec-22        13.6709      10.4419      12.1698                    Sep-27       12.7296        9.6670      11.2829
    Jan-23        12.7877       9.7660      11.3824                    Oct-27       13.1533        9.9882      11.6578
    Feb-23        12.3869       9.4586      11.0246                    Nov-27       11.9568        9.0792      10.5969
    Mar-23        14.6793      11.2077      13.0636                    Dec-27       14.0911       10.6992      12.4882
    Apr-23        12.7840       9.7593      11.3758                    Jan-28       12.7267        9.6629      11.2785


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


                   GROUP I   EFF. GROUP II                                                     EFF. GROUP II
 DISTRIBUTION     LOAN CAP     LOAN CAP     EFF. WAC                DISTRIBUTION    GROUP I      LOAN CAP      EFF. WAC
     DATE            (%)          (%)        CAP (%)                    DATE      LOAN CAP (%)      (%)         CAP (%)
 ------------     --------   -------------  ---------               ------------  ------------ -------------   ---------
    May-23        12.3833       9.4522      11.0181                    Feb-28       11.9550        9.0762      10.5941
    Jun-23        13.6631      10.4277      12.1556                    Mar-28       14.6108       11.0922      12.9473
    Jul-23        13.2064      10.0778      11.7482                    Apr-28       12.7249        9.6602      11.2759
    Aug-23        12.3799       9.4458      11.0119                    May-28       12.3266        9.3578      10.9225
    Sep-23        13.2039      10.0734      11.7438                    Jun-28       13.6011       10.3247      12.0517
    Oct-23        13.2027      10.0711      11.7416                    Jul-28       13.1471        9.9799      11.6492
    Nov-23        12.7757       9.7442      11.3607                    Aug-28       12.3250        9.3558      10.9205
    Dec-23        13.2003      10.0668      11.7372                    Sep-28       13.1461        9.9788      11.6478
    Jan-24        11.9992       9.1496      10.6683                    Oct-28       13.1453        9.9782      11.6473
    Feb-24        13.6530      10.4094      12.1375                    Nov-28       12.7210        9.6556      11.2711
    Mar-24        13.6518      10.4072      12.1353                    Dec-28       13.1446        9.9776      11.6463
    Apr-24        11.9960       9.1439      10.6625                    Jan-29       11.9492        9.0702      10.5872
    May-24        14.1368      10.7745      12.5642                    Feb-29       13.5968       10.3209      12.0474
    Jun-24        12.7676       9.7297      11.3464                    Mar-29       14.0818       10.6894      12.4774
    Jul-24        12.3675       9.4238      10.9898                    Apr-29       12.7190        9.6549      11.2696
    Aug-24        13.6457      10.3966      12.1246                    May-29       12.7187        9.6547      11.2695
    Sep-24        12.7642       9.7238      11.3404                    Jun-29       13.1422        9.9766      11.6455
    Oct-24        12.7631       9.7219      11.3385                    Jul-29       13.1421        9.9766      11.6456
    Nov-24        13.1874      10.0439      11.7144                    Aug-29       12.7176        9.6551      11.2700
    Dec-24        13.1863      10.0420      11.7124                    Sep-29       12.7180        9.6554      11.2706
    Jan-25        12.3611       9.4125      10.9786                    Oct-29       12.3201        9.3545      10.9188
    Feb-25        13.1841      10.0381      11.7085                    Nov-29       13.5948       10.3231      12.0492
    Mar-25        14.1246      10.7531      12.5427                    Dec-29       13.1414        9.9795      11.6481
    Apr-25        12.3580       9.4071      10.9731                    Jan-30       11.9467        9.0737      10.5902
    Feb-30        13.5944      10.3263      12.0520                    Jun-31       12.7390        9.7316      11.3424
    Mar-30        14.0806      10.6962      12.4839                    Jul-31       12.7413        9.7428      11.3524
    Apr-30        11.9471       9.0770      10.5936                    Aug-31       13.1715       10.0807      11.7441
    May-30        14.0817      10.7009      12.4873                    Sep-31       11.9807        9.1794      10.6915
    Jun-30        12.7196       9.6671      11.2808                    Oct-31       14.1273       10.8427      12.6194
    Jul-30        12.3218       9.3663      10.9309                    Nov-31       12.7677        9.8186      11.4203
    Aug-30        13.5974      10.3384      12.0639                    Dec-31       12.3794        9.5356      11.0908
    Sep-30        12.7216       9.6754      11.2885                    Jan-32       13.6728       10.5653      12.2757
    Oct-30        12.7216       9.6775      11.2923                    Feb-32       12.8060        9.9322      11.5272
    Nov-30        13.1482      10.0047      11.6727                    Mar-32       12.8213       10.0056      11.5853
    Dec-30        13.1493      10.0086      11.6766                    Apr-32       13.7350       10.7936      12.4687
    Jan-31        12.3277       9.3890      10.9513                    May-32       13.3186       10.6011      12.1825
    Feb-31        13.1521      10.0198      11.6870                    Jun-32       12.5362       10.1998      11.6067
    Mar-31        14.0935      10.7428      12.5298                    Jul-32       13.9444       11.5438      13.0288
    Apr-31        12.3338       9.4093      10.9701                    Aug-32       13.1637       11.5666      12.6240
    May-31        13.6135      10.3914      12.1139

*Represents the final month of the interest rate cap agreement.





This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                               NOVEMBER 15, 2002


      APPENDIX A - INTEREST RATE CAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE

This transaction will contain a 1-month LIBOR interest rate cap agreement (the "Interest Rate Cap") with an initial notional amount of $96,939,323. The Interest Rate Cap will have a term of 60 months and a strike rate of 1-month LIBOR equal to 8.00%. Interest Rate Cap payments will be available only to pay basis risk shortfall carry forward amounts on the Class A2-A, Class A2-B, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates in the manner described herein. The notional amount of the Interest Rate Cap will amortize as specified in the amortization schedule below.

                                                                    DEAL AGE
DEAL AGE (IN MONTHS)     INTEREST RATE CAP NOTIONAL AMOUNT ($)     (IN MONTHS)     INTEREST RATE CAP NOTIONAL AMOUNT ($)
--------------------     ------------------------------------      -----------     -------------------------------------
1                                    96,939,323                        31                        49,965,278
2                                    95,907,016                        32                        48,741,270
3                                    94,762,701                        33                        47,546,930
4                                    93,508,758                        34                        46,381,543
5                                    92,147,977                        35                        45,244,414
6                                    90,683,558                        36                        44,134,862
7                                    89,119,096                        37                        43,052,222
8                                    87,458,576                        38                        41,995,847
9                                    85,706,354                        39                        40,965,105
10                                   83,867,141                        40                        39,959,378
11                                   81,945,990                        41                        38,978,063
12                                   79,948,267                        42                        38,020,572
13                                   77,998,810                        43                        37,086,332
14                                   76,096,459                        44                        36,174,782
15                                   74,240,083                        45                        35,285,375
16                                   72,428,579                        46                        34,417,577
17                                   70,660,867                        47                        33,570,868
18                                   68,935,896                        48                        32,744,740
19                                   67,252,639                        49                        31,938,695
20                                   65,610,093                        50                        31,152,250
21                                   64,007,280                        51                        30,384,932
22                                   62,443,246                        52                        29,636,279
23                                   60,917,058                        53                        28,905,842
24                                   59,427,806                        54                        28,193,180
25                                   57,974,602                        55                        27,497,865
26                                   56,556,580                        56                        26,819,478
27                                   55,172,893                        57                        26,157,610
28                                   53,822,716                        58                        25,511,863
29                                   52,505,243                        59                        24,881,847
30                                   51,219,686                        60                        24,267,183



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as Reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you and by any other information subsequently filed with the Securities and Exchange Commission ("SEC"). This material may be filed with the SEC and incorporated by reference into an effective registration statement previously filed with the SEC. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                   PROSPECTUS


                                 $11,841,000,000

                          MORTGAGE-BACKED CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

         GS Mortgage Securities Corp. may, through one or more trusts, offer to sell mortgage-backed certificates and mortgage-backed notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing, and

o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 6 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

         Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

         Offers of the notes or certificates, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              GOLDMAN, SACHS & CO.
                  The date of this Prospectus is July 22, 2002.

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----

PROSPECTUS SUPPLEMENT......................................................................................5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................5
RISK FACTORS...............................................................................................6
   You May Have Difficulty Selling The Securities..........................................................6
   Book-Entry Securities May Delay Receipt of Payment and Reports..........................................6
   Your Return on an Investment in The Securities Is Uncertain.............................................6
   Interest Only and Principal Only Securities Involve Additional Risk.....................................7
   Subordinated Securities Involve More Risks and May Incur Losses.........................................7
   Trust or Trust Fund Assets Are the Only Source of Payments on the Securities............................8
   The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss.........8
   Financial Instruments May Not Avoid Losses..............................................................8
   Environmental Conditions Affecting Mortgaged Properties May Result in Losses............................8
   Security Interests in Manufactured Homes May Be Lost....................................................9
   Residential Real Estate Values May Fluctuate and Adversely Affect Your Investment in the Securities.....9
   The Securities Are Not Suitable Investments for All Investors..........................................10
   You May Have Income for Tax Purposes Prior to Your Receipt of Cash.....................................10
THE TRUSTS OR TRUST FUNDS.................................................................................10
   The Mortgage Loans - General...........................................................................12
   Single Family and Cooperative Loans....................................................................15
   Multifamily Loans......................................................................................15
   Manufactured Housing Contracts.........................................................................16
   Agency Securities......................................................................................16
   Private Mortgage-Backed Securities.....................................................................22
   U.S. Government Securities.............................................................................24
   FASITS.................................................................................................24
   Substitution of Mortgage Assets........................................................................24
   Pre-Funding and Capitalized Interest Accounts..........................................................25
USE OF PROCEEDS...........................................................................................25
THE SELLER................................................................................................25
THE MORTGAGE LOANS........................................................................................26
   Underwriting Standards.................................................................................26
   Qualifications of Lenders..............................................................................27
   Representations by Lenders; Repurchases................................................................28
   Optional Purchase of Defaulted Loans...................................................................29
DESCRIPTION OF THE SECURITIES.............................................................................29
   General................................................................................................30
   Distributions on Securities............................................................................32
   Advances...............................................................................................33
   Reports to Securityholders.............................................................................34
   Book-Entry Registration................................................................................35
CREDIT ENHANCEMENT........................................................................................39
   General................................................................................................39
   Subordination..........................................................................................40
   Pool Insurance Policies................................................................................41
   Special Hazard Insurance Policies......................................................................42
   Bankruptcy Bonds.......................................................................................43
   FHA Insurance; VA Guarantees...........................................................................44
   FHA Insurance on Multifamily Loans.....................................................................48
   Reserve and Other Accounts.............................................................................48
   Other Insurance, Guarantees and Similar Instruments or Agreements......................................49
   Cross Support..........................................................................................49
YIELD AND PREPAYMENT CONSIDERATIONS.......................................................................49
ADMINISTRATION............................................................................................51
   Assignment of Mortgage Assets..........................................................................51
   Payments on Mortgage Loans; Deposits to Accounts.......................................................53
   Sub-Servicing by Lenders...............................................................................55

   Collection Procedures..................................................................................57
   Hazard Insurance.......................................................................................58
   Realization Upon Defaulted Mortgage Loans..............................................................59
   Servicing and Other Compensation and Payment of Expenses...............................................61
   Evidence as to Compliance..............................................................................62
   Certain Matters Regarding the Master Servicer and Us...................................................62
   Events of Default; Rights Upon Event of Default........................................................63
   The Trustee............................................................................................66
   Duties of the Trustee..................................................................................66
   Resignation of Trustee.................................................................................67
   Amendment..............................................................................................67
   Termination; Optional Termination......................................................................68
LEGAL ASPECTS OF THE MORTGAGE LOANS.......................................................................68
   General................................................................................................69
   Foreclosure/Repossession...............................................................................72
   Rights Of Redemption...................................................................................76
   Anti-Deficiency Legislation And Other Limitations On Lenders...........................................77
   Due-On-Sale Clauses....................................................................................78
   Prepayment Charges.....................................................................................79
   Subordinate Financing..................................................................................79
   Applicability of Usury Laws............................................................................79
   Soldiers' and Sailors' Civil Relief Act................................................................80
   Product Liability and Related Litigation...............................................................80
   Environmental Considerations...........................................................................81
   Forfeiture for Drug, RICO and Money Laundering Violations..............................................83
   Other Legal Considerations.............................................................................83
FEDERAL INCOME TAX CONSEQUENCES...........................................................................83
   General................................................................................................84
   Tax Treatment of REMIC Regular Interests, FASIT Regular Interests, and Other Debt Instruments..........85
   Tax Treatment of Holders of FASIT Regular Interests....................................................85
   OID....................................................................................................86
   Market Discount........................................................................................90
   Amortizable Premium....................................................................................91
   Consequences of Realized Losses........................................................................92
   Gain or Loss on Disposition............................................................................92
   Taxation of Certain Foreign Holders of Debt Instruments................................................93
   Backup Withholding.....................................................................................94
   Reporting and Tax Administration.......................................................................94
   Tax Treatment of REMIC Residual Interests..............................................................95
   Special Considerations for Certain Types of Investors..................................................99
   Treatment by the REMIC of OID, Market Discount, and Amortizable Premium...............................101
   REMIC-Level Taxes.....................................................................................101
   REMIC Qualification...................................................................................102
   FASIT Securities......................................................................................102
   FASIT Qualification...................................................................................102
   Tax Information Reporting of FASIT Securities.........................................................103
   Grantor Trusts........................................................................................104
   Tax Treatment of the Grantor Trust Security...........................................................104
   Treatment of Pass-Through Securities..................................................................104
   Treatment of Strip Securities.........................................................................105
   Determination of Income with Respect to Strip Securities..............................................106
   Purchase of Complementary Classes of Strip Securities.................................................107
   Possible Alternative Characterizations of Strip Securities............................................107
   Limitations on Deductions With Respect to Strip Securities............................................108
   Sale of a Grantor Trust Security......................................................................108
   Taxation of Certain Foreign Holders of Grantor Trust Securities.......................................108
   Backup Withholding of Grantor Trust Securities........................................................109
   Reporting and Tax Administration of Grantor Trust Securities..........................................109
   Taxation of Owners of Owner Trust Securities..........................................................109
   Partnership Taxation..................................................................................109
   Discount and Premium of Mortgage Loans................................................................111
   Section 708 Termination...............................................................................111
   Gain or Loss on Disposition of Partnership Securities.................................................111

   Allocations Between Transferors and Transferees.......................................................112
   Section 731 Distributions.............................................................................112
   Section 754 Election..................................................................................112
   Administrative Matters................................................................................112
   Tax Consequences to Foreign Securityholders of a Partnership Trust....................................113
   Backup Withholding on Partnership Securities..........................................................114
STATE TAX CONSEQUENCES...................................................................................114
ERISA CONSIDERATIONS.....................................................................................114
   General...............................................................................................114
   ERISA Considerations Relating to Certificates.........................................................115
   Underwriter Exemption.................................................................................116
   ERISA Considerations Relating to Notes................................................................123
LEGAL INVESTMENT.........................................................................................125
METHOD OF DISTRIBUTION...................................................................................126
LEGAL MATTERS............................................................................................127
FINANCIAL INFORMATION....................................................................................127
   Ratings...............................................................................................127
WHERE YOU CAN FIND MORE INFORMATION......................................................................127


                              PROSPECTUS SUPPLEMENT

         We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

          o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

          o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

         You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

         All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

         You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                                Jay Strauss, Esq.
                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                           Telephone: (212) 902-1000.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

         AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW THE FOLLOWING INFORMATION AND THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

YOU MAY HAVE DIFFICULTY SELLING THE SECURITIES

         There will be no market for the mortgage-backed notes or mortgage-backed certificates of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the notes or certificates. The certificates and notes are redeemable only under the limited circumstances, if any, described in the supplement to this prospectus. We do not intend to list any class of notes or certificates on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the notes or certificates are not listed or quoted, you may experience more difficulty selling notes or certificates. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

BOOK-ENTRY SECURITIES MAY DELAY RECEIPT OF PAYMENT AND REPORTS

         If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase notes and certificates for which they cannot receive physical certificates.

YOUR RETURN ON AN INVESTMENT IN THE SECURITIES IS UNCERTAIN

         Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest. Clause (3) creates the highest degree of uncertainty in an investment in the notes or certificates.

     o THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans or breaches of representations and warranties. A series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of notes or holders of certificates in any month or over the period of time that such certificates or notes remain outstanding.

     o OPTIONAL TERMINATION MAY ADVERSELY AFFECT YIELD. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of notes or certificates. In such event, the holders of one or more classes of certificates or notes may incur a loss.

     o CREDIT ENHANCEMENT WILL NOT COVER ALL LOSSES. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

INTEREST ONLY AND PRINCIPAL ONLY SECURITIES INVOLVE ADDITIONAL RISK

         Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

         A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

         The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

SUBORDINATED SECURITIES INVOLVE MORE RISKS AND MAY INCUR LOSSES

         A series of notes or certificates may provide that one or more classes of such notes or certificates are subordinated in right of payment to one or more other classes of that series or to one or more tranches of notes or certificates within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of notes and certificates is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

TRUST OR TRUST FUND ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE SECURITIES

         Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

THE CONCENTRATION OF MORTGAGE ASSETS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS

         The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. These states may suffer economic problems or reductions in market values for properties that other states will not experience. Because of the concentration of mortgage assets in these states, those types of problems may have a greater effect on the certificates or notes of such series.

FINANCIAL INSTRUMENTS MAY NOT AVOID LOSSES

         A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

ENVIRONMENTAL CONDITIONS AFFECTING MORTGAGED PROPERTIES MAY RESULT IN LOSSES

         Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of notes or certificates if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

SECURITY INTERESTS IN MANUFACTURED HOMES MAY BE LOST

         The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

         Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the sub-servicer would be unlikely to discover such noncompliance, which would hinder the sub-servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

RESIDENTIAL REAL ESTATE VALUES MAY FLUCTUATE AND ADVERSELY AFFECT YOUR INVESTMENT IN THE SECURITIES

         We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. In the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

THE SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

          The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the notes or certificates should consider such an investment.

YOU MAY HAVE INCOME FOR TAX PURPOSES PRIOR TO YOUR RECEIPT OF CASH

         Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

         In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

     o generally, will not be subject to offset by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for exemption from withholding tax.

         Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

         A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

         1.  a mortgage pool*comprised of:

         o SINGLE FAMILY LOANS. "SINGLE FAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

         o MULTIFAMILY LOANS. "MULTIFAMILY LOANS" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties,

         o COOPERATIVE LOANS. "COOPERATIVE LOANS" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements, and/or

         o MANUFACTURED HOUSING CONTRACTS. "MANUFACTURED HOUSING CONTRACTS" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing;

         2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "AGENCY SECURITIES"; and/or

         3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES,"

in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

         The single and multifamily loans, the cooperative loans and the manufactured housing contracts are sometimes referred to in this prospectus as the "MORTGAGE LOANS." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. For clarity, the notes and certificates are sometimes referred to in this prospectus as the securities.

         We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to herein as "LENDERS," or in the market and we will convey the mortgage assets to the related trust fund.



--------
* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

         As used in this prospectus, "AGREEMENT" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

         The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

THE MORTGAGE LOANS - GENERAL

         The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "PRIMARY INSURANCE POLICY") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

         Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

     o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

     o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

     o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

     o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

         Each prospectus supplement will contain information, as of the date of such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

     o the aggregate principal balance and the average principal balance of the mortgage loans as of the applicable cut-off date,

     o the type of property securing the mortgage loans (E.G., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties or other real property),

     o    the original terms to maturity of the mortgage loans,

     o the largest original principal balance and the smallest original principal balance of any of the mortgage loans,

     o the earliest origination date and latest maturity date of any of the mortgage loans,

     o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

     o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

     o the geographical distribution of the mortgage loans on a state-by-state basis.

         The "LOAN-TO-VALUE RATIO" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "REFINANCE LOAN"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the notes or certificates, as applicable, of the related series. To the extent one or more master servicer is appointed for a related series (a "MASTER SERVICER"), such Master Servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the Master Trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

         With respect to a series of securities, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. We will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities - Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

SINGLE FAMILY AND COOPERATIVE LOANS

         Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (I.E., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

         The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the related mortgage loan by at least five years. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

MULTIFAMILY LOANS

         Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years.

         Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

MANUFACTURED HOUSING CONTRACTS

         The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

         The "MANUFACTURED HOMES" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         For the manufactured housing contracts contained in a trust fund, the related prospectus supplement will specify, among other things:

     o    the date of origination of the manufactured housing contracts;

     o    the accrual percentage rates on the manufactured housing contracts;

     o    the manufactured housing contract Loan-to-Value Ratios;

     o the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance;

     o the outstanding principal balances of the manufactured housing contracts included in the related trust fund;

     o    the original maturities of the manufactured housing contracts; and

     o    the last maturity date of any manufactured housing contract.

AGENCY SECURITIES

         GOVERNMENT NATIONAL MORTGAGE ASSOCIATION. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code. The mortgage loans insured by the FHA are referred to as FHA Loans. The loans partially guaranteed by the VA are referred to as VA Loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA CERTIFICATES. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I CERTIFICATE," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II CERTIFICATE." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

         GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

         The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

         FEDERAL NATIONAL MORTGAGE ASSOCIATION. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("FANNIE MAE"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act.

Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         FANNIE MAE CERTIFICATES. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

         The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

         FEDERAL HOME LOAN MORTGAGE CORPORATION. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("FREDDIE MAC"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's PRO RATA share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

         STRIPPED MORTGAGE-BACKED SECURITIES. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

         OTHER AGENCY SECURITIES. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

PRIVATE MORTGAGE-BACKED SECURITIES

         GENERAL. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement - a "PMBS POOLING AND SERVICING AGREEMENT." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS TRUSTEE." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

         Such securities either (1) (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

         UNDERLYING LOANS. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

         CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

         ADDITIONAL INFORMATION. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

         1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

         2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

                  o        the payment features of such mortgage loans,

                  o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

                  o the servicing fee or range of servicing fees with respect to the mortgage loans,

                  o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

                  o delinquency experience with respect to the mortgage loans,

         3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

         4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

         5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

         6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. GOVERNMENT SECURITIES

         If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. GOVERNMENT SECURITIES") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

FASITS

         Assets may be added to the trust fund if it has elected to be treated as a FASIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "CODE"), subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences - FASIT Qualification" and "- FASIT Qualification - Taxation of Holders of FASIT Ownership Interests." Subject to the foregoing, it is intended that, in connection with a particular trust fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related prospectus supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related prospectus supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related securities.

SUBSTITUTION OF MORTGAGE ASSETS

         If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

         If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "PRE-FUNDING ACCOUNTS," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement - Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

         If a pre-funding account is established, one or more segregated trust accounts, known as "CAPITALIZED INTEREST ACCOUNTS", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

          We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.


                                   THE SELLER

         We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or bonds secured by such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

         We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

         We will have purchased the mortgage loans, either directly or through affiliates, from lenders. The mortgage loans we acquire will have been originated in accordance with the underwriting criteria specified below under "- Underwriting Standards" or such other underwriting criteria as are specified in the related prospectus supplement.

UNDERWRITING STANDARDS

         In general, each lender will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination. As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender requires that a prospective borrower applying for a single family loan or a cooperative loan or for financing secured by a manufactured home fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the lender generally requires the borrower to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, the lender obtains an employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. The related prospectus supplement will describe underwriting standards which pertain to the creditworthiness of borrowers seeking multifamily loans.

         In determining the adequacy of the mortgaged property as collateral, an appraiser appraises each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to cooperative loans, the appraisal is based on the market value of comparable units. With respect to manufactured housing contracts, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. With respect to a multifamily loan, the appraisal must specify whether the appraiser used an income analysis, a market analysis or a cost analysis. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

         A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

         In the case of a single family or multifamily loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the mortgage loan.

         Certain of the types of mortgage loans which may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

         RE-UNDERWRITING. We will acquire mortgage loans utilizing re-underwriting criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

QUALIFICATIONS OF LENDERS

         Each lender will satisfy the qualifications listed in this prospectus or as otherwise described in the related prospectus supplement. Each lender must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines. Each lender must maintain satisfactory facilities to originate and service those mortgage loans. In general, each lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

REPRESENTATIONS BY LENDERS; REPURCHASES

         Each lender generally will have made representations and warranties in respect of the mortgage loans such lender sold and that are included in the assets of the trust fund. Such representations and warranties generally include, among other things:

         o that title insurance (or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of single family loans and multifamily loans and that any required hazard insurance policy was in effect on the date that we or our affiliate purchased the mortgage loan from the lender;

         o that the lender had title to each such mortgage loan and such mortgage loan was subject to no offsets, defenses or counterclaims;

         o that each mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the mortgaged property was free from damage and was in good repair;

         o that there were no delinquent tax or assessment liens against the mortgaged property,

         o that no required payment on a mortgage loan was more than a specified number of days delinquent; and

         o that each mortgage loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects.

         The related prospectus supplement will provide specific representations and warranties for those mortgage loans which comprise the collateral that supports the securities offered by the related prospectus supplement. The lender will have made all of the representations and warranties in respect of a mortgage loan as of the date on which such lender sold the mortgage loan to us or one of our affiliates or as of such other date specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. Since the representations and warranties of a lender do not address events that may occur following such lender's sale of a mortgage loan, the lender's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the lender sold such mortgage loan to us or one of our affiliates. If the Master Servicer is also a lender with respect to a particular series, such representations will be in addition to the representations and warranties, if any, the Master Servicer made in its capacity as a Master Servicer.

         In general, the Master Servicer or the trustee, if the Master Servicer is the lender, will be required to promptly notify the relevant lender of any breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If such lender cannot cure such breach generally within 60 days (or other specified period) after notice from the Master Servicer or the trustee, as the case may be, then such lender generally will be obligated to repurchase such mortgage loan from the trust fund at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a lender's breach of representation. Certain rights of substitution for defective mortgage loans may be provided with respect to a series in the related prospectus supplement.

         We and the Master Servicer (unless the Master Servicer is the lender) will not be obligated to purchase a mortgage loan if a lender defaults on its obligation to do so. We cannot assure you that lenders will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a lender may also constitute a breach of one of our or one of the Master Servicer's representations, the Master Servicer may have a repurchase obligation as described below under "Administration - Assignment of Mortgage Assets."

         If the related prospectus supplement so specifies, the lender may have acquired the mortgage loans from a third party which made certain representations and warranties to the lender as of the time of the sale to the lender. In lieu of making representations and warranties as of the time of the sale to us, the lender may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties. The lender will not be obligated to purchase a mortgage loan if the third party defaults on its obligation to do so.

         The lender and any third party which conveyed the mortgage loans to the lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the lender or such third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to the rating agency rating the related securities.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

         A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such agreement will vary depending upon the nature of the certificates or notes to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each such agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable agreement or agreements for each series of securities and the applicable prospectus supplement. We will provide a copy of the applicable agreement or agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:


                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                          Attention: Jay Strauss, Esq.

GENERAL

         The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance, VA guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the Agreement:

     o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("RETAINED INTEREST")),

     o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "ACCOUNTS");

     o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure,

     o    U.S. Government Securities; and

     o any primary insurance policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

         If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

     o    reinvestment income on payments received on the trust assets,

     o    a reserve fund,

     o    a mortgage pool insurance policy,

     o    a special hazard insurance policy,

     o    a bankruptcy bond,

     o    one or more letters of credit,

     o    a financial guaranty insurance policy,

     o    third party guarantees or similar instruments,

     o U.S. Government Securities designed to assure payment of the securities,

     o financial instruments such as swap agreements, caps, collars and floors, or

o        other agreements.

         The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "CALL CLASS") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "CALLABLE CLASS" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

         The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (I.E., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means; PROVIDED, HOWEVER, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

         Except with respect to Real Estate Investment Mortgage Conduits, commonly known as "REMICS," residual securities and FASIT ownership securities, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities and FASIT ownership securities, as provided in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         GENERAL. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

         The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

         AVAILABLE FUNDS. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "AVAILABLE FUNDS" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

         DISTRIBUTIONS OF INTEREST. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "ACCRUAL SECURITIES") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. The aggregate "CURRENT PRINCIPAL AMOUNT" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

         If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("PRINCIPAL PREPAYMENTS"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

         UNSCHEDULED DISTRIBUTIONS. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, low rates then available for reinvestment of such payments or both, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

         All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

ADVANCES

         The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities), an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer.

Such advances will be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

         In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent the Agreement permits. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

REPORTS TO SECURITYHOLDERS

         Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

         1. the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, prepayment penalties included in the distribution amount;

         2.       the amount of such distribution allocable to interest;

         3. the amount of any advance, that the Master Servicer or any other person designated in the prospectus supplement or any servicer made;

         4. the aggregate amount (a) otherwise allocable to the subordinated securityholders on such distribution date, and
                  (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         5. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

         6. the senior percentage, if applicable (I.E., the percentage of principal payments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         7. the senior prepayment percentage, if applicable (I.E., the percentage of Principal Prepayments on the mortgage loans, if any, which senior classes will be entitled to receive on the following distribution date);

         8. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date;

         9. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure;

         10. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a multifamily loan, such additional information as the related prospectus supplement may specify; and

         11. if applicable, the amount remaining in any reserve account or the amount remaining of any other credit support, after giving effect to the distribution on the distribution date.

         Where applicable, any amount listed above may be expressed as a dollar amount per single security of the relevant class having a denomination or interest specified in the related prospectus supplement or in the report to securityholders. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to 1. and 2. for such calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

BOOK-ENTRY REGISTRATION

         If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company, in the United States, Clearstream or the Euroclear System, in Europe, if they are participating organizations (a "PARTICIPANT") of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC." Clearstream is referred to as "CLEARSTREAM." The Euroclear System is referred to as "EUROCLEAR." The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and The Chase Manhattan Bank will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

         An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates or notes, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "DEFINITIVE SECURITIES"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

         Transfers between DTC Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream Banking, SOCIETE ANONYME, Luxembourg, has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the COMMISSION DE SURVEILLANCE DU SECTEUR FINANCIER in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.



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


         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

         Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Physical certificates representing a security will be issued to beneficial owners only upon the events specified in the related Agreement. Such events may include the following:

     o we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor,

     o at our option, we elect to terminate the book-entry system through DTC, or

     o after the occurrence of an event of default, securityholders representing not less than 50% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the securityholders.

         Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates or notes representing the securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         We, the Master Servicer, if any, and the trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series,

     o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA Insurance, VA Guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

     o    any combination of the foregoing.

         Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. The Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

SUBORDINATION

         If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

         If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

         As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

     o    in the order of their scheduled final distribution dates,

     o    in accordance with a schedule or formula,

     o    in relation to the occurrence of specified events, or

     o    as otherwise specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool in an amount specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy.

         In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

         1. any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

         2. hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         3. if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

         4. the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of purchase and certain expenses the Master Servicer incurred on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the rate specified on the applicable mortgage loan to the date of payment of the claim and the aforementioned expenses exceed the proceeds received from an approved sale of the mortgaged property. In either case, amounts paid or assumed to have been paid under the related primary insurance policy will be deducted from the amount payable by the pool insurer. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the Master Servicer, in general, will not be required to expend its own funds to restore the damaged mortgaged property. However, it will be required to restore such property if it determines that (1) such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (2) it will be able to recover such expenses through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary insurance policy.

         A mortgage pool insurance policy generally will not insure (and many primary insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination of the mortgage loan, or (2) failure to construct a mortgaged property in accordance with plans and specifications. If so specified in the prospectus supplement, an endorsement to the mortgage pool insurance policy, a bond or other credit support may cover fraud in connection with the origination of mortgage loans. If so specified in the related prospectus supplement, a failure of coverage attributable to an event specified in clause (1) or (2) might result in a breach of the related lender's representations and, might, if the lender cannot cure the breach give rise to an obligation of the lender to purchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

         The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts the pool insurer realizes upon disposition of all foreclosed properties covered by such policy. The amount of claims paid will include certain expenses the Master Servicer incurred as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and the securityholders will bear any further losses.

         The related prospectus supplement will describe the terms of any pool insurance policy relating to a pool of manufactured housing contracts.

SPECIAL HAZARD INSURANCE POLICIES

         If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below, each special hazard insurance policy will protect holders of the related securities from

         1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

         2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

Special hazard insurance policies will not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

         If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property. Each Agreement will provide that, if the related mortgage pool insurance policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such special hazard insurance policy.

         To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any special hazard insurance policy relating to a pool of manufactured housing contracts.

BANKRUPTCY BONDS

         If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the

Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

         The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

         The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA INSURANCE; VA GUARANTEES

FHA LOANS

         Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "NATIONAL HOUSING Act"), and the United States Housing Act of 1937, as amended (the "UNITED STATES HOUSING ACT"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

         FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

         Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the Note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

         Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "ASSIGNMENT PROGRAM"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

         The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest therein, will be deemed to have agreed to the foregoing.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

         In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

         For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA DEBENTURE RATE") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. The following table shows rates applicable to FHA loans committed or endorsed in the periods shown:

                               FHA DEBENTURE RATES

  EFFECTIVE RATE    EFFECTIVE DATE        PRIOR TO       EFFECTIVE RATE     EFFECTIVE DATE       PRIOR TO
    (PERCENT):       ON OR AFTER                           (PERCENT):        ON OR AFTER
----------------------------------------------------    -----------------------------------------------------

       7 3/4         July 1, 1978      Jan. 1, 1979            9             July 1, 1990      Jan. 1, 1991
       8             Jan. 1, 1979      July 1, 1979            8 3/4         Jan. 1, 1991      July 1, 1991
       8 1/4         July 1, 1979      Jan. 1, 1980            8 1/2         July 1, 1991      Jan. 1, 1992
       9 1/2         Jan. 1, 1980      July 1, 1980            8             Jan. 1, 1992      July 1, 1992
       9 7/8         July 1, 1980      Jan. 1, 1981            8             July 1, 1992      Jan. 1, 1993
      11 3/4         Jan. 1, 1981      July 1, 1981            7 3/4         Jan. 1, 1993      July 1, 1993
      12 7/8         July 1, 1981      Jan. 1, 1982            7             July 1, 1993      Jan. 1, 1994
      12 3/4         Jan. 1, 1982      Jan. 1, 1983            6 5/8         Jan. 1, 1994      July 1, 1994
      10 1/4         Jan. 1, 1983      July 1, 1983            7 3/4         July 1, 1994      Jan. 1, 1995
      10 3/8         July 1, 1983      Jan. 1, 1984            8 3/8         Jan. 1, 1995      July 1, 1995
      11 1/2         Jan. 1, 1984      July 1, 1984            7 1/4         July 1, 1995      Jan. 1, 1996
      13 3/8         July 1, 1984      Jan. 1, 1985            6 1/2         Jan. 1, 1996      July 1, 1996
      11 5/8         Jan. 1, 1985      July 1, 1985            7 1/4         July 1, 1996      Jan. 1, 1997
      11 1/8         July 1, 1985      Jan. 1, 1986            6 3/4         Jan. 1, 1997      July 1, 1997
      10 1/4         Jan. 1, 1986      July 1, 1986            7 1/8         July 1, 1997      Jan. 1, 1998
       8 1/4         July 1, 1986      Jan. 1, 1987            6 3/8         Jan. 1, 1988      July 1, 1998
       8             Jan. 1, 1987      July 1, 1987            6 1/8         July 1, 1998      Jan. 1, 1999
       9             July 1, 1987      Jan. 1, 1988            5 1/2         Jan. 1, 1999      July 1, 1999
       9 1/8         Jan. 1, 1988      July 1, 1988            6 1/8         July 1, 1999      Jan. 1, 2000
       9 3/8         July 1, 1988      Jan. 1, 1989            6 1/2         Jan. 1, 2000      July 1, 2000
       9 1/4         Jan. 1, 1989      July 1, 1989            6 1/2         July 1, 2000      Jan. 1, 2001
       9             July 1, 1989      Jan. 1, 1990            6             Jan. 1, 2001      July 1, 2001
       8 1/8         Jan. 1, 1990      July 1, 1990            5 7/8         July 1, 2001      Jan. 1, 2002
                                                               5 1/4         Jan. 1, 2002      July 1, 2002

VA LOANS

         The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

         Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

         The amount payable under the guaranty will be the percentage (the "VA ENTITLEMENT PERCENTAGE") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. As of the date hereof, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 and 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $50,750 and 25% of the loan. The liability on the guaranty is reduced or increased PRO RATA with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA Loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

         The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

         When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, PLUS accrued and unpaid interest and certain expenses.

FHA INSURANCE ON MULTIFAMILY LOANS

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

RESERVE AND OTHER ACCOUNTS

         If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("PERMITTED INVESTMENTS"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

         Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

CROSS SUPPORT

         Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying such cross-support feature.

         If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

         The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Generally, borrowers may prepay their single family loans, cooperative loans and manufactured housing contracts without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.



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


         Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; PROVIDED, HOWEVER, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

         When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, as described under "Legal Aspects of the Mortgage Loans - Soldiers' and Sailors' Civil Relief Act." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

         A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans and manufactured housing contracts. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (E.G., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

         The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

         The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

         In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

         Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

         Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

         ASSIGNMENT OF THE MORTGAGE LOANS. At the time the trust fund issues notes or certificates of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee, together with all principal and interest we have received on or with respect to such mortgage loans after the cut-off date identified in the related prospectus supplement. We will not assign or otherwise distribute to the trustee principal and interest due on or before the cut-off date and any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

         We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) as to each mortgage loan, among other things,

     o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

     o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

     o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

     o such other security documents as the related prospectus supplement may specify.

         In the case of single family loans or multifamily loans, we or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         With respect to any mortgage loans which are cooperative loans, we generally will cause to be delivered to the trustee (or to the custodian hereinafter referred to):

     o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o    the original security agreement,

     o    the proprietary lease or occupancy agreement,

     o    the recognition agreement,

     o    an executed financing agreement and

     o    the relevant stock certificate and related blank stock powers.

We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans.

         The trustee (or a custodian for the trustee) will review such mortgage loan documents within the time period specified in the related prospectus supplement or the related Agreement, and the trustee will hold such documents in trust for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the lender or the entity which sold the mortgage loan to the lender cannot cure the omission or defect within 60 days (or other period specified)after receipt of such notice, the lender or such entity generally will be obligated to purchase the related mortgage loan from the trustee at price equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the lender is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a lender or such entity will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the lender or such entity defaults on its purchase obligation unless such breach also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee may also serve in the capacity of custodian pursuant to the applicable Agreement.

         ASSIGNMENT OF AGENCY SECURITIES. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO ACCOUNTS

         In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "PROTECTED ACCOUNT"), which must be one of the following:

     o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

     o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

     o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee, or

     o    an account or accounts otherwise acceptable to each rating agency.

The Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account. The Master Servicer or sub-servicer may invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

         Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

     o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     o to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("LIQUIDATION EXPENSES") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("LIQUIDATION PROCEEDS"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all proceeds of any mortgage loan or property in respect thereof repurchased by us or lenders;

     o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance" below;

     o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

     o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

         If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

         The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "SECURITIES ACCOUNT"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

SUB-SERVICING BY LENDERS

         Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

         With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

     o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

     o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

     o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

     o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

     o    attempting to cure delinquencies;

     o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

     o    maintaining accounting records relating to the mortgage loans; and

     o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

         As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related mortgage loan has been collected) in the amount described in the related prospectus supplement. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. The Master Servicer will reimburse each sub-servicer for certain expenditures which such sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

         Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

         Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

         The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

COLLECTION PROCEDURES

         The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on. Consistent with the above, the Master Servicer may, in its discretion, (1) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (2) to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary insurance policy, FHA Insurance, VA Guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable Due Date for each payment or such other period as is specified in the Agreement. Both the sub-servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

         In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable thereto. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

         With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

         The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan or manufactured housing contract to maintain a hazard insurance policy. Such hazard insurance policy is required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area



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at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies typically contain a co-insurance clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

         The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         PRIMARY INSURANCE POLICIES. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

         The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

     o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

     o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     o amounts expended but not approved by the issuer of the related primary insurance policy (the "PRIMARY INSURER"),



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


     o    claim payments the primary insurer previously made and

     o    unpaid premiums.

         Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

     o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     o    physical damage to the mortgaged property; and

     o the primary insurer not approving the related Master Servicer as a servicer.

         RECOVERIES UNDER A PRIMARY INSURANCE POLICY. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to:

     o    advance or discharge:

              a. all hazard insurance policy premiums and

              b. as necessary and approved in advance by the primary insurer:

                      1.   real estate property taxes,

                      2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

                      3.   mortgaged property sales expenses,

                      4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

                      5. foreclosure costs, including court costs and reasonable attorneys' fees;

                      6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

                      7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

         In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-



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servicer will deposit all collections thereunder in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

         If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust funds loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

         If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

         RECOVERIES UNDER FHA INSURANCE AND VA GUARANTEES. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA Insurance or VA Guarantee with respect to the mortgage loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, out of each interest payment on a mortgage loan, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the



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extent collected from mortgagors, any prepayment penalties and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

         To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

         Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

         Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND US

         The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

         The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.



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         Each Agreement will further provide that neither the Master Servicer, in certain instances, we, nor any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide neither we, the trustee, the Master Servicer, nor any such person will be protected against any breach of warranties or representations made in such Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

         Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT; MASTER SERVICING AGREEMENT. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement generally will include:

     o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

     o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than



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          25% of the aggregate principal amount or interests ("PERCENTAGE
          INTERESTS") evidenced by such class; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         In general, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related trust fund and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

         Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25% of the aggregate Percentage Interest constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

         INDENTURE. An event of default under the indenture for each series of notes will include:

     o a default for 30 days or more in the payment of any principal of or interest on any note of such series;

     o failure to perform any other covenant of the trust fund in the Indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the trust fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;



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     o    certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

     o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

     o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

     o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

     o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3% of the then aggregate outstanding amount of the notes of such series.

         If the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

         In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be



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


under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

THE TRUSTEE

         The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

DUTIES OF THE TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.



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RESIGNATION OF TRUSTEE

         The trustee may, upon written notice to us, resign at any time. If the trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

     o if the trustee ceases to be eligible to continue as such under the Agreement,

     o    if the trustee becomes insolvent,

     o    if the trustee becomes incapable of acting, or

     o by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

AMENDMENT

         The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders:

     o    to cure any ambiguity;

     o to correct any defective provisions or to correct or supplement any provision in the Agreement;

     o to comply with any changes in the Internal Revenue Code of 1986, as amended; or

     o to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any Securityholder.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification.

         With consent of holders of securities of a series evidencing not less than 51% of the aggregate Percentage Interests of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities. However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be



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distributed on any security without the consent of the holder of such security, or reduce the aforesaid percentage of securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

         1. the final payment or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

         2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

         Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (I.E., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but our right or the right of such other entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(g)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.



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GENERAL

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

         CONDOMINIUMS. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

         COOPERATIVE LOANS. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who



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financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         HIGH COST LOANS. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such mortgage loans, "HIGH COST LOANS"), if such mortgage loans: (i) were originated on or after October 1, 1995; (ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as recision rights if the appropriate disclosures were not given as required.

         MANUFACTURED HOUSING CONTRACTS. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest



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on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

         As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by us and transferred to us.

         We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security



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interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

         Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

FORECLOSURE/REPOSSESSION

     GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some



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states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

         In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

         Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a



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deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         COOPERATIVE LOANS. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.



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         MANUFACTURED HOUSING CONTRACTS. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         HOME EQUITY LOANS. The federal Truth-in-Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan; (ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; PROVIDED that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement;
(v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.



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RIGHTS OF REDEMPTION

     GENERAL

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         SINGLE FAMILY LOANS AND MULTIFAMILY LOANS. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         MANUFACTURED HOUSING CONTRACTS. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the



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purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

         Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

         In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

         Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans and manufactured housing contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.



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         The so-called "Holder-in-Due-Course" Rule of the Federal Trade
Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

DUE-ON-SALE CLAUSES

         Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "GARN-ST. GERMAIN ACT") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.



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PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans or manufactured housing contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans and manufactured housing contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans or manufactured housing contracts having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which



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application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

         We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans. In general, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

PRODUCT LIABILITY AND RELATED LITIGATION

         Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

         Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or



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subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

         To the extent the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

ENVIRONMENTAL CONSIDERATIONS

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 LENDER LIABILITY ACT") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

         Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

         At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was



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conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

         Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

         After reviewing the environmental inspection report, the trustee (upon written direction from the holders of the most senior class of certificates, so long as they are outstanding, and thereafter, the holders of the subordinate class of certificates) shall direct the servicer, or any applicable sub-servicer, how to proceed with respect to the mortgaged property. In the event: (a) the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and (b) the trustee (as directed by the holders of the certificates as set forth above) directs the Master Servicer, or the related sub-servicer, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the trustee (as directed as set forth above) directs the Master Servicer, or any related sub-servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such servicer or sub-servicer, as applicable, shall be reimbursed for all advances the servicer or sub-servicer made with respect to the related mortgaged property from the collection account.


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FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

OTHER LEGAL CONSIDERATIONS

         The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following summary was prepared by Skadden, Arps, Slate, Meagher & Flom LLP and has been reviewed by Cadwalader, Wickersham & Taft and by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

         This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts ("REITS"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

         No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with financial asset securitization investment conduits ("FASITS"), market discount, and stripped debt securities), and the regulations



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that do exist under other provisions of the Code (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

         Investors should consult their own tax advisors in determining the federal, state, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the securities.

         The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

GENERAL

         Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC or FASIT. Each prospectus supplement will indicate whether a REMIC or FASIT election or elections will be made for the relevant series or a portion thereof.

         For each series, Skadden, Arps, Slate, Meagher & Flom LLP, Cadwalader, Wickersham & Taft or such other counsel to the seller as specified in the related prospectus supplement ("TAX COUNSEL") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC or FASIT Election, if applicable, election or elections, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more FASITs under sections 860H through 860L of the Code, (iii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("GRANTOR TRUST SECURITIES"), (iv) a trust treated as a partnership for federal income tax purposes that will issue securities ("OWNER TRUST SECURITIES"), or
(v) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "DEBT SECURITIES"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

         MISCELLANEOUS ITEMIZED DEDUCTIONS. The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests, FASIT ownership interests, and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "APPLICABLE AMOUNT") -- will be reduced by the lesser of:

     o    the excess of adjusted gross income over the Applicable Amount, or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.



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         Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

TAX TREATMENT OF REMIC REGULAR INTERESTS, FASIT REGULAR INTERESTS, AND OTHER DEBT INSTRUMENTS

         Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for REMIC OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests and FASIT regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the master servicer (the "TAX ADMINISTRATOR") will be the party responsible for computing the amount of OID to be reported to the REMIC regular certificate holders each taxable year.

         Under temporary Treasury regulations, holders of REMIC regular certificates issued by "SINGLE-CLASS REMICS" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

         Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC -- either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See Federal Income Tax Consequences - General - Miscellaneous Itemized Deductions, above. Any such additional income will be treated as interest income.

         In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

TAX TREATMENT OF HOLDERS OF FASIT REGULAR INTERESTS

         GENERAL. FASIT regular interests generally will be subject to the same rules of taxation as REMIC regular interests, including the requirement that holders of FASIT regular interests report income from their securities under the accrual method of accounting, even if they otherwise would have used the cash receipts and disbursement method. See "Federal Income Tax Consequence -- REMIC Certificates -- OID," "--Market Discount" and "--Amortizable Premium" in this prospectus. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules



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as a REMIC regular certificate. See "Federal Income Tax Consequence -- REMIC
Certificates --Gain or Loss on Disposition" in this prospectus.

         TAXATION OF HOLDERS OF HIGH-YIELD INTERESTS. High-yield interests are FASIT regular interests that are subject to additional special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from those interests with losses. High-yield interests may be held only by eligible corporations, other FASITs, and dealers in securities which acquire such interests as inventory. If a securities dealer (other than an eligible corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

OID

         The following discussion of OID applies generally to notes and to certificates that are REMIC regular interests or FASIT regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "DEBT INSTRUMENTS"). Differences in treatment of REMIC or FASIT regular interests from other Debt Instruments are noted where applicable.

         Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

         The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("PREPAYABLE OBLIGATIONS"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and
(ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "PREPAYMENT ASSUMPTION"). Although regulations exist that govern the accrual of OID in general (the "OID REGULATIONS") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a Supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

         Prospective purchasers should be aware that neither GS Mortgage Securities Corp., the trustee, the master servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.



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         OID is defined as the excess, if any, of a debt instrument's "stated
redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

     o    at least annually; and

     o at a single fixed rate or certain variable rates set out in the OID Regulations.

Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

     o    may be deferred, or

     o does not accrue at a single fixed rate or a "qualified floating rate," as defined in regulations.

         Under a DE MINIMIS rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include DE MINIMIS OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

         The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the Pricing Prepayment Assumptions and the instrument's original yield to maturity -- adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

         The yield to maturity of a Prepayable Obligation is calculated based on: (i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.



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         In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether GS Mortgage Securities Corp. will be presumed to exercise its option to redeem Debt Instruments when one or more classes of the such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that GS Mortgage Securities Corp. will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

         If a Debt Instrument issued with OID is subsequently sold for a price less or greater than its adjusted issue price, the holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

         ALL OID ELECTION. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, DE MINIMIS OID, market discount, and DE MINIMIS market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. See "Federal Income Tax Consequences -- Amortizable Premium" in this prospectus.

         It is not entirely clear how income should be accrued on a REMIC or FASIT regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC or FASIT (an "INTEREST WEIGHTED CERTIFICATE"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates," in this prospectus.

         In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

         VARIABLE RATE INSTRUMENTS. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID



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Regulations. The applicable prospectus supplement will indicate whether the Tax
Administrator intends to treat a Debt Instrument as a VRDI.

         All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "SINGLE RATE VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "Federal Income Tax Consequences -- OID" in this prospectus to such hypothetical fixed rate certificate.

         Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "MULTIPLE RATE VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

         The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate -- other than an initial fixed rate that is intended to approximate the subsequent variable rate -- is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate -- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

         REMIC or FASIT regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC or FASIT held subject to the related pooling and master servicing agreement (such regular interests, "WEIGHTED AVERAGE CERTIFICATES"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (I.E., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

         INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "CONTINGENT PAYMENT REGULATIONS") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("CONTINGENT PAYMENT OBLIGATIONS"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is



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classified as a Contingent Payment Obligation. However, the Contingent Payment
Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

         ANTI-ABUSE RULE. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

         A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount -- or, in the case of a Debt Instrument having OID, its adjusted issue price -- will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount -- in addition to any OID -- as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, I.E., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate-- multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "CURRENT RECOGNITION ELECTION"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus.

         Until the Treasury promulgates applicable regulations, the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

         A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness



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incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable -- E.G., based on a constant yield to maturity.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

AMORTIZABLE PREMIUM

         A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments,, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- Interest Weighted Certificates and Contingent Payment Instruments" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable -- E.G., based on a constant yield to maturity.

CONSEQUENCES OF REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on



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the underlying assets. However, a noncorporate holder that does not acquire a
Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless -- I.E., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

         Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

GAIN OR LOSS ON DISPOSITION

         If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

         Gain from the disposition of a REMIC or FASIT regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

         A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the



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taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

         In the case of a regular interest in a FASIT that is a "high yield interest," a holder's taxable income will not be less than its income determined solely by reference to such interests.

TAXATION OF CERTAIN FOREIGN HOLDERS OF DEBT INSTRUMENTS

         REMIC REGULAR INTERESTS, CERTAIN FASIT REGULAR INTERESTS, AND OTHER DEBT INSTRUMENTS. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "FOREIGN PERSON") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("FOREIGN PERSON CERTIFICATION") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under
Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders, Debt Instruments may be subject to either a 30% withholding tax or backup withholding of up to 30%, subject to reduction through 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "Federal Income Tax Consequences -- Backup Withholding" in this prospectus.

          The foregoing does not apply to FASIT High -Yield Interests, which must be owned by a U.S. corporation. Further, the 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

         In the case of Debt Instruments other than FASIT or REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable supplement.

         Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.


BACKUP WITHHOLDING

         Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement,



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signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. The backup withholding rate will not exceed 30%, subject to reduction through 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

REPORTING AND TAX ADMINISTRATION

         REMIC REGULAR CERTIFICATES. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

         RESIDUAL CERTIFICATES. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the master servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

         Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

         A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. GS Mortgage Securities Corp., the master servicer or an affiliate of either will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual



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Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

TAX TREATMENT OF REMIC RESIDUAL INTERESTS

         OVERVIEW. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

         A portion of the income of Residual Certificateholders in certain Series REMICs, known as "EXCESS INCLUSION INCOME" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

         TAXATION OF RESIDUAL CERTIFICATEHOLDERS. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income -- I.E., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles -- which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

         A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences -- REMIC-Level Taxes" in this prospectus.

         The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of



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taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

         The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

         Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

         The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

         LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences --Taxation of Certain Foreign Holders -- Residual Certificates" in this prospectus.

         NON-RECOGNITION OF CERTAIN TRANSFERS FOR FEDERAL INCOME TAX PURPOSES. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.



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


          A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of
(a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner thereof and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, -- I.E., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

          (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

          (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

         (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee, and this residual is, in fact, not transferred to such a permanent establishment or fixed base; and

         (iv) One of the following two following tests is satisfied: Either:

                  (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

                           (1) any consideration given to the transferee to
                  acquire the interest,

                           (2) the expected future distributions on the
                  interest, and

                           (3) any anticipated tax savings associated with
                  holding the interest as the REMIC generates losses.

         For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

                  (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual



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         interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

         See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

         OWNERSHIP OF RESIDUAL CERTIFICATES BY DISQUALIFIED ORGANIZATIONS. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization -- other than a farmers' cooperative described in
Section 521 of the Code -- that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "DISQUALIFIED ORGANIZATION"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

         FIRST, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations.

         SECOND, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

         THIRD, the Code imposes an annual tax on any pass-through entity -- I.E., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 -- that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.



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SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

         DEALERS IN SECURITIES. Under Treasury regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

         TAX-EXEMPT ENTITIES. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax Consequences -- Taxation of Residual Certificateholders" in this prospectus.

         INDIVIDUALS AND PASS-THROUGH ENTITIES. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

         That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

         EMPLOYEE BENEFIT PLANS. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Tax-exempt Entities" and "ERISA Considerations" in this prospectus.

         REITS, RICS, AND OTHERS. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "Federal Income Tax Consequences -- Residual Certificates -- Special Considerations for Certain Types of Investors -- Foreign Residual Certificateholders" and "Federal Income Tax Consequences -- -- Taxation of Residual Certificateholders" in this prospectus.

         A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual



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Certificate will be treated as qualifying interest income for REIT purposes
("QUALIFYING REIT INTEREST") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

         Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

         FOREIGN RESIDUAL CERTIFICATEHOLDERS. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "Federal Income Tax Consequences --Taxation of Certain Foreign Holders of Debt Instruments" in this prospectus. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax -- I.E., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

         A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% TEST"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- OID," in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.



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         THRIFT INSTITUTIONS, BANKS, AND CERTAIN OTHER FINANCIAL INSTITUTIONS.
Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences -- REMIC Certificates -- Disposition of Residual Certificates" in this prospectus.

         DISPOSITION OF RESIDUAL CERTIFICATES. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

TREATMENT BY THE REMIC OF OID, MARKET DISCOUNT, AND AMORTIZABLE PREMIUM

         OID. Generally, the REMIC's deductions for OID expense on its REMIC regular certificates will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus, without regard to the de minimis rule described therein.

REMIC-LEVEL TAXES

         Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

         To the extent that a REMIC derives certain types of income from foreclosure property -- generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

         The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC QUALIFICATION

         The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

         If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests



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therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxable Mortgage Pools" in this prospectus. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

FASIT SECURITIES

         FASIT interests will be classified as either FASIT regular interests, which generally will be treated as debt for federal income tax purposes, or FASIT ownership interests, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each series of securities will indicate which securities of such series will be designated as regular interests, and which, if any, will be designated as the ownership interest.

         Certain FASIT regular interest regular interests, including but not limited to Interest Weighted Certificates, will be classified as "high-yield interests." A high-yield interest, although it is a regular interest, may only be held by domestic C corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offsetting income derived from such interest all of which is treated in the same manner as excess inclusion income of a REMIC. See "FASIT Security Holders -- Tax Treatment of FASIT Securityholders -- Taxation of Holders of High-Yield Interests" in this prospectus.

         Except as described above, FASIT regular interest are generally subject to taxation in the same manner as other Debt Instruments.

FASIT QUALIFICATION

         A trust or pool of assets will qualify as a FASIT if (i) a FASIT election is in effect, (ii) certain tests concerning the composition of the FASITs assets (the "asset test") and the nature of the investors' interests in the FASIT (the "INTERESTS TEST") are met on a continuing basis, and (iii) the trust is not a RIC as described in Section 851(a) of the Code.

         One class of securities will be designated as the sole ownership interest in the FASIT. The ownership class must be owned by a domestic "C" corporation. The ownership interest need not have any particular economic characteristics.

         If a trust or segregated pool of trust assets fails to comply with one or more ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the federal income tax treatment of the former FASIT and the related securities is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which requirements for FASIT status are not satisfied.



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


         TAXATION OF HOLDERS OF FASIT OWNERSHIP INTERESTS. A FASIT ownership interest represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for OID, market discount, and amortizable premium as a REMIC would. See "Federal Income Tax Consequence -- REMIC Certificates -- Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in this prospectus. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses to offset income from the FASIT ownership interest as are holders of high-yield interests.

         Rules similar to the wash sale rules applicable to REMIC residual interests will also apply to FASIT ownership interests. Accordingly, losses on dispositions of a FASIT ownership interest generally will be disallowed where within six months before or after the disposition, the seller of such interest acquires any other FASIT ownership interest that is economically comparable to the disposed FASIT ownership interest. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT ownership interest was required to be marked to market under section 475 of the Code by such holder, then section 475 of the Code generally will continue to apply to such security.

         The holder of a FASIT ownership interest will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series of securities for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

TAX INFORMATION REPORTING OF FASIT SECURITIES

         The securities will represent collateralized debt obligations for purposes of the information reporting requirements set out in the Treasury regulations. As required by those regulations, the trustee will provide to securityholders information concerning the interest paid and OID accrued on the securities as specified in the prospectus supplement.

GRANTOR TRUSTS

         TREATMENT OF THE TRUST FOR FEDERAL INCOME TAX PURPOSES. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "GRANTOR TRUST") will be classified as a fixed investment, or "grantor" trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

TAX TREATMENT OF THE GRANTOR TRUST SECURITY

         The types of Grantor Trust Securities offered in a series may include:



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     o    Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO SECURITIES"),

     o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("RATIO SECURITIES"), and

     o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("PASS-THROUGH SECURITIES").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "STRIP SECURITIES") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

         One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

TREATMENT OF PASS-THROUGH SECURITIES

         The holder of a Pass-Through Security ("PASS-THROUGH SECURITYHOLDER") generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such Securityholders in a Supplement). Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

         The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "Federal Income Tax Consequences -- -- OID," " -- Variable Rate Certificates," " -- Market Discount" and " -- Amortizable Premium" in this prospectus.



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TREATMENT OF STRIP SECURITIES

         Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

         Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

         Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity -- or, in the case of a stripped coupon, the amount payable on the due date of such coupon -- over its issue price. Treasury regulations under Section 1286 of the Code (the "STRIPPING REGULATIONS"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

     o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

     o an aggregation approach similar to the Aggregation Rule may be applied, and

     o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "Federal Income Tax Consequences -- Grantor Trusts -- Determination of Income With Respect to Strip Securities" in this prospectus.

         The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

     o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

     o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount -- I.E., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been



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


          entitled if he or she had held an undivided interest in the trust assets -- to be treated as a separate debt instrument, and

     o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

         In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

DETERMINATION OF INCOME WITH RESPECT TO STRIP SECURITIES

         For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Variable Rate Certificates," " -- Interest Weighted Certificates and Non-VRDI Securities," " -- Anti-Abuse Rule," " -- Market Discount" and " -- Amortizable Premium" in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

         If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "ORDINARY RATIO SECURITY") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "Federal Income Tax Consequences -- REMIC Certificates -- OID" in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or
(ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of



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interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Consequences -- REMIC Certificates -- OID," holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax Consequences -- REMIC Securities -- Amortizable Premium" in this prospectus.

PURCHASE OF COMPLEMENTARY CLASSES OF STRIP SECURITIES

         Strip Securities of certain classes of the same series ("COMPLEMENTARY SECURITIES"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF STRIP SECURITIES

         The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "NET SERIES RATE") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

     o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

     o the Contingent Payment Regulations should not apply to the IO Securities, or

     o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.



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LIMITATIONS ON DEDUCTIONS WITH RESPECT TO STRIP SECURITIES

         The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal Income Tax Consequences -- Grantor Trusts -- Treatment of Pass-Through Securities" in this prospectus.

SALE OF A GRANTOR TRUST SECURITY

         A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.

TAXATION OF CERTAIN FOREIGN HOLDERS OF GRANTOR TRUST SECURITIES

         Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

     o such interest is not effectively connected with a trade or business in the United States of the securityholder,

     o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

     o    the foreign person is not a 10% shareholder within the meaning of Code
          Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

     o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest -- including OID -- paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 31% backup withholding.

         In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate -- or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "Federal Income Tax Consequences -- Grantor Trusts " in this prospectus.

BACKUP WITHHOLDING OF GRANTOR TRUST SECURITIES

         The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Backup Withholding" in this prospectus.

REPORTING AND TAX ADMINISTRATION OF GRANTOR TRUST SECURITIES

         For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

TAXATION OF OWNERS OF OWNER TRUST SECURITIES

         In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC, non-FASIT trust that is not a fixed investment trust (such trust or limited liability company an "OWNER TRUST," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (ii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

PARTNERSHIP TAXATION

         As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and "-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a Supplement that the securityholders will be allocated taxable income of the Partnership Trust for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

         Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences -- Tax Treatment of REMIC Regular Certificates" in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

DISCOUNT AND PREMIUM OF MORTGAGE LOANS

         Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "Federal Income Tax Consequences -- REMIC Certificates -- OID," " -- Market Discount" and " -- Amortizable Premium" in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

         If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

SECTION 708 TERMINATION

         Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "OLD PARTNERSHIP") to a new Partnership Trust (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof,



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which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

GAIN OR LOSS ON DISPOSITION OF PARTNERSHIP SECURITIES

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

         If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES

         In general, the Partnership Trust's taxable income and losses will be determined each collection period and the tax items for a particular collection period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such collection period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a collection period convention may not be permitted by existing regulations. If a collection period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The seller will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

SECTION 731 DISTRIBUTIONS

         In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the



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extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

SECTION 754 ELECTION

         In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

ADMINISTRATIVE MATTERS

         The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

         The seller will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination



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


following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

TAX CONSEQUENCES TO FOREIGN SECURITYHOLDERS OF A PARTNERSHIP TRUST

         It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

         To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

BACKUP WITHHOLDING ON PARTNERSHIP SECURITIES

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.



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                             STATE TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, known as ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

     o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     o whether the investment satisfies the applicable diversification requirements;

     o whether the investment is in accordance with the documents and instruments governing the plan; and

     o whether the investment is prudent, considering the nature of the investment.

         In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "PLAN"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("PARTIES IN INTEREST" and "DISQUALIFIED PERSONS"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

         PLAN ASSETS. In DOL Regulation Section 2510.3-101 (the "PLAN ASSET REGULATIONS"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of



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the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

         PROHIBITED TRANSACTION CLASS EXEMPTION 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "MORTGAGE POOL" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "MORTGAGE POOL PASS-THROUGH CERTIFICATE" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

     o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

     o    the trustee may not be our affiliate; and

     o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

     o the Plan pays no more for the certificates than would be paid in an arm's length transaction;



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     o    no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

     o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

     o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

UNDERWRITER EXEMPTION

         The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (the "EXEMPTION") which is applicable to certificates which meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

         GENERAL CONDITIONS OF EXEMPTION. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

         FIRST, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         SECOND, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "LOANS.").

         THIRD, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

         FOURTH, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "RATING AGENCY").



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         FIFTH, the trustee generally cannot be an affiliate of any member of the "RESTRICTED GROUP" which consists of any:

     o    underwriter as defined in the Exemption;

     o    us;

     o    the Master Servicer;

     o    each servicer;

     o    each insurer;

     o the counterparty of any "interest swap" (as described below) held as an asset of the trust fund; and

     o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

         Note that the DOL has indicated that it anticipates amending the Exemption to permit the Trustee to be an affiliate of an underwriter (as defined in the Exemption).

         SIXTH, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

         SEVENTH, the following seasoning requirements must be met:

     o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

     o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

     o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

         Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

         RECENT AMENDMENTS TO EXEMPTION. PTE 2000-58 (the "AMENDMENT") recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and



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


operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

         TYPES OF TRUST FUNDS. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts, REMICs and FASITs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         DESIGNATED TRANSACTIONS. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("DESIGNATED TRANSACTIONS"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

     o not subordinated to the rights and interests evidenced by securities of the same trust fund;

     o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

     o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

              (a) the outstanding principal balance due under the loan which is held by the trust fund AND

              (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         INSURANCE COMPANY GENERAL ACCOUNTS. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         PERMITTED ASSETS. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "SWAP" or "SWAP AGREEMENT") is a permitted trust fund asset if it:

     o    is an "eligible Swap";



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     o    is with an "eligible counterparty;"

     o    is purchased by a "qualified plan investor;"

     o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

     o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

         An "ELIGIBLE SWAP" is one which:

     o    is denominated in U.S. dollars;

     o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("ALLOWABLE INTEREST RATE");

     o    has a notional amount that does not exceed either:

          (a) the principal balance of the class of certificates to which the Swap relates, or

          (b) the portion of the principal balance of such class represented by obligations ("ALLOWABLE NOTIONAL AMOUNT");

     o is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

     o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

     o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

         An "ELIGIBLE COUNTERPARTY" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

         A "QUALIFIED PLAN INVESTOR" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:



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     o    a "qualified professional asset manager" ("QPAM") under Prohibited
          Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

     o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

     o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "RATINGS DEPENDENT SWAPS" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

     o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

     o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

         In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

         "NON-RATINGS DEPENDENT SWAPS" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     o    terminate the Swap Agreement in accordance with its terms.

         An "ELIGIBLE YIELD SUPPLEMENT AGREEMENT" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS AGREEMENT"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:



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


     o    it is denominated in U.S. dollars;

     o    it pays an Allowable Interest Rate;

     o    it is not leveraged;

     o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     o it is entered into between the trust fund and an eligible counterparty; and

     o    it has an Allowable Notional Amount.

         PRE-FUNDING ACCOUNTS. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL PRE-FUNDING PERIOD") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

         FIRST, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("PRE-FUNDING LIMIT") must not exceed twenty-five percent (25%).

         SECOND, all loans transferred after the closing date (referred to here as "ADDITIONAL LOANS") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

         THIRD, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

         FOURTH, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

         FIFTH, either:

     o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

     o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("OFFERING DOCUMENTS") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

         SIXTH, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account



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


is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

         SEVENTH, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

     o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

     o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("ACCEPTABLE INVESTMENTS").

         EIGHTH, certain disclosure requirements must be met.

         REVOLVING POOL FEATURES. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "- ERISA Considerations Relating to Notes."

         LIMITATIONS ON SCOPE OF THE EXEMPTION. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "EXCLUDED PLAN" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

     o    the Plan is not an Excluded Plan,

     o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

     o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

     o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "---Limitations on Scope of the Exemption."

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "INVESTOR-BASED EXEMPTIONS"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under PTE 97-34 when purchased, PTE 97-34 would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under PTE 97-34 and were issued as a Callable Class, the exercise of the call would be covered under PTE 97-34. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under PTE 97-34 when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party-in-interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

         A governmental plan as defined in ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

         FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.

                                LEGAL INVESTMENT

         SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF 1984. The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitation as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security").

         All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

         We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

         Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Goldman, Sachs & Co. acts as agent in the sale of securities, Goldman, Sachs & Co. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Goldman, Sachs & Co. elects to purchase securities as principal, Goldman, Sachs & Co. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

         We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, or such other counsel to the Seller and the Underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATINGS

         It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

         Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet Web site that contains reports, proxy and information statements and other information that we file electronically with the SEC. The address of such Internet Web site is (http://www.sec.gov).

         This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes and certificates referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                    GLOSSARY

Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:



1996 Lender Liability Act.....................................................81
30% Test.....................................................................100
Acceptable Investments.......................................................122
Accounts......................................................................30
accrual securities............................................................32
additional loans.............................................................121
agency securities.............................................................11
Agreement.....................................................................12
Allowable Interest Rate......................................................119
Allowable Notional Amount....................................................119
Amendment....................................................................117
Applicable Amount.............................................................84
Assignment Program............................................................45
Available Funds...............................................................32
average interest rate........................................................121
Call Class....................................................................31
Callable Class................................................................31
capitalized interest accounts.................................................25
CERCLA........................................................................81
Clearstream...................................................................35
Code..........................................................................24
Complementary Securities.....................................................107
Contingent Payment Obligations................................................89
Contingent Payment Regulations................................................89
Cooperative loans.............................................................11
current principal amount......................................................33
Current Recognition Election..................................................90
Debt Instruments..............................................................86
Debt Securities...............................................................84
Definitive Securities.........................................................36
Designated Transactions......................................................118
Disqualified Organization.....................................................98
disqualified persons.........................................................114
DOL Pre-Funding Period.......................................................121
DTC...........................................................................35
eligible counterparty........................................................119
eligible Swap................................................................119
eligible yield supplement agreement..........................................120
Euroclear.....................................................................35
excess inclusion income.......................................................95
Excluded Plan................................................................122
Exemption....................................................................116
EYS Agreement................................................................120
Fannie Mae....................................................................18
FASITs........................................................................83
FHA...........................................................................44
FHA Debenture Rate............................................................46
Financial Intermediary........................................................36
foreign person................................................................93
foreign person certification..................................................93
Freddie Mac...................................................................20
FTC...........................................................................78
Garn-St. Germain Act..........................................................78
GNMA..........................................................................16
GNMA I Certificate............................................................17
GNMA II Certificate...........................................................17
Grantor Trust................................................................103
Grantor Trust Securities......................................................84
High Cost Loans...............................................................70
Housing Act...................................................................16
HUD...........................................................................44
Insurance Proceeds............................................................54
Interest Weighted Certificate.................................................88
interests test...............................................................102
Investor-Based Exemptions....................................................123
IO Securities................................................................104
IRS...........................................................................84
lenders.......................................................................11
Liquidation Expenses..........................................................54
Liquidation Proceeds..........................................................54
loans........................................................................116
Loan-to-Value Ratio...........................................................14
manufactured homes............................................................16
manufactured housing contracts................................................11
Mark-to-Market Regulations....................................................99
Master Servicer...............................................................14
Mortgage......................................................................52
mortgage loans................................................................11
mortgage pool................................................................115
mortgage pool pass-through certificate.......................................115 multifamily loans.............................................................11
Multiple Rate VRDI............................................................89
National Housing Act..........................................................44
Net Series Rate..............................................................107
new partnership..............................................................110
Non-ratings dependent Swaps..................................................120
Offering Documents...........................................................121
OID...........................................................................84
OID Regulations...............................................................86
old partnership..............................................................110
Ordinary Ratio Security......................................................106
Owner Trust..................................................................109
Owner Trust Securities........................................................84
Participant...................................................................35
parties in interest..........................................................114
Pass-Through Securityholder..................................................104
Past-Through Securities......................................................104
Percentage Interests..........................................................64
Permitted Investments.........................................................48
Plan.........................................................................114
Plan Asset Regulations.......................................................114
PMBS pooling and servicing agreement..........................................22

PMBS servicer.................................................................22
PMBS trustee..................................................................22
PO Securities................................................................104
pre-funding accounts..........................................................25
Pre-Funding Limit............................................................121
Prepayable Obligations........................................................86
Prepayment Assumption.........................................................86
primary insurance policy......................................................12
primary insurer...............................................................59
Principal Prepayments.........................................................33
privately issued mortgage-backed securities...................................11
Protected Account.............................................................53
PTCE 83-1....................................................................115
PTCE 84-14...................................................................120
PTCE 95-60...................................................................118
PTCE 96-23...................................................................120
PTE 2000-58..................................................................116
QPAM.........................................................................120
QSI...........................................................................87
qualified plan investor......................................................119
Qualifying REIT Interest.....................................................100
rating agency................................................................116
ratings dependent Swaps......................................................120
Ratio Securities.............................................................104
RCRA..........................................................................81
Refinance Loan................................................................14
REITs.........................................................................83
REMICs........................................................................31
Restricted Group.............................................................117
Retained Interest.............................................................30
Rules.........................................................................36
Securities Account............................................................55
single family loans...........................................................11
Single Rate VRDI..............................................................89
single-class REMICs...........................................................85
SMMEA........................................................................124
Strip Securities.............................................................104
Stripping Regulations........................................................105
Swap.........................................................................118
Swap Agreement...............................................................118
Tax Administrator.............................................................85
Tax Counsel...................................................................84
TIN...........................................................................93
TMP...........................................................................94
U.S. Government Securities....................................................24
UBTI..........................................................................95
UCC...........................................................................70
United States Housing Act.....................................................44
VA ...........................................................................46
VA Entitlement Percentage.....................................................47
VRDI..........................................................................88
WAM...........................................................................87
Weighted Average Certificates.................................................89

==========================================

     YOU SHOULD RELY ONLY ON THE
INFORMATION CONTAINED IN OR INCORPORATED
BY REFERENCE INTO THIS PROSPECTUS
SUPPLEMENT OR THE PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO GIVE YOU
DIFFERENT INFORMATION. WE DO NOT CLAIM
THE ACCURACY OF THE INFORMATION IN THIS
PROSPECTUS SUPPLEMENT OR THE PROSPECTUS
AS OF ANY DATE OTHER THAN THE DATE
STATED ON THE COVER PAGE. WE ARE NOT
OFFERING THE SECURITIES IN ANY STATES
WHERE IT IS NOT PERMITTED.




             ______________




      GS MORTGAGE SECURITIES CORP.
                DEPOSITOR




         OCWEN FEDERAL BANK FSB
                SERVICER




             ______________




DEALER PROSPECTUS DELIVERY OBLIGATION.
UNTIL FEBRUARY 25, 2003 (90 DAYS AFTER
THE DELIVERY OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS THAT EFFECT
TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THE
OFFERING, MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO THE
DEALER'S OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS
AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR SUBSCRIPTIONS.

===========================================




===========================================

              $437,881,983



                  GSAMP
              TRUST 2002-HE




         $212,364,000 CLASS A-1
       VARIABLE RATE CERTIFICATES
         $103,788,000 CLASS A-2A
       VARIABLE RATE CERTIFICATES
         $47,456,000 CLASS A-2B
       VARIABLE RATE CERTIFICATES
          $27,714,000 CLASS M-1
       VARIABLE RATE CERTIFICATES
          $23,280,000 CLASS M-2
       VARIABLE RATE CERTIFICATES
          $14,411,000 CLASS B-1
       VARIABLE RATE CERTIFICATES
          $4,434,000 CLASS B-2
       VARIABLE RATE CERTIFICATES
          $4,434,983 CLASS B-3
       VARIABLE RATE CERTIFICATES




             _______________


          PROSPECTUS SUPPLEMENT

             _______________




          GOLDMAN, SACHS & CO.
===========================================